Exhibit 10.1

EXECUTION VERSION
CREDIT AGREEMENT
dated as of March 25, 2010,
among
BIOSCRIP, INC.,
as Borrower,
and
THE GUARANTORS PARTY HERETO,
as Guarantors,
THE LENDERS PARTY HERETO,
HEALTHCARE FINANCE GROUP, LLC,
as Collateral Manager and Issuing Bank,
HFG HEALTHCO-4, LLC,
as Swingline Lender,
ING CAPITAL LLC,
as Syndication Agent,
COMPASS BANK and
GENERAL ELECTRIC CAPITAL CORPORATION,
as Co-Documentation Agents
and
JEFFERIES FINANCE LLC,
as Arranger, Administrative Agent,
Collateral Agent and Book Manager

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ANNEXES
Annex I	Amortization Table
Annex II	Initial Lenders and Commitments
Annex III	Net Value Factors
Annex IV	Eligibility Criteria (Eligible Receivables and Eligible Inventory)
Annex V	Borrowing Base Reserves (Eligible Receivables and Eligible Inventory)

SCHEDULES
Schedule 1.01(c)	Subsidiary Guarantors
Schedule 1.01(d)	Pledgors
Schedule 1.01(e)	Refinancing Indebtedness
Schedule 1.01(g)	Existing Letters of Credit
Schedule 3.05(b)	Real Property
Schedule 3.06(a)	Use of Intellectual Property
Schedule 3.07(a)	Subsidiaries
Schedule 3.07(c)	Corporate Organizational Chart
Schedule 3.09(c)	Material Agreements
Schedule 3.19(a)	Programs
Schedule 3.19(b)	Company Health Care Permits
Schedule 3.19(f)	Health Care Audits
Schedule 3.19(j)	Cash Management System
Schedule 3.20	Insurance
Schedule 3.22	Acquisition Documents
Schedule 4.01(g)	Local Counsel
Schedule 4.01(l)	Sources and Uses
Schedule 5.16(a)	Post-Closing Matters
Schedule 6.01(b)	Existing Indebtedness
Schedule 6.02(c)	Existing Liens
Schedule 6.04(b)	Existing Investments
Schedule 6.09(g)	Employment Agreements

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Schedule 6.09(i)	Other Affiliate Transactions

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EXHIBITS

Exhibit A	Form of Assignment and Acceptance
Exhibit B-1	Form of Borrowing Request
Exhibit B-2	Form of Borrowing Base Certificate
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Intercompany Note
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Landlord Access Agreement
Exhibit G	Form of LC Request
Exhibit H-1	Form of Term Note
Exhibit H-2	Form of Revolving Note
Exhibit H-3	Form of Swingline Note
Exhibit I-1	Form of Perfection Certificate
Exhibit I-2	Form of Perfection Certificate Supplement
Exhibit J	Form of Security Agreement
Exhibit K	Form of Non-Bank Certificate
Exhibit L	Form of Solvency Certificate
Exhibit M	Form of Supplier Intercreditor Agreement
Exhibit N	Form of Collateral Management Agreement

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CREDIT AGREEMENT
     This CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 25, 2010, among BioScrip Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders, Jefferies Finance LLC, as lead arranger (in such capacity, the “Arranger”), as book manager (in such capacity, the “Book Manager”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), ING Capital LLC, as syndication agent (in such capacity, the “Syndication Agent”), Compass Bank, as a co-documentation agent (in such capacity, a “Co-Documentation Agent”), General Electric Capital Corporation, a co-documentation agent (in such capacity, a “Co-Documentation Agent”), Healthcare Finance Group, LLC, as collateral manager (in such capacity, the “Collateral Manager”), HFG Healthco-4, LLC, as swingline lender (in such capacity, the “Swingline Lender”) for the Lenders, and Healthcare Finance Group, LLC, as issuing bank for the Lenders (in such capacity, the “Issuing Bank”).
WITNESSETH:
     WHEREAS, Borrower has entered into a merger agreement, dated as of January 24, 2010 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof, the “Acquisition Agreement”), with Camelot Acquisition Corp., a Delaware corporation (“Merger Sub”), Critical Homecare Solutions Holdings, Inc., a Delaware corporation (the “Target”), Kohlberg Investors V, L.P., solely in its capacity as the stockholders’ representative, and Kohlberg Partners V, L.P., a Delaware limited partnership, Kohlberg Offshore Investors V, L.P., a Delaware limited partnership, Kohlberg TE Investors V, L.P., a Delaware limited partnership, KOCO Investors V, L.P., a Delaware limited partnership, Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Blackstone Mezzanine Partners II L.P., a Delaware limited partnership, Blackstone Mezzanine Holdings II L.P., a Delaware limited partnership, and S.A.C. Domestic Capital Funding, Ltd., a Cayman Islands limited company, each a selling stockholder, to acquire (the “Acquisition”) the capital stock of the Target by means of a merger between Merger Sub and Target.
     WHEREAS, immediately following the Acquisition, (i) the Target will be a Wholly Owned Subsidiary of Borrower, (ii) the Target will become a Subsidiary Guarantor and Pledgor for all purposes under the Loan Documents, and (iii) each Subsidiary of the Target, each of which is identified on Schedule 1.01(c) and which is a Restricted Subsidiary will become a Subsidiary Guarantor and Pledgor for all purposes under the Loan Documents.
     WHEREAS, Borrower has previously entered into that certain amended and restated loan and security agreement, dated September 26, 2007 (as amended, supplemented or otherwise modified from time to time, the “Borrower Existing Credit Agreement”), among MIM Funding, LLC, BioScrip Pharmacy Services, Inc., BioScrip Infusion Services, Inc., BioScrip Pharmacy (NY), Inc., BioScrip PBM Services, LLC, BioScrip Pharmacy, Inc., Natural Living, Inc., and BioScrip Infusion Services, LLC, as borrowers, and HFG Healthco-4 LLC, as lender.
     WHEREAS, the Target has previously entered into that certain amended and restated first lien credit agreement, dated as of January 8, 2007 (as amended, supplemented or otherwise modified from time to time, the “Target Existing First Lien Credit Agreement”), among the Target, KCHS Holdings, Inc., a Delaware corporation, the subsidiary guarantors party thereto, the lenders party thereto, Jefferies Finance LLC, as lead arranger, as swingline lender, as book manager, as administrative agent and as collateral agent, Churchill Financial LLC, as syndication agent, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent and as issuing bank.

     WHEREAS, the Target has previously entered into that certain second lien term loan agreement, dated as of January 8, 2007 (as amended, supplemented or otherwise modified from time to time, the “Target Existing Second Lien Agreement” and, together with the Target Existing First Lien Credit Agreement and the Borrower Existing Credit Agreement, the “Existing Credit Agreements”), among KCHS Holdings, Inc., a Delaware corporation, the subsidiary guarantors party thereto, the lenders party thereto, Jefferies Finance LLC, as lead arranger, as documentation agent and as book manager, Blackstone Corporate Debt Administration L.L.C., as administrative agent and as collateral agent, and Jefferies & Company, Inc., as syndication agent.
     WHEREAS, in order to fund, in part, the consummation of the Acquisition and the repayment in full of amounts outstanding under, and the termination of any commitment to make extensions of credit under, the Existing Credit Agreements and all of the other outstanding indebtedness of Borrower and its Subsidiaries and Target and its Subsidiaries listed on Schedule 1.01(e) (the “Refinancing”), Borrower has requested that the Lenders enter into this Agreement to extend credit in the form of Term Loans on the Closing Date in an aggregate principal amount of $100,000,000.
     WHEREAS, in order to fund, in part, the consummation of the Acquisition and the Refinancing, concurrently with the initial extension of credit hereunder, Borrower is issuing $225,000,000 in aggregate principal amount of Senior Notes to certain qualified purchasers in a transaction exempt from the registration requirements of the Securities Act.
     WHEREAS, in order to fund working capital and other corporate purposes (other than the Acquisition and the Refinancing), Borrower has requested the Lenders to extend credit in the form of Revolving Loans at any time and from time to time on and after the Closing Date and prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $50,000,000.
     WHEREAS, Borrower has requested the Swingline Lender to make Swingline Loans, at any time and from time to time on and after the Closing Date and prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $10,000,000.
     WHEREAS, Borrower has requested the Issuing Bank to issue standby letters of credit, in an aggregate face amount at any time outstanding not in excess of $5,000,000, to support payment obligations incurred by Borrower and its Subsidiaries.
     WHEREAS, the proceeds of the Loans are to be used in accordance with Section 3.12.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the other Loan Documents, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
     “ABDC means AmerisourceBergen Drug Corporation, a Delaware corporation, and its successors and assigns.

     “ABDC Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of the Closing Date, between the Collateral Agent (for the benefit of the Secured Parties) and ABDC, concerning the subordination of the ABDC Lien, substantially in the form of the Supplier Intercreditor Agreement, as amended, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof and thereof.
     “ABDC Lien” shall mean the Lien of ABDC on the Inventory of Borrower and its Subsidiaries (to the extent sold or supplied by ABDC), related Accounts and the products and proceeds thereof, as described more particularly and defined in the definition of “Second Priority Collateral” (as defined in the ABDC Intercreditor Agreement) and, in all events, subject to the provisions of the ABDC Intercreditor Agreement.
     “ABR,” when used in reference to any Loan or Borrowing, is used when such Loan comprising such Borrowing is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.
     “ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.
     “ABR Loan” shall mean any ABR Term Loan or ABR Revolving Loan.
     “ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.
     “ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.
     “Accounts” shall have the meaning assigned to such term in the Security Agreement.
     “Accreditations” shall mean collectively all accreditations, approvals or other rights issued by any health care accrediting agency including the Joint Commission, Accreditation Commission for Health Care, National Quality Forum and Community Health Accreditation Program.
     “Accrued Amounts” shall mean, as of any date of determination, the aggregate amount of accrued but unpaid (whether or not due and payable) (a) interest on Loans that will become due and payable on or prior to the next Interest Payment Date, (b) fees and expenses that will become due and payable on or prior to the next Interest Payment Date, in each case, to the extent constituting Obligations.
     “Acquired Business” shall mean the Target and its Subsidiaries.
     “Acquisition” shall have the meaning assigned to such term in the recitals hereto, and as the context requires.
     “Acquisition Agreement” shall have the meaning assigned to such term in the recitals hereto.
     “Acquisition Consideration” shall mean the purchase consideration for a Permitted Acquisition and all other payments, directly or indirectly, by any Company in exchange for, or as part of, or in connection with, a Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of a Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of the consummation of such Permitted Acquisition to be established in respect thereof by the Companies.
     “Acquisition Documents” shall mean the collective reference to the Acquisition Agreement and the other documents listed or required to be listed on Schedule 3.22.
     “Adjusted LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (i) (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period and (ii) 2.00%.
     “Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor administrative agent pursuant to Article X.
     “Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).
     “Administrative Questionnaire” shall mean an administrative questionnaire in the form supplied from time to time by the Administrative Agent.
     “Advisors” shall mean legal counsel (including local counsel and in-house counsel), auditors, engineers, accountants, consultants, appraisers or other advisors.
     “Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.09, the term “Affiliate” shall also include any person that directly or indirectly owns more than 10% of any class of Equity Interests of the person specified.
     “Agents” shall mean the Arranger, the Syndication Agent, the Administrative Agent, the Co-Documentation Agents, the Collateral Agent, the Collateral Manager and the Book Manager; and “Agent” shall mean any of them, as the context may require.
     “Agreement” shall have the meaning assigned to such term in the preamble hereto.
     “Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) equal to the greater of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (c) except during the Eurodollar Unavailability Period, the Eurodollar Rate for a Eurodollar Loan with a one-month interest period (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, and (d) 3.00%. If the Administrative Agent shall have determined in its reasonable discretion (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective on the effective date of such change in the Base Rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively.

     “Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.23.
     “Applicable Margin” shall mean, for any date of determination, with respect to any Loan, (i) 3.00%, in the case of ABR Loans and (ii) 4.00%, in the case of Eurodollar Loans.
     “Approved Fund” shall mean any person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in bank and other commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Approved Valuation” shall mean any periodic valuation of the Inventory of the Loan Parties performed by Hilco Appraisal Services, LLC or such other unaffiliated valuation company selected by the Collateral Manager and acceptable to the Collateral Agent, performed at the Borrower’s request not more than once every six months (unless a Default or Event of Default is continuing, in which case the Collateral Manager may request valuations on a more frequent basis); it being understood such valuation shall (except as may be approved by the Collateral Manager) take into account the amount estimated by such valuation company for marshalling, reconditioning, carrying, and sales expenses designated to maximize the resale value of such Inventory and assuming that the time required to dispose of such Inventory is customary with respect to such Inventory.
     “Arranger” shall have the meaning assigned to such term in the preamble hereto.
     “Asset Sale” shall mean (a) any disposition of any property, by any Company and (b) any sale or other disposition of any Equity Interests in a Subsidiary by Borrower or any issuance, sale or other disposition of any Equity Interests by any Restricted Subsidiary (including any sale or other disposition of any Equity Interests in a Subsidiary by any such Restricted Subsidiary), in each case, to any person other than a Loan Party. Notwithstanding the foregoing, none of the following shall constitute “Asset Sales”: (i) any disposition of assets permitted by Section 6.04(c)(ii), Section 6.05(a), Section 6.06(a), Section 6.06(d), Section 6.06(i) or Section 6.06(j), or (ii) solely for purposes of clause (a) above, (A) any trade-in of equipment in exchange for other equipment in the ordinary course of business; provided that in the good faith judgment of such Company it receives equipment having a Fair Market Value equal to or greater than the equipment being traded in; (B) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien), to the extent it is a Permitted Lien; (C) licensing or sublicensing of intellectual property of any Company in the ordinary course of business and otherwise in accordance with the applicable Security Documents; and (D) any other conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property, by any Company for Fair Market Value resulting in not more than $100,000 in Net Cash Proceeds per asset sale (or series of related asset sales) and not more than $500,000 in Net Cash Proceeds in any fiscal year.
     “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender, as assignor, and an assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit A, or such other form as shall be approved by the Administrative Agent from time to time.
     “Bailee Letter” shall have the meaning assigned to such term in the Security Agreement.
     “Base Rate” shall mean, for any day, the prime rate published in The Wall Street Journal for such day; provided that if The Wall Street Journal ceases to publish for any reason such rate of interest, “Base Rate” shall mean the prime lending rate as set forth on the Bloomberg page PRIMBB Index (or successor page) for such day (or such other service as determined by the Administrative Agent from time to time for purposes of providing quotations of prime lending interest rates); each change in the Base Rate shall be effective on the date such change is effective. The prime rate is not necessarily the lowest rate charged by any financial institution to its customers.
     “Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
     “Board of Directors” shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers or board of directors, as applicable, of such person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing, (iii) in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.
     “Book Manager” shall have the meaning assigned to such term in the preamble hereto.
     “Borrower” shall have the meaning assigned to such term in the preamble hereto.
     “Borrower Account” shall mean, initially account # 000009069730 at Bank of America, N.A., ABA # 011500010, or, thereafter, such other bank account designated by Borrower by written notice to the Collateral Agent and the Collateral Manager from time to time.
     “Borrower Existing Credit Agreement” shall have the meaning given to such term in the recitals hereto.
     “Borrower Material Adverse Effect” shall have the meaning set forth in Section 4.01(r).
     “Borrowing” shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.
     “Borrowing Base” shall mean, as of any date of determination, an amount equal to (i) 85% of the Expected Net Value of Eligible Receivables, plus (ii) 50% of the OLV of the Eligible Inventory, in each case and at all times as calculated by the Collateral Manager based upon the most recent Borrowing Base Certificate delivered to the Collateral Manager by Borrower as may be modified in accordance with this Agreement, minus (iii) Accrued Amounts, minus (iv) Borrowing Base Reserves, minus (v) the aggregate principal amount of the then outstanding Term Loans (provided that for the period up to and including the date occurring 60 days after the Closing Date the calculation produced by preceding clause (i) through to and including (iv) of the foregoing definition shall be deemed, in all events, to be no less than $120,000,000).
     “Borrowing Base Certificate” shall mean a certificate signed by Borrower, substantially in the form of Exhibit B-2 hereto, which shall provide the most recently available information (including updated information) with respect to the Eligible Receivables and Eligible Inventory of the Loan Parties (segregated by the classes set forth in Annex III attached hereto) that is set forth in the general trial balance of each of the Loan Parties.
     “Borrowing Base Deficiency” means, as of any date:
     (a) the positive difference, if any, between (x) the Revolving Exposure of all of the Lenders, minus (y) the Borrowing Base, determined with reference to the most recent Borrowing Base Certificate; and, without duplication,

     (b) if the Revolving Exposure of all Lenders shall then be zero (it being understood that, for the purposes of this clause (b), to the extent that all outstanding Letters of Credit have been (and remain) cash collateralized in accordance with the procedures set forth in Section 2.18(i) then the LC Exposure of all of the Lenders shall then be deemed to be zero), the positive difference, if any, between (x) the aggregate principal amount of the then outstanding Term Loans minus (y) the Borrowing Base determined with reference to the most recent Borrowing Base Certificate (provided that, for the purpose of calculating the Borrowing Base under this clause (b)(y) only, clause (iv) of the definition of “Borrowing Base” shall be excluded).
     “Borrowing Base Reserves” shall mean (x) the reserves established as of the Closing Date and set forth on Annex V hereto and (y) subject to compliance with Section 11.02, the Collateral Manager shall have the right to establish, modify or eliminate reserves against Eligible Accounts and Eligible Inventory from time to time in its Permitted Discretion. Borrowing Base Reserves will not be established (1) for any non-cash items, (2) for the loss of any contract including any Program Agreement, (3) to address matters otherwise adjusted under the Expected Net Value or OLV, or (4) as a result of the filing of any lawsuit by any person or the initiation of any investigation or inquiry by any Governmental Authority, or in either case the threat thereof, unless and until the Collateral Manager determines in good faith after consultation with the Borrower that the basis of such lawsuit, investigation or inquiry is likely to result in a material setoff, recoupment or other reduction of collections under the Receivables.
     “Borrowing Request” shall mean a request by Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent and Collateral Manager from time to time.
     “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.
     “Capital Expenditures” shall mean, without duplication, for any period (a) any expenditure or commitment to expend money made during such period for any purchase or other acquisition of any asset including capitalized leasehold improvements, which would be classified as a fixed or capital asset on a consolidated balance sheet of Borrower and its Restricted Subsidiaries prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by such persons during such period with respect to real or personal property acquired during such period, or Synthetic Lease Obligations incurred by such persons during such period, but excluding expenditures made directly in connection with (i) the replacement, substitution or restoration of property pursuant to Section 2.10(f), (ii) the Acquisition and (iii) any Permitted Acquisitions.
     “Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
     “Capital Requirements” shall mean, as to any person, any matter, directly or indirectly, (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of such person’s capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by such person or any person controlling such person (including any direct or indirect holding company), or the manner in which such person or any person controlling such person (including any direct or indirect holding company), allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.
     “Cash Equivalents” shall mean, as to any person, (a) marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person, (b) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any person meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any person incorporated in the United States having one of the two highest ratings obtainable from Standard & Poor’s Rating Service or Moody’s Investors Service Inc., in each case maturing not more than one year after the date of acquisition by such person, (e) investments in money market funds at least 95% of whose assets are comprised of securities of the types described in clauses (a) through (d) above, and (f) demand deposit accounts maintained in the ordinary course of business with any bank meeting the qualifications specified in clause (b) above.
     “Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense for such period, less the sum of (a) interest on any debt paid by the increase in the principal amount of such debt including by issuance of additional debt of such kind for such period, and (b) items described in clause (c) or, other than to the extent paid in cash, clause (g) of the definition of “Consolidated Interest Expense” for such period.
     “Casualty Event” shall mean any loss of title or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of any Company. “Casualty Event” shall include any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Legal Requirement, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, or any settlement in lieu thereof.
     “CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.
     A “Change of Control” means an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 40% or more of the Equity Interests of Borrower entitled to vote for members of the Board of Directors of Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); (b) during any period of 24 consecutive months, a majority of the members of the Board of Directors of Borrower cease to be composed of individuals (i) who were members of that Board of Directors on the first day of such period, (ii) whose election or nomination to that Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board of Directors or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board of Directors (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that Board of Directors occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); (c) any person or two or more persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Borrower, or control over the Voting Stock of Borrower on a fully-diluted basis (and taking into account all such Voting Stock that such person or group has the right to acquire pursuant to any option right) representing 40% or more of the combined voting power of such Voting Stock; or (d) at any time a “Change of Control” (or other defined term having a similar purpose) as defined in the Senior Note Documents or in any document governing any refinancing of any of the Senior Notes occurs.
     “Change in Law” shall mean (a) the adoption of any law, treaty, order, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
     “Charges” shall have the meaning assigned to such term in Section 11.13.
     “Cisco Capital Lease” shall mean the Master Agreement to Lease Equipment, dated as of January 15, 2010, between Borrower and Cisco Systems Capital Corporation, as it may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof and thereof.
     “Claims” shall have the meaning assigned to such term in Section 11.03(b).
     “Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Term Loan Commitment or Swingline Commitment.
     “Closing Date” shall mean, subject to the satisfaction of the conditions herein, the date of the initial Credit Extension hereunder.
     “Closing Date Material Adverse Effect” shall have the meaning set forth in Section 4.01(s).
     “CMS” shall mean Centers for Medicare and Medicaid Services of the U.S. Department of Health and Human Services.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

     “Co-Documentation Agent” shall have the meaning assigned to such term in the preamble hereto.
     “Collateral” shall mean, collectively, all of the Security Agreement Collateral, the Mortgaged Property (if any) and all other property of whatever kind and nature, whether now existing or hereafter acquired, pledged as collateral under any Security Document.
     “Collateral Account” shall mean a collateral account or sub-account established and maintained by the Collateral Agent for the benefit of the Secured Parties, in accordance with the provisions of Section 9.01.
     “Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.
     “Collateral Manager” shall have the meaning assigned to such term in the preamble hereto.
     “Collateral Management Agreement” shall mean a Collateral Management Agreement substantially in the form of Exhibit N among the Loan Parties, the Administrative Agent, the Collateral Manager and the Collateral Agent for the benefit of the Secured Parties, as the same may be supplemented from time to time by one or more Joinder Agreements (as defined therein), or otherwise.
     “Commercial Letter of Credit” shall mean any letter of credit issued for the purpose of providing credit support in connection with the purchase of materials, goods or services by Borrower or any of its Restricted Subsidiaries in the ordinary course of their businesses.
     “Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment, Term Loan Commitment or Swingline Commitment.
     “Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).
     “Commitment Letter” shall mean the Commitment Letter, dated January 24, 2010, between Borrower and Jefferies Finance LLC.
     “Companies” shall mean Borrower and its Restricted Subsidiaries; and “Company” shall mean any one of them.
     “Company Accreditation” and “Company Accreditations” shall have the meanings assigned to such terms in Section 3.19(c).
     “Company Health Care Permit” and “Company Health Care Permits” shall have the meanings assigned to such terms in Section 3.19(b).
     “Company Regulatory Filings” shall have the meaning assigned to such term in Section 3.19(e).
     “Company Reimbursement Approval” and “Company Reimbursement Approvals” shall have the meanings assigned to such terms in Section 3.19(d).
     “Compliance Certificate” shall mean a certificate of a Financial Officer substantially in the form of Exhibit C.
     “Confidential Information Memorandum” shall mean that certain confidential information memorandum dated February 2010.

     “Consolidated Amortization Expense” shall mean, for any period, the amortization expense of Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Current Assets” shall mean, as at any date of determination, the total assets of Borrower and its Restricted Subsidiaries (other than cash, cash equivalents and marketable securities) which may properly be classified as current assets on a consolidated balance sheet of Borrower and its Restricted Subsidiaries in accordance with GAAP.
     “Consolidated Current Liabilities” shall mean, as at any date of determination, the total liabilities of Borrower and its Restricted Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans or Senior Notes, if any) on a consolidated balance sheet of Borrower and its Restricted Subsidiaries in accordance with GAAP.
     “Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
     “Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, without duplication, in each case (other than clause (e) below) only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income (and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary of Borrower only if a corresponding amount would be permitted to be (A) distributed by operation of the terms of its Organizational Documents or any agreement (other than this Agreement and the Senior Note Agreement), instrument, Order or other Legal Requirement applicable to such Restricted Subsidiary or its equity holders or (B) to the extent such amount is not permitted to be distributed solely as a direct result of the insolvency of such Restricted Subsidiary, repaid to Borrower under the Intercompany Note):
     (a) Consolidated Interest Expense for such period,
     (b) Consolidated Amortization Expense for such period,
     (c) Consolidated Depreciation Expense for such period,
     (d) Consolidated Tax Expense for such period,
     (e) all cash proceeds of business interruption insurance received by the Loan Parties during such period to the extent not already included in determining Consolidated Net Income,
     (f) Consolidated Permitted Restructuring Costs for such period,
     (g) Consolidated Permitted Severance Costs for such period,
     (h) costs and expenses directly incurred in connection with the Transactions (not to exceed $12,000,000 in the aggregate for all periods) during such period,
     (i) reasonable and customary one-time, non-recurring fees, expenses and costs relating to any Permitted Acquisition, Equity Issuance, Investment, Debt Issuance or repayment of Indebtedness, or amendment or modification of any Material Agreement or any regulatory compliance matter, each to the extent permitted hereunder (whether or not consummated) and only to the extent permitted to be deducted in accordance with GAAP (and not added back) in calculating Consolidated Net Income not to exceed $2,000,000 in any twelve month period, in each case, reasonably satisfactory to the Administrative Agent;
     (j) non-cash costs and expenses relating to any equity-based compensation or equity-based incentive plan of Borrower or any Restricted Subsidiary for such period, and
     (k) the aggregate amount of all other non cash items reducing Consolidated Net Income (excluding any non cash charge that results in an accrual of a reserve for cash charges in any future period) for such period.
(y) subtracting therefrom the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business); provided that Consolidated EBITDA for the fiscal quarters ended June 30, 2009, September 30, 2009 and December 31, 2009 shall be deemed to be $19,683,187, $20,463,100, and $19,553,251, respectively, and that Consolidated EBITDA of Borrower for the period after December 31, 2009 but prior to the Closing Date shall be calculated as though the Target and its Subsidiaries were Restricted Subsidiaries of Borrower during such period.
     “Consolidated Fixed Charge Coverage Ratio” shall mean, for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period minus (i) the aggregate amount of Capital Expenditures (other than Capital Expenditures financed with the proceeds of one or more Equity Issuances) for such period, to the extent paid in cash, (ii) all cash payments in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during such period) and (iii) all cash Dividends paid by Borrower during such period as permitted in Section 6.08; to (b) Consolidated Fixed Charges for such Test Period.
     “Consolidated Fixed Charges” shall mean, for any period, the sum, without duplication, of
     (a) Cash Interest Expense for such period; and
     (b) the principal amount of all scheduled amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations of Borrower and its Restricted Subsidiaries for such period (as determined on the first day of the respective period)); provided that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the amount of Consolidated Fixed Charges for the fiscal quarters ended June 30, 2009, September 30, 2009 and December 31, 2009 shall be deemed to be $8,765,327 for each such quarter.
     “Consolidated Indebtedness” shall mean, as at any date of determination, without duplication, (a) the aggregate amount of all Indebtedness and all LC Exposure of Borrower and its Subsidiaries, minus (b) the aggregate amount of Unrestricted Domestic Cash and Cash Equivalents, up to $5,000,000 in the aggregate, of Borrower and its Restricted Subsidiaries, in each case, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:
     (a) imputed interest on Capital Lease Obligations of Borrower and its Restricted Subsidiaries for such period;

     (b) commissions, discounts and other fees and charges owed by Borrower or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period;
     (c) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by Borrower or any of its Restricted Subsidiaries for such period;
     (d) cash contributions to any employee stock ownership plan or similar trust made by Borrower or any of its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than Borrower or a Wholly Owned Subsidiary which is a Restricted Subsidiary) in connection with Indebtedness incurred by such plan or trust for such period;
     (e) all interest paid or payable with respect to discontinued operations of Borrower or any of its Restricted Subsidiaries for such period;
     (f) the interest portion of any deferred payment obligations of Borrower or any of its Subsidiaries for such period;
     (g) all interest on any Indebtedness of Borrower or any of its Restricted Subsidiaries of the type described in clause (e) or (i) of the definition of “Indebtedness” for such period;
provided that (a) to the extent directly related to the Transactions, Debt Issuance costs, debt discount or premium and other financing fees and expenses shall be excluded from the calculation of Consolidated Interest Expense and (b) Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements (including associated costs) intended to protect against fluctuations in interest rates, but excluding unrealized gains and losses with respect to any such Hedging Agreements.
     “Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:
     (a) the net income (or loss) of any person (other than a Restricted Subsidiary of Borrower) in which any person other than Borrower and its Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by Borrower or (subject to clause (b) below) any of its Restricted Subsidiaries during such period;
     (b) the net income of any Restricted Subsidiary of Borrower during such period to the extent that (A) the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement (other than this Agreement and the Senior Note Agreement), instrument, Order or other Legal Requirement applicable to that Restricted Subsidiary or its equity holders during such period, (B) such amount is not permitted to be distributed solely as a direct result of the insolvency of such Restricted Subsidiary, repaid to Borrower under the Intercompany Note, except that Borrower’s equity in net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income or (C) such net income, if dividended or distributed to the equity holders of such Restricted Subsidiary in accordance with the terms of its Organizational Documents, would be received by any Person other than a Loan Party;
     (c) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by Borrower or any of its Restricted Subsidiaries upon any disposition of assets by Borrower or any of its Restricted Subsidiaries;
     (d) gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period;
     (e) non-cash gains and losses resulting from any reappraisal, revaluation, write-down or write-up of assets (including intangible assets, goodwill and deferred financing costs);
     (f) unrealized gains and losses with respect to Hedging Obligations for such period; and
     (g) any extraordinary (as determined in accordance with GAAP) or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by Borrower or any of its Subsidiaries during such period.
For purposes of this definition of “Consolidated Net Income,” “nonrecurring” means any non-cash gain or loss as of any date that (i) did not occur in the ordinary course of Borrower’s or its Subsidiaries’ business and (ii) is of a nature and type that has not occurred in the prior twelve month period and is not reasonably expected to occur in the future.
     “Consolidated Permitted Restructuring Costs” shall mean, for any period (to the extent (and only to the extent) incurred during the 18-month period following the Closing Date), in connection with the consummation of the Acquisition, those demonstrable cost-savings and one-time restructuring costs, expenses or reserves reasonably anticipated by Borrower as of any date of determination to be achieved or incurred, as the case may be, in connection with the consummation of the Acquisition, including any such costs related to retention, systems establishment, pension charges, contract terminations, lease obligations and costs to consolidate facilities and relocate employees or equipment and similar costs, expenses or reserves for the 18-month period following the consummation thereof, which cost-savings and one-time restructuring costs, expenses or reserves shall (x) in each case, be estimated by Borrower on a good faith basis as of each date of determination prior to the inclusion of the applicable cost-savings and/or one-time restructuring costs, expenses or reserves in the calculation of Consolidated Permitted Restructuring Costs (which may include, without limitation, those permitted under Regulation S-X of the Exchange Act) and which shall be permitted to be included in the calculation of Consolidated Permitted Restructuring Costs for any period only to the extent reasonably approved by the Administrative Agent and (y) not to exceed $1,000,000 in the aggregate; provided, however, that all such Consolidated Permitted Restructuring Costs shall be reduced by (x) one half, 9 months following the Closing Date, (y) an additional one quarter, 12 months following the Closing Date and (z) an additional one quarter, 18 months following the Closing Date; provided, further, it is understood and agreed that, for the avoidance of duplication, no anticipated cost-savings and one-time restructuring costs, expenses or reserves shall be included in the calculation of Consolidated Permitted Restructuring Costs for any period to the extent such anticipated cost-savings are otherwise reflected in Consolidated EBITDA for such period.
     “Consolidated Permitted Severance Costs” shall mean, for any period, one-time severance expense of Borrower and its Subsidiaries for such period (to the extent (and only to the extent) incurred during the 18-month period following the Closing Date) in an amount not to exceed $5,500,000 in the aggregate (except to the extent reasonably approved by the Administrative Agent); provided, however, that all such Consolidated Permitted Severance Costs shall be reduced by (x) one half, 12 months following the Closing Date, (y) an additional one quarter, 15 months following the Closing Date and (z) an additional one quarter, 18 months following the Closing Date; provided, further, it is understood and agreed that, for the avoidance of duplication, no anticipated severance expense shall be included in the calculation of Consolidated Permitted Severance Costs for any period to the extent such anticipated severance expense are otherwise reflected in Consolidated EBITDA for such period.
     “Consolidated Tax Expense” shall mean, for any period, the tax expense of Borrower and its Restricted Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.
     “Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties given in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.
     “Contribution Share” shall have the meaning assigned to such term in Section 7.10.
     “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
     “Control Agreement” shall have the meaning assigned to such term in the Security Agreement.
     “Credit and Collection Policy” shall have the meaning provided in the Collateral Management Agreement.
     “Credit Extension” shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by the Issuing Bank.

     “Debt Issuance” shall mean the incurrence by any Company of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).
     “Debt Service” shall mean, for any period, Cash Interest Expense for such period plus scheduled principal amortization (and other scheduled mandatory prepayments and repayments) of all Indebtedness for such period.
     “Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.
     “Default Period” shall have the meaning assigned to such term in Section 2.16(c).
     “Default Rate” shall have the meaning assigned to such term in Section 2.06(c).
     “Defaulted Loan” shall have the meaning assigned to such term in Section 2.16(c).
     “Defaulted Receivable” shall mean a Receivable (i) as to which the Obligor thereof or any other person obligated thereon has taken any action, or suffered any event to occur, of the type described in paragraph (g) or (h) of Section 8.01 (assuming for the purposes of this clause (i) that such Obligor or other person, as applicable, was a Loan Party), or (ii) which, consistent with the Credit and Collection Policy, would be written off on the applicable Loan Party’s books as uncollectible.
     “Defaulting Lender” shall mean any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund its portion of any Borrowing, or any portion of its participation in any Letter of Credit or Swingline Loan, within three Business Days of the date on which it shall have been required to fund the same, unless the subject of a good faith dispute between Borrower and such Lender related hereto, (b) notified Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (c) failed, within three Business Days after written request by the Administrative Agent or Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (unless the subject of a good faith dispute between Borrower and such Lender) and participations in then outstanding Letters of Credit and Swingline Loans; provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent or Borrower, (d) otherwise failed to pay over to Borrower, the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due (unless the subject of a good faith dispute), or (e) (i) been (or has a parent company that has been) adjudicated as, or determined by any Governmental Authority having regulatory authority over such person or its properties or assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, unless in the case of any Lender referred to in this clause (e) Borrower, the Administrative Agent, the Swingline Lender and each Issuing Bank shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder. For the avoidance of doubt, a

Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or its parent by a Governmental Authority.
     “Defaulting Period” shall have the meaning assigned to such term in Section 2.16(c).
     “Delinquent Receivable” shall mean a Receivable (a) that has not been paid in full on or following the 180th day following the date of original invoicing thereof, or (b) that is a Denied Receivable.
     “Denied Receivable” shall mean any Receivable as to which any related representations or warranties have been discovered at any time to have been breached.
     “Depositary Agreement” shall have the meaning assigned to such term in the Collateral Management Agreement.
     “disposition” shall mean, with respect to any property, any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of such property.
     “Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Final Maturity Date, (b) is convertible into or exchangeable or exercisable (unless at the sole option of the issuer thereof) for (i) debt securities or other indebtedness or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the first anniversary of the Final Maturity Date, or (c) contains any repurchase or payment obligation which may come into effect prior to the first anniversary of the Final Maturity Date.
     “Dividend” shall mean, with respect to any person, that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the Equity Interests of such person outstanding (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.
     “Dollar Equivalent” shall mean, as to any amount denominated in a Judgment Currency as of any date of determination, the amount of Dollars that would be required to purchase the amount of such Judgment Currency based upon the spot selling rate at which Bank of America, N.A. (or another financial institution designated by the Administrative Agent from time to time) offers to sell such Judgment Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two Business Days later.
     “Dollars” or “$” shall mean lawful money of the United States.

     “Domestic Subsidiary” shall mean any Subsidiary other than a Foreign Subsidiary.
     “Eligibility Criteria” shall mean the criteria and basis for determining whether a Receivable qualifies as an Eligible Receivable or Inventory qualifies as Eligible Inventory, all as set forth in Annex IV hereto, as such Eligibility Criteria may be modified, subject to compliance with Section 11.02, from on the recommendation of the Collateral Manager based solely on historical performance and other Loan Party-related or Obligor-related factually-based credit criteria upon notice from the Collateral Manager to Borrower (with a copy to the Administrative Agent).
     “Eligible Inventory” shall mean Inventory that satisfy the Eligibility Criteria for Inventory.
     “Eligible Receivables” shall mean Receivables that satisfy the Eligibility Criteria for Receivables.
     “Embargoed Person” shall have the meaning assigned to such term in Section 6.19.
     “Employee Benefit Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was maintained or contributed to by any Company or any of their respective ERISA Affiliates.
     “Environment” shall mean any surface or subsurface physical medium or natural resource, including air, land, soil, surface waters, ground waters, stream and river sediments, biota and any indoor area, surface or physical medium.
     “Environmental Claim” shall mean any claim, notice, demand, Order, action, suit, proceeding, or other communication alleging or asserting liability or obligations under Environmental Law, including liability or obligation for investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release of Hazardous Material in, on, into or from the Environment at any location or (ii) any violation of or non-compliance with Environmental Law, and shall include any claim, notice, demand, Order, action, suit or proceeding seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.
     “Environmental Law” shall mean any and all applicable current and future Legal Requirements relating to health, safety or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health.
     “Environmental Permit” shall mean any permit, license, approval, consent, registration or other authorization required by or from a Governmental Authority under any Environmental Law.
     “Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued on or after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

     “Equity Issuance” shall mean, without duplication, (i) any issuance or sale by Borrower after the Closing Date of any of its Equity Interests (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase its Equity Interests or (ii) any contribution to the capital of Borrower; provided, however, that an Equity Issuance shall not include (x) any Preferred Stock Issuance or Debt Issuance, (y) any issuance of Equity Interests made pursuant to the Acquisition Agreement, and (z) any such sale or issuance by Borrower of not more than an aggregate amount of 10% of its Equity Interests (including its Equity Interests issued upon exercise of any warrant or option or warrants or options to purchase its Equity Interests but excluding Disqualified Capital Stock), in each case, to directors officers or employees of any Company.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
     “ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. Any former ERISA Affiliate of a person or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such person or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such person or such Subsidiary and with respect to liabilities arising after such period for which such person or such Subsidiary could reasonably be expected to be liable under the Code or ERISA, but in no event for more than six years after such period if no such liability has been asserted against such person or such Subsidiary; provided, however, that such person or such Subsidiary shall continue to be an ERISA Affiliate of such person or such Subsidiary after the expiration of the six-year period solely with respect to any liability asserted against such person or such Subsidiary prior to the expiration of such six-year period.
     “ERISA Event” shall mean (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan; (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment of a material amount under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution of a material amount to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Company or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability of a material amount on any Company or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of any Company or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability of a material amount therefor, or the receipt by any Company or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan, or the assets thereof, or against any Company or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan

(or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan; or (xi) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability of a material amount to any Company or any of their respective ERISA Affiliates.
     “Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.
     “Eurodollar Loan” shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.
     “Eurodollar Revolving Borrowing” shall mean a Borrowing comprised of Eurodollar Revolving Loans.
     “Eurodollar Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.
     “Eurodollar Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.
     “Eurodollar Unavailability Period” shall mean any period of time during which a notice delivered to Borrower in accordance with Section 2.11 or Section 2.12(e) shall remain in effect.
     “Event of Default” shall have the meaning assigned to such term in Section 8.01.
     “Excess Cash Flow” shall mean, for any Excess Cash Flow Period, the sum, without duplication, of:
     (a) the sum, without duplication, of:
     (i) Consolidated EBITDA for such Excess Cash Flow Period;
     (ii) cash items of income during such Excess Cash Flow Period not included in calculating Consolidated EBITDA; and
     (iii) the decrease, if any, in the Net Working Capital from the beginning to the end of such Excess Cash Flow Period; minus
     (b) the sum, without duplication, of:
       (i) the amount of any cash Consolidated Tax Expense paid or payable by Borrower and its Subsidiaries with respect to such Excess Cash Flow Period and for which, to the extent required under GAAP, reserves have been established;
     (ii) the amount of Debt Service for such Excess Cash Flow Period;
       (iii) permanent repayments and prepayments of Indebtedness made by Borrower and its Subsidiaries during such Excess Cash Flow Period but only to the extent that (x) such repayments and prepayments by their terms cannot be reborrowed or redrawn (including, in the case of the Revolving Loans, a contemporaneous permanent reduction of the Revolving Commitment), (y) such repayments and prepayments do not occur in connection with a refinancing of all or a portion of such Indebtedness, and (z) such repayments and prepayments are funded with Internally Generated Funds;
       (iv) Capital Expenditures made in cash in accordance with Section 6.10 during such Excess Cash Flow Period, to the extent funded from Internally Generated Funds;
       (v) Permitted Acquisitions made in cash in accordance with Section 6.07(f) during such Excess Cash Flow Period, to the extent funded from Internally Generated Funds;
       (vi) expenditures, other than Capital Expenditures, made in cash during such Excess Cash Flow Period and either (x) capitalized in accordance with GAAP during such Excess Cash Flow Period or (y) added back to Consolidated Net Income for such Excess Cash Flow Period in the determination of Consolidated EBITDA for such Excess Cash Flow Period pursuant to clauses (f), (g), (h) or (i) of the definition of Consolidated EBITDA, in each case to the extent such expenditures are funded from Internally Generated Funds;
     (vii) the increase, if any, in the Net Working Capital from the beginning to the end of such Excess Cash Flow Period; and
       (viii) cash items of expense (including losses) during such Excess Cash Flow Period not deducted in calculating Consolidated EBITDA.
     “Excess Cash Flow Period” shall mean (i) Borrower’s fiscal year ending on December 31, 2010 and (ii) each fiscal year of Borrower thereafter.
     “Excess Payment” shall have the meaning assigned to such term in Section 7.10.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Exchange Senior Notes” shall mean senior notes issued in exchange for Senior Notes pursuant to the Senior Note Agreement, which Exchange Senior Notes are substantially identical securities to the originally issued Senior Notes and shall be issued pursuant to a registered exchange offer or private exchange offer for the Senior Notes; provided that in no event will the issuance of any Exchange Senior Notes increase the aggregate principal amount of Senior Notes theretofore outstanding or otherwise result in an increase in the interest rate applicable to the Senior Notes theretofore outstanding.
     “Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 2.16), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 2.15(a) (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Foreign Lender as a result of a Change in Law or regulation or interpretation thereof occurring after the time such Foreign Lender became a party to this Agreement shall not be an Excluded Tax).

     “Executive Order” shall have the meaning assigned to such term in Section 3.23.
     “Executive Orders” shall have the meaning assigned to such term in Section 6.19.
     “Existing Credit Agreements” shall have the meaning assigned to such term in the recitals hereto.
     “Existing Letters of Credit” shall mean each Letter of Credit previously issued exclusively for the account of any of the Companies that (a) is outstanding on the Closing Date and (b) is listed on Schedule 1.01(g).
     “Existing Lien” shall have the meaning assigned to such term in Section 6.02(c).
     “Expected Net Value” shall mean, with respect to any Eligible Receivable, the gross unpaid amount of such Receivable on the date of creation thereof, times the Net Value Factor.
     “Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the Board of Directors of Borrower or, pursuant to a specific delegation of authority by such Board of Directors or a designated senior executive officer, of Borrower, or the Restricted Subsidiary of Borrower selling such asset.
     “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary to the next 1/100th of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
     “Fee Letter” shall mean the confidential Fee Letter, dated January 24, 2010, between Borrower and Jefferies Finance LLC.
     “Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees, the Fronting Fees and the other fees referred to in Section 2.05(d).
     “Final Maturity Date” shall mean the later of (i) the Revolving Maturity Date and (ii) the Term Loan Maturity Date.
     “Financial Officer” of any person shall mean any of the chief financial officer, principal accounting officer, treasurer or controller of such person.
     “FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.
     “Foreign Lender” shall mean any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
     “Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

     “Fronting Fee” shall have the meaning assigned to such term in Section 2.05(c).
     “Funding Default” shall have the meaning assigned to such term in Section 2.16(c).
     “GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.
     “Governmental Authority” shall mean any federal, state, local or foreign (whether civil, administrative, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality, intermediary, carrier or regulatory body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Governmental Real Property Disclosure Requirements” shall mean any Legal Requirement of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or any notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, as may be required under any applicable Environmental Law or of any actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, acquired, leased, mortgaged, assigned or transferred.
     “Granting Lender” shall have the meaning assigned to such term in Section 11.04(h).
     “Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.
     “Guarantees” shall mean the guarantees issued pursuant to Article VII by each of the Subsidiary Guarantors.
     “Hazardous Materials” shall mean hazardous substances, hazardous wastes, hazardous materials, polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs, asbestos or any asbestos-containing materials in any form or condition, lead-based paint, urea, formaldehyde, pesticides, radon or any other radioactive materials including any source, special nuclear or by-product material, petroleum, petroleum products, petroleum-derived substances, crude oil or any fraction thereof, or any other pollutants, contaminants, chemicals, wastes, materials, compounds, constituents or substances, defined under, subject to regulation under, or which can give rise to liability or obligations under, any Environmental Laws.
     “Health Care Audits” shall have the meaning assigned to such term in Section 3.19(f).
     “Health Care Laws” shall have the meaning assigned to such term in Section 3.19(g).
     “Health Care Permits” shall mean, collectively, all licenses, leases, powers, permits, franchises, certificates, authorizations, approvals, consents, variances, exemptions, certificates of need, certifications, Orders and other rights necessary for and relating to the provision of health care services provided by the Companies.
     “Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.
     “Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all obligations of such person issued or assumed as part of the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days); (e) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the Fair Market Value of such property and (ii) the amount of the Indebtedness secured; (f) all Capital Lease Obligations, Purchase Money Obligations and Off-Balance Sheet Obligations of such person; (g) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (h) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; and (i) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor.
     “Indemnified Taxes” shall mean Taxes other than Excluded Taxes.
     “Indemnitee” shall have the meaning assigned to such term in Section 11.03(b).
     “Information” shall have the meaning assigned to such term in Section 11.12.
     “Insurance Policies” shall mean the insurance policies and coverages required to be maintained by each Loan Party that is an owner or lessee of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 5.04 and all renewals and extensions thereof.
     “Insurance Requirements” shall mean, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all Orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon any Loan Party that is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

     “Intellectual Property” shall have the meaning assigned to such term in Section 3.06(a).
     “Intercompany Note” shall mean a promissory note substantially in the form of Exhibit D.
     “Interest Election Request” shall mean a request by Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E.
     “Interest Payment Date” shall mean (a) with respect to any ABR Loan (including Swingline Loans), the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, except that the first Interest Payment Date shall be the last Business Day of June, 2010 and shall cover the period from the Closing Date through such date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Revolving Loan or Swingline Loan, the Revolving Maturity Date or such earlier date on which the Revolving Commitments are terminated and (d) with respect to any Term Loan, the Term Loan Maturity Date.
     “Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months (or, if agreed to by each Lender, six months) thereafter, as Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing; provided, however, that an Interest Period shall be limited to the extent required under Section 2.03(e).
     “Internally Generated Funds” shall mean funds not constituting the proceeds of any Indebtedness, Debt Issuance, Equity Issuance, Asset Sale or Casualty Event (in each case, without regard to the exclusions from the definitions thereof).
     “Inventory” shall have the meaning assigned to such term in the Security Agreement.
     “Investments” shall have the meaning assigned to such term in Section 6.04.
     “ISP” shall mean, with respect to any Letter of Credit, the ‘International Standby Practices 1998’ (or ‘ISP 98’) published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).
     “Issuing Bank” shall mean, as the context may require, (a) Healthcare Finance Group, LLC (or any bank designated to act on its behalf with the consent of the Borrower and the Administrative Agent, such consent not unreasonably withheld), with respect to Letters of Credit issued by it (or such designated bank), (b) any other Lender that may become an Issuing Bank pursuant to Section 2.18(j) and Section 2.18(k) with respect to Letters of Credit issued by such Lender, or (c) collectively, all of the foregoing.

     “Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit 3 to the Security Agreement.
     “Judgment Currency” shall have the meaning assigned to such term in Section 11.18.
     “Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 11.18.
     “Key Locations” shall mean: (i) those locations of the Companies constituting, or containing, assets having a Fair Market Value greater than $2,500,000 on the Closing Date, and designated as such on Schedule 3.05(b) and (ii) such locations of the Companies constituting, or containing, assets having a Fair Market Value greater than $2,500,000 at any time subsequent to the Closing Date, including any Mortgaged Property described in Section 5.11(d).
     “Landlord Access Agreement” shall mean a Landlord Access Agreement, substantially in the form of Exhibit F, or such other form as may reasonably be acceptable to the Administrative Agent.
     “Last Service Date” shall mean, with respect to any Receivable that is not a Rebate Receivable, the earlier of (i) the date on which the applicable Loan Party has received the data required to bill such Receivable and (ii) the last day for submission of the related claim under any related contracts.
     “LC Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.18. The amount of the LC Commitment shall be $5,000,000, but in no event shall the LC Commitment exceed the Revolving Commitment.
     “LC Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.
     “LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all Reimbursement Obligations outstanding at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time. For all purposes of this Agreement and the other Loan Documents, if, on any date of determination, a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP (or any other equivalent applicable rule with respect to force majeure events), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn thereunder.
     “LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).
     “LC Request” shall mean a request by Borrower in accordance with the terms of Section 2.18(b) and substantially in the form of Exhibit G, or such other form as shall be approved by the Issuing Bank.
     “LC Sub-Account” shall have the meaning assigned to such term in Section 9.01(d).
     “Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

     “Legal Requirements” shall mean, as to any person, the Organizational Documents of such person, and any treaty, law (including the common law), statute, ordinance, code, rule, regulation, policies and procedures, Order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.
     “Lenders” shall mean (a) the financial institutions and other persons party hereto as “Lenders” on the date hereof, and (b) each financial institutions or other person that becomes a party hereto pursuant to an Assignment and Acceptance, other than, in each case, any such financial institution or person that has ceased to be a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.
     “Letter of Credit” shall mean any Standby or Commercial Letter of Credit, in each case, issued or to be issued by an Issuing Bank for the account of Borrower or one of its Restricted Subsidiaries pursuant to Section 2.18.
     “Letter of Credit Expiration Date” shall mean the date which is three Business Days prior to the Revolving Maturity Date.
     “LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period therefor, the rate per annum equal to the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on Reuters Screen LIBOR01 (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if Reuters Screen LIBOR01 shall at any time no longer exist, “LIBOR Rate” shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period. “Reuters Screen LIBOR01” shall mean the display designated on the Reuters 3000 Xtra Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).
     “Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     “Loan Documents” shall mean this Agreement, the Letters of Credit, the Notes (if any), the Security Documents, each Joinder Agreement, each Hedging Obligation relating to the Loans entered into with any counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Obligation was entered into and, solely for purposes of Section 8.01(e), the Fee Letter. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
     “Loan Parties” shall mean Borrower and the Subsidiary Guarantors.
     “Loan” or “Loans” shall mean, as the context may require, a Revolving Loan, a Term Loan or a Swingline Loan.
     “Lockbox” shall have the meaning provided in the Collateral Management Agreement.
     “Lockbox Account” shall have the meaning provided in the Collateral Management Agreement.
     “Lockbox Banks” shall have the meaning provided in the Collateral Management Agreement.
     “Margin Stock” shall have the meaning assigned to such term in Regulation U.
     “Material Adverse Effect” shall mean (a) a material adverse effect on (i) the Acquisition or any of the other Transactions or (ii) the condition (financial or otherwise), results of operations, assets, liabilities (contingent or otherwise), material agreements, properties, solvency, business, management or value of the Companies, taken as a whole, or the Loan Parties, taken as a whole, (b) a material impairment of the ability of the Loan Parties, taken as a whole, to fully and timely perform any of their obligations under any Loan Document, (c) a material impairment of the rights of or benefits or remedies available to the Lenders, the Issuing Bank or any Agent under any Loan Document, or (d) a material adverse effect on the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the validity, enforceability, perfection or priority of such Liens. Without limiting the foregoing, the (i) loss of a previously held Health Care Permit material to the operation of the Companies’ business as a result of action taken by any Governmental Authority to revoke, withdraw or suspend such Health Care Permit, (ii) exclusion from continuing participation in any Program of which any Company is a participant which is material to the operation of the Companies’ business as a result of action taken by any Governmental Authority to revoke, withdraw or suspend participation in such Program, or (iii) termination of a Medicare Provider Agreement or Medicaid Provider Agreement, of any Company to which any Company is a party which is material to the operation of the Companies’ business as a result of action taken by any Governmental Authority, to revoke such agreement shall be considered a Material Adverse Effect.
     “Material Agreement” shall mean any agreement, contract or instrument to which any Company is a party or by which any Company or any of its properties is bound (excluding this Agreement or any other Loan Document) (i) pursuant to which any Company is required to make payments or other consideration, or will receive payments or other consideration, in excess of $1,000,000 in any fiscal year, (ii) governing, creating, evidencing or relating to Indebtedness of any Company in excess of $1,000,000, or (iii) the termination or suspension of which, without its prompt replacement, or the failure of any party thereto to perform its material obligations thereunder, without prompt cure, in each case, could reasonably be expected to have a Material Adverse Effect.
     “Maximum Rate” shall have the meaning assigned to such term in Section 11.13.

     “Medicaid” shall mean collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and any statutes succeeding thereto, and all Legal Requirements, rules, regulations, manuals, policies, procedures, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting such program, (b) all state statutes, regulations and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program, and (c) all applicable provisions of all rules, regulations, manuals, policies, procedures, orders and administrative or reimbursement guidelines and requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law).
     “Medicaid Provider Agreement” shall mean an agreement, contract or instrument entered into between a health care facility, home health agency, hospice, rehabilitation facility or clinic (or equivalent), pharmacy, clinical laboratory, durable medical equipment supplier, orthotics and/or prosthetics supplier, respiratory therapy provider, wholesaler, physician, practitioner or other health care provider or supplier and CMS or any federal or state agency or other entity administering Medicaid in such state, or any other grant of authority by CMS or any federal or state agency or other entity administering Medicaid in such state, under which such health care facility, home health agency, hospice, rehabilitation facility or clinic (or equivalent), pharmacy, clinical laboratory, durable medical equipment supplier, orthotics and/or prosthetics supplier, respiratory therapy provider, wholesaler, physician, practitioner or other health care provider or supplier is authorized to provide medical goods (including prescriptions) and services to Medicaid recipients and to be reimbursed by Medicaid for such goods and services.
     “Medicare” shall mean, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Sections 1395 et seq.) and any statutes succeeding thereto, and all Legal Requirements, rules, regulations, manuals, policies, procedures, orders or guidelines pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting such program, and (b) all applicable provisions of all rules, regulations, manuals, policies, procedures, orders and administrative or reimbursement guidelines and requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Medicare Provider Agreement” shall mean an agreement, contract or instrument entered into between a health care facility, home health agency, hospice, rehabilitation facility or clinic (or equivalent), pharmacy, clinical laboratory, durable medical equipment supplier, orthotics and/or prosthetics supplier, respiratory therapy provider, wholesaler, physician, practitioner or other health care provider or supplier and CMS or any federal agency or other entity administering Medicare, or any other grant of authority by CMS or any federal agency or other entity administering Medicare, under which such health care facility, home health agency, hospice, rehabilitation facility or clinic (or equivalent), pharmacy, clinical laboratory, durable medical equipment supplier, orthotics and/or prosthetics supplier, respiratory therapy provider, wholesaler, physician, practitioner or other health care provider or supplier is authorized to provide medical goods (including prescriptions) and services to Medicare patients and to be reimbursed by Medicare for such goods and services.
     “Merger Sub” shall have the meaning given to such term in the recitals hereto.
     “Misdirected Payment” shall mean any form of payment in respect of a Receivable made by an Obligor in a manner other than as provided in the Notice to Obligors sent to such Obligor.

     “Mortgage” shall mean an agreement, including a mortgage, deed of trust or any other document, creating and evidencing a first priority Lien (subject to Permitted Liens) in favor of the Collateral Agent on Mortgaged Property in a form reasonably satisfactory to the Collateral Agent (including with respect to requirements for title, flood and other insurance and surveys), with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign Legal Requirements.
     “Mortgaged Property” shall mean each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 5.11(d).
     “Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions, (b) to which any Company or any ERISA Affiliate has within the preceding six plan years made contributions, or (c) with respect to which any Company could incur liability.
     “Net Cash Proceeds” shall mean:
     (a) with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the proceeds thereof in the form of cash, cash equivalents and marketable securities (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable, or by the sale, transfer or other disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) received by any Company (including cash proceeds subsequently received (as and when received by any Company) in respect of non-cash consideration initially received) net of (i) reasonable and customary selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Borrower’s good faith estimate of income taxes paid or payable in connection with such sale (after taking into account any available tax credits or deductions and any tax sharing arrangements)), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties) and (iv) any cash distributions or other payments required to be made under, and in accordance with, the Organizational Documents of an applicable Subsidiary or joint venture to minority interest equity holders in such Subsidiary or joint venture, as the case may be, as a result of such Asset Sale, provided, that such cash distributions or other payments were not required to be made pursuant to any such Organizational Document in anticipation of any such sale and such Organizational Documents were not amended, modified or supplemented, directly or indirectly, with respect to any such payment in anticipation of any such sale;
     (b) with respect to any Debt Issuance, any Equity Issuance or any other issuance or sale of Equity Interests by Borrower or any of its Subsidiaries, the cash proceeds thereof, net of reasonable and customary fees, commissions, costs and other expenses incurred in connection therewith; and

     (c) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.
     “Net Value Factor” shall mean, initially, the percentages set forth on Annex III attached hereto, as such percentages may be reasonably adjusted upwards or downwards by the Collateral Manager based on objective historical performance and actual collection history. Net Value Factors for Receivables of Target and its Subsidiaries shall be reasonably established by the Collateral Manager based on objective criteria following the Closing Date (and, in all events, within 30 days of the Closing Date) upon completion of its due diligence investigation.
     “Net Working Capital” shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.
     “Non-Recourse Debt” shall mean Indebtedness: (i) as to which neither Borrower nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (whether such liability is actual or contingent) as a guarantor, surety, debtor, obligor or otherwise, or (c) constitutes the lender or other creditor; (ii) no default or event of default with respect to which would permit (whether upon notice, lapse of time, satisfaction of any other condition or otherwise), any holder of any other Indebtedness of Borrower or any of its Restricted Subsidiaries to declare a default or event of default on such other Indebtedness or cause the payment of any such Indebtedness to be accelerated or payable prior to its stated final maturity.
     “Notes” shall mean any notes evidencing the Term Loans, Revolving Loans or Swingline Loans issued pursuant to Section 2.04(e) of this Agreement, if any, substantially in the form of Exhibit H-1, H-2 or H-3, respectively.
     “Notice to Obligors” shall have the meaning provided in the Collateral Management Agreement.
     “Obligations” shall mean (a) all obligations of Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Borrower and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and the other Loan Parties under this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of Borrower and the other Loan Parties under each Hedging Agreement relating to the Loans entered into with any counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any Lender, any Affiliate of a Lender, the Administrative Agent

or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds.
     “Obligor” shall mean each person who is responsible for the payment of all or any portion of a Receivable.
     “OFAC” shall have the meaning assigned to such term in Section 3.23.
     “Off-Balance Sheet Obligations” of a person shall mean, without duplication, (a) any repurchase obligation or liability of such person with respect to accounts or notes receivable sold by such person, (b) any Synthetic Lease Obligations of such person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such person (other than operating leases).
     “Officers’ Certificate” shall mean a certificate executed by (i) the chairman of the Board of Directors (if an officer), the chief executive officer, the president or the chief operating officer, and (ii) one of the Financial Officers, each in his or her official (and not individual) capacity.
     “OLV” shall mean the “net orderly liquidation value” determined by the Collateral Manager based upon the most recent Approved Valuation, as such valuation may be subsequently adjusted by the Collateral Manager based on reasonably objective historical performance and actual liquidation value with respect to the Loan Parties’ Inventory, and based upon the most recent Borrowing Base Certificate delivered to the Collateral Manager by Borrower pursuant to Section 5.15(g)(ii). OLV for Inventory of the Target and its Subsidiaries shall be reasonably established by the Collateral Manager based on objective criteria (including the results of anny Approved Valuation) following the Closing Date (and, in all events, within 30 days of the Closing Date) upon completion of its due diligence investigation.
     “Order” shall mean any judgment, decree, order, consent order, consent decree, writ or injunction.
     “Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person, (v) in any other case, the functional equivalent of the foregoing, and (vi) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such person.
     “Other List” shall have the meaning assigned to such term in Section 6.19.
     “Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges (including fees and expenses to the extent incurred with respect to any such taxes or charges) or similar levies (including interest, fines, penalties and additions with respect to any of the foregoing) arising from any payment made or required to be made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
     “Participant” shall have the meaning assigned to such term in Section 11.04(e).
     “Patriot Act” shall have the meaning assigned to such term in Section 3.23.

     “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
     “Pension Plan” shall mean any Employee Benefit Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by any Company or any of their respective ERISA Affiliates or with respect to which any Company could incur liability (including under Section 4069 of ERISA) for which the Company has not received a binding, contractual right of indemnification unlimited in time or amount and in respect of which the indemnitor has acknowledged in writing to the Company its unconditional obligation to so indemnify.
     “Perfection Certificate” shall mean a perfection certificate in the form of Exhibit I-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.
     “Perfection Certificate Supplement” shall mean a perfection certificate supplement in the form of Exhibit I-2 or any other form approved by the Collateral Agent.
     “Permits” shall mean, collectively, all licenses, leases, powers, permits, franchises, certificates, authorizations, approvals, consents, variances, exemptions, certificates of need, certifications, Orders and other rights.
     “Permitted Acquisition” shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any person, or all or substantially all of any business or division of any person, (b) acquisition of in excess of 50% of the Equity Interests of any person, and otherwise causing such person to become a Subsidiary of such person, or (c) merger or consolidation or any other combination with any person, if each of the following conditions is met:
     (i) no Default then exists or would result therefrom;
     (ii) after giving effect to such transaction on a Pro Forma Basis, (A) Borrower shall be in compliance with all covenants set forth in Section 6.10 as of the most recent Test Period (assuming, for purposes of Section 6.10, that (x) such transaction had occurred on the first day of such relevant Test Period, and (y) the maximum Total Leverage Ratio permitted in any Test Period pursuant to Section 6.10(a) is at least 0.25: 1.00 lower than the maximum Total Leverage Ratio set forth in Section 6.10(a) for such Test Period) and (B) to the extent that the transaction involves Acquisition Consideration in excess of $5,000,000, unless expressly approved by the Administrative Agent, the person or business to be acquired shall have generated positive cash flow for the Test Period most recently ended prior to the date of consummation of such acquisition;
     (iii) after giving effect to such transaction on a Pro Forma Basis, the aggregate amount of (A) all Unrestricted Domestic Cash and Cash Equivalents and (B) the undrawn and available portion of the Revolving Commitments shall be at least $25,000,000;
     (iv) no Company shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness or other liability (including any material tax or ERISA liability) of the related seller or the business, person or properties acquired, except (A) Indebtedness to the extent permitted to be incurred under Section 6.01 and (B) obligations not constituting Indebtedness incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any Company hereunder shall be paid in full or released as to the business, persons or properties being so acquired on or before the consummation of such acquisition;
     (v) the person or business to be acquired shall be, or shall be engaged in, a business of the type that Borrower and its Restricted Subsidiaries are then permitted to be engaged in under Section 6.15 and the property acquired in connection with any such transaction shall be made subject to the Lien of the Security Documents in accordance with Section 5.11 and shall be free and clear of any Liens, other than Permitted Liens;
     (vi) if the person to be acquired is a public company, the Board of Directors of such person shall not have publicly indicated its opposition to the consummation of such acquisition or, if such Board of Directors has indicated its opposition publicly, such opposition has been publicly withdrawn;
     (vii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all Legal Requirements applicable thereto;
     (viii) with respect to any transaction involving Acquisition Consideration of more than $5,000,000, Borrower shall have provided the Administrative Agent and the Lenders with (A) historical financial statements for the last three fiscal years (or the applicable lesser number thereof if the person or business to be acquired has existed for a lesser period) of the person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period that is available, (B) monthly projections for the following year and quarterly projections for the two years thereafter (or, if sooner, through the Final Maturity Date), in each case, in detail comparable to the financial statements delivered pursuant to Section 5.01(c) or 5.01(b), respectively, pertaining to the person or business to be acquired and updated projections for Borrower after giving effect to such transaction, (C) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such transaction, and (D) all such other information and data relating to such transaction or the person or business to be acquired as may be reasonably requested by the Administrative Agent or any Lender, to the extent made available to or otherwise obtainable by Borrower or such Restricted Subsidiary;
     (ix) such transaction could not reasonably be expected to result in a Material Adverse Effect;
     (x) at least 5 Business Days prior to the proposed date of consummation of the transaction, Borrower shall have delivered to the Administrative Agent and the Lenders an Officers’ Certificate certifying that (A) such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) no Default or Event of Default exists or would result therefrom;
     (xi) the Acquisition Consideration for such acquisition (together with all related acquisitions) shall not exceed (x) for any such acquisition consummated on or prior to the date occurring twelve months after the Closing Date $15,000,000, (y) for any such acquisition consummated after the date occurring twelve months after the Closing Date $30,000,000, and (z) the aggregate amount of the Acquisition Consideration for all Permitted Acquisitions after the Closing Date shall not exceed $60,000,000; provided that no Equity Interests constituting all or a portion of such Acquisition Consideration shall require any payments or other distributions of cash or property in respect thereof, or any purchases, redemptions or other acquisitions thereof for cash or property, in each case prior to the 91st day following payment in full and performance of the Obligations; and
     (xii) (a) in the case of an acquisition of all or substantially all of the property of any person, the person making such acquisition is, or immediately upon consummation of the Permitted Acquisition becomes, Borrower or a Domestic Subsidiary and a Guarantor, (b) in the case of an acquisition of in excess of 50% of the Equity Interests of any person, both the person making such acquisition and the person so acquired is, or immediately upon consummation of the Permitted Acquisition becomes, Borrower or a Domestic Subsidiary and a Guarantor, and (c) in the case of a merger or consolidation or any other combination with any person, the person surviving such merger, consolidation or other combination is, or immediately upon consummation of the Permitted Acquisition becomes, Borrower or a Domestic Subsidiary and a Guarantor.
     “Permitted Discretion” shall mean the reasonable exercise of the Collateral Manager’s good faith judgment in consideration of any factor which is reasonably likely to (i) materially adversely affect the value of any Collateral, the enforceability or priority of the Liens thereon or the amount that the Administrative Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation thereof, (ii) suggest that any collateral report or financial information delivered to the Administrative Agent, the Collateral Agent, the Collateral Manager or the Lenders by any person on behalf of Borrower or any Restricted Subsidiary is incomplete, inaccurate or misleading in any material respect, or (iii) materially increase the likelihood that the Secured Parties would not receive payment in full in cash for all of the Obligations. In exercising such judgment, the Collateral Manager may consider such factors already included in or tested by the definition of Eligible Accounts or Eligible Inventory, as well as any of the following: (i) the changes in collection history and dilution, collectibility or expected collection amounts with respect to the Accounts; (ii) changes in demand for, pricing of, or product mix of Inventory; (iii) changes in any concentration of risk with respect to the Loan Parties’ Accounts or Inventory; and (iv) any other factors that change the credit risk of lending to Borrower or any Loan Party on the security of Borrower’s or any Loan Party’s Accounts or Inventory. The burden of establishing lack of good faith under this definition shall be on the Loan Parties.
     “Permitted Joint Venture” shall mean any person that is organized under the laws of the United States or any subsidiary thereto or the District of Columbia and which is, directly or indirectly, through its subsidiaries or otherwise, engaged in any business that is engaged in by Borrower and its Restricted Subsidiaries on the Closing Date (or which is ancillary thereto, reasonably related thereto or are reasonable extensions thereof or complementary thereto), and the Equity Interests of which (i) are owned by Borrower or a Restricted Subsidiary and one or more persons other than Borrower or any Affiliate of Borrower or (ii) is acquired by Borrower or a Restricted Subsidiary, so long as Borrower and its Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with the covenants set forth in Section 6.10 immediately after giving effect to such acquisition.
     “Permitted Liens” shall have the meaning assigned to such term in Section 6.02.
     “person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, any agency or political subdivision thereof, or any other entity, in any case, whether acting in a personal, fiduciary or other capacity.
     “Pledgor” shall mean each Subsidiary listed on Schedule 1.01(d), and each other Subsidiary of any Loan Party that is or becomes a party to this Agreement (in its capacity as a Subsidiary Guarantor) and the Security Documents pursuant to Section 5.11.

     “Preferred Stock” shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Closing Date.
     “Preferred Stock Issuance” shall mean the issuance or sale by any Company of any Preferred Stock after the Closing Date.
     “Premises” shall have the meaning assigned thereto in the applicable Mortgage.
     “Pro Forma Basis” shall mean, with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect, as applicable, to (a) (i) the Acquisition, (ii) any proposed Permitted Acquisition, (iii) any designation of a Subsidiary of Borrower as an Unrestricted Subsidiary pursuant to the terms hereof or (iv) any Asset Sale as if the Acquisition or such Permitted Acquisition or Asset Sale, and all other Permitted Acquisitions or Asset Sales consummated during the period, and any Indebtedness or other liabilities incurred in connection with such Acquisition or any such Permitted Acquisitions or Asset Sales had been consummated and incurred at the beginning of such period, and (b) any cost savings (such as through consolidations or workforce reductions) reasonably satisfactory to the Administrative Agent and reasonably expected by Borrower to be realized upon or arise during the period as a result of such acquisition as if such cost savings had been realized at the beginning of such period. For purposes of this definition, if any Indebtedness to be so incurred bears interest at a floating rate and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of incurrence had been the applicable rate for the entire period (taking into account any applicable interest rate Hedging Agreements).
     “Pro Rata Percentage” of any (i) Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender’s Revolving Commitment or (ii) Term Loan Lender at any time shall mean the percentage of the total Term Loan Commitments of all Term Loan Lenders represented by such Lender’s Term Loan Commitment.
     “Pro Rata Share” shall have the meaning assigned to such term in Section 7.10.
     “Programs” shall have the meaning assigned to such term in Section 3.19(a).
     “Program Agreements” shall have the meaning assigned to such term in Section 3.19(a).
     “Projections” shall have the meaning assigned to such term in Section 3.04(c).
     “property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property, cash, securities, accounts, revenues and contract rights.
     “Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within 60 days after such acquisition, installation, construction or improvement of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

     “Qualified Capital Stock” of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.
     “Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
     “Rebate Receivable” shall mean a Receivable, the Obligor of which is a manufacturer or distributor of pharmaceutical products.
     “Receivable Information” shall mean the information listed on Exhibit II to the Collateral Management Agreement (as such Exhibit may be modified by the Collateral Manager from time to time, subject to Section 11.02 hereof).
     “Receivables” shall have the meaning assigned to such term in the Security Agreement.
     “Refinancing” shall have the meaning assigned to such term in the recitals hereto.
     “Refinancing Documents” shall mean the documents, instruments and agreements entered into in connection with the Refinancing.
     “Register” shall have the meaning assigned to such term in Section 11.04(c).
     “Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Reimbursement Approvals” shall mean any and all certifications, provider or supplier numbers, provider or supplier agreements (including Medicare Provider Agreements and Medicaid Provider Agreements), participation agreements, Accreditations and/or any other agreements with or approvals by Medicare, Medicaid, CHAMPUS, CHAMPVA, TRICARE, Veteran’s Administration and any other Governmental Authority, or quasi-public agency, Blue Cross/Blue Shield, any and all managed care plans and organizations, including Medicare Advantage plans, Medicare Part D prescription drug plans, health maintenance organizations and preferred provider organizations, private commercial insurance companies, employee assistance programs and/or any other governmental or third party arrangements, plans or programs for payment or reimbursement in connection with health care services, products or supplies.
     “Reimbursement Obligations” shall mean Borrower’s obligations under Section 2.18(e) to reimburse LC Disbursements.

     “Related Person” shall mean, with respect to any person, (a) each Affiliate of such person and each of the officers, directors, partners, trustees, employees, affiliates, shareholders, Advisors, agents, attorneys-in-fact and Controlling persons of each of the foregoing, and (b) if such person is an Agent, each other person designated, nominated or otherwise mandated by or assisting such Agent pursuant to Section 10.05 or any comparable provision of any Loan Document.
     “Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Materials in, into, onto, from or through the Environment or any Real Property.
     “Release Date” shall have the meaning assigned to such term in Section 2.05(d).
     “Required Lenders” shall mean, at any time, Lenders having Loans, LC Exposure and unused Revolving and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding, LC Exposure and unused Revolving and Term Loan Commitments at such time.
     “Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(25) or any other applicable Environmental Law, or (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate, monitor or in any other way address any Hazardous Materials at, in, on, under or from any Real Property, or otherwise in the Environment, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material, or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.
     “Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement and the other Loan Documents.
     “Restricted Subsidiary” of a specified person shall mean any Subsidiary of such person that is not an Unrestricted Subsidiary. On the Closing Date, all Subsidiaries of Borrower are Restricted Subsidiaries, other than those expressly designated as Unrestricted Subsidiaries on Schedule 3.07(a).
     “Revolving Availability” shall mean, as of any date of determination, (i) the lesser of (x) the Revolving Loan Commitment (as in effect on such date) and (y) the Borrowing Base minus (ii) the Revolving Exposure.
     “Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of (i) the Business Day preceding the Revolving Maturity Date and (ii) the date of termination of the Revolving Commitments.
     “Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.
     “Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Annex II or on Schedule 1 to the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The aggregate principal amount of the Lenders’ Revolving Commitments on the Closing Date is $50,000,000.

     “Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure, plus the aggregate amount at such time of such Lender’s Swingline Exposure.
     “Revolving Lender” shall mean a Lender with a Revolving Commitment.
     “Revolving Loan” shall mean a Loan made by the Lenders to Borrower pursuant to Section 2.01(b). Each Revolving Loan shall either be an ABR Revolving Loan or a Eurodollar Revolving Loan.
     “Revolving Maturity Date” shall mean March 25, 2015, the date which is five years after the Closing Date or, if such date is not a Business Day, the first Business Day thereafter.
     “Sale and Leaseback Transaction” shall have the meaning assigned to such term in Section 6.03.
     “Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder.
     “SDN List” shall have the meaning assigned to such term in Section 6.19.
     “Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders and each party to a Hedging Agreement relating to the Loans if at the date of entering into such Hedging Agreement such person was an Agent, a Lender or an Affiliate of an Agent or Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Administrative Agent and the Collateral Agent as its agents under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Section 11.03 and Section 11.09.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Security Agreement” shall mean a Security Agreement substantially in the form of Exhibit J among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties, as the same may be supplemented from time to time by one or more Joinder Agreements, or otherwise.
     “Securities Collateral” shall have the meaning assigned to such term in the Security Agreement.
     “Security Agreement Collateral” shall mean all property pledged or granted as collateral pursuant to the Security Agreement delivered on the Closing Date or thereafter pursuant to Section 5.11.
     “Security Documents” shall mean the Security Agreement, the Collateral Management Agreement, the ABDC Intercreditor Agreement (together with each other intercreditor agreement substantially in the form of the Supplier Intercreditor Agreement), the Mortgages (if any), each Depositary Agreement, each Control Agreement and each other security document or pledge agreement delivered in accordance with applicable local or foreign Legal Requirements to grant a valid, enforceable, perfected security interest (with the priority required under the Loan Documents) in any property as collateral for the Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, the Collateral Management Agreement,  , the ABDC Intercreditor Agreement (together with each other intercreditor agreement substantially in the form of the Supplier Intercreditor Agreement), any Mortgage, any Control Agreement or any other such security document or pledge agreement to be filed with respect to the security interests in property created pursuant to the Security Agreement, the Collateral Management Agreement, the ABDC Intercreditor Agreement (together with each other intercreditor agreement substantially in the form of the Supplier Intercreditor Agreement), any Mortgage, any Control Agreement and any other document or instrument utilized to pledge any property as collateral for the Obligations.
     “Senior Note Agreement” shall mean any indenture, note purchase agreement or other agreement pursuant to which the Senior Notes are issued as in effect on the date hereof and thereafter amended, supplemented, waived or modified from time to time subject to the requirements of this Agreement.
     “Senior Note Documents” shall mean the Senior Notes, the Senior Note Agreement, the Senior Note Guarantees and all other documents executed and delivered with respect to the Senior Notes or the Senior Note Agreement.
     “Senior Note Guarantees” shall mean the guarantees of the Subsidiary Guarantors pursuant to the Senior Note Agreement, including any guarantee of the Exchange Notes issued pursuant to the Senior Note Agreement in exchange for the outstanding Senior Notes.
     “Senior Notes” shall mean Borrower’s 10.25% Senior Notes due 2015 issued pursuant to the Senior Note Agreement and any registered notes issued by Borrower in exchange for, and as contemplated by, such notes with substantially identical terms as such notes. As used in this Agreement, the term “Senior Notes” shall include any Exchange Senior Notes issued pursuant to the Senior Note Agreement in exchange for the outstanding Senior Notes, as contemplated by the definition of Exchange Senior Notes.
     “SPC” shall have the meaning assigned to such term in Section 11.04(h).
     “Standby Letter of Credit” shall mean any letter of credit (other than a Commercial Letter of Credit) or similar instrument issued pursuant to this Agreement in the ordinary course of Borrower’s and its Subsidiaries’ businesses.
     “Statutory Reserves” shall mean for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.
     “Subordinated Indebtedness” shall mean Indebtedness of any Company that is by its terms subordinated in right of payment to all of the Obligations.
     “Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Restricted Subsidiary of Borrower.
     “Subsidiary Guarantor” shall mean each Restricted Subsidiary of any Loan Party that is or becomes a party to this Agreement and the Security Documents pursuant to Section 5.11, including the Restricted Subsidiaries listed on Schedule 1.01(c).
     “Supplier Intercreditor Agreement” shall mean an intercreditor agreement, substantially in the form of Exhibit M among the Loan Parties, the Collateral Agent for the benefit of the Secured Parties and one or more second lien creditors to the Loan Parties (including an agent or representative of all or any such creditors), as amended, supplemented, waiver or otherwise modified from time to time in accordance with the terms hereof and thereof.
     “Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.17. The aggregate principal amount of the Swingline Commitment shall be $10,000,000, but the Swingline Commitment shall in no event exceed the Revolving Commitment.
     “Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.
     “Swingline Lender” shall have the meaning assigned to such term in the preamble hereto.
     “Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.17.
     “Syndication Agent” shall have the meaning assigned to such term in the preamble hereto.
     “Synthetic Lease” shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any property (i) that is accounted for as an operating lease under GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor.
     “Synthetic Lease Obligations” shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.
     “Target” shall have the meaning assigned to such term in the recitals hereto.
     “Target Existing First Lien Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.
     “Target Existing Second Lien Agreement” shall have the meaning assigned to such term in the recitals hereto.
     “Target Material Adverse Effect” shall have the meaning set forth in Section 4.01(s).

     “Tax Returns” shall mean all returns, statements, filings, attachments and other documents or certifications filed or required to be filed in respect of Taxes.
     “Taxes” shall mean (i) any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions with respect to any of the foregoing) with respect to the foregoing, and (ii) any transferee, successor, joint and several, contractual or other liability (including liability pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. law)) in respect of any item described in clause (i).
     “Term Borrowing” shall mean a Borrowing comprised of Term Loans.
     “Term Loan Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder in the amount set forth on Annex II to this Agreement or on Schedule 1 to the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The aggregate principal amount of the Lenders’ Term Loan Commitments on the Closing Date is $100,000,000.
     “Term Loan Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.
     “Term Loan Maturity Date” shall mean March 25, 2015, the date which is five years after the Closing Date or, if such date is not a Business Day, the first Business Day thereafter.
     “Term Loan Repayment Date” shall have the meaning assigned to such term in Section 2.09(a).
     “Term Loans” shall mean the term loans made by the Lenders to Borrower pursuant to Section 2.01(a) and Section 2.01(b). Each Term Loan shall be either an ABR Term Loan or a Eurodollar Term Loan.
     “Test Period” shall mean, at any time, the four consecutive fiscal quarters of Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or (b).
     “Third-Party Payor Contracts” shall have the meaning assigned to such term in Section 3.19(a).
     “Third-Party Payors” shall have the meaning assigned to such term in Section 3.19(a).
     “Title Company” shall mean any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.
     “Title Policy” shall mean, with respect to each Mortgage, a policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in the amount equal to not less than the Fair Market Value of such Mortgaged Property and fixtures, which policy (or such marked-up commitment) shall be issued by the Title Company, and contain such endorsements as shall be reasonably requested by the Collateral Agent and no exceptions to title other than exceptions reasonably acceptable to the Collateral Agent.

     “Total Leverage Ratio” shall mean, at any date of determination, the ratio of (i) Consolidated Indebtedness on such date to (ii) Consolidated EBITDA for the Test Period then most recently ended.
     “Transaction Documents” shall mean the Acquisition Documents, the Refinancing Documents, the Senior Note Documents and the Loan Documents.
     “Transactions” shall mean, collectively, the transactions to occur pursuant to, or contemplated by, the Transaction Documents, including (a) the consummation of the Acquisition, (b) the execution, delivery and performance of the Loan Documents and the initial Credit Extensions hereunder, (c) the consummation of the Refinancing, (d) the execution, delivery and performance of the Senior Note Documents and the initial borrowings thereunder, and (e) the payment of all fees, costs and expenses to be paid on or prior to the Closing Date owing in connection with the foregoing.
     “Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.
     “TRICARE/CHAMPUS” shall mean the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation and established pursuant to 10 USC §§ 1071-1106, and all regulations promulgated thereunder including without limitation (a) all federal statutes (whether set forth in 10 USC §§ 1071-1106 or elsewhere) affecting TRICARE/CHAMPUS, and (b) all rules, regulations (including 32 CFR 199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, the Department of Health and Human Services, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of TRICARE/CHAMPUS, or any person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law) in each case as may be amended, supplemented or otherwise modified from time to time.
     “Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.
     “UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.
     “Unbilled Receivable” shall mean a Receivable in respect of which the goods have been shipped, or the services rendered, and rights to payment thereon have accrued, but the invoice has not been rendered to the applicable Obligor.
     “Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the actuarial assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
     “United States” and “U.S.” shall mean the United States of America.
     “Unrestricted Domestic Cash and Cash Equivalents” shall mean domestic cash and Cash Equivalents of Borrower and the Subsidiaries that are free and clear of all Liens and not subject to any restrictions on the use thereof to pay Indebtedness and other obligations of any of the Loan Parties or any of their respective Subsidiaries.

     “Unrestricted Subsidiary” shall mean any Subsidiary of Borrower (i) that is so designated on Schedule 3.07(a) as of the Closing Date, or (ii) subsequent to the Closing Date, that is designated by the Board of Directors of Borrower as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that, at the time such designation is made, Borrower is in compliance with Section 6.14 in regard thereto.
     “Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.
     “Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.
     “Wholly Owned Restricted Subsidiary” shall mean a Restricted Subsidiary of Borrower which is a Wholly Owned Subsidiary of Borrower or any other Restricted Subsidiary.
     Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing,” “Borrowing of Term Loans”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
     Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The phrase “Material Adverse Effect” shall be deemed to be followed by the phrase “, individually or in the aggregate.” The word “asset” shall be construed to have the same meaning and effect as the word “property.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in any Loan Document), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless otherwise indicated. This Section 1.03 shall apply, mutatis mutandis, to all Loan Documents.
     Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof. If at any time any change in GAAP would affect the computation of any financial ratio set forth in any Loan Document, and Borrower or the Administrative Agent shall so request, the Administrative Agent and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to approval by the Required Lenders and Borrower); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and Borrower shall provide to the Administrative Agent and the Lenders within five days after delivery of each certificate or financial report required hereunder that is affected thereby a written statement of a Financial Officer of Borrower setting forth in reasonable detail the differences (including any differences that would affect any calculations relating to the financial covenants as set forth in Section 6.10) that would have resulted if such financial statements had been prepared without giving effect to such change.
     Section 1.05 Pro Forma Calculations. With respect to any period during which the Acquisition, any Permitted Acquisition or Asset Sale occurs as permitted pursuant to the terms hereof, the financial covenants set forth in Section 6.10 shall be calculated with respect to such period and the Acquisition, such Permitted Acquisition or Asset Sale on a Pro Forma Basis.
     Section 1.06 Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.
     Section 1.07 Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
ARTICLE II
THE CREDITS
     Section 2.01 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly:
          (a) to make a Term Loan to Borrower on the Closing Date in the principal amount equal to its Term Loan Commitment;
          (b) to make Revolving Loans to Borrower, at any time and from time to time after the Closing Date until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (x) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment and (y) the Revolving Exposure for all Lenders exceeding the then applicable Borrowing Base (based on the Borrowing Base Certificate last delivered).
     Amounts paid or prepaid in respect of Term Loans may not be reborrowed. Subject to the terms, conditions and limitations set forth herein, Borrower may borrow, pay or prepay and reborrow Revolving Loans.
     Section 2.02 Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.18(e)(ii), (x) any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $100,000 and not less than $250,000 or (ii) equal to the remaining available balance of the applicable Commitments.
          (b) Subject to Sections 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Lender to make such Loan and Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten Eurodollar Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
          (c) Except with respect to Loans made pursuant to Section 2.18(e)(ii), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by Borrower in the applicable Borrowing Request maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.
          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.
          (e) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Term Loan Maturity Date, as applicable.
     Section 2.03 Borrowing Procedure. To request a Revolving Borrowing or Term Borrowing, Borrower shall deliver, by hand delivery or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent), a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of a Eurodollar Borrowing, not later than 9:00 a.m., New York City time, on the third Business Day before the date of the proposed Borrowing (or such later time as may be reasonably acceptable to the Administrative

Agent, in the case of any Borrowing, or the Issuing Bank, in the case of any issuance, amendment, extension or renewal of a Letter of Credit) or (ii) in the case of an ABR Borrowing, not later than 4:00 p.m., New York City time, on the Business Day prior to the proposed Borrowing (or such time as may be reasonably acceptable to the Administrative Agent). Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:
          (a) whether the requested Borrowing is to be a Borrowing of Revolving Loans or Term Loans;
          (b) the aggregate amount of such Borrowing;
          (c) the date of such Borrowing, which shall be a Business Day;
          (d) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
          (e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
          (f) the location and number of Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c); and
          (g) that the conditions set forth in Sections 4.02(b)— (d) are satisfied as of the date of the notice.
     If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
     Section 2.04 Evidence of Debt; Repayment of Loans. (a) Borrower hereby unconditionally promises to pay to (i) the Administrative Agent for the account of each Term Loan Lender, the principal amount of each Term Loan of such Term Loan Lender as provided in Section 2.09, (ii) the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date and (iii) the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.
          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
          (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from

Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
          (d) Absent manifest error, the entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of Borrower to repay the Loans in accordance with their terms.
          (e) Any Lender by written notice to Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, Borrower shall prepare promptly (and, in all events, within five Business Days of receipt of such request), execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit H-1, H-2 or H-3, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
     Section 2.05 Fees. Commitment Fee. (a) Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (a “Commitment Fee”) equal to 0.75% per annum of the average daily unused amount of each Revolving Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which such Revolving Commitment terminates. Accrued Commitment Fees shall be payable in arrears (A) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (B) on the date on which such Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender, and the Swingline Exposure of such Lender shall be disregarded for such purpose.
          (b) Administrative Agent Fees. Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter or such other fees payable in the amounts and at the times separately agreed upon between Borrower and the Administrative Agent (the “Administrative Agent Fees”).
          (c) LC and Fronting Fees. Borrower agrees to pay to (i) the Administrative Agent for the account of each Revolving Lender a participation fee (“LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Revolving Loans pursuant to Section 2.06 on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) the Issuing Bank a fronting fee (“Fronting Fee”), which shall accrue at the rate per annum usually and customarily charged by the Issuing Bank to corporate account parties (or such lesser rate per annum as the Issuing Bank may from time to time agree) on the average daily amount of the LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s customary charges with respect to the administration, issuance, amendment, negotiation, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and Fronting Fees shall be payable in arrears (i) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) on the date on which the Revolving Commitments terminate. Any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (d) Other Fees. Borrower agrees to pay the Agents, for their own account, fees payable in the amounts and at the times separately agreed upon between Borrower and the applicable Agents.
          (e) Payment of Fees. All Fees shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Borrower shall pay the Fronting Fees directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.
     Section 2.06 Interest on Loans. (a) Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.
          (b) Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.
          (c) Notwithstanding the foregoing, during an Event of Default, all Obligations shall, to the extent permitted by applicable Legal Requirements, bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal of or interest on any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06 or (ii) in the case of any other amount, 2.0% plus the rate applicable to ABR Revolving Loans as provided in Section 2.06(a) (in either case, the “Default Rate”).
          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.
     Section 2.07 Termination and Reduction of Commitments. (a) The Term Loan Commitments shall automatically terminate at 11:59:59 p.m., New York City time, on the Closing Date.

The Revolving Commitments, the Swingline Commitment and the LC Commitment shall automatically terminate on the Revolving Maturity Date.
          (b) At its option, Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $250,000 and not less than $500,000 and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Revolving Commitments.
          (c) Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under Section 2.07(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section 2.07 shall be irrevocable. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
     Section 2.08 Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than ten Eurodollar Borrowings outstanding hereunder at any one time. This Section 2.08 shall not apply to Swingline Borrowings, which may not be converted or continued.
          (b) To make an election pursuant to this Section 2.08, Borrower shall deliver, by hand delivery or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent), a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if Borrower were requesting a Revolving Borrowing or Term Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable.
          (c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:
          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
     If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month’s duration.
          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
          (e) If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by notice to Borrower, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
     Section 2.09 Amortization of Term Borrowings. Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth on Annex I, or if any such date is not a Business Day, on the immediately following Business Day (each such date, a “Term Loan Repayment Date”), a principal amount of the Term Loans equal to the amount set forth on Annex I for such date (as adjusted from time to time pursuant to Section 2.10(h)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
     (b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.
          Section 2.10 Optional and Mandatory Prepayments of Loans. (a) Optional Prepayments. Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, or to permanently reduce any portion of the Commitment, subject to the requirements of this Section 2.10; provided that each partial prepayment or permanent reduction in any Commitment shall be in an amount that is an integral multiple of $250,000 and not less than $500,000.
          (b) Revolving Loan Prepayments. (i) In the event of the termination of all the Revolving Commitments, Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and all outstanding Swingline Loans and either (A) replace all outstanding Letters of Credit or (B) cash collateralize all outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i).
               (ii) In the event of any partial reduction of the Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then Borrower shall, on the date of such reduction, first, repay or prepay

Swingline Loans, second, repay or prepay Revolving Borrowings and third, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.
               (iii) In the event that the sum of all Lenders’ Revolving Exposures exceeds the Revolving Commitments then in effect, Borrower shall, without notice or demand, immediately first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings, and third, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.
               (iv) In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect, Borrower shall, without notice or demand, immediately replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.
               (v) In the event that the sum of all Lenders’ Revolving Exposures exceeds the Borrowing Base then in effect (based on the Borrowing Base Certificate last delivered), Borrower shall, without notice or demand, immediately first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings, and third, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.
               (vi) If the Revolving Exposure of all Lenders shall then be zero (it being understood that, for the purposes of this clause (vi), to the extent that all outstanding Letters of Credit have been (and remain) cash collateralized in accordance with the procedures set forth in Section 2.18(i) then the LC Exposure of all of the Lenders shall then be deemed to be zero), in the event that the aggregate principal amount of all outstanding Term Loans exceeds the Borrowing Base then in effect (based on the Borrowing Base Certificate last delivered) (provided that, for the purpose of calculating the Borrowing Base under this clause (vi) only, clause (v) of the definition of “Borrowing Base” shall be excluded), Borrower shall, without notice or demand, immediately, repay or prepay Term Loans in an aggregate amount sufficient to eliminate such excess.
          (c) Asset Sales. Not later than five Business Days following the receipt of any Net Cash Proceeds of any Asset Sale by any Company, Borrower shall apply 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(h) and (i); provided that:
          (i) so long as no Default shall then exist or would arise therefrom and the aggregate of such Net Cash Proceeds of Asset Sales shall not exceed $750,000 in any fiscal year of Borrower, such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in fixed or capital assets (including pursuant to a Permitted Acquisition) within 270 days following the date of such Asset Sale (which Officers’ Certificate shall set forth the estimates of the proceeds to be so expended); provided, that if the property subject to such Asset Sale constituted Collateral, then all property purchased or otherwise acquired with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the first priority perfected Lien (subject to Permitted Liens) of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12; and

          (ii) if all or any portion of such Net Cash Proceeds is not so reinvested within such 270-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(c).
          (d) Debt Issuance or Preferred Stock Issuance. Not later than five Business Days following the receipt of any Net Cash Proceeds of any Debt Issuance or Preferred Stock Issuance by any Company, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate principal amount equal to 100% of such Net Cash Proceeds.
          (e) Equity Issuance. Not later than five Business Days following the receipt of any Net Cash Proceeds of any Equity Issuance, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate principal amount equal to 50% of such Net Cash Proceeds.
          (f) Casualty Events. Not later than five Business Days following the receipt of any Net Cash Proceeds from a Casualty Event by any Company, Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(h) and (i); provided that:
          (i) so long as no Default shall then exist or would arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that (A) in the event such Net Cash Proceeds shall be less than $750,000, Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such date stating that such proceeds are expected to be used, or (B) in the event that such Net Cash Proceeds equal or exceed $750,000, the Administrative Agent has elected by notice to Borrower on or prior to such date to require such proceeds to be used, in each case, to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid or to reinvest in other fixed or capital assets, no later than 180 days following the date of receipt of such proceeds (which Officers’ Certificate shall set forth the estimates of the proceeds to be so expended); provided that if the property subject to such Casualty Event constituted Collateral, then all property purchased or otherwise acquired with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the first priority perfected Lien (subject to Permitted Liens) of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12; and
          (ii) if all or any portion of such Net Cash Proceeds shall not be so applied or committed to be so applied within such 180-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(f).
          (g) Excess Cash Flow. No later than the earlier of (i) 90 days after the end of each Excess Cash Flow Period and (ii) five Business Days after the date on which the audited financial statements with respect to such fiscal year in which such Excess Cash Flow Period occurs are delivered pursuant to Section 5.01(a), Borrower shall make prepayments in accordance with Sections 2.10(h) and (i), in an aggregate principal amount equal to the following percentage of Excess Cash Flow for the Excess Cash Flow Period then ended based on the Total Leverage Ratio at the end of such Excess Cash Flow Period:

Percentage of
Total Leverage Ratio	Excess Cash Flow
Greater than or equal to 3.00:1.00	50.0%
Less than 3.00:1.00	25.0%
          (h) Application of Prepayments.
               (i) Prior to any optional or mandatory prepayment hereunder, Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(i), subject to the provisions of this Section 2.10(h). Any prepayments of Term Loans pursuant to Sections 2.10(c)-(g) shall be applied first to reduce scheduled payments required under Section 2.09(a) on a pro rata basis among the scheduled principal payments to be made on the next four Term Loan Repayment Dates in order of maturity and thereafter on a pro rata basis among the payments remaining to be made on each Term Loan Repayment Date, second to the extent there are prepayment amounts remaining after the application of such prepayments under clause first, such excess amounts shall be applied to the prepayment of outstanding Revolving Loans (including to cash collateralize outstanding Letters of Credit) (but without any corresponding reduction in Revolving Commitments unless an Event of Default has occurred and is continuing) and Borrower shall comply with Section 2.10(b) and third, to redeem the Senior Notes to the extent required under the Senior Note Agreement. Optional prepayments of Term Loans shall reduce scheduled payments required under Section 2.09(a) on a pro rata basis. Any prepayments of Term Loans pursuant to Section 2.10(a) shall be applied to reduce scheduled payments required under Section 2.09(a) on a pro rata basis among the scheduled principal payments to be made on each Term Loan Repayment Date.
               (ii) Amounts to be applied pursuant to this Section 2.10 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans, respectively. Any amounts remaining after each such application shall be applied to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as applicable.
          (i) Notice of Prepayment. Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, on the third Business Day before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment and (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Such notice to the Lenders may be by electronic communication. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

          (j) Waiver of Mandatory Prepayments. Notwithstanding the foregoing provisions of this Section 2.10, (i) in the case of any mandatory prepayment of the Term Loans, Term Loan Lenders may waive by written notice to Borrower and the Administrative Agent on or before the date on which such mandatory prepayment would otherwise be required to be made hereunder the right to receive the amount of such mandatory prepayment of the Term Loans, (ii) if any Term Loan Lender or Term Loan Lenders elect to waive the right to receive the amount of such mandatory prepayment, all of the amount that otherwise would have been applied to mandatorily prepay the Term Loans of such Lender or Lenders shall be offered by Borrower to the remaining non-waiving Term Loan Lender or Term Loan Lenders on a pro rata basis, based on the respective principal amounts of their outstanding Term Loans, (iii) if and to the extent any such non-waiving Term Loan Lender does not elect by written notice to Borrower and the Administrative Agent within three Business Days following the date on which the offer is made pursuant to clause (ii) above to accept such offer, such Term Loan Lender shall be deemed to have rejected such offer, (iv) any amounts not applied to the prepayment of Term Loans pursuant to clause (ii) or clause (iii) above shall be applied instead on the fourth Business Day following the date on which the offer is made to Term Loan Lenders pursuant to clause (ii) above to the prepayment of outstanding Revolving Loans (but without any corresponding reduction in Revolving Commitments) and (v) to the extent there are any prepayment amounts remaining after the foregoing application, such amounts shall be paid promptly by the Administrative Agent to Borrower.
     Section 2.11 Alternate Rate of Interest. If the Administrative Agent, in good faith and in its reasonable discretion, shall determine that for any reason in connection with any request for a Eurodollar Loan or a ABR Loan as to which the interest rate is determined with reference to the Adjusted LIBOR Rate or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining the Adjusted LIBOR Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or in connection with a ABR Loan, or (c) the Adjusted LIBOR Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or in connection with a Eurodollar Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan as a result of events occurring after the Closing Date, the Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Loans and ABR Loans as to which the interest rate is determined with reference to the Adjusted LIBOR Rate shall be suspended until the Administrative Agent revokes such notice and during such period ABR Loans shall be made and continued based on the interest rate determined by the greater of clauses (a) and (b) in the definition of Alternate Base Rate. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans (without penalty) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein.
     Section 2.12 Increased Costs; Change in Legality. (a) If any Change in Law shall:
          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against property of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate) or the Issuing Bank; or
          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, if any, of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), as determined by such Lender or the Issuing Bank, in good faith, in its reasonable discretion, then Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered provided that the foregoing shall not apply to any such costs incurred more than 365 days prior to the date on which Borrower receives a certificate in regard thereto, as provided in subsection (c) below; it being understood that, to the extent duplicative of the provisions of Section 2.15, this Section 2.12 shall not apply to Taxes. The protection of this Section 2.12 shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.
          (b) If any Lender or the Issuing Bank determines (in good faith in its reasonable absolute discretion) that any Change in Law regarding Capital Requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, for any such reduction suffered; provided that the foregoing shall not apply to any such costs incurred more than 365 days prior to the date on which Borrower receives a certificate in regard thereto, as provided in subsection (c) below.
          (c) A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation, except as otherwise expressly provided in subsection (a) and (b) above.
          (e) If any Lender determines in good faith in its reasonable discretion that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Adjusted LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans or, if such notice relates to the unlawfulness or asserted unlawfulness of charging interest based on the Adjusted LIBOR Rate, to make ABR Loans as to which the interest rate is determined with reference to the Eurodollar Rate shall be suspended until such Lender notifies the Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, within one Business Day after demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender and ABR Loans as to which the interest rate is determined with reference to the Adjusted LIBOR Rate to ABR Loans as to which the rate of interest is not determined with reference to the Adjusted LIBOR Rate, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans or a ABR Loan as to which the interest rate is determined with reference to the Adjusted LIBOR Rate. Notwithstanding the foregoing and despite the illegality for such a Lender to make, maintain or fund Eurodollar Loans or ABR Loans as to which the interest rate is determined with reference to the Adjusted LIBOR Rate, that Lender shall remain committed to make ABR Loans as to which the rate of interest is not determined with reference to the Adjusted LIBOR Rate and shall be entitled to recover interest at such Adjusted Base Rate. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.
          (f) For purposes of paragraph (e) of this Section 2.12, a notice to Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by Borrower.
     Section 2.13 Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto, to the extent thereof, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto, to the extent thereof, or (d) the assignment of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.16, to the extent thereof, then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender in good faith to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate plus the Applicable Margin (together with any interest then payable at the Default Rate) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), in excess of (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.
     Section 2.14 Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or Reimbursement Obligations, or of amounts payable under Section 2.12, 2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 520 Madison Avenue, New York, New York 10022 Attn: BioScrip Account Manager, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15 and 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars.
          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties.
          (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise (including by exercise of its rights under the Security Agreement), obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to any Company or any Affiliates (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Legal Requirements, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(c) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(c) to share in the benefits of the recovery of such secured claim.
          (d) Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.
          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.14(d), 2.17(d), 2.18(d), 2.18(e) or 11.03(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
     Section 2.15 Taxes. (a) Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made without setoff, counterclaim or other defense and free and clear of and without deduction or withholding for any and all Indemnified Taxes or Other Taxes; provided that if Borrower shall be required by applicable Legal Requirements to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions or withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent, any Lender or the Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrower shall make such deductions or withholdings and (iii) Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirements.
          (b) In addition, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Legal Requirements.
          (c) Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the Issuing Bank (in each case, with a copy delivered concurrently to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes and in any event within 30 days following any such payment being due, by Borrower to a Governmental Authority, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. If Borrower fails to pay any Indemnified Taxes or Other Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other documentary evidence, Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank for any incremental Taxes or expenses that may become payable by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, as a result of any such failure.
          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. Without limiting the generality of the foregoing, each Foreign Lender shall (i) furnish on or prior to the date it becomes a party hereto, either (a) two accurate and completed originally executed U.S. Internal Revenue Service Form W-8BEN (or successor form), (b) two accurate and complete originally executed U.S. Internal Revenue Service Form W-8ECI (or successor form), or (c) two accurate and complete originally executed U.S. Internal Revenue Service Form W-8IMY (or successor form), together with any required schedules or attachments, certifying, in each case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder, and (ii) to the extent it may lawfully do so at such times, provide a new Form W-8BEN (or successor form), Form W-8ECI (or successor form) or Form W-8IMY (or successor form) upon the expiration or obsolescence of any previously delivered form, or at any other time upon the reasonable request of Borrower or the Administrative Agent, to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder; provided that any Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code shall also furnish a “Non-Bank Certificate” in the form of Exhibit K if it is furnishing a Form W-8BEN. If requested by Borrower or the Administrative Agent, each Foreign Lender shall (and shall cause other Persons acting on its behalf to) take any action (including entering into an agreement with the Internal Revenue Service) and comply with any information gathering and reporting requirements, in each case, that are required to obtain the maximum available exemption from U.S. federal withholding taxes under Title I of the Foreign Account Tax Compliance Act of 2009 (the “Proposed Act”), if enacted, or under any other enacted legislation that is substantially similar to Title I of the Proposed Act, with respect to payments received by or on behalf of such Foreign Lender, provided that, for the avoidance of doubt, a Foreign Lender’s breach of this sentence shall affect the rights only of the breaching Foreign Lender, and not the rights of any other Foreign Lender, under Section 2.15(a).
          (f) If the Administrative Agent or a Lender (or an assignee) determines in its reasonable discretion that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.15 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or assignee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that if the Administrative Agent or such Lender (or assignee) is required to repay all or a portion of such refund to the relevant Governmental Authority, Borrower, upon the request of the Administrative Agent or such Lender (or assignee), shall repay the amount paid over to Borrower that is required to be repaid (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender (or assignee) within a reasonable time (not to exceed 20 days) after receipt of written notice that the Administrative Agent or such Lender (or assignee) is required to repay such refund (or a portion thereof) to such Governmental Authority. Nothing contained in this Section 2.15(f) shall require the Administrative Agent or any Lender (or assignee) to make available its Tax Returns or any other information which it deems confidential to Borrower or any other person.

Notwithstanding anything to the contrary, in no event will the Administrative Agent or any Lender (or assignee) be required to pay any amount to Borrower the payment of which would place the Administrative Agent or such Lender (or assignee) in a less favorable net after-tax position than the Administrative Agent or such Lender (or assignee) would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.
     Section 2.16 Mitigation Obligations; Replacement of Lenders. (a) Mitigation of Obligations. If any Lender requests compensation under Section 2.12(a) or (b), or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce materially amounts payable pursuant to Section 2.12(a), 2.12(b), or 2.15, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense, (iii) would not require such Lender to take any action materially inconsistent with its internal policies or legal or regulatory restrictions, and (iv) would not otherwise be materially disadvantageous to such Lender. Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses in reasonable detail submitted by such Lender to the Administrative Agent shall be conclusive absent manifest error.
          (b) Replacement of Lenders. In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.12(a) or (b), (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.12(e), (iii) Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.15, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by Borrower that requires the consent of 100% of the Lenders and the Required Lenders have granted consent, or (v) any Lender or the Issuing Bank defaults in its obligations to make Loans or issue Letters of Credit, as the case may be, or other extensions of credit hereunder, Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 11.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (w) no Default shall have occurred and be continuing, (x) such assignment shall not conflict with any applicable Legal Requirement, (y) Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the prior written consent of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld or delayed, and (z) Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest and any prepayment premium or penalty (if any) accrued to the date of such payment on the outstanding Loans or LC Disbursements of such Lender or the Issuing Bank, respectively, affected by such assignment plus all Fees and other amounts owing to or accrued for the account of such Lender or such Issuing Bank hereunder (including any amounts under Sections 2.12 and 2.13); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or the Issuing Bank’s claim for compensation under Section 2.12(a) or (b) or notice under Section 2.12(e) or the amounts paid pursuant to Section 2.15, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.12(e), or cease to result in amounts being payable under Section 2.15, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (a) of this Section 2.16), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.12(a) or (b) in respect of such circumstances or event or shall withdraw its notice under Section 2.12(e) or shall waive its right to further payments under Section 2.15 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender and the Issuing Bank hereby irrevocably authorizes the Administrative Agent to execute and deliver, on behalf of such Lender and the Issuing Bank as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s or the Issuing Bank’s interests hereunder in the circumstances contemplated by this Section 2.16(b).
          (c) Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender becomes a Defaulting Lender, then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender”, and the amount of such Defaulting Lender’s Revolving Commitment and Revolving Loans and/or Term Loan Commitments and Term Loans shall be excluded for purposes of voting, and the calculation of voting, on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents; (ii) to the extent permitted by applicable Legal Requirements, until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero, (A) any voluntary prepayment of the Loans pursuant to Section 2.10(a) shall, if Borrower so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders in accordance with Section 2.10(a) as if such Defaulting Lender had no Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (B) any mandatory prepayment of the Loans pursuant to Section 2.10 shall, if Borrower so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) in accordance with Section 2.10 as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender, it being understood and agreed that borrower shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (B); (iii) the amount of such Defaulting Lender’s Revolving Commitment, Revolving Loans and LC Exposure shall be excluded for purposes of calculating the commitment fee payable to Revolving Lenders pursuant to Section 2.05(a) in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.05(a) with respect to such Defaulting Lender’s Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; (iv) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then: (A) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the Revolving Lenders that are not Defaulting Lenders in accordance with their respective Revolving Commitments but, in any case, only to the extent (x) the sum of the Revolving Exposures of all Revolving Lenders that are not Defaulting Lenders does not exceed the total of the Revolving Commitments of all Revolving Lenders that are not Defaulting Lenders and (y) the conditions set forth in Section 4.02 are satisfied at such time; (B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrower shall within one Business Day following notice by the Administrative Agent (x) prepay such Swingline Exposure of such Defaulting Lender and (y) cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 2.18(i) for so long as such LC Exposure is outstanding; (C) if Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this paragraph (iv), Borrower shall not be required to pay any LC Participation Fee to such Defaulting Lender pursuant to Section 2.05(c) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized; (D) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this paragraph (iv), then the fees payable to the Lenders pursuant to Section 2.05 shall be adjusted in accordance with such non-

Defaulting Lenders’ reallocated LC Exposure; and (E) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this paragraph (iv), then, without prejudice to any rights or remedies of the Issuing Banks or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and LC Participation Fee payable under Section 2.05 with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Banks until such LC Exposure is cash collateralized and/or reallocated; (v) the Revolving Exposure of all Lenders as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender; and (vi) so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by Borrower in accordance with paragraph (iv) of this Section 2.16(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with paragraph (iv)(A) of this Section 2.16(c) (and Defaulting Lenders shall not participate therein). In the event that each of the Administrative Agent, Borrower, the Issuing Banks and the Swingline Lender agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure, LC Exposure and Revolving Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Commitment.
          For purposes of this Agreement, (i) “Funding Default” means, with respect to any Defaulting Lender, the occurrence of any of the events set forth in the definition of “Defaulting Lender,” (ii) “Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (a) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (b) with respect any Funding Default (other than any such Funding Default arising pursuant to clause (e) of the definition of “Defaulting Lender”), the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms hereof or any combination thereof) and (2) such Defaulting Lender shall have delivered to Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Commitment(s), and (c) the date on which Borrower, the Administrative Agent and the Required Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (iii) “Default Excess” shall mean, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s pro rata percentage of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of Loans of such Defaulting Lender.
          No amount of the Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in Section 2.16(c), performance by Borrower of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of Section 2.16(c). The rights and remedies against a Defaulting Lender under Section 2.16(c) are in addition to other rights and remedies that Borrower may have against such Defaulting Lender with respect to any Funding Default and that the

Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.
     Section 2.17 Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to Borrower from time to time on any Business Day during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (and upon each such Borrowing of Swingline Loans, Borrower shall be deemed to represent and warrant that such Borrowing will not result in) (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment, (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments or (iii) the Revolving Exposure for all Lenders exceeding the Borrowing Base; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance, in whole or in part, an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, repay and reborrow Swingline Loans.
          (b) Swingline Loans. To request a Swingline Loan, Borrower shall deliver, by hand delivery or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent), a duly completed and executed Borrowing Request to the Administrative Agent and the Swingline Lender, not later than 10:00 a.m., New York City time, on the Business Day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. Each Swingline Loan shall be an ABR Loan. The Swingline Lender shall make each Swingline Loan available to Borrower by means of a credit to the Borrower Account by the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.18(e), by remittance to the Issuing Bank). The Swingline Lender shall endeavor to fund each Swingline Loan by 3:00 p.m., New York City time and shall in all events fund each Swingline Loan by no later than 5:00 p.m., New York City time, on the requested date of such Swingline Loan. Borrower shall not request a Swingline Loan if at the time of or immediately after giving effect to the Credit Extension contemplated by such request a Default has occurred and is continuing or would result therefrom. Swingline Loans shall be made in minimum amounts of $100,000 and integral multiples of $50,000 above such amount.
          (c) Prepayment. Borrower shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon giving written notice to the Swingline Lender and the Administrative Agent before 12:00 p.m., New York City time, on the proposed date of repayment.
          (d) Participations. The Swingline Lender (i) may at any time in its discretion, and (ii) no less frequently than every five Business Days or as directed by the Administrative Agent from time to time on not less than one Business Day’s written notice to the Swingline Lender, shall by written notice given to the Administrative Agent (provided such notice requirements shall not apply if the Swingline Lender and the Administrative Agent are the same entity) not later than 11:00 a.m., New York City time, on the next succeeding Business Day following such notice require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default, a reduction or termination of the Commitments or a Borrowing Base Deficiency, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders; provided, that the Revolving Lender who is the Swingline Lender shall be deemed to have funded its Pro Rata Percentage automatically without further funding. The Administrative Agent shall notify Borrower of any participations in any Swingline Loan acquired by the Revolving Lenders pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from Borrower (or other party on behalf of Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve Borrower of any default in the payment thereof.
          (e) Resignation or Removal of the Swingline Lender. The Swingline Lender may resign as Swingline Lender hereunder at any time upon at least 30 days’ prior written notice to the Lenders, the Administrative Agent and Borrower, provided that such Swingline Lender is replaced by a successor Swingline Lender simultaneously with its resignation. Following such notice of resignation from the Swingline Lender, the Swingline Lender may be replaced at any time by written agreement among Borrower (with Borrower’s agreement not to be unreasonably withheld, delayed or conditioned), the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. At the time any such resignation or replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Swingline Lender. From and after the effective date of any such resignation or replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the Swingline Lender under this Agreement with respect to Swingline Loans to be made by it thereafter and (ii) references herein and in the other Loan Documents to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lenders, or to such successor and all previous Swingline Lenders, as the context shall require. After the resignation or replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to such resignation or replacement, but shall not be required to make additional Swingline Loans. Notwithstanding anything to the contrary in this Section 2.17(e) or otherwise, the Swingline Lender may not resign until such time as a successor Swingline Lender has been appointed.
     Section 2.18 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, Borrower may request the Issuing Bank, and the Issuing Bank agrees, to issue Letters of Credit for its own account or the account of a Subsidiary in a form reasonably acceptable to Borrower (with Borrower’s agreement not to be unreasonably withheld, delayed or conditioned), the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary). The Issuing Bank shall have no obligation to issue, and Borrower shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance, (w) the LC Exposure would exceed the LC Commitment, (x) the total Revolving

Exposure would exceed the total Revolving Commitments, (y) the Revolving Exposure for all Lenders would then exceed the Borrowing Base, or (z) the expiry date of the proposed Letter of Credit is on or after than the close of business on the Letter of Credit Expiration Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
          (b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, Borrower shall hand deliver or facsimile transmission (or transmit by electronic communication if arrangements for doing so have been approved by the Issuing Bank) an LC Request to the Issuing Bank and the Administrative Agent not later than 11:00 a.m., New York City time, on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).
     A request for an initial issuance of a Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank:
     (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);
     (ii) the face amount thereof;
     (iii) the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);
     (iv) the name and address of the beneficiary thereof;
     (v) whether the Letter of Credit is to be issued for its own account or for the account of one of its Restricted Subsidiaries (provided that Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Restricted Subsidiary);
     (vi) whether the Letter of Credit is to be issued as a Standby Letter of Credit or a Commercial Letter of Credit;
     (vii) the documents to be presented by such beneficiary in connection with any drawing thereunder;
     (viii) the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and
     (ix) such other matters as the Issuing Bank may require.
     A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank:
     (i) the Letter of Credit to be amended, renewed or extended;
     (ii) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

     (iii) the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);
     (iv) the nature of the proposed amendment, renewal or extension; and
     (v) such other matters as the Issuing Bank may require.
If requested by the Issuing Bank, Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the LC Commitment, (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments and (iii) the conditions set forth in Article IV in respect of such issuance, amendment, renewal or extension shall have been satisfied. Unless the Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000.
          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (x) the date which is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date; provided that this paragraph (c) shall not prevent any Issuing Bank from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each (and, in any case, not to extend beyond the Letter of Credit Expiration Date) unless each such Issuing Bank elects not to extend for any such additional period.
          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Borrower on the date due as provided in Section 2.18(e), or of any reimbursement payment required to be refunded to Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments or a Borrowing Base Deficiency and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment).
          (e) Reimbursement. (i) If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the Business Day immediately following the date that such LC Disbursement is made if Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on the second Business Day immediately following the day that Borrower receives such notice; provided that Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with ABR Revolving Loans in an equivalent amount and, to the extent so financed, Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans.
               (ii) If Borrower fails to make such payment when due, and if the amount is not financed pursuant to the proviso to Section 2.18(e)(i), the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Revolving Lender’s Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 12:00 p.m., New York City time, on such date (or, if such Revolving Lender shall have received such notice later than 11:00 a.m., New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Revolving Lender’s Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Revolving Lender, and the Administrative Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders; provided, that if the Issuing Bank is also a Revolving Lender, such Revolving Lender shall be deemed to have funded its Pro Rata Percentage automatically without further funding. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from Borrower pursuant to the above paragraph prior to the time that any Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative Agent from Borrower thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as appropriate.
               (iii) If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, each of Borrower and such Revolving Lender severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of Borrower, the Default Rate and (ii) in the case of such Lender, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.
          (f) Obligations Absolute. The Reimbursement Obligation of Borrower as provided in Section 2.18(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to strictly comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.18, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of Borrower hereunder; (v) the fact that a Default shall have occurred and be continuing; (vi) any material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities (contingent or otherwise), material agreements, properties, solvency, business, management, prospects or value of any Company; or (vii) any other fact, circumstance or event whatsoever. None of the Agents, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of

Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to consequential, special, punitive or other indirect damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable Legal Requirements) suffered by Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Administrative Agent and Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its Reimbursement Obligation to the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.18(e)).
          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the Alternate Base Rate plus the Applicable Margin for a period of three calendar days from the date of such LC Disbursement, and at the Default Rate thereafter. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.18(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
          (i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit in the LC Sub-Account, in the name of the Collateral Agent and for the benefit of the Revolving Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in paragraph (g) or (h) of Section 8.01. Funds in the LC Sub-Account shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of Borrower in accordance with Article IX. If

Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to Borrower within five Business Days after all Events of Default have been cured or waived.
          (j) Additional Issuing Banks. Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), the Issuing Bank (which consent shall not be unreasonably withheld) and such Revolving Lender(s). Any Revolving Lender designated as an issuing bank pursuant to this paragraph (j) shall be deemed (in addition to being a Revolving Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Revolving Lender, and all references herein and in the other Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as Issuing Bank, as the context shall require.
          (k) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days’ prior written notice to the Lenders, the Administrative Agent and Borrower. The Issuing Bank may be replaced at any time by written agreement among Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.
          (l) Other. The Issuing Bank shall be under no obligation to issue any Letter of Credit if:
          (i) any Order of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Legal Requirement applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; or
          (ii) the issuance of such Letter of Credit would violate one or more policies of general application of the Issuing Bank.

The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders (with references to the Companies being references thereto after giving effect to the Transactions unless otherwise expressly stated) that:
     Section 3.01 Organization; Powers. Each Company (a) is duly incorporated or organized and validly existing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has all requisite power and authority to carry on its business as now conducted and to own, lease and operate its property and (c) is registered, qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so register, qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.
     Section 3.02 Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary corporate or other organizational action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     Section 3.03 No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect or maintain the perfection or priority of the Liens created by the Security Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate or result in a default or require any consent or approval under (x) any indenture, agreement, or other instrument binding upon any Company or its property or to which any Company or its property is subject, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect or (y) any Organizational Document, (d) will not violate any material Legal Requirement in any material respect and (e) will not result in the creation or imposition of any Lien on any property of any Company, other than the Liens created by the Security Documents.
     Section 3.04 Financial Statements; Projections. (a) All financial statements and all financial statements delivered pursuant to Sections 5.01(a), (b) and (c) have been prepared in accordance with GAAP consistently applied throughout the applicable period covered, respectively, thereby and present fairly the financial condition and results of operations and cash flows of Borrower as of the dates and for the periods to which they relate (subject to normal year-end audit adjustments and the absence of footnotes). Except as set forth in such financial statements, there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.
          (b) Borrower heretofore has delivered to the Lenders (i) the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Borrower as of and for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007 audited by and accompanied by the unqualified opinion of Ernst & Young LLP, independent public accountants, (ii) the consolidated balance sheets of Target and its Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended audited by and accompanied by the unqualified opinion of Deloitte & Touche LLP, (iii) consolidated balance sheet of Specialty Pharma, Inc. and its subsidiary as of August 31, 2006, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the period from January 1, 2006 to August 31, 2006 audited by and accompanied by the unqualified opinion of Deloitte & Touche LLP, (iv) the balance sheet of New England Home Therapies, Inc. as of August 31, 2006, and the related statement of operations, shareholders’ equity, and cash flows for the period from January 1, 2006 to August 31, 2006 audited by and accompanied by the unqualified opinion of Deloitte & Touche LLP, and (v) the consolidated statement of income and comprehensive income, of shareholders’ equity and of cash flows of Deaconess Enterprises, Inc. and its subsidiaries for the year ended December 31, 2006 audited by and accompanied by the unqualified opinion of PricewaterhouseCoopers LLP. Borrower has heretofore delivered to the Lenders Borrower’s unaudited consolidated balance sheet and statements of income and cash flows and EBITDA for the fiscal year ended December 31, 2009 on a Pro Forma Basis giving effect to the Transactions as if they had occurred on such date in the case of the balance sheet and as of the beginning of all periods presented in the case of the statements of income and cash flows. Such financial statements on a Pro Forma Basis (A) have been prepared in good faith by the Loan Parties, based upon (i) the assumptions stated therein (which assumptions are believed by the Loan Parties on the date hereof and on the Closing Date to be reasonable), (ii) accounting principles consistent with the historical audited financial statements delivered pursuant to this Section 3.04(b) and (iii) the best information reasonably available to, or in the possession or control of, the Loan Parties as of the date of delivery thereof, (B) reflect fairly all adjustments required to be made to give effect to the Transactions, (C) have been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) consistently applied throughout the applicable period covered, respectively, thereby, and (D) present fairly the consolidated financial position and results of operations of Borrower as of such date and for such periods, on a Pro Forma Basis assuming that the Transactions had occurred at such dates.
          (c) Borrower has heretofore delivered to the Lenders the forecasts of financial performance of Borrower and its Subsidiaries for the fiscal years 2010 — 2014 (the “Projections”). The Projections have been prepared in good faith by the Loan Parties and based upon (i) the assumptions stated therein (which assumptions are believed by the Loan Parties on the date hereof and the Closing Date to be reasonable), (ii) accounting principles consistent with the historical audited financial statements delivered pursuant to Section 3.04(a) consistently applied throughout the fiscal years covered thereby, and (iii) the best information reasonably available to, or in the possession or control of, the Loan Parties as of the date hereof and the Closing Date.
          (d) Since December 31, 2009, there has been no event, change, circumstance or occurrence that has had or could reasonably be expected to result in a Material Adverse Effect.

     Section 3.05 Properties. (a) Each Company has good title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens and irregularities, deficiencies and defects in title except for Permitted Liens and minor irregularities, deficiencies and defects in title that do not, and could not reasonably be expected to, interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. The property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted), and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.
          (b) Schedule 3.05(b) contains a true and complete list of each ownership and leasehold interest in Real Property (including all modifications, amendments and supplements thereto with respect to leased Real Property) (i) owned by any Company as of the Closing Date and describes the use and type of interest therein held by such Company and (ii) leased, subleased or otherwise occupied or utilized by any Company, as lessee, sublessee, franchisee or licensee, as of the Closing Date and describes the use and type of interest therein held by such Company; and accurately and comprehensively designates which, among such properties, constitute Key Locations as of the Closing Date. No Company is in default under any provision of any lease agreement to which it is a party with respect to a leasehold interest in Real Property, where such default could reasonably be expected to result in a Material Adverse Effect.
          (c) No Company has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of any Key Location where such Casualty Event could reasonably be expected to result in a Material Adverse Effect. No Mortgage encumbers improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 5.04.
          (d) Each Company owns or has rights to use all of its property and all rights with respect to any of the foregoing used in, necessary for or material to each Company’s business as currently conducted. The use by each Company of its property and all such rights with respect to the foregoing do not infringe on the rights of any person, other than any infringement that could not reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that any Company’s use of any of its property does or may violate the rights of any third party that could reasonably be expected to result in a Material Adverse Effect. Each Key Location is zoned to permit the uses for which such Key Location is currently being used. The present uses of each Key Location and the current operations of each Company’s business do not violate in any material respect any provision of any applicable building codes, subdivision regulations, fire regulations, health regulations or building and zoning bylaws.
     Section 3.06 Intellectual Property. (a) Ownership; No Claims; Use of Intellectual Property; Protection of Trade Secrets. Each Company owns or is licensed to use, free and clear of all Liens (other than Permitted Liens), all patents and patent applications; trademarks, trade names, service marks, copyrights, domain names and applications for registration thereof; and technology, trade secrets, proprietary information, inventions, know-how and processes necessary for the conduct of its business as currently conducted (the “Intellectual Property”), except for those the failure to own or license which could not reasonably be expected to result in a Material Adverse Effect. No material claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Company know of any valid basis for any such claim. The use of such Intellectual Property by each Company does not infringe the rights of any person, except for such claims and infringements which could not reasonably be expected to result in a Material Adverse Effect. Except pursuant to licenses and other user agreements entered into by each Company in the ordinary course of business which, in the case of licenses and user agreements in existence on the date hereof, are listed in Schedule 3.06(a), no Company has done anything to authorize or enable any other person to use any such Intellectual Property, which use, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Company has taken commercially reasonable measures to protect the secrecy, confidentiality and value of all trade secrets used in such Company’s business, to the extent that the loss thereof, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          (b) Patents; Registrations. (i) On and as of the Closing Date, each Company owns and possesses the right to use all issued patents and pending patent applications, trademark, service mark and domain name registrations and pending applications, and copyright registrations and pending applications listed in Schedules 14(a), 14(b) and 14(c) to the Perfection Certificate, and (ii) all patents and registered trademarks, service marks, copyrights and domain names owned by each Company are valid, subsisting and in full force and effect; excepting therefrom, in each case, the failure of which to comply herewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          (c) No Violations or Proceedings. (i) There is no violation by others of any right of any Company with respect to any Intellectual Property, other than such violations, individually or in the aggregate, that could not reasonably be expected to have a Material Adverse Effect, (ii) no Company is materially infringing upon or misappropriating any copyright, patent, trademark, trade secret or other intellectual property right of any other person, (iii) no Company is in breach of, or in default under, any license of Intellectual Property by any other person to such Company, except in any case where such breach or default, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (iv) no proceedings have been instituted or are pending against any Company or threatened, and no claim against any Company has been received by any Company, alleging any such infringement or misappropriation, except to the extent that such proceedings or claims, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          (d) No Impairment. Neither the execution, delivery or performance of this Agreement and the other Loan Documents, nor the consummation of the transactions contemplated hereby and thereby, will alter, impair or otherwise affect or require the consent of any other person in respect of any right of any Company in any Intellectual Property, except to the extent that such alteration, impairment, effect or consent could not reasonably be expected to result in a Material Adverse Effect.
          (e) No Agreement or Order Materially Affecting Intellectual Property. Except as set forth on Schedule 3.06(e), no Company is subject to any settlement, covenant not to sue or other agreement, or any outstanding Order, which may materially affect the validity or enforceability or restrict in any manner such Company’s use, licensing or transfer of any of the Intellectual Property.
     Section 3.07 Equity Interests and Subsidiaries. (a) Schedule 3.07(a) sets forth a list of (i) each Subsidiary of Borrower and its jurisdiction of incorporation or organization as of the Closing Date, (ii) each Subsidiary that is a Restricted Subsidiary and each Subsidiary that is an Unrestricted Subsidiary as of the Closing Date, and (iii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights on the Closing Date. All Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable, and all Equity Interests of the Subsidiaries are owned by Borrower directly or indirectly through Wholly Owned Subsidiaries. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Security Documents, free of any and all Liens, rights or claims of other persons, except the security interest created by the Security Documents and any Permitted Liens that arise by operation of applicable Legal Requirements and are not voluntarily granted, and, as of the Closing Date, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests, except as may be set forth on Schedule 3.07(a).
          (b) No consent of any person including any general or limited partner, any other member or manager of a limited liability company, any shareholder or any other trust beneficiary is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or first priority status (or the maintenance thereof) of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent under the Security Documents or the exercise by the Collateral Agent or any Lender of the voting or other rights provided for in the Security Documents or the exercise of remedies in respect of such Equity Interests.
          (c) A complete and accurate organization chart, showing the ownership structure of the Companies on the Closing Date, both before and after giving effect to the Transactions, is set forth on Schedule 3.07(c).
     Section 3.08 Litigation; Compliance with Laws. (a) There are no actions, suits, proceedings or, to the knowledge of any Loan Party, investigations at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or any of the Transactions or (ii) that have resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
          (b) Except for matters covered by Section 3.18, no Company or any of its property is (i) in violation of, nor will the continued operation of its property as currently conducted violate, any Legal Requirements (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company’s Real Property or (ii) in default with respect to any Order, where such violation or default, could reasonably be expected to result in a Material Adverse Effect.
     Section 3.09 Agreements. (a) No Company is a party to any agreement or instrument or subject to any corporate or other constitutional restriction, or any restriction under its Organizational Documents, that has resulted or could reasonably be expected to result in a Material Adverse Effect.
          (b) No Company is in default in any manner under any provision of any Material Agreement evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound or subject, where such default could reasonably be expected to result in a Material Adverse Effect, and no condition exists which, with the giving of notice or the lapse of time or both could reasonably be expected to constitute such a default.
          (c) Schedule 3.09(c) accurately and completely lists all Material Agreements (other than leases of Real Property set forth on Schedule 3.05(b)) to which any Company is a party which are in effect on the Closing Date in connection with the operation of the business conducted thereby and Borrower has delivered to the Administrative Agent (or made available to the Administrative Agent and the Lenders for review on or before the date hereof) complete and correct copies of all such Material Agreements, including any amendments, supplements or modifications with respect thereto, and all such Material Agreements are in full force and effect.

     Section 3.10 Federal Reserve Regulations. (a) No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
          (b) No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Securities Collateral pursuant to the Security Agreement does not violate such regulations.
     Section 3.11 Investment Company Act; Public Utility Holding Company Act, etc. No Company is (a) an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a “holding company,” an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company,” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 2005, as amended, or (c) subject to regulation under any Legal Requirement (other than Regulation X) that limits its ability to incur, create, assume or permit to exist Indebtedness.
     Section 3.12 Use of Proceeds. Borrower will use the proceeds of the Term Loans to finance a portion of the Acquisition and Refinancing on the Closing Date, and pay any related fees and expenses. Borrower will use the proceeds of the Revolving Loans and Swingline Loans after the Closing Date for general corporate and working capital purposes (including to effect any Permitted Acquisitions), for Capital Expenditures and for other corporate purposes consistent with the terms of this Agreement, it being understood that no Revolving Loans or Swingline Loans shall be made on the Closing Date.1
     Section 3.13 Taxes. Each Company has (a) timely filed or caused to be timely filed all federal, state, local and foreign Tax Returns required to have been filed by it and all such Tax Returns are true and correct in all material respects and (b) duly and timely paid or caused to be duly and timely paid all Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. No Company is aware of any proposed or pending tax assessments, deficiencies, audits or other proceedings that could reasonably be expected to result in a Material Adverse Effect. No Company has ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6662(d)(2)(C)(ii) of the Code or Sections 6111(c) or 6111(d) of the Code (as in effect prior to the amendment by the American Jobs Creation Act of 2004, P.L. 108-357), or has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4. No Company is a party to any tax sharing or similar agreement.
     Section 3.14 No Material Misstatements. No information, report, financial statement, certificate (including the Perfection Certificate), Borrowing Request, LC Request, exhibit or schedule furnished by or on behalf of any Company to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Confidential Information Memorandum), taken as a whole, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that to the extent any such information, report, financial

[1]	Discuss rollover of existing LCs and payment of OID and upfront fees with revolver.

statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Loan Party represents and warrants only that on the date of delivery thereof such forecast or projection was prepared in good faith based upon (i) the assumptions stated therein (which assumptions are believed by the Loan Parties on the date delivered to the Administrative Agent or a Lender to be reasonable), (ii) accounting principles consistent with the historical audited financial statements of Borrower, and (iii) the best information reasonably available to, or in the possession or control of, the Loan Parties as of the date of delivery thereof to the Administrative Agent or a Lender.
     Section 3.15 Labor Matters. There are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of the Loan Parties, threatened that have resulted in, or could reasonably be expected to result in, a Material Adverse Effect. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Legal Requirement dealing with such matters in any manner that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except to the extent that the failure to do so has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.
     Section 3.16 Solvency. Both immediately before and immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Credit Extension (including the initial Credit Extension on the Closing Date) and after giving effect to the application of the proceeds of each Credit Extension, (a) the fair value of the properties of each Loan Party will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Loan Party generally will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (d) each Loan Party will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed, contemplated or about to be conducted following the Closing Date.
     Section 3.17 Employee Benefit Plans. (a) The Company and each of its ERISA Affiliates are in material compliance with all applicable Legal Requirements, including all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, with respect to all Employee Benefit Plans. Each Employee Benefit Plan complies in all material respects, and is operated and maintained in compliance in all material respects, with all applicable Legal Requirements, including all material applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service and nothing has occurred which would prevent, or cause the loss of, such qualification.
          (b) No ERISA Event has occurred or is reasonably expected to occur. No Pension Plan has any Unfunded Pension Liability. Within the last six years, no Pension Plan has been terminated, whether or not in a “standard termination” as that term is used in Section 4041 of ERISA, nor has any Pension Plan (determined at any time within the last six years) with an Unfunded Pension Liability been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Company or any of their respective ERISA Affiliates. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of any

Company or any of its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, have not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.
          (c) Except to the extent required under Section 4980B of the Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Company or any of its ERISA Affiliates.
     Section 3.18 Environmental Matters. Except as could not reasonably be expected to result in a Material Adverse Effect:
          (i) the Companies and their businesses, operations and Real Property are and have at all times during the Companies’ ownership or lease thereof been in compliance with, and the Companies have no liability under, any applicable Environmental Law;
          (ii) the Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of the Real Property, under all applicable Environmental Laws. The Companies are in compliance with the terms and conditions of such Environmental Permits, and all such Environmental Permits are valid and in good standing. No expenditures or operational adjustments are reasonably anticipated to be required to remain in compliance with the terms and conditions of, or to renew or modify such Environmental Permits during the next five years;
          (iii) there has been no Release or threatened Release or any handling, management, generation, treatment, storage or disposal of Hazardous Materials on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by any of the Companies or their predecessors in interest that has resulted in, or is reasonably likely to result in, liability or obligations by any of the Companies under Environmental Law or in an Environmental Claim;
          (iv) there is no Environmental Claim pending or, to the knowledge of the Loan Parties, threatened against any of the Companies, or relating to the Real Property currently or formerly owned, leased or operated by any of the Companies or relating to the operations of the Companies, and, to the knowledge of the Loan Parties, there are no actions, activities, circumstances, conditions, events or incidents that are reasonably likely to form the basis of such an Environmental Claim;
          (v) no person with an indemnity, contribution or other obligation to any of the Companies relating to compliance with or liability under Environmental Law is in default with respect to any such indemnity, contribution or other obligation;
          (vi) no Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any Order or agreement by which it is bound or has assumed by contract or agreement, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location;
          (vii) no Real Property or facility owned, operated or leased by the Companies and, to the knowledge of the Loan Parties, no Real Property or facility formerly owned, operated or leased by any of the Companies or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List as defined in and promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability

Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority that indicates that any Company has or may have an obligation to undertake investigatory or remediation obligations under applicable Environmental Laws;
          (viii) no Lien has been recorded or, to the knowledge of any Loan Party, threatened under any Environmental Law with respect to any Real Property or property of the Companies;
          (ix) the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Transactions and the other transactions contemplated hereby and thereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup obligations pursuant to any Governmental Real Property Disclosure Requirements or any other Environmental Law; and
          (x) the Companies have made available to the Lenders all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Companies concerning compliance with or liability or obligation under Environmental Law, including those concerning the condition of the Real Property or the existence of Hazardous Materials at Real Property or facilities currently or formerly owned, operated, leased or used by any of the Companies.
     Section 3.19 Health Care Matters. Without limiting or being limited by any other provision of any Loan Document:
          (a) Health Care Programs and Third-Party Payor Participation. The Company participates in and has not been excluded from the federal and state health care programs (individually, a “Program” and collectively, the “Programs”) listed on Schedule 3.19(a). A list of all of the Companies’ existing (x) Medicare Provider Agreements and numbers and Medicaid Provider Agreements and numbers, and (y) all other federal and state Program provider agreements and numbers, excluding TRICARE and CHAMPUS, pertaining to the business of each Company or, if such contracts do not exist, other documentation evidencing such participation are set forth on Schedule 3.19(a). The Companies’ existing (x) Medicare Provider Agreements and numbers and Medicaid Provider Agreements and numbers, and (y) all other federal and state Program provider agreements and numbers, including TRICARE and CHAMPUS shall be referred to herein as “Program Agreements.” The Companies Reimbursement Approvals include contractual arrangements with third-party payors including, but not limited to, private insurance, managed care plans and HMOs, health care providers and employee assistance programs (the “Third-Party Payors”). A list of each Companies’ existing Reimbursement Approvals with Third-Party Payor(s) that provide for payment of $500,000 or more in calendar year 2009 pertaining to such Company Subsidiary’s business is set forth on Schedule 3.19(a) (the “Third-Party Payor Contracts”). The Program Agreements and Third-Party Payor Contracts constitute legal, valid, binding and enforceable obligations of the Company that is a party thereto and the other parties thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless whether considered in a proceeding at equity or in law) and, to the knowledge of the Company, are in full force and effect. To the knowledge of the Companies, no Company is in default under any Program Agreement or under any Third-Party Payor Contract to which it is a party and, to the knowledge of the Company, the other parties thereto are not in material default thereunder. The Company is in material compliance with the rules and policies respecting each Program Agreement and Third-Party Payor Contract, including, but not limited to, all certification, billing, reimbursement and documentation requirements. Except as set forth on Schedule 3.19(a), no action has been taken by any Governmental Authority or, to the knowledge of the

Company, recommended by any Governmental Authority, either to revoke, withdraw or suspend any Program Agreement or to terminate or decertify any participation of any Company in any “Federal Health Care Program” (as that term is defined in 42 U.S.C. § 1320a-7b(f)) in which it participates (including, but not limited to Medicare, Medicaid, TRICARE and CHAMPUS), nor is there any decision by the Company not to renew any Program Agreement. To the knowledge of the Companies, except as could not reasonably be expected to have a Material Adverse Effect, no party to a Program Agreement or Third-Party Payor Contract or other government regulatory authority has threatened in writing revocation, suspension, termination, probation, restriction, limitation or nonrenewal affecting any Program Agreement or Third-Party Payor Contract.
          (b) Health Care Permits. Except as could not reasonably be expected to have a Material Adverse Effect, each Company holds all Health Care Permits necessary or required by applicable Legal Requirement or Governmental Authority for the operation of the business of such Company. Schedule 3.19(b) sets forth all such Health Care Permits held by each Company as of the Closing Date or to be obtained by each Company within 90 days following the Closing Date (individually, a “Company Health Care Permit,” and collectively, the “Company Health Care Permits”). Except as could not reasonably be expected to have a Material Adverse Effect, there are no pending or, to the knowledge of any Loan Party, threatened suits or proceedings that could reasonably be expected to result in the suspension, revocation, restriction, amendment or nonrenewal of any Company Health Care Permit, and no event which (whether with notice or lapse of time or both) could reasonably be expected to result in a suspension, revocation, restriction, amendment or nonrenewal of any Company Health Care Permit has occurred. Except as could not reasonably be expected to have a Material Adverse Effect, each Company is in compliance with the terms of the Company Health Care Permits.
          (c) Accreditations. Except as could not reasonably be expected to have a Material Adverse Effect, each Company holds all Accreditations necessary or required by applicable Legal Requirements or Governmental Authority for the operation of the business of such Company (including accreditation by the appropriate Governmental Authorities and industry accreditation agencies and accreditation and certifications necessary to receive payment and compensation and to participate under Medicare, Medicaid, TRICARE/CHAMPUS, Blue Cross/Blue Shield and other payor programs relevant to any Company) (individually, a “Company Accreditation,” and collectively, the “Company Accreditations”). There are no pending or, to the knowledge of any Loan Party, threatened suits or proceedings that could reasonably be expected to result in the suspension, revocation, restriction, amendment or nonrenewal of any Company Accreditations, and no event which (whether with notice or lapse of time or both) could reasonably be expected to result in a suspension, revocation, restriction, amendment or nonrenewal of any Company Accreditation has occurred. Except as could not reasonably be expected to have a Material Adverse Effect, each Company is in compliance with the terms of the Company Accreditations.
          (d) Reimbursement Approvals. Except as could not be expected to have a Material Adverse Effect, each Company holds all Reimbursement Approvals necessary or required by applicable law or Governmental Authority for the operation of the business of such Company (individually, a “Company Reimbursement Approval,” and collectively, the “Company Reimbursement Approvals”). Reimbursement Approvals include, but are not limited to, those items listed on Schedule 3.19(a). Except as could not reasonably be expected to have a Material Adverse Effect, there are no pending or, to the knowledge of any Loan Party, threatened suits or proceedings that could reasonably be expected to result in the suspension, revocation, restriction, amendment or nonrenewal of any Company Reimbursement Approvals, and no event which (whether with notice or lapse of time or both) could reasonably be expected to result in a suspension, revocation, restriction, amendment or nonrenewal of any Company Reimbursement Approval has occurred. Except as could not reasonably be expected to have a

Material Adverse Effect, each Company is in compliance with the terms of the Company Reimbursement Approvals.
          (e) Regulatory Filings. Since December 31, 2009, each Company has timely filed, or caused to be filed, all material regulatory reports, schedules, statements, documents, filings, submissions, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Governmental Authority or pursuant to any Company Health Care Permit, Company Accreditation or Company Reimbursement Approval or other applicable Legal Requirement, including health, pharmacy, laboratory, drug enforcement, Medicaid and Medicare regulatory authorities (“Company Regulatory Filings”), and has timely paid all amounts, Taxes, fees and assessments due and payable in connection therewith, except where the failure to make such filings or payments on a timely basis could not reasonably be expected to have a Material Adverse Effect. All such Company Regulatory Filings complied in all material respects with applicable Legal Requirements.
          (f) Surveys, Audits and Investigations. Schedule 3.19(f) sets forth a list of all notices received during the fiscal year ended December 31, 2009, of material noncompliance, requests for material remedial action, investigations, return of overpayment or imposition of fines (whether ultimately paid or otherwise resolved) by any Governmental Authority or pursuant to any Company Health Care Permit, Company Accreditation or Company Reimbursement Approval (the “Health Care Audits”), other than ordinary course overpayments and/or notices advising of routine payor audits. For purposes this Section 3.19(f), a routine payor audit is considered to be an audit that requests records for identified patients during a limited period of time, but does not include an audit that identifies any specific area of review. Each Company has prepared and submitted timely all corrective action plans or responses required to be prepared and submitted in response to any Health Care Audits and has implemented all of the corrective actions described in such corrective action plans, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. No Company has any (A) uncured deficiency that could lead to the imposition of a remedy or (B) existing accrued and/or unpaid indebtedness to any Governmental Authority or pursuant to any Company Reimbursement Approval, including Medicare or Medicaid, excepting any that could not reasonably be expected to have a Material Adverse Effect.
          (g) Compliance with Laws. Each Company is in compliance with all Medicare and Medicaid provisions of the Social Security Act, the anti-kickback provisions of the Social Security Act, the Stark anti-referral provisions of the Social Security Act, the False Claims Act, the Civil Monetary Penalty Law of the Social Security Act, the privacy and security provisions of the Health Insurance Portability and Accountability Act of 1996, and similar federal or state laws or regulations applicable to services, payments, record keeping, inventory and operations of each Company (the “Health Care Laws”), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
          (h) Corporate Integrity Agreement; Exclusion. No Company nor, to the knowledge of the Loan Parties, any director, officer, manager, member or partner of any Company (in such capacity, but not otherwise) is party to a corporate integrity agreement, consent order, consent decree, permanent injunction or other settlement agreement with any Governmental Authority or pursuant to any Company Health Care Permit, Company Accreditation or Company Reimbursement Approval. No Company nor, to the knowledge of the Loan Parties, any director, officer, manager, member, partner, managing employee, or direct or indirect owner of 5% or more of the Equity Interests of any Company has been excluded from participating in state or federal health care programs, including Medicare and Medicaid, or debarred from contracting with Governmental Authorities.

          (i) Transaction Documents. The execution and delivery of the Transaction Documents, and each Company’s performance thereunder (including the performance of the pre- and post- closing notices and applications as provided in the Transaction Documents) will not (i) result in the loss of or limitation of any Company Health Care Permits, Company Accreditations or Company Reimbursement Approvals or (ii) reduce receipt of the ongoing payments or reimbursements pursuant to the Company Reimbursement Approvals that the Company is receiving as of the date hereof.
          (j) Cash Management. Schedule 3.19(j) sets forth, as of the Closing Date, an accurate and complete description of the cash management system maintained by each Company and into which are deposited receivables generated pursuant to Company Reimbursement Approvals.
     Section 3.20 Insurance. Schedule 3.20 sets forth a description in reasonable detail of all insurance maintained by each Company as of the Closing Date. All insurance maintained by the Companies is in full force and effect, all premiums due have been duly paid, no Company has received notice of violation or cancellation thereof, the Premises, and the use, occupancy and operation thereof, comply with all Insurance Requirements, and there exists no default under any Insurance Requirement, in each case, to the extent that the absence of the foregoing could reasonably be expected to have a Material Adverse Effect. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.
     Section 3.21 Security Documents. (a) The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Document), the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than (A) the Intellectual Property Collateral (as defined in the Security Agreement) and (B) such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
          (b) When (i) the Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, and (ii) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate, the Liens created by such Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral (as defined in such Security Agreement), in each case subject to no Liens other than Permitted Liens.
          (c) Each Mortgage, if any, upon the execution and delivery thereof, shall be effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Liens, and when the Mortgages are filed or recorded in accordance with the provisions of Sections 5.11 and 5.12 when such Mortgage is filed or recorded in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.11 and 5.12, the Mortgages shall constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Permitted Liens.
          (d) Each Security Document delivered pursuant to Sections 5.11 and 5.12 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Legal Requirements and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which such possession or control shall be given to the Collateral Agent to the extent required by any Security Document), the Liens in favor of the Collateral Agent created under such Security Document will constitute valid, enforceable and fully perfected first priority Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than Permitted Liens.
     Section 3.22 Acquisition Documents; Representations and Warranties in Acquisition Agreement. Schedule 3.22 lists (i) each exhibit, schedule, annex or other attachment to the Acquisition Agreement and (ii) each agreement, certificate, instrument, letter or other document contemplated by the Acquisition Agreement or any item referred to in clause (i) to be entered into, executed or delivered or to become effective in connection with the Acquisition or otherwise entered into, executed or delivered in connection with the Acquisition. The Lenders have been furnished true and complete copies of each Acquisition Document to the extent executed and delivered on or prior to the Closing Date.
     Section 3.23 Anti-Terrorism Law. (a) No Company and, to the knowledge of the Loan Parties, none of its Affiliates is in violation of any Legal Requirements relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the USA PATRIOT Improvement and Reauthorization Act, Public Law 109-177 (March 9, 2006), as amended (the “Patriot Act”).
          (b) No Company and to the knowledge of the Loan Parties, no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Credit Extensions is any of the following:
          (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
          (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
          (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
          (iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or
          (v) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

          (c) No Company and, to the knowledge of the Loan Parties, no broker or other agent of any Company acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
     Section 3.24 Borrowing Base Matters. (a) All Receivable Information, information provided in the application for the program effectuated by the Collateral Management Agreement, and each other document, report and Transmission (as defined in the Collateral Management Agreement) provided by Loan Party to the Collateral Manager is or shall be accurate in all material respects as of its date and as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made and when taken as a whole, not misleading.
          (b) Each Receivable identified in each Borrowing Base Certificate is, as of the date of such Borrowing Base Certificate, an Eligible Receivable and all Inventory identified in each Borrowing Base Certificate is, as the date of such Borrowing Base Certificate, Eligible Inventory.
          (c) All required Notices to Obligors (as defined in the Collateral Management Agreement) have been prepared and delivered to each Obligor, and all invoices now bear only the appropriate remittance instructions for payment direction to the applicable Lockbox or Lockbox Account, as the case may be.
          (d) The Lockboxes are the only post office boxes and the Lockbox Accounts are the only lockbox accounts maintained for Receivables; and no direction of any Loan Party is in effect directing Obligors to remit payments on Receivables other than to the Lockboxes or Lockbox Accounts.
          (e) None of the Eligible Receivables constitutes or has constituted an obligation of any Person which is an Affiliate of Borrower.
          (f) The Obligor of each Eligible Receivable has not been the Obligor of any Defaulted Receivables in the past 12 months (other than, for the purpose of this clause, as a result of good faith disputes).
          (g) Each Receivable that is an Unbilled Receivable will be, or has been, billed to the Obligor of such Receivable within 30 days of the Last Service Date, or in the case of a Rebate Receivable, will be, or has been, billed to the Obligor of the Rebate Receivable within 60 days after the end of the fiscal quarter in which such Rebate Receivable became due and payable.
ARTICLE IV
CONDITIONS TO CREDIT EXTENSIONS
     Section 4.01 Conditions to Initial Credit Extension. The obligation of each Lender and, if applicable, each Issuing Bank to fund the initial Credit Extension requested to be made by it shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01.

          (a) Loan Documents. All legal matters incident to this Agreement, the Credit Extensions hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent and there shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents and the Perfection Certificate, except to the extent such Loan Documents are to be delivered after the date hereof in accordance with Section 5.16.
          (b) Corporate Documents. The Administrative Agent shall have received:
               (i) a certificate of the secretary or assistant secretary of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its incorporation or organization, as the case may be, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of Borrower, the Credit Extensions hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i));
               (ii) a certificate as to the good standing of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State; and
               (iii) such other corporate and related documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.
          (c) Officers’ Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of Borrower, confirming compliance with the conditions precedent set forth in this Section 4.01 and Sections 4.02(b), (c) and (d).
          (d) Financings and Other Transactions, Etc. (i) Each of the Transaction Documents shall be in form and substance satisfactory to the Administrative Agent, and shall be in full force and effect on the Closing Date. The Transactions shall have been consummated or shall be consummated simultaneously on the Closing Date, in each case, in accordance with the terms hereof and the terms of the Transaction Documents, without the waiver or amendment of any such terms not approved by the Administrative Agent.
               (ii) Borrower shall have received not less than $225,000,000 in gross proceeds from the issuance and sale of the Senior Notes, and the terms and conditions of the Senior Note Documents (including terms and conditions relating to the interest rate, fees, amortization, maturity, subordination, redemption, covenants, events of default and remedies) shall be reasonably satisfactory in all respects to the Arranger.
               (iii) The proceeds of the Term Loans and the Senior Notes shall be sufficient to effect the Refinancing, to pay the Purchase Price (as defined in the Commitment Letter) and to pay all related fees, commissions and expenses.
               (iv) The Refinancing shall have been consummated in full to the satisfaction of the Administrative Agent with all Liens in favor of the existing lenders and other creditors being unconditionally released (other than any Permitted Liens reasonably acceptable to the Administrative

Agent) or other provisions for their release having been made, as described in clause (v) below, and, without limiting the foregoing in this subparagraph (iv), the Administrative Agent shall have received an executed copy of a “pay-off” letter or other evidence of repayment with respect to all debt being refinanced in the Refinancing, in form and substance reasonably satisfactory to the Administrative Agent.
               (v) The Collateral Agent shall have received from any person holding any Lien securing debt that is being refinanced in the Refinancing such UCC termination statements and executed mortgage releases, releases of assignments of leases and rents, releases of security interests in Intellectual Property and other instruments, in each case in proper form for recording, as the Collateral Agent shall have reasonably requested to release and terminate of record the Liens securing such debt, in each case or, in lieu of the foregoing, written agreements acceptable to the Administrative Agent for the delivery thereof promptly after the Closing Date as set forth on Schedule 5.16.
          (e) Financial Statements; Financial Performance; Borrowing Base.
               (i) The financial statements described in Section 3.04(b) shall show (x) maximum Total Leverage Ratio (as calculated net of Unrestricted Domestic Cash and Cash Equivalents) of Borrower and its Subsidiaries on a Pro Forma Basis after giving effect to the Transactions for the twelve-month period ended December 31, 2009 of not greater than 4.25 to 1.00, and (y) minimum “Consolidated EBITDA” on a Pro Forma Basis of not less than $76,334,122 (for purposes of this Section 4.01(e), the definition of “Consolidated EBITDA” shall be calculated in compliance with the requirements of Regulation S-X promulgated under the Securities Act, including with respect to any add-backs, exclusions or deductions).
               (ii) Borrower shall have delivered the Projections to the Lenders in accordance with Section 3.04(c).
               (iii) The Borrower shall have delivered to the Administrative Agent and the Collateral Manager a Borrowing Base Certificate which shall have been prepared (and calculated) as of the Closing Date.
          (f) Compliance with Securities Laws. Borrower shall have complied with all applicable laws and regulations (including the proxy rules under federal securities laws) in connection with obtaining all consents and approvals from the stockholders of Borrower required under applicable securities laws and the Organizational Documents of Borrower, including all requirements with respect to the provision of a proxy statement to stockholders of Borrower.
          (g) Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Arranger, the Lenders and the Issuing Bank, a favorable written opinion of (i) King & Spalding LLP, special counsel for the Loan Parties, and (ii) except to the extent contemplated by Section 5.16, each local counsel listed on Schedule 4.01(g), in each case (A) dated the Closing Date, (B) addressed to the Agents, the Issuing Bank and the Lenders and (C) covering such matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and (iv) a copy of each legal opinion delivered under the other Transaction Documents, accompanied by reliance letters from the party delivering such opinion authorizing the Agents, Lenders and the Issuing Bank to rely thereon as if such opinion were addressed to them.
          (h) Solvency Certificate. The Administrative Agent shall have received a certificate in the form of Exhibit L, conforming with Section 3.16, dated the Closing Date and signed by a Financial Officer of Borrower.

          (i) Legal Requirements. The Administrative Agent shall be satisfied that each Company, and the Transactions shall be in full compliance with all material Legal Requirements, including Regulations T, U and X of the Board, and shall have received satisfactory evidence of such compliance reasonably requested by it.
          (j) Consents and Approvals. The Administrative Agent shall be satisfied that all necessary governmental, regulatory, shareholder and material third party approvals and consents necessary in connection with the Transactions shall have been obtained and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any applicable authority that could reasonably be expected to restrain or prevent any of the Transactions.
          (k) Litigation. There shall not exist any claim, action, suit, investigation, litigation or proceeding pending or threatened in writing before any court or any Governmental Authority, domestic or foreign, that (i) seeks to restrain or prevent any of the Transactions or any of the transactions contemplated by the Fee Letter or the Commitment Letter, or (ii) could reasonably be expected to have a Closing Date Material Adverse Effect.
          (l) Sources and Uses. The sources and uses of the Credit Extensions shall be as set forth in Schedule 4.01(l).
          (m) Fees. The Arranger, the Collateral Manager and Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the legal fees and expenses of Proskauer Rose LLP, special counsel to the Administrative Agent and the Arranger, the legal fees and expenses of Kaye Scholer LLP, special counsel to the Collateral Manager, and the fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by the Loan Parties hereunder or under any other Loan Document. The fees and expenses (including capitalized fees and expenses) payable by the Companies in connection with the Transactions shall not exceed $27,000,000.
          (n) Personal Property Requirements. The Collateral Agent shall have received:
          (i) all certificates, agreements or instruments representing or evidencing the Securities Collateral of Borrower’s Subsidiaries and Target’s Foreign Subsidiaries to the extent required to be delivered to Borrower under the Acquisition Agreement on the Closing Date accompanied by instruments of transfer and stock powers undated and endorsed in blank;
          (ii) the Intercompany Note executed by and among the Companies, accompanied by an endorsement to the Intercompany Note (undated and endorsed in blank) in the form attached hereto, and endorsed by each of the Loan Parties;
          (iii) all other certificates, agreements, including Depositary Agreements and control agreements, or instruments necessary to perfect the Collateral Agent’s security interest in all Chattel Paper, all Instruments, all Lockbox Accounts and Deposit Accounts identified in Schedule 16 to the Perfection Certificate and all Investment Property of each Loan Party (as each such term is defined in, and to the extent required by, the Security Agreement);
          (iv) UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office and United States Copyright Office and such other documents under applicable Legal Requirements in each jurisdiction as may be necessary or appropriate or, in the reasonable opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents;
          (v) certified copies, each as of a recent date, of (w) the UCC searches required to be attached as Schedule 5 to the Perfection Certificate, (x) United States Patent and Trademark Office and United States Copyright Office searches (y) tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches listing all effective lien notices or comparable documents that name any Company as debtor and that are filed in the state and county jurisdictions in which any Company is organized or maintains its principal place of business and (z) such other searches that the Collateral Agent reasonably deems necessary or appropriate;
          (vi) with respect to each Key Location existing on the Closing Date, a Landlord Access Agreement or Bailee Letter, as applicable (unless the applicable Loan Party shall have used all commercially reasonably efforts to obtain, but failed to obtain, such Landlord Access Agreement or Bailee Letter, as applicable); and
          (vii) evidence reasonably acceptable to the Collateral Agent of payment or arrangements for payment by the Loan Parties of all applicable filing or recording taxes, fees, charges, costs and expenses required for the filing or recording of the Security Documents.
          (o) Insurance. The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.04 and the applicable provisions of the Security Documents, each of which shall be addressed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.
          (p) Bank Regulatory Documentation. The Administrative Agent and the Lenders shall have received at least five Business Days before the Closing Date, in form and substance satisfactory to them, all documentation and other information required by bank regulatory authorities or reasonably requested by the Administrative Agent or any Lender under or in respect of applicable Anti-Terrorism Laws or “know-your-customer” Legal Requirements, including the Executive Order.
          (q) Performance of Obligations. All costs, fees, expenses (including reasonable legal fees and expenses, title premiums, survey charges and recording taxes and fees) and other compensation and amounts contemplated by the Commitment Letter, the Fee Letter or otherwise payable to the Administrative Agent, its affiliates, or the Lenders or any of their respective affiliates, shall have been paid to the extent due and invoiced. The Loan Parties shall have complied with all of their covenants, agreements and obligations under the Commitment Letter and the Fee Letter, and the Commitment Letter and the Fee Letter shall be in full force and effect. Subject to Section 3 of the Commitment Letter, all of the Loan Parties’ representations and warranties in the Commitment Letter and Fee Letter shall be true and correct on the Closing Date.
          (r) Absence of Material Adverse Changes. There shall not have been any event, development, change or circumstance since September 30, 2009, that, either individually or in the aggregate, has caused or could reasonably be expected to (x) cause a material adverse effect on the business, results of operations, properties or assets of Borrower and its Subsidiaries (prior to giving effect to the Transactions), taken as a whole (“Borrower Material Adverse Effect”) and/or (y) cause a material adverse effect on the business, results of operations, properties or assets of the Target and its Subsidiaries (prior to giving effect to the Transactions), taken as a whole (“Target Material Adverse Effect” and, together with an Borrower Material Adverse Effect, a “Closing Date Material Adverse Effect”) or result in a material adverse effect on Borrower’s, Merger Sub’s, Target’s and/or any of the Target’s Subsidiaries, respective, ability to consummate the transactions contemplated by the Acquisition Agreement; provided, however, that (x) a “Borrower Material Adverse Effect” shall not include the impact on such business, results of operations, properties or assets arising out of or attributable to (i) general economic conditions affecting the United States that do not disproportionately affect Borrower and its subsidiaries (prior to giving effect to the Transactions), taken as a whole, relative to other businesses in the industries in which Borrower and its Subsidiaries (prior to giving effect to the Transactions) operates (including any effects or conditions resulting from an outbreak or escalation of hostilities, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States), (ii) effects arising from changes in laws or GAAP, (iii) effects relating to the announcement of the execution of the Acquisition Agreement or the transactions contemplated thereby, (iv) failure of Borrower and its Subsidiaries (prior to giving effect to the Transactions) to meet any financial projections or forecasts, and (v) effects resulting from compliance with the terms and conditions of the Acquisition Agreement by Borrower (and, for the avoidance of doubt, a Borrower Material Adverse Effect (with respect to Borrower and its Subsidiaries) shall not be measured against financial projections or forecasts of Borrower or its Subsidiaries (prior to giving effect to the Transactions)) and (y) a “Target Material Adverse Effect” shall not include the impact on such business, results of operations, properties or assets arising out of or attributable to (i) general economic conditions affecting the United States that do not disproportionately affect the Target and its Subsidiaries (prior to giving effect to the Transactions), taken as a whole, relative to other businesses in the industries in which the Target and its Subsidiaries (prior to giving effect to the Transactions) operates (including any effects or conditions resulting from an outbreak or escalation of hostilities, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States), (ii) effects arising from changes in laws or GAAP, (iii) effects relating to the announcement of the execution of the Acquisition Agreement or the transactions contemplated thereby, (iv) failure of the Target and its Subsidiaries (prior to giving effect to the Transactions), as the case may be, to meet any financial projections or forecasts, and (v) effects resulting from compliance with the terms and conditions of the Acquisition Agreement by the Target (and, for the avoidance of doubt, a Target Material Adverse Effect (with respect to Borrower and its subsidiaries) shall not be measured against financial projections or forecasts of the Target or its Subsidiaries (prior to giving effect to the Transactions)).
          (s) Absence of Additional Information. The Administrative Agent and the Lenders shall not have become aware after the date of the Commitment Letter of any information, circumstance or other matter (including any matter relating to financial models and underlying assumptions relating to the Projections) affecting Borrower, Target or their respective subsidiaries, any Transaction or any other matter contemplated by the Commitment Letter or the Fee Letter (the “New Information”) that is inconsistent with any information disclosed to the Administrative Agent and the Lenders prior to the date of the Commitment Letter (the “Disclosed Information”), which, if such New Information were to be regarded as a change from the Disclosed Information, could reasonably be expected to be adverse in any material respect to Borrower and its Subsidiaries, the Target and its Subsidiaries, or the rights, remedies or interests of the Lenders, taken as a whole, or have a Closing Date Material Adverse Effect.
          (t) Absence of Market Disruption. There shall not have occurred any disruption, adverse change or condition, as determined by the Administrative Agent in its sole discretion, in the financial, banking or capital markets generally, or in the markets for bank loan syndications in particular or affecting the syndication or funding of bank loans that could reasonably be expected to have a material adverse impact on the ability to successfully syndicate the Loans. No banking moratorium shall have been declared by either federal or state authorities.

          (u) Representations of the Target in the Acquisition Agreement. All material representations and warranties made by the Target in the Acquisition Agreement were true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or “Material Adverse Effect”) as of the time such representations and warranties were made and shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or “Material Adverse Effect”) as of the Closing Date as if such representations and warranties were made on the Closing Date (but only to the extent that as a result of the breach of any such representations and warranties Borrower or any of its Affiliates had (or has) the right to terminate its obligations (other than indemnity and other obligations expressly provided to survive the termination of the Acquisition Agreement) under the Acquisition Agreement), and unless such representations and warranties relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or “Material Adverse Effect”) as of such earlier date).
In determining the satisfaction of the conditions specified in this Section 4.01, (x) to the extent any item is required to be satisfactory to any Lender, such item shall be deemed satisfactory to each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Closing Date that the respective item or matter does not meet its satisfaction and (y) in determining whether any Lender is aware of any fact, condition or event that has occurred and which could reasonably be expected to have a Material Adverse Effect or Closing Date Material Adverse Effect, each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Closing Date of such fact, condition or event shall be deemed not to be aware of any such fact, condition or event on the Closing Date. Upon the Administrative Agent’s good faith determination that the conditions specified in this Section 4.01 and Section 4.02 have been met (after giving effect to the preceding sentence), then the Closing Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Closing Date shall not release Borrower or any Loan Party (or any of their respective Affiliates) from any liability for failure to satisfy one or more of the applicable conditions contained in this Article IV).
     Section 4.02 Conditions to All Credit Extensions. The obligation of each Lender and each Issuing Bank to make any Credit Extension (including the initial Credit Extension) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.
          (a) Notice. The Administrative Agent (with a copy to the Collateral Manager) shall have received (x) a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.18(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a Borrowing Request as required by Section 2.17(b) and (y) not later than one Business Day prior to the proposed date of the applicable Credit Extension, a Borrowing Base Certificate which shall have been prepared (and calculated) as of such date of receipt by the Administrative Agent (it being understood that each Borrowing Base Certificate shall include such supporting information as the Administrative Agent or the Collateral Manager may reasonably, respectively, request from time to time).
          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date.

          (c) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III or in any other Loan Document shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of such earlier date).
          (d) No Legal Bar. No Order of any Governmental Authority shall purport to restrain (i) any Lender from making any Loans to be made by it or (ii) the Issuing Bank from issuing any Letters of Credit to be issued by it. No injunction or other restraining Order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans or the issuance of Letters of Credit hereunder.
     Each of the delivery of a Borrowing Request or notice requesting the issuance, amendment, extension or renewal of a Letter of Credit and the acceptance by Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Sections 4.02(a)-(c) have been satisfied. Borrower shall provide such information (including calculations in reasonable detail of the covenants in Section 6.10) as the Administrative Agent may reasonably request to confirm that the conditions in this Section 4.02 have been satisfied.
ARTICLE V
AFFIRMATIVE COVENANTS
     Each Loan Party warrants, covenants and agrees with the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, each Loan Party will, and will cause each of its Restricted Subsidiaries to:
     Section 5.01 Financial Statements, Reports, etc. Furnish to the Administrative Agent:
          (a) Annual Reports. As soon as available and in any event within 90 days after the end of each fiscal year, the consolidated balance sheet of Borrower as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto (including a note with an unaudited consolidating statement of income separating out Borrower and its Subsidiaries), all prepared in accordance with GAAP and accompanied by an opinion of Ernst & Young LLP or other independent public accountants of recognized national standing reasonably satisfactory to the Administrative Agent (which opinion shall not be qualified as to scope or contain any going concern or other material qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the dates and for the periods specified in accordance with GAAP;
          (b) Quarterly Reports. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated balance sheet of Borrower as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year including a note with a consolidating statement of income separating out Borrower and its Subsidiaries), all prepared in accordance with GAAP and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section 5.01, subject to normal year-end adjustments, including audit adjustments, and the absence of footnotes;
          (c) Monthly Reports. Within 30 days after the end of each month, the consolidated balance sheet of Borrower as of the end of such month and the related consolidated statements of income and cash flows of Borrower for such month and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated results of operations and cash flows of Borrower as of the date and for the periods specified in accordance with GAAP consistently applied, subject to normal year-end adjustments, including audit adjustments, and the absence of footnotes;
          (d) Financial Officer’s Certificate. (i) Concurrently with any delivery of financial statements under Section 5.01(a), (b) or (c) above, a Compliance Certificate certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (ii) concurrently with any delivery of financial statements under Section 5.01(a) or (b) above, a Compliance Certificate setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 6.10 and, in the case of Section 5.01(a) above, setting forth Borrower’s calculation of Excess Cash Flow;
          (e) Financial Officer’s Certificate Regarding Collateral. Concurrently with any delivery of financial statements under Section 5.01(a) above and delivery of a Perfection Certificate Supplement under Section 5.13(b), a certificate of a Financial Officer certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a sufficient description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect, perfect or maintain the perfection or priority of the Liens under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);
          (f) Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, notices and other materials or information filed by any Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of the Securities and Exchange Commission, or with any national securities exchange, or distributed to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be; provided, that copies need not be provided of any such reports posted publicly to the Electronic Data Gathering, Analysis and Retrieval System or any successor reporting system;
          (g) Budgets. No later than 45 days after the first day of each fiscal year of Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income for each of Borrower’s business units) prepared by Borrower for (i) each fiscal month of such fiscal year and (ii) each quarter of the two years immediately following such fiscal year, in each case, in detail comparable to the financial statements delivered pursuant to Section 5.01(c) or 5.01(b), respectively, of Borrower and its Subsidiaries, with appropriate presentation and discussion of the principal assumptions upon which such budget is based, accompanied by the statement of a Financial Officer of Borrower to the effect that the budget of Borrower is a reasonable estimate for the period covered thereby;
          (h) Organization. Within 45 days after the close of each fiscal year of Borrower, Borrower shall deliver an accurate and complete organization chart showing the ownership structure of the Companies as of the last day of such fiscal year, or confirm that there are no changes to Schedule 3.07(c);
          (i) Organizational Documents. (i) Promptly copies of any Organizational Documents that have been amended or modified in a manner that is, or could reasonably be expected to be, adverse in any material respects to any Agent or Lender, and (ii) a copy of any notice of default given or received by any Company under any Organizational Document within 15 days after such Company gives or receives such notice; and
          (j) Compliance with Section 5.16. On or prior to the 30th day after the Closing Date, an appropriate officer in the legal department of the Borrower shall provide a written certification of compliance with all post-closing requirements set forth in Section 5.16 (including the therein referenced Schedule 5.16), specifically listing any items where such compliance has not yet occurred (and, with respect to any such items where compliance has not yet occurred, stating the time frame in which it is expected that such actions shall be taken and the reasons such actions have not been completed). Without excusing any failure to comply with Section 5.16, if the certification provided above does not establish complete compliance with all requirements of Section 5.16 (and Schedule 5.16), the Borrower shall cause an appropriate officer in its legal department to furnish monthly updates thereafter, in each case showing in reasonable detail all compliances (and any non- compliances) with the requirements of Section 5.16. Such certifications shall no longer be required after the date upon which the Borrower certifies that all actions required be taken pursuant to Section 5.16 (and Schedule 5.16) have been completed.
          (k) Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, or the environmental condition of any Real Property, as the Administrative Agent or any Lender may reasonably request.
     Section 5.02 Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly (and, in any event, within three Business Days following any Responsible Officer’s knowledge thereof):
          (a) any Default or any default or event of default under the Senior Note Documents, in each case, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
          (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity or otherwise by or before any Governmental Authority, (i) against any Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect, (ii) with respect to any Loan Document or (iii) with respect to any of the other Transactions;

          (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;
          (d) the occurrence of a Casualty Event in excess of $500,000 (whether or not covered by insurance);
          (e) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Borrower and its Subsidiaries in an aggregate amount exceeding $500,000;
          (f) the receipt by any Company of any notice of any Environmental Claim or violation of or potential liability under, or knowledge by any Company that there exists a condition that could reasonably be expected to result in an Environmental Claim or a violation of or liability under, any Environmental Law, except for Environmental Claims, violations and liabilities the consequence of which, in the aggregate, would not be reasonably likely to subject the Companies collectively to liabilities exceeding $500,000;
          (g) (i) the incurrence of any Lien (other than Permitted Liens) on, or claim asserted against all or any substantial portion of the Collateral or (ii) the occurrence of any other event which could reasonably be expected to materially and adversely affect the value of the Collateral;
          (h) the receipt by any Company of any notice of any termination, suspension, revocation, transfer, surrender, or other material impairment of any material Company Health Care Permit, material Company Accreditation or material Company Reimbursement Approval; and
          (i) the receipt by any Company of any notice of any Health Care Survey or Health Care Audit that, alone or together with any other Health Care Survey or Health Care Audit, could reasonably be expected to result in liability of the Companies in an aggregate amount exceeding $500,000 in any twelve-month period.
     Section 5.03 Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or Section 6.06.
          (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is conducted and operated on the Closing Date; comply with all applicable Legal Requirements (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and Orders of any Governmental Authority, whether now in effect or hereafter enacted, in each case, except where the failure to comply with such Legal Requirements could not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all Leases and Transaction Documents (other than the Loan Documents) except where the failure to perform such obligations could not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all Loan Documents; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all necessary and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 5.03(b)

shall prevent (i) dispositions of property, consolidations or mergers by or involving any Company in accordance with Section 6.05 or Section 6.06, (ii) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to result in a Material Adverse Effect, or (iii) the abandonment by any Company of any Intellectual Property that such Company reasonably determines is not useful to its businesses or no longer commercially desirable.
     Section 5.04 Insurance. (a) Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i) physical hazard insurance on an “all risk” basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption insurance, (v) worker’s compensation insurance and such other insurance as may be required by any Legal Requirement and (vi) such other insurance against risks as the Administrative Agent may from time to time require (such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Collateral Agent); provided that with respect to physical hazard insurance, (x) neither the Collateral Agent nor the applicable Company shall agree to the adjustment of any claim thereunder without the consent of the other (such consent not to be unreasonably conditioned, withheld or delayed), and (y) no consent of any Company shall be required during an Event of Default.
          (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 15 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other material respects to the Collateral Agent. Borrower shall not permit, consent to or seek any amendment or change to any insurance policy that effects a material reduction in amount or a material change in coverage under such policy without first providing the Collateral Agent with at least 15 days prior written notice thereof.
          (c) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.04 is taken out by any Company; and promptly (and, in any event, within three Business Days) deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.
          (d) Deliver to the Administrative Agent and the Collateral Agent a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Administrative Agent or the Collateral Agent may from time to time reasonably request, but unless a Default or Event of Default has occurred and is then continuing, not more frequently than annually.
     Section 5.05 Obligations and Taxes. (a) Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all material lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Indebtedness, other obligation, Tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP, and (ii) such contest operates to suspend collection of the contested Indebtedness, other obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien.
          (b) Timely and correctly file all Tax Returns (other than immaterial Tax Returns, as reasonably determined by the Administrative Agent) required to be filed by it.
          (c) Borrower does not intend to treat the Loans as being a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4. In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.
     Section 5.06 Employee Benefits. (a) Comply in all material respects with all applicable Legal Requirements, including the applicable provisions of ERISA and the Code with respect to all Employee Benefit Plans and (b) furnish to the Administrative Agent (x) as soon as possible after, and in any event within 5 Business Days after any Responsible Officer of any Company or any ERISA Affiliate of any Company knows or has reason to know that, any ERISA Event or other event with respect to an Employee Benefit Plan has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Companies or any of their ERISA Affiliates in an aggregate amount exceeding $1,000,000 or the imposition of a Lien, a statement of a Financial Officer of Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (y) upon request by the Administrative Agent, copies of (i) annual report (Form 5500 Series) filed by any Company or any ERISA Affiliate with the Employee Benefits Security Administration with respect to each Employee Benefit Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any Company or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other information, documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request.
     Section 5.07 Maintaining Records; Access to Properties and Inspections; Annual Meetings. (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Legal Requirements are made of all dealings and transactions in relation to its business and activities. Each Company will permit any representatives designated by the Administrative Agent or a Lender as often as reasonably requested (except that, in the case of representatives designated by a Lender, not more frequently than once in any 12-month period unless a Default or Event of Default has occurred and is then continuing), in each case, to visit and inspect the financial records and the property of such Company at reasonable times during normal business hours and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and Advisors thereof in the presence of representatives of such Company (unless such representatives are not then available).
          (b) Within 120 days after the close of each fiscal year of the Companies, at the request of the Administrative Agent or Required Lenders, hold a meeting (at a mutually agreeable location and time or, at the option of the Administrative Agent, a conference call) with all Lenders who choose to attend such meeting or conference call at which meeting or conference call shall be reviewed the financial results of the previous fiscal year and the financial condition of the Companies and the budgets presented for the current fiscal year of the Companies.
     Section 5.08 Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.12 and request the issuance of Letters of Credit only in accordance with the definition of “Standby Letter of Credit” and “Commercial Letter of Credit.”
     Section 5.09 Compliance with Environmental Laws; Environmental Reports. (a) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply, and cause all lessees and other persons occupying Real Property owned, operated or leased by any Company to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and the Real Property; obtain and maintain in full force and effect all material Environmental Permits applicable to its operations and the Real Property; and conduct all Responses required by any Governmental Authority or under any applicable Environmental Laws, and in accordance with, the requirements of any Governmental Authority and applicable Environmental Laws.
          (b) Do or cause to be done all things necessary to prevent any Release of Hazardous Materials in, on, under, to or from any Real Property owned, leased or operated by any of the Companies or their predecessors in interest except in full compliance with applicable Environmental Laws or an Environmental Permit, and ensure that there shall be no Hazardous Materials in, on, under or from any Real Property owned, leased or operated by any of the Companies except those that are used, stored, handled and managed in full compliance with applicable Environmental Laws.
          (c) Undertake all actions, including response actions, necessary, at the sole cost and expense of Borrower, (i) to address any Release of Hazardous Materials at, from or onto any Real Property owned, leased or operated by any of the Companies or their predecessors in interest as required pursuant to Environmental Law or the requirements of any Governmental Authority; (ii) to address any environmental conditions relating to any Company, any Company’s business or to any Real Property, owned, leased or operated by any of the Companies or their predecessors in interest pursuant to any reasonable written request of the Administrative Agent and share with the Administrative Agent all data, information and reports generated or prepared in connection therewith; (iii) to keep any Real Property owned, leased or operated by any of the Companies free and clear of all Liens and other encumbrances pursuant to any Environmental Law, whether due to any act or omission of any Company or any other person; and (iv) to promptly notify the Administrative Agent in writing of: (1) any Release or threatened Release of Hazardous Materials in, on, under, at, from or migrating to any Real Property owned, leased or operated by any of the Companies, except those that are pursuant to and in compliance with the terms and conditions of an Environmental Permit, (2) any non-compliance with, or violation of, any Environmental Law applicable to any Company, any Company’s business and any Real Property owned, leased or operated by any of the Companies to the extent that any such noncompliance or violation, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (3) any Lien pursuant to Environmental Law imposed on any Real Property owned, leased or operated by any of the Companies, (4) any investigation or remediation of any Real Property owned, leased or operated by any of the Companies required to be undertaken pursuant to Environmental Law, and (5) any notice or other communication received by any Company from any person or Governmental Authority relating to any Environmental Claim or liability or potential liability of any Company pursuant to any Environmental Law.
          (d) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, diligently pursue and use commercially reasonable best efforts to cause any person with an indemnity, contribution or other obligation to any of the Companies relating to compliance with or liability under Environmental Law to satisfy such obligations in full and in a timely manner. To the extent that such person has not fully satisfied or is not diligently undertaking the necessary actions to achieve satisfaction of such obligations, the Companies shall promptly undertake all action necessary to achieve full and timely satisfaction of such obligations.
     Section 5.10 Health Care Matters. (a) Compliance with Law and Other Obligations. Without limiting or being limited by any other provision of any Loan Document: each Company shall (i) comply in all material respects with all Legal Requirements, including all Health Care Laws; (ii) maintain and comply in all material respects with all Company Health Care Permits, Company Accreditations and Company Reimbursement Approvals; (iii) timely file, or cause to be filed, all Company Regulatory Filings in accordance with all Legal Requirements; (iv) timely pay all amounts, Taxes, fees and assessments, if any, due and payable in connection with Company Regulatory Filings, except where the failure to make such filings or payments on a timely basis, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (v) timely submit and implement all corrective action plans required to be prepared and submitted in response to any Health Care Audits, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
          (b) Notices. If any Default has occurred and is then continuing, if requested by the Administrative Agent, furnish to the Administrative Agent, to the maximum extent permitted by applicable Legal Requirements, (i) copies of all Company Regulatory Filings; (ii) copies of all Company Permits, Company Accreditations and Company Reimbursement Approvals, as the same may be renewed or amended; (iii) copies of all Health Care Surveys or Health Care Audits and correspondence related thereto and corrective action plans prepared and submitted in response thereto; and (iv) a report of the status of all recoupments, holdbacks, offsets, vendor holds, denials and appeals of amounts owed pursuant to any Company Reimbursement Approvals, in each case outside the ordinary course of business (and ordinary course of business shall be deemed to exclude recoupments, holdbacks, offsets, denials and vendor holds resulting from, related to or arising out of allegations of fraud or patterns of practices of contracting, billing or claims submission inconsistent with Legal Requirements), all subject to any limitations on disclosure included in applicable law.
     Section 5.11 Additional Collateral; Additional Guarantors. (a) Subject to this Section 5.11, with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject (but, in any event, excluding any Equity Interest of a Foreign Subsidiary not required to be pledged pursuant to the last sentence of Section 5.11(b)), promptly (and in any event within 30 days after the acquisition thereof) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Liens, (ii) to the extent requested by the Administrative Agent or the Collateral Agent, deliver opinions of counsel to Borrower in form and substance, and from counsel, reasonably acceptable to the Administrative Agent, and (iii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Documents in accordance with all applicable Legal Requirements, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. Borrower shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties.
          (b) With respect to any person that is or becomes (A) a guarantor of (or otherwise provides, direct or indirect, credit support in respect of) the payment and/or performance of all or any portion of the obligations under or in respect of any or all the Senior Note Documents (a “Note

Guarantor”) or (B) a Restricted Subsidiary of a Loan Party after the Closing Date, (y) on the Closing Date or, as applicable, within 3 Business Days after such person becomes a Note Guarantor or (z) on the Closing Date or, as applicable, within 30 days after such person becomes a Restricted Subsidiary, to (i) deliver to the Collateral Agent (or its designated bailee or agent) the certificates, if any, representing all of the Equity Interests of such Restricted Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) if subsequent to the Closing Date, cause such new Restricted Subsidiary (A) to execute a Joinder Agreement to become a Subsidiary Guarantor and a Pledgor or, in the case of a Foreign Subsidiary, execute a security document compatible with the laws of such Foreign Subsidiary’s jurisdiction in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such Security Document in accordance with all applicable Legal Requirements, including the filing of financing statements (or equivalent restrictions) in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. Notwithstanding the foregoing, (i) no Foreign Subsidiary shall be required to take the actions specified herein if doing so would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Code, which investment would or could reasonably be expected to trigger a material increase in the net income of a United States shareholder of such Subsidiary pursuant to Section 951 (or a successor provision) of the Code, as reasonably determined by Borrower and (ii) no Loan Party shall be required to deliver any Equity Interests in any Foreign Subsidiary under clause (i) of the preceding sentence, except for (A) Voting Stock of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing no more than 66% of the total voting power of all outstanding Voting Stock of such Subsidiary and (B) 100% of the Equity Interests not constituting Voting Stock of any such Subsidiary. Any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this Section 5.11(b).
          (c) With respect to any person that is or becomes a Restricted Subsidiary of a Loan Party after the Closing Date, promptly (and in any event within 30 days after such person becomes a Subsidiary) execute and deliver to the Collateral Agent (or its designated bailee or agent) (i) a counterpart to the Intercompany Note, (ii) a Joinder Agreement (as defined in the Collateral Management Agreement) to the Collateral Management Agreement and (iii) if such Subsidiary is a Loan Party, an endorsement to the Intercompany Note (undated and endorsed in blank) in the form attached thereto, endorsed by such Subsidiary.
          (d) Promptly grant to the Collateral Agent (and in any event within 45 days of the acquisition thereof) a security interest in and Mortgage on each Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a Fair Market Value of at least $2,500,000, as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 6.02). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected first priority Liens subject only to Permitted Liens. Such Loan Party shall promptly deliver to the Collateral Agent (and in any event within 30 days) a Landlord Access Agreement or Bailee Letter, as applicable, with respect to each leased Real Property constituting a Key Location (unless the applicable Loan Party shall have used all commercially reasonable efforts to obtain, but failed to obtain, such Landlord Access Agreements or Bailee Letter, as applicable). The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by applicable

Legal Requirements to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, enforceability, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage) and shall take such actions relating to insurance with respect to such after-acquired Real Property and execute and/or delivery to the Collateral Agent such insurance certificates and other documentation (including with respect to title and flood insurance), in each case in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent, as the Collateral Agent shall reasonably request.
     Section 5.12 Security Interests; Further Assurances. (a) Promptly, upon the reasonable request of the Administrative Agent, the Collateral Agent or any Lender, at Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, enforceability, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except Permitted Liens, or obtain any consents or waivers as may be necessary or appropriate in connection therewith.
          (b) Deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and Orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary or advisable to perfect or maintain the validity, enforceability, perfection and priority of the Liens on the Collateral pursuant to the Security Documents.
          (c) Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may require.
          (d) If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by any Legal Requirements to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Administrative Agent and the Collateral Agent.
          (e) In furtherance of the foregoing in this Section 5.12 and Section 5.11, to the maximum extent permitted by applicable Legal Requirements, each Loan Party (A) authorizes each of the Collateral Agent and/or the Administrative Agent to execute any such documentation, consents, authorizations, approvals, Orders, applications, certifications, instruments and other documents and papers in such Loan Party’s name and to file such agreements, instruments or other documents in any appropriate filing office, (B) authorizes each of the Collateral Agent and/or the Administrative Agent to file any financing statement (and/or equivalent foreign registration) required hereunder or under any other Loan Document, and any continuation statement or amendment (and/or equivalent foreign registration)

with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (C) ratifies the filing of any financing statement (and/or equivalent foreign registration), and any continuation statement or amendment with respect thereto (and/or equivalent foreign registration), filed without the signature of such Loan Party prior to the date hereof.
     Section 5.13 Information Regarding Collateral. (a) Not effect any change, (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any (except as may be required by applicable Legal Requirements, in which case, Borrower shall promptly notify the Administrative Agent of such change), or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent and the Administrative Agent not less than 30 days’ prior written notice (in the form of an Officers’ Certificate) of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the validity, enforceability, perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party shall promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. Each Loan Party shall promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in location to a Mortgaged Property or a leased property subject to a Landlord Access Agreement.
          (b) Concurrently with the delivery of financial statements pursuant to Section 5.01(a), deliver to the Administrative Agent and the Collateral Agent a Perfection Certificate Supplement.
     Section 5.14 Maintenance of Corporate Separateness. Satisfy in all material respects, customary corporate, limited liability company or other like formalities, including the maintenance of organizational and business records. No Company shall take any action, or conduct its affairs in a manner, that is reasonably likely to result in the organizational existence of such Company, or any other Company, being ignored.
     Section 5.15 Borrowing Base Matters.
          (a) Offices, Records and Books of Account. Keep each of the Loan Party’s principal place of business and chief executive office and the office where it keeps its records concerning the Receivables, Inventory and the Collateral at the address set forth in Section 11.01 or, upon 30 days’ prior notice to the Collateral Manager (with a copy to the Administrative Agent), at any other locations in jurisdictions where all actions reasonably requested by the Collateral Manager or otherwise necessary to protect, perfect and maintain the Collateral Agent’s interest in the Collateral (including the Receivables and Inventory) and all proceeds thereof have been taken and completed. Each of the Loan Parties shall keep its books and accounts in accordance with GAAP and shall not make any notation on its books and records, including any computer files, that is inconsistent with the collateral assignment of the Receivables and Inventory to the Collateral Agent. The Loan Parties shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables, Inventory and related contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting all Receivables and Inventory (including, without limitation, records adequate to permit the daily identification of each Receivable and element of Inventory and all Collections of and adjustments to each existing Receivable and element of Inventory) and for providing the Receivable Information.
          (b) Performance and Compliance With Contracts and Credit and Collection Policy. Timely and fully perform and comply, at each of the Loan Party’s expense, with all material provisions, covenants and other promises required to be observed by it under the contracts and other documents related to the Receivables, Inventory and other Collateral, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivables, Inventory and the related contract, and it shall maintain, at its expense, in full operation each of the Lockbox Accounts and Lockboxes. In addition, each of the Loan Parties shall do nothing, nor suffer or permit any other person, to impede or interfere with the collection by the Collateral Agent or the Collateral Manager of the Receivables and Inventory.
          (c) Extension or Amendment of Receivables. Not amend, waive or otherwise permit or agree to any material deviation from the terms or conditions of any Receivable except in accordance with the Credit and Collection Policy.
          (d) Change in Business or Credit and Collection Policy. Not make any change in the Credit and Collection Policy or make any change in the character of its business that, in either event, could reasonably be expected to result in a Material Adverse Effect, and it will not make any other material changes in the Credit and Collection Policy without the prior written consent of the Collateral Manager; provided, however, that if an Event of Default has occurred and is continuing, it will not make any material change in the Credit and Collection Policy.
          (e) Audits and Visits. Each Loan Party will, at any time and from time to time during regular business hours as requested by the Collateral Manager, permit the Collateral Manager, or its agents or representatives, upon reasonable notice and without interfering with the Loan Party’s businesses or operations and subject to compliance with applicable law in the case of review of plan participant/patient/customer information, or its agents or representatives, (i) on a confidential basis, to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Receivables and Inventory including, without limitation, the related contracts, and (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, and to discuss matters relating to Receivables and Inventory or its performance hereunder or under the contracts with any of its officers or employees having knowledge of such matters. Each Loan Party shall permit the Collateral Manager to have at least one agent or representative physically present in its administrative office during normal business hours to assist it in performing its obligations under the Collateral Management Agreement, including its obligations with respect to the collection of Receivables and Inventory pursuant to the Collateral Management Agreement. Notwithstanding the foregoing, and provided that no Default or Event of Default shall have occurred and be continuing, all visits and examinations shall be scheduled at times mutually convenient to the Collateral Manager and the applicable Loan Party.
          (f) Change in Payment Instructions. None of the Loan Parties will terminate any Lockbox or any Lockbox Account, or make any change or replacement in the instructions contained in any invoice, Notice to Obligors or otherwise, or regarding payments with respect to Receivables to be made to the Lockboxes or the Lockbox Accounts except upon the prior and express written consent of the Collateral Manager.
          (g) Borrowing Base Additional Information. Each Loan Party will provide or make available to the Collateral Manager (in multiple copies, if requested by the Collateral Manager) (with a copy to the Administrative Agent) the following:

          (i) promptly (and in no event later than five Business Days following actual knowledge or receipt thereof) notice (in reasonable detail), of (x) any Lien asserted or claim made against a Receivable, (y) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the value of a Receivable or Inventory or on the Lien of the Collateral Agent in a Receivable or Inventory, or (z) the results of any material cost report, investigation or similar audit being conducted by any federal, state or county Governmental Entity or its agents or designees;
          (ii) on the 15th of each month, a Borrowing Base Certificate calculated as of the last day of the immediately prior calendar month, based on, with respect to Eligible Inventory, the month-end perpetual Inventory reports; and
          (iii) such other information respecting the Receivables, Inventory or the other Collateral as the Collateral Manager may from time to time reasonably request.
          (h) Notice of Proceedings; Overpayments. The Borrower shall promptly notify (in reasonable detail) the Collateral Manager (with a copy to the Administrative Agent) (and modify the next Borrowing Base Certificate to be delivered hereunder) in the event of any action, suit, proceeding, dispute, set-off, deduction, defense or counterclaim involving in excess of $100,000 that is or has been threatened to be asserted by any Obligor with respect to any Receivable or element of Inventory. Each Loan Party shall make any and all payments to the Obligors necessary to prevent the Obligors from offsetting any earlier overpayment to any member of the Borrower Group against any amounts the Obligors owe on any Receivables.
          (i) No “Instruments”. No Loan Party shall take any action which would allow, result in or cause any Receivable to be evidenced by an “instrument” within the meaning of the UCC of the applicable jurisdiction.
          (j) Implementation of New Invoices. Each Loan Party shall take all reasonable steps to ensure that all invoices rendered or dispatched on or after the Closing Date contain only the remittance instructions required under Article II of the Collateral Management Agreement.
     Section 5.16 Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 5.16, in each case within the time limits specified therein. All conditions precedent and representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above and in Schedule 5.16, rather than as elsewhere provided in the Loan Documents), provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 5.16 (and Schedule 5.16) and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by Section 5.16 (and Schedule 5.16) have been taken (or were required to be taken). The acceptance of the benefits of each Credit Extension shall constitute a representation, warranty and covenant by the Borrower to each of the Lenders that the actions required pursuant to this Section 5.16 (and Schedule 5.16) will be, or have been, taken within the relevant time periods referred to in this Section 5.16 (and Schedule 5.16) and that, at such time, all representations and warranties contained in this Agreement and the other Loan Documents shall then be true and correct without any modification pursuant to this Section 5.16 (and Schedule 5.16), and the parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.
     Section 5.17 Maintenance of Ratings. Cause the Loans and Borrower’s corporate credit to continue to be rated by Standard & Poor’s Ratings Group and Moody’s Investors Service Inc.
     Section 5.18 Designation as Senior Debt. Designate all Obligations as “Senior Indebtedness” (or equivalent term) under, and defined in, all Senior Notes and in any other public senior indebtedness and all supplemental indentures thereto.
ARTICLE VI
NEGATIVE COVENANTS
     Each Loan Party warrants, covenants and agrees with the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, no Loan Party will, nor will they cause or permit any Restricted Subsidiaries to:
     Section 6.01 Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:
          (a) Indebtedness incurred under this Agreement and the other Loan Documents;
          (b) Indebtedness outstanding on the Closing Date and listed on Schedule 6.01(b);
          (c) Indebtedness under Hedging Obligations that are designed to protect against fluctuations in interest rates entered into in the ordinary course of business and not for speculative purposes; provided that if such Hedging Obligations relate to interest rates, (i) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;
          (d) Indebtedness resulting from Investments, including loans or advances permitted by Section 6.04;
          (e) Indebtedness of Borrower and its Restricted Subsidiaries in respect of (i) Capital Lease Obligations under the Cisco Capital Lease and (ii) Purchase Money Obligations and Capital Lease Obligations (excluding the Cisco Capital Lease) in an aggregate amount not to exceed $5,000,000 at any time outstanding;
          (f) Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances and bid, performance or surety bonds issued for the account of any Company in the ordinary course of business, including guarantees or obligations of any Company with respect to letters of credit supporting such workers’ compensation claims, self-insurance obligations, bankers’ acceptances and bid, performance or surety obligations (in each case other than for an obligation for money borrowed), in an aggregate amount not to exceed $1,000,000 at any time outstanding;
          (g) Contingent Obligations of any Company in respect of Indebtedness otherwise permitted under this Section 6.01 (other than under Section 6.01(n));

          (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;
          (i) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
          (j) (x) Indebtedness of all Companies in an aggregate principal amount not to exceed $4,000,000 at any time outstanding, and (y) Subordinated Indebtedness of the Companies in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;
          (k) Indebtedness which represents a refinancing or renewal of any of the Indebtedness described in clauses (b), (c) and (e); provided that (A) any such refinancing Indebtedness is in an aggregate principal amount (or aggregate amount, as applicable) not greater than the aggregate principal amount (or aggregate amount, as applicable) of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith, (B) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life to maturity than the Indebtedness being renewed or refinanced, (C) the covenants, events of default, subordination (including lien subordination) and other terms, conditions and provisions thereof (including any guarantees thereof or security documents in respect thereof) shall be, in the aggregate, no less favorable to the Administrative Agent, the Collateral Agent and the Lenders than those contained in the Indebtedness being renewed or refinanced and (D) no Default or Event of Default has occurred or is continuing or would result therefrom;
          (l) unsecured Indebtedness under the Senior Note Documents (including any notes and guarantees issued in exchange therefor in accordance with the registration rights agreement entered into in connection with the issuance of the Senior Notes and Senior Note Guarantees) in an aggregate principal amount not to exceed $225,000,000 at any time outstanding);
          (m) unsecured Indebtedness arising from agreements of Borrower or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with any Permitted Acquisition, any Debt Issuance or Asset Sale otherwise permitted under this Agreement not to exceed $5,000,000 in the aggregate at any time outstanding; and
          (n) Indebtedness of Borrower or a Restricted Subsidiary in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by Borrower or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by Borrower or one of its Restricted Subsidiaries; provided further that the aggregate amount of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (n) does not exceed $5,000,000 at any time outstanding.
     Section 6.02 Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):
          (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;
          (b) Liens in respect of property of any Company imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, or the Loan Parties, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole, or the Loan Parties, taken as a whole, and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;
          (c) any Lien in existence on the Closing Date and set forth on Schedule 6.02(c) and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) except as permitted by clause (A) of the proviso to Section 6.01(k), does not secure an aggregate amount of Indebtedness or other obligations, if any, greater than that secured on the Closing Date and (ii) does not encumber any property other than the property subject thereto on the Closing Date (any such Lien, an “Existing Lien”);
          (d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such Real Property or (iii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such Real Property;
          (e) Liens arising out of judgments, attachments or awards not resulting in a Default and in respect of which such Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;
          (f) Liens (other than any Lien imposed by ERISA) (x) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of Indebtedness) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this paragraph (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings or Orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and (ii) to the extent such Liens are not imposed by Legal Requirements, such Liens shall in no event encumber any property other than cash and Cash Equivalents;

          (g) Leases of the properties of any Company, and the rights of ordinary-course lessees described in Section 9-321 of the UCC, in each case entered into in the ordinary course of such Company’s business so long as such Leases and rights do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Company or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;
          (h) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business in accordance with the past practices of such Company;
          (i) Liens securing Indebtedness incurred pursuant to Section 6.01(e), provided that (i) any such Liens attach only to the property (including proceeds thereof) being financed pursuant to such Indebtedness and (ii) do not encumber any other property of any Company;
          (j) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of applicable Legal Requirements, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
          (k) Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with any Company to the extent permitted hereunder; provided that such Liens (i) do not extend to property not subject to such Liens at the time of such acquisition, merger or consolidation (other than proceeds thereof and improvements thereon), (ii) are no more favorable to the lienholders than such existing Liens and (iii) are not created in anticipation or contemplation of such acquisition, merger or consolidation;
          (l) Liens granted pursuant to the Security Documents to secure the Obligations;
          (m) licenses of Intellectual Property granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Companies;
          (n) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;
          (o) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC covering only the items being collected upon;
          (p) Liens granted by a Company in favor of a Loan Party in respect of Indebtedness owed by such Company to such Loan Party; provided that such Indebtedness is evidenced by the Intercompany Note; and
          (q) the ABDC Lien (only to the extent subject to the ABDC Intercreditor Agreement) and (y) a Lien of a supplier to Borrower or a Restricted Subsidiary on Inventory (to the extent supplied by such supplier) and related Accounts and the products and proceeds thereof, only to the extent that such supplier has entered into an intercreditor agreement with the Collateral Agent (for the benefit of the Secured Parties) and the Loan Parties in the form of the Supplier Intercreditor Agreement (with such amendments, supplements and/or modifications thereto as may be reasonably acceptable to the Administrative Agent).
     Section 6.03 Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”).
     Section 6.04 Investments, Loans and Advances. Directly or indirectly, lend money or credit (by way of guarantee, assumption of debt or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”), except that the following shall be permitted:
          (a) the Companies may consummate the Transactions in accordance with the provisions of the Transaction Documents;
          (b) Investments outstanding on the Closing Date and identified on Schedule 6.04(b);
          (c) the Companies may (i) acquire, hold and dispose of accounts receivable owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;
          (d) Hedging Obligations permitted pursuant to Section 6.01(c);
          (e) loans and advances to directors, employees and officers of Borrower and the Restricted Subsidiaries for bona fide business purposes, in aggregate amount not to exceed $1,000,000 at any time outstanding; provided that no loans in violation of the Sarbanes-Oxley Act (including Section 402 thereof) shall be permitted hereunder;
          (f) Investments (i) by Borrower in any Subsidiary Guarantor, including any entity that becomes a Subsidiary Guarantor in a Permitted Acquisition, (ii) by any Company in Borrower or any Subsidiary Guarantor and (iii) by a Subsidiary of Borrower that is not a Subsidiary Guarantor in any other Subsidiary of Borrower that is not a Subsidiary Guarantor; provided that any Investment in the form of a loan or advance shall be evidenced by the Intercompany Note;
          (g) Investments in securities of trade creditors or customers in the ordinary course of business and consistent with such Company’s past practices that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
          (h) mergers, consolidations and other transactions in compliance with Section 6.05;
          (i) Investments made by Borrower or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06;

          (j) Acquisitions of property in compliance with Section 6.07;
          (k) Dividends in compliance with Section 6.08;
          (l) Investments of any person that becomes a Restricted Subsidiary on or after the date hereof in an aggregate amount not to exceed $5,000,000 on the date such person becomes a Restricted Subsidiary; provided that (i) such Investments exist at the time such person is acquired, (ii) such Investments are not made in anticipation or contemplation of such person becoming a Restricted Subsidiary, and (iii) such Investments are not directly or indirectly recourse to any of the Companies or any of their respective assets, other than to the person that becomes a Restricted Subsidiary;
          (m) Guarantees by Borrower or any Restricted Subsidiary of Indebtedness of Borrower or a Restricted Subsidiary of Indebtedness otherwise permitted under Section 6.01 (other than under Section 6.01(n)); and
          (n) Investments made by Borrower or any Restricted Subsidiary in any Permitted Joint Venture on or after the date hereof in an aggregate amount not to exceed $500,000 (for each such Investment and related series of Investments) and $5,000,000 in the aggregate; and
          (o) other Investments in an aggregate amount not to exceed $10,000,000 on the date such Investments are made.
     Section 6.05 Mergers and Consolidations. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (or agree to do any of the foregoing at any future time), except that the following shall be permitted:
          (a) the Transactions as contemplated by the Transaction Documents;
          (b) dispositions of property in compliance with Section 6.06;
          (c) any solvent Company (other than Borrower) may merge or consolidate with or into Borrower or any Subsidiary Guarantor (as long as Borrower or a Subsidiary Guarantor is the surviving person in such merger or consolidation and, in the case of any Subsidiary Guarantor, remains a Restricted Subsidiary); provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Sections 5.11 and 5.12, as applicable;
          (d) any Restricted Subsidiary may dissolve, liquidate or wind up its affairs at any time if such dissolution, liquidation or winding up is not disadvantageous to any Agent or Lender in any material respect; and
          (e) Los Feliz Drugs, Inc. may dissolve or merge into or consolidate with another Restricted Subsidiary.
     To the extent the requisite Lenders under Section 11.02(b) waive the provisions of this Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.05, such Collateral (unless sold to a Company or any Affiliate thereof) shall be sold free and clear of the Liens created by the Security Documents, and, so long as Borrower shall have previously provided to the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request in order to demonstrate compliance with this

Section 6.05, the Collateral Agent shall take all actions it deems appropriate in order to effect the foregoing.
     Section 6.06 Asset Sales. Effect any disposition of any property, or agree to effect any of the foregoing, except that the following shall be permitted:
          (a) dispositions of worn out, obsolete or surplus property by Borrower or any of its Restricted Subsidiaries in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable good faith judgment of Borrower or such Restricted Subsidiary, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole;
          (b) other dispositions of property; provided that (i) the aggregate consideration received in respect of all dispositions of property pursuant to this clause (b) shall not exceed $1,000,000 in any four consecutive fiscal quarters of Borrower, but, in any event, shall not exceed $500,000 with respect to any single disposition of property, (ii) such dispositions of property are made for Fair Market Value, and (iii) at least 80% of the consideration payable in respect of such disposition of property is in the form of cash or Cash Equivalents (and for purposes of making the foregoing determination, each of the following shall be deemed “cash”: (1) any liabilities, as shown on the then most recent balance sheet of Borrower or any Restricted Subsidiary (other than contingent liabilities, liabilities that are by their terms subordinated to the Obligations or impaired liabilities) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Borrower and Restricted Subsidiaries from all liability thereunder or with respect thereto; and (2) any securities, notes or other obligations received by Borrower or such Restricted Subsidiary from the transferee that are converted to cash within thirty (30) days after receipt, to the extent of the cash received in that conversion);
          (c) leases, subleases, licenses or sublicenses of real or personal property (including intellectual property or other general intangibles) to third parties in the ordinary course of business and in accordance with the applicable Security Documents;
          (d) the Transactions as contemplated by the Transaction Documents;
          (e) Permitted Liens in compliance with Section 6.02;
          (f) Investments in compliance with Section 6.04;
          (g) dispositions related to mergers, consolidations and other transactions in compliance with Section 6.05;
          (h) Dividends in compliance with Section 6.08;
          (i) sales of inventory or rental equipment fixed assets in the ordinary course of business and dispositions of cash and Cash Equivalents in the ordinary course of business; and
          (j) any disposition of property that constitutes a Casualty Event.
     To the extent the requisite Lenders under Section 11.02(b) waive the provisions of this Section 6.06, with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.06, such Collateral (unless sold to a Company or any Affiliate thereof) shall be sold free and clear of the Liens created by the Security Documents, and, so long as Borrower shall have previously provided to the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 6.06, the Collateral Agent shall take all actions it deems appropriate in order to effect the foregoing.
     Section 6.07 Acquisitions. Purchase or otherwise acquire (in one or a series of related transactions) (i) all or any substantial part of the property (whether tangible or intangible) of any person (ii) any business unit or division of any person or (iii) in excess of 50% of the Equity Interests of such person (or agree to do any of the foregoing at any future time), except that the following shall be permitted:
          (a) Investments in compliance with Section 6.04;
          (b) Capital Expenditures by Borrower and the Restricted Subsidiaries shall be permitted to the extent permitted by Section 6.10(c);
          (c) purchases and other acquisitions of inventory, materials, equipment and intangible property in the ordinary course of business;
          (d) leases or licenses of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;
          (e) the Acquisition as contemplated by the Acquisition Documents;
          (f) Permitted Acquisitions;
          (g) mergers, consolidations and other transactions in compliance with Section 6.05; and
          (h) Dividends in compliance with Section 6.08;
provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or Section 5.12, as applicable.
     Section 6.08 Dividends. Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company, except for the following:
          (a) Dividends by any Company that is a Restricted Subsidiary of Borrower to Borrower or any Subsidiary Guarantor;
          (b) Dividends made solely in Equity Interests (other than Disqualified Capital Stock); provided, that no Default or Event of Default has occurred and is continuing prior to, or will occur immediately after, such Dividend;
          (c) Dividends to the extent constituting the non-cash repurchase of Equity Interests of Borrower deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those securities, in each case, pursuant to Borrower’s equity-based compensation or equity-based incentive plan; and

          (d) Dividends made in cash in lieu of the issuance of fractional share in connection with the exercise of warrants, options or other securities convertible into, or exchangeable for, Equity Interests of Borrower, in each case, pursuant to Borrower’s equity-based compensation or equity-based incentive plan not to exceed $100,000 in the aggregate for any twelve-month period.
     Section 6.09 Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among Borrower and one or more Subsidiary Guarantors), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:
          (a) Dividends permitted by Section 6.08;
          (b) Investments, including loans and advances, permitted by Sections 6.04(e) and (f);
          (c) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors of the applicable Company, including the employment agreements listed on Schedule 6.09(c) and the payment of salaries and other compensation thereunder;
          (d) the Transactions as contemplated by the Transaction Documents;
          (e) transactions between or among Borrower and its Restricted Subsidiaries to the extent permitted by Sections 6.01(b) and (g), Section 6.05 (other than pursuant to paragraph (b) thereof) and Section 6.06(g); and
          (f) any other agreement or arrangement as in effect on the date of this Agreement and described on Schedule 3.09(i), and any amendment or modification thereto, and the performance of obligations thereunder, so long as such amendment or modification is not more disadvantageous to, or otherwise adverse to the interests of, the Administrative Agent and the Lenders than those in effect on the date of this Agreement.
     Section 6.10 Financial Covenants.
          (a) Maximum Total Leverage Ratio. Permit the Total Leverage Ratio, as of the last day of any Test Period ending on the date set forth in the table below, to exceed the ratio set forth opposite such Test Period end date in the table below:

Test Period End Date	Total Leverage Ratio
June 30, 2010	5.35 to 1.0
September 30, 2010	5.35 to 1.0
December 31, 2010	5.35 to 1.0
March 31, 2011	5.25 to 1.0
June 30, 2011	5.00 to 1.0
September 30, 2011	5.00 to 1.0
December 31, 2011	4.75 to 1.0
March 31, 2012	4.75 to 1.0
June 30, 2012	4.50 to 1.0
September 30, 2012	4.25 to 1.0

Test Period End Date	Total Leverage Ratio
December 31, 2012	4.25 to 1.0
March 31, 2013	4.00 to 1.0
June 30, 2013	4.00 to 1.0
September 30, 2013	3.75 to 1.0
December 31, 2013	3.75 to 1.0
March 31, 2014	3.50 to 1.0
June 30, 2014	3.50 to 1.0
September 30, 2014	3.50 to 1.0
December 31, 2014	3.50 to 1.0
          (b) Minimum Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, as of the last day of any Test Period ending on the date set forth in the table below, to be less than the ratio set forth opposite such Test Period end date in the table below:

Test Period End Date	Fixed Charge Coverage Ratio
June 30, 2010	1.40 to 1.0
September 30, 2010	1.40 to 1.0
December 31, 2010	1.40 to 1.0
March 31, 2011	1.40 to 1.0
June 30, 2011	1.40 to 1.0
September 30, 2011	1.40 to 1.0
December 31, 2011	1.40 to 1.0
March 31, 2012	1.40 to 1.0
June 30, 2012	1.40 to 1.0
September 30, 2012	1.40 to 1.0
December 31, 2012	1.40 to 1.0
March 31, 2013	1.40 to 1.0
June 30, 2013	1.40 to 1.0
September 30, 2013	1.40 to 1.0
December 31, 2013	1.40 to 1.0
March 31, 2014	1.50 to 1.0
June 30, 2014	1.50 to 1.0
September 30, 2014	1.50 to 1.0
December 31, 2014	1.50 to 1.0
          (c) Limitation on Capital Expenditures. Permit the aggregate amount of Capital Expenditures made in any Test Period ending on the date set forth below, to exceed the amount set forth opposite such Test Period end date below:

Period	Capital Expenditure Amount
December 31, 2010	$13,000,000
December 31, 2011	$13,000,000
December 31, 2012	$13,000,000
December 31, 2013	$13,000,000
December 31, 2014	$13,000,000

provided, however, that (i) the Test Period ending on December 31, 2010 shall be calculated from April 1, 2010 to and including December 31, 2010, (ii) if the aggregate amount of Capital Expenditures made in any Test Period year shall be less than the maximum amount of Capital Expenditures permitted under this Section 6.10(c) for such Test Period (before giving effect to any carryover), then an amount of such shortfall not exceeding 75% of such maximum amount may be added to the amount of Capital Expenditures permitted under this Section 6.10(c) for the immediately succeeding (but not any other) fiscal year, and (iii) in determining whether any amount is available for carryover, the amount expended in any Test Period shall first be deemed to be from the amount allocated to such Test Period (before giving effect to any carryover).
     Section 6.11 Prepayments of Other Indebtedness; Modifications of Organizational Documents, Acquisition and Certain Other Documents, etc.. Directly or indirectly:
          (a) except as expressly permitted under Section 2.10(h) with respect to the Senior Notes, make or offer to make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment, repurchase or redemption, retirement, defeasance as a result of any asset sale, change of control or similar event of, any Senior Notes or Subordinated Indebtedness; provided that, so long as no Default or Event of Default has occurred and is then continuing or would result therefrom, Exchange Senior Notes may be issued to the extent contemplated by the definition of Senior Notes and to the extent consistent with the definition of Exchange Senior Notes;
          (b) amend, modify, supplement or waive, or permit the amendment, modification supplement or waiver of, any provision of any Transaction Document in any manner that is, or could reasonably be expected to be, adverse in any material respect to the interests of any Agent or Lender; or
          (c) terminate, amend, modify (including electing to treat any Pledged Interests (as defined in the Security Agreement) as a “security” under Section 8-103 of the UCC) or change any of its Organizational Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not, and could not reasonably be expected to be, adverse in any material respect to the interests of any Agent or Lender.
     Section 6.12 Limitation on Certain Restrictions on Subsidiaries. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance, restriction or condition on the ability of any Restricted Subsidiary to (i) pay Dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by any Company, or pay any Indebtedness owed to any Company, (ii) make loans or advances to any Company or (iii) transfer any of its properties to any Company, except for such encumbrances, restrictions or conditions existing under or by reason of:
          (a) applicable mandatory Legal Requirements;
          (b) (x) this Agreement and the other Loan Documents and (y) the Senior Note Documents;
          (c) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary;

          (d) customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business;
          (e) customary restrictions and conditions contained in any agreement relating to the sale of any property pending the consummation of such sale; provided that (i) such restrictions and conditions apply only to the property to be sold, and (ii) such sale is permitted hereunder;
          (f) any agreement in effect at the time such Restricted Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of Borrower; or
          (g) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (f) above; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.
     Section 6.13 Limitation on Issuance of Capital Stock. (a) With respect to Borrower, issue any Equity Interest that is Disqualified Capital Stock.
          (b) With respect to any Restricted Subsidiary of Borrower, issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except (i) for stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of any Restricted Subsidiaries or Borrower in any class of the Equity Interests of such Restricted Subsidiary; and (ii) Subsidiaries of Borrower formed or acquired after the Closing Date in accordance with Section 6.14 may issue Equity Interests to Borrower or the Wholly Owned Subsidiary that is a Restricted Subsidiary of Borrower which is to own such Equity Interests. All Equity Interests issued in accordance with this Section 6.13(b) shall, to the extent required by Section 5.11 and 5.12 or any Security Document, be delivered to the Collateral Agent for pledge pursuant to the applicable Security Document.
     Section 6.14 Limitation on Creation of Subsidiaries; Designation of Unrestricted Subsidiaries. Establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that, without such consent, Borrower may (i) establish or create one or more Wholly Owned Subsidiaries, (ii) establish, create or acquire one or more Subsidiaries in connection with an Investment made pursuant to Section 6.04(f), or (iii) acquire one or more Subsidiaries in connection with a Permitted Acquisition or another Investment permitted hereunder, so long as, in each case, Section 5.11 shall be complied with; provided, further, that the Board of Directors of Borrower may at any time, in respect of any Subsidiary established, created or acquired subsequent to the Closing Date designate such Subsidiary as an Unrestricted Subsidiary; provided that (i) (A) immediately before and after such designation, no Default shall have occurred and be continuing, (B) Borrower and its Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with the covenants set forth in Sections 6.10(a) and (b) immediately after giving effect to such designation and, (C) Borrower has delivered to the Administrative Agent (x) written notice of such designation and (y) a certificate, dated the effective date of such designation, of a Financial Officer stating that no Default or Event of Default has occurred and is continuing and setting forth reasonably detailed calculations demonstrating compliance on a Pro Forma Basis with the covenants set forth in Sections 6.10(a) and (b); (ii) such Subsidiary has no Indebtedness other than Non-Recourse Debt; (iii) except as otherwise expressly permitted by Section 6.09, such Subsidiary is not party to any agreement, contract, arrangement or understanding with Borrower or any Restricted Subsidiary of Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Borrower; (iv) such Subsidiary is a person with respect to which neither Borrower nor any of its other Restricted Subsidiaries has any direct or indirect obligation (whether actual or contingent) to subscribe for additional Equity Interests therein except as expressly permitted under Section 6.08 (b) to make any additional Investment in such person except as expressly permitted pursuant to Section 6.04 or (c) to maintain or preserve such person’s financial condition or to cause such person to achieve any specified levels of operating or financial results; and (v) such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Borrower or any of its other Restricted Subsidiaries. In addition, (x) Borrower and its Restricted Subsidiaries shall not be permitted at any time to designate any Unrestricted Subsidiary as a Restricted Subsidiary, (y) each designation of an Unrestricted Subsidiary under the immediately proceeding proviso in this Section 6.14 shall be irrevocable, and (z) no Unrestricted Subsidiary may be merged with or into Borrower or a Restricted Subsidiary or liquidate into or transfer substantially all its assets to Borrower or a Restricted Subsidiary.
     Section 6.15 Business. Engage (directly or indirectly) in any businesses other than those businesses in which Borrower and its Restricted Subsidiaries are engaged on the Closing Date (or which are ancillary thereto, reasonably related thereto or are reasonable extensions thereof or complementary thereto).
     Section 6.16 Limitation on Accounting Changes. Make or permit, any change in accounting policies or reporting practices, without the consent of the Required Lenders, which consent shall not be unreasonably withheld, except changes that are required by GAAP.
     Section 6.17 Fiscal Periods. Change its fiscal year-end and fiscal quarter-ends to dates other than December 31 and March 31, June 30 and September 30, respectively.
     Section 6.18 No Further Negative Pledge. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Company to create, incur, assume or suffer to exist any Lien upon any of its properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any Lien for an obligation if a Lien is granted for another obligation, except the following: (1) this Agreement and the other Loan Documents and the Senior Note Documents; (2) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the properties encumbered thereby; and (3) any prohibition or limitation that (a) exists pursuant to applicable Legal Requirements, or (b) consists of customary restrictions and conditions contained in any agreement relating to the sale or other disposition of any property pending the consummation of such sale or other disposition; provided that (i) such restrictions apply only to such property, and (ii) such sale or other disposition is permitted hereunder, or (c) restricts subletting or assignment of any lease governing a leasehold interest of Borrower or one of its Restricted Subsidiaries.
     Section 6.19 Anti-Terrorism Law; Anti-Money Laundering. (a) Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.23, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Companies’ compliance with this Section 6.19).
          (b) Cause or permit any of the funds of such Loan Party that are used to repay the Credit Extensions to be derived from any unlawful activity with the result that the making of the Credit Extensions would be in violation of Legal Requirements.

     Section 6.20 Embargoed Person. Cause or permit (a) any of the funds or properties of the Loan Parties that are used to repay the Loans or other Credit Extensions to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” (the “SDN List”) maintained by OFAC and/or on any other similar list (“Other List”) maintained by OFAC pursuant to any authorizing statute including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by applicable Legal Requirements, or the Loans or other Credit Extensions made by the Lenders and the Issuing Bank would be in violation of Legal Requirements, or (2) the Executive Order, any related enabling legislation or any other similar executive orders (collectively, “Executive Orders”), or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by applicable Legal Requirements or the Credit Extensions are in violation of applicable Legal Requirements.
     Section 6.21 Health Care Matters. Without limiting or being limited by any other provision of any Loan Document, no Company shall (i) fail to maintain in effect all Company Health Care Permits, Company Accreditations and Company Reimbursement Approvals, to the extent such failure would result in a Material Adverse Effect, or (ii) engage in any activity that constitutes or, with the giving of notice, the passage of time, or both, would (a) result in a violation of any Company Health Care Permit, Company Accreditation or Company Reimbursement Approval or any Health Care Laws, unless such activity could not reasonably be expected to result in a Material Adverse Effect, or (b) cause any Company not to be in substantial compliance with any Health Care Laws.
ARTICLE VII
GUARANTEE
     Section 7.01 The Guarantee. The Subsidiary Guarantors hereby, jointly and severally, guarantee, as primary obligors and not as a sureties to each Secured Party and their respective successors and assigns, the prompt payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Subsidiary Guarantors hereby jointly and severally agree that if Borrower or other Subsidiary Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
     Section 7.02 Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 7.01 shall constitute a guaranty of payment and performance and not of collection and to the fullest extent permitted by applicable Legal Requirements, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Subsidiary Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
          (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
          (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
          (iv) any Lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be valid, perfected or to have the priority required under the Loan Documents; or
          (v) the release of any other Subsidiary Guarantor pursuant to Section 7.09.
     The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower or any Subsidiary Guarantor under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Subsidiary Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment and performance without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Secured Parties, and the obligations and liabilities of the Subsidiary Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Subsidiary Guarantors and their respective successors and assigns, and shall inure to the benefit of the Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

     Section 7.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
     Section 7.04 Subrogation; Subordination. Each Subsidiary Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against Borrower or any other Subsidiary Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.04(f) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.
     Section 7.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of Borrower under this Agreement and other Loan Documents may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower (but not such Subsidiary Guarantor) and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 7.01.
     Section 7.06 Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
     Section 7.07 Continuing Guarantee. The guarantee in this Article VII is a continuing guarantee of payment and performance, and shall apply to all Guaranteed Obligations whenever arising.
     Section 7.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Legal Requirement affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable, not void or voidable and not subordinated to the claims of other creditors as determined in such action or proceeding.
     Section 7.09 Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (i) subsequent to the Closing Date, a Subsidiary Guarantor is designated as an Unrestricted Subsidiary by the Board of Directors of Borrower in accordance with Section 6.14, (ii) all of the Equity Interests or all or substantially all of the property of any Subsidiary Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons (other than any Company or any Affiliate thereof), such Unrestricted Subsidiary shall, upon its being so designated, and such Transferred Guarantor shall, upon the consummation of such sale or transfer, be released from its obligations under this Agreement (including under Section 11.03) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of the sale of all of the Equity Interests of the Unrestricted Subsidiary or Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Documents shall be released, and so long as Borrower shall have previously provided the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request, the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents.
     Section 7.10 Right of Contribution. (a) The Loan Parties hereby agree as among themselves that, if any Loan Party shall make an Excess Payment (as defined below), such Loan Party shall have a right of contribution from each other Loan Party in an amount equal to such other Loan Party’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Loan Party under this Section 7.10 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid in full in cash and all Commitments have terminated or expired, and none of the Loan Parties shall exercise any right or remedy under this Section 7.10 against any other Loan Party until such time as all Obligations have been performed and paid in full in cash and all Commitments have been terminated. For purposes of this Section 7.10, (a) “Excess Payment” shall mean the amount paid by any Loan Party in excess of its Pro Rata Share of any Obligations; (b) “Pro Rata Share” shall mean, for any Loan Party in respect of any payment of the Obligations, the ratio (expressed as a percentage) as of the date of such payment of Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Loan Party (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Obligations of such Loan Party) to (ii) the amount by which the aggregate present fair salable value of its assets and other properties of all Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Obligations of all Loan Parties) of the Loan Parties; and (c) “Contribution Share” shall mean, for any Loan Party in respect of any Excess Payment made by any other Loan Party, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Loan Party (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Obligations of such Loan Party) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment. Nothing in this Section 7.10 shall require any Loan Party to pay its Contribution Share of any Excess Payment in the absence of a demand therefor by the Loan Party that has made the Excess Payment. Without limiting the foregoing in any manner, it is the intent of the parties hereto that as of any date of determination, no Contribution Amount of any Loan Party shall be greater than the maximum amount of the claim which could then be recovered from such Loan Party under this Section 7.10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
          (b) This Section 7.10 is intended only to define the relative rights of the Loan Parties and nothing set forth in this Section 7.10 is intended to or shall impair the obligations of the Loan Parties, jointly and severally, to pay any amounts and perform any obligations as and when the same shall become due and payable or required to be performed in accordance with the terms of this Agreement or any other

Loan Document. Nothing contained in this Section 7.10 shall limit the liability of Borrower to pay the Loans and other Credit Extensions made to Borrower and accrued interest, Fees and expenses with respect thereto for which Borrower shall be primarily liable.
          (c) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Parties to which such contribution and indemnification is owing.
          (d) The rights of any indemnified Loan Party against the other Loan Parties under this Section 7.10 shall be exercisable upon, but shall not be exercisable prior to, the full and indefeasible payment of the Obligations and termination or expiration of the Commitments under the Loan Documents.
ARTICLE VIII
EVENTS OF DEFAULT
     Section 8.01 Events of Default. Upon the occurrence and during the continuance of any of the following events (each, an “Event of Default”):
          (a) default shall be made in the payment of any principal of any Loan or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof (including a Term Loan Repayment Date) or at a date fixed for mandatory prepayment thereof or by acceleration thereof or otherwise;
          (b) default shall be made in the payment of any interest on any Credit Extension or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, whether at the due date thereof (including an Interest Payment Date) or at a date fixed for prepayment (whether voluntary or mandatory) or by acceleration or demand thereof or otherwise, and such default shall continue unremedied for a period of three Business Days or a Borrowing Base Deficiency shall have occurred and be continuing for a period equal to or exceeding five Business Days;
          (c) any representation or warranty made or deemed made in or in connection with any Loan Document or the Borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;
          (d) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.01(a), 5.01(b), 5.02 (other than clause (a) thereof), 5.03(a), 5.08, 5.11 or 5.16 or in Article VI;
          (e) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b) or (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of 30 days (or (A) five days in the case of the Fee Letter or (B) ten days in the case of any covenant, condition or agreement contained in Section 5.01 (other than clause (a) or clause (b) thereof)) after the occurrence thereof;
          (f) any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by the obligor; provided that it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) individually exceeds $2,500,000 at any one time (provided that, in the case of Hedging Obligations, the notional amount thereof shall be counted for this purpose);
          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company or of a substantial part of the property of any Company, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Legal Requirement; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property of any Company; or (iii) the winding-up or liquidation of any Company; and such proceeding or petition shall continue undismissed for 90 days or an Order approving or ordering any of the foregoing shall be entered;
          (h) any Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Legal Requirement; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property of any Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) except as permitted in Section 6.05, wind up or liquidate; or (viii) take any action for the purpose of effecting any of the foregoing;
          (i) one or more Orders for the payment of money in an aggregate amount in excess of $2,500,000 (to the extent not adequately covered by insurance in respect of which a solvent and unaffiliated insurance company has acknowledged coverage in writing) shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 90 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such Order;
          (j) one or more ERISA Events shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in liability of any Company and its ERISA Affiliates in an aggregate amount exceeding $2,500,000 or the imposition of a Lien on any properties of a Company;
          (k) any security interest and Lien in any material portion of the Collateral purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a valid, enforceable, perfected first priority (except as otherwise provided in this Agreement or any Security Document) security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in this Agreement or such Security Document)) in favor of the Collateral Agent, or shall be asserted by or on behalf of any Company not to be, a valid, enforceable, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby; provided that it will not be an Event of Default under this paragraph (k) if the Collateral Agent shall not have or shall cease to have a valid, enforceable and perfected first priority Lien on any Collateral purported to be covered by the Security Documents, individually or in the aggregate, having a Fair Market Value of less than $2,500,000;
          (l) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by or on behalf of any Loan Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Company (directly or indirectly) shall repudiate or deny any portion of its liability or obligation for the Obligations;
          (m) there shall have occurred a Change in Control;
          (n) there shall have occurred the termination of, or the receipt by any Company of notice of the termination of, or the occurrence of any event or condition which would, with the passage of time or the giving of notice or both, constitute an event of default under or permit the termination of, any one or more Material Agreements, Company Health Care Permits, Company Accreditations or Company Reimbursement Approvals of any Company, except for terminations that could not be expected to have a Material Adverse Effect;
          (o) the Acquisition shall not have occurred on the Closing Date in accordance with the terms and conditions of the Acquisition Agreement; or
          (p) any Company or any of their directors or officers is criminally convicted under any law or Legal Requirement that could lead to a forfeiture of any Collateral or exclusion from participation in any federal or state health care program, including Medicare or Medicaid, and could reasonably be expected to result in a Material Adverse Effect, then, and in every such event (other than an event with respect to Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans and Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and Reimbursement Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document or otherwise to the contrary notwithstanding; and in any event with respect to Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans and Reimbursement Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document or otherwise to the contrary notwithstanding.

     Section 8.02 Rescission. If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Loan Parties shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations owing by them that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.02, then upon the written consent of the Required Lenders (which may be given or withheld in their sole discretion) and written notice to Borrower, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders, the Issuing Bank and the other Secured Parties to a decision that may be made at the election of the Required Lenders, and such provisions are not intended to benefit Borrower and the other Loan Parties and do not give Borrower and/or any of the Loan Parties the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.
ARTICLE IX
COLLATERAL ACCOUNT; APPLICATION OF COLLATERAL PROCEEDS
     Section 9.01 Collateral Account. (a) The Collateral Agent is hereby authorized to establish and maintain at its office (or, at the Collateral Agent’s discretion, at the office of its designee from time to time) at 520 Madison Avenue, New York, New York 10022, in the name of the Collateral Agent and pursuant to a Control Agreement, a restricted deposit account designated “BioScrip Collateral Account” (or such other substantially similar designation as shall be determined by the Collateral Agent in its discretion from time to time). Each Loan Party shall deposit into the Collateral Account from time to time any cash that such Loan Party is required to pledge as additional collateral security hereunder pursuant to the Loan Documents.
          (b) The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. So long as no Event of Default has occurred and is continuing or will result therefrom, the Collateral Agent shall within two Business Days of receiving a request of the applicable Loan Party for release of cash proceeds with respect to the LC Sub-Account, remit such Net Cash Proceeds on deposit in the LC Sub-Account to or upon the order of such Loan Party (x) at such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of the Letters of Credit have been paid in full or (y) otherwise in accordance with Section 2.18(i). At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders as specified herein, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Obligations in the manner specified in Section 9.02 subject, however, in the case of amounts deposited in the LC Sub-Account, to the provisions of Section 2.18(i). The Loan Parties shall have no right to withdraw, transfer or otherwise receive any funds deposited in the Collateral Account except to the extent specifically provided herein.
          (c) Amounts on deposit in the Collateral Account shall be invested and reinvested from time to time in Cash Equivalents as the applicable Loan Party (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine by written instruction to the Collateral Agent, or if no such instructions are given, then as the Collateral Agent, in its sole discretion, shall determine, which Cash Equivalents shall be held in the name and be under the control of the Collateral Agent (or any sub-agent); provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders as specified herein, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Obligations in the manner specified in Section 9.02 subject, however, in the case of amounts deposited in the LC Sub-Account, to the provisions of Section 2.18(i).
          (d) Amounts deposited into the Collateral Account as cover for liabilities in respect of Letters of Credit under any provision of this Agreement requiring such cover shall be held by the Administrative Agent in a separate sub-account designated as the “LC Sub-Account” (the “LC Sub-Account”) and, subject to Section 2.18(i), all amounts held in the LC Sub-Account shall constitute collateral security to be applied in accordance with Section 2.18(i).
     Section 9.02 Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement or any other Loan Document, promptly by the Collateral Agent as follows:
          (a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
          (b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
          (c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal, Reimbursement Obligations and Hedging Obligations) in each case equally and ratably in accordance with the respective amounts thereof then due and owing;
          (d) Fourth, to the indefeasible payment in full in cash, pro rata, of the principal amount of the Obligations (including Reimbursement Obligations);
          (e) Fifth, to Hedging Obligations to the extent secured by Liens on the Collateral and constituting Obligations of the type described in clause (c) of the definition of Obligations; and
          (f) Sixth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.
     In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (f) of this Section 9.02, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

ARTICLE X
THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT
     Section 10.01 Appointment. (a) Each Lender and the Issuing Bank hereby irrevocably designates and appoints each of the Administrative Agent and the Collateral Agent as an agent of such Lender under this Agreement and the other Loan Documents. Each Lender irrevocably authorizes each Agent, in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X are solely for the benefit of the Agents, the Lenders and the Issuing Bank, and no Loan Party shall have rights as a third party beneficiary of any such provisions.
          (b) Each Lender irrevocably appoints each other Lender as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the UCC or otherwise), for the benefit of the Secured Parties, in assets which, in accordance with the UCC or any other applicable Legal Requirement, a security interest can be perfected by possession or control. Should any Lender (other than the Collateral Agent) obtain possession or control of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly following the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
     Section 10.02 Agent in Its Individual Capacity. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such person and its Affiliates may accept deposits from, lend money to, act as financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Company or Affiliate thereof as if it were not an Agent hereunder and without duty to account therefor to the Lenders or the Issuing Bank.
     Section 10.03 Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Legal Requirements, and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose or shall be liable for the failure to disclose, any information relating to any Company that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as any Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.02) or in the absence of its own gross negligence or willful misconduct as found by a final and nonappealable judgment of a court of competent jurisdiction. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Borrower, a Lender, or the Issuing Bank, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. Each party to this Agreement acknowledges and agrees that the Administrative Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Loan Documents and the notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of Borrower and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider.
     Section 10.04 Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent, or otherwise authenticated by a proper person. Each Agent also may rely upon any statement made to it orally and believed by it to be made by a proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless each Agent shall have received written notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors.
     Section 10.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
     Section 10.06 Successor Agent. Each Agent may resign as such at any time upon at least 30 days’ prior notice to the Lenders, the Issuing Bank and Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor Agent from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, which successor shall be a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus of at least $500,000,000; provided that if such retiring Agent is unable to find a commercial banking institution that is willing to accept such appointment and which meets the qualifications set forth above, the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent.

     Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article X, Section 11.03 and Sections 11.08 to 11.10 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.
     Section 10.07 Non-Reliance on Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed the Confidential Information Memorandum and each other document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof (including any such terms and conditions set forth, or otherwise maintained, on the Platform with respect thereto). Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.
     Section 10.08 Name Agents. The parties hereto acknowledge that the Syndication Agent, the Co-Documentation Agents and Collateral Agent hold their titles in name only, and that their titles confer no additional rights or obligations relative to those conferred on any Lender or the Issuing Bank hereunder.
     Section 10.09 Indemnification. The Lenders severally agree to indemnify each Agent in its capacity as such and each of its Related Persons (to the extent not reimbursed by Borrower or the Subsidiary Guarantors and without limiting the obligation of Borrower or the Subsidiary Guarantors to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section 10.09 (or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans and Reimbursement Obligations shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, fines, penalties, actions, claims, suits, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans and Reimbursement Obligations) be imposed on, incurred by or asserted against such Agent or Related Person in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein, the Transactions or any of the other transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Related Person under or in connection with any of the foregoing (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY AGENT OR RELATED PERSON); provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, fines, penalties, actions, claims, suits, litigations, inquiries or proceedings, costs, expenses or disbursements that are found by a final and nonappealable judgment of a court of competent jurisdiction to have directly resulted solely from such Agent’s or Related Person’s, as the case may be, gross negligence or willful misconduct. The agreements in this Section 10.09 shall survive the payment of the Loans and all other amounts payable hereunder.

ARTICLE XI
MISCELLANEOUS
     Section 11.01 Notices.
          (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile transmission, as follows:
if to any Loan Party, to Borrower at:
BioScrip, Inc.
100 Clearbrook Road
Elmsford, New York 10523
Attention: Chief Executive Officer
Facsimile No.: (914) 460-1660
and to:
King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036
Attention: E. William Bates II. Esq.
Facsimile No.: (212) 556-2222
if to the Administrative Agent or the Collateral Agent, to it at:
Jefferies Finance LLC
520 Madison Avenue
New York, New York 10022
Attention: Account Officer — BioScrip
Facsimile No.: (212) 284-3444
if to the Collateral Manager, to it at:
Healthcare Finance Group, LLC
199 Water Street, 20th Floor
New York, New York 10038
Attention: Chief Credit Officer and National Portfolio Manager
Facsimile: (212) 785-8501
if to a Lender, to it at its address (or telecopy number) set forth on Annex II or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto; and
if to the Swingline Lender, to it at:
HFG Healthco-4, LLC
199 Water Street, 20th Floor
New York, New York 10038

Attention: Chief Credit Officer
Facsimile: (212) 785-8501
if to the Issuing Bank, to it at:
Healthcare Finance Group, LLC
199 Water Street, 20th Floor
New York, New York 10038
Attention: Chief Credit Officer
Facsimile: (212) 785-8501
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01, and failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications.
Notices delivered through electronic communications to the extent provided in Section 11.01(b) below, shall be effective as provided in Section 11.01(b).
          (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may (subject to Section 11.01(d)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent (in a manner set forth in Section 11.01(a)) that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or Borrower may, in their respective sole discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures, respectively, approved by it (including as set forth in Section 11.01(d)); provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (including by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          (c) Change of Address, etc. Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
          (d) Posting. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address(es) provided to Borrower by the Administrative Agent from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. Nothing in this Section 11.01 shall prejudice the right of the Agents, any Lender, the Issuing Bank or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall reasonably require.
     To the extent consented to by the Administrative Agent in writing from time to time, the Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that Borrower shall also deliver to the Administrative Agent an executed original of each Compliance Certificate required to be delivered hereunder.
     Each Loan Party further agrees that the Administrative Agent may make the Communications available to the other Agents, the Lenders or the Issuing Bank by posting the Communications on IntraLinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform.
     Section 11.02 Waivers; Amendment. (a) No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document (other than any Hedging Agreement) or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 11.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement,

pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall:
          (i) increase the Commitment of any Lender without the written consent of such Lender;
          (ii) reduce the principal amount or premium, if any, of any Loan or LC Disbursement or reduce the rate of interest thereon (other than waiver of any increase in the rate of interest pursuant to Section 2.06(c)), or reduce any Fees payable hereunder, or change the currency of payment of any Obligation, without the written consent of each Lender directly affected thereby;
          (iii) postpone or extend the maturity of any Loan, or any scheduled date of payment of or the installment otherwise due on the principal amount of any Term Loan under Section 2.09, or the required date of payment of any Reimbursement Obligation, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment (other than a waiver of any increase in the rate of interest pursuant to Section 2.06(c)), or postpone the scheduled date of expiration of any Commitment or postpone the scheduled date of expiration of any Letter of Credit beyond the Letter of Credit Expiration Date, without the written consent of each Lender directly affected thereby;
          (iv) change Section 11.04(b) in a manner which further restricts assignments thereunder without the written consent of each Lender
          (v) change Section 2.14(b) or (c) or Section 9.02 in a manner that would alter the order of or the pro rata sharing of payments or setoffs required thereby, without the written consent of each Lender;
          (vi) change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document (including this Section 11.02) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be);
          (vii) release all or substantially all of the Subsidiary Guarantors from their Guarantees (except as expressly provided in Article VII), or limit their liability in respect of such Guarantees, without the written consent of each Lender;
          (viii) except as otherwise permitted in any Security Document or by Section 6.06, release all or substantially all of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Obligations equally and ratably with the other Obligations), in each case without the written consent of each Lender;
          (ix) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of

Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class;
          (x) change the order of application of prepayments among Term Loans and Revolving Commitments under Section 2.10(h) or change the application of prepayments of Term Loans set forth in Section 2.10(h), in each case without the consent of the Required Lenders and Term Loan Lenders holding more than 50% of the principal amount of the outstanding Term Loans;
          (xi) change the advance rates set forth in clauses (i) and (ii) of the definition of Borrowing Base or the definition of Eligibility Criteria (or the qualifications or basis for determining whether a Receivable qualifies as an Eligible Receivable or Inventory qualifies as Eligible Inventory) or the establishment or modification of any Borrowing Base Reserve (including changing or modifying the defined terms used, respectively, therein) if the effect thereof (with such effect determined on a cumulative basis for all such changes or other modifications from the Closing Date or, if later, the date of effectiveness of the immediately preceding approval provided as contemplated by this clause (xi)) is to reduce availability under the Borrowing Base (based on the Borrowing Base Certificate last delivered) by an aggregate amount equal to or in excess of $1,000,000, in each case without the consent of the Revolving Lenders holding more than 50% of the Revolving Exposure; or
          (xii) change the Collateral Management Agreement, without the consent of the Collateral Manager.
provided, further, that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Collateral Manager, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Collateral Manager, the Issuing Bank or the Swingline Lender, as the case may be, (2) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Loan Lenders), or the Term Loan Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 11.02 if such Class of Lenders were the only Class of Lenders hereunder at the time, and (3) any waiver, amendment or modification prior to the achievement of a successful syndication of the credit facilities provided herein (as determined by the Arranger in its sole discretion) may not be effected without the written consent of the Arranger. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment, (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of, premium, if any, and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement, and (z) Section 2.16(b) is complied with.
Without the consent of any other person, the applicable Loan Party or Loan Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by applicable Legal Requirements to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or assets so that the security interests therein comply with applicable Legal Requirements.
     Section 11.03 Expenses; Indemnity. (a) The Loan Parties agree, jointly and severally, to pay, promptly upon demand:
          (i) all reasonable costs and expenses incurred by the Arranger, the Administrative Agent, the Collateral Agent, the Collateral Manager, the Swingline Lender and the Issuing Bank, including the reasonable fees, charges and disbursements of Advisors for the Arranger, the Administrative Agent, the Collateral Agent, the Collateral Manager, the Swingline Lender and the Issuing Bank, in connection with the syndication of the Loans and Commitments, the preparation, negotiation, execution and delivery of the Loan Documents, the administration of the Credit Extensions and Commitments (including with respect to the establishment and maintenance of a Platform), the perfection and maintenance of the Liens securing the Collateral and any actual or proposed amendment, supplement or waiver of any of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated);
          (ii) all costs and expenses incurred by the Administrative Agent, the Collateral Manager and the Collateral Agent, including the fees, charges and disbursements of Advisors for the Administrative Agent, the Collateral Manager, and the Collateral Agent, in connection with any action, claim, suit, litigation, investigation, inquiry or proceeding affecting the Collateral or any part thereof, in which action, claim, suit, litigation, investigation, inquiry or proceeding the Administrative Agent, the Collateral Manager, or the Collateral Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Administrative Agent, the Collateral Manager, or the Collateral Agent to defend or uphold the Liens granted by the Security Documents (including any action, claim, suit, litigation, investigation, inquiry or proceeding to establish or uphold the compliance of the Collateral with any Legal Requirements);
          (iii) all costs and expenses incurred by the Arranger, the Administrative Agent, the Collateral Agent, the Collateral Manager, any other Agent, the Swingline Lender, the Issuing Bank or any Lender, including the fees, charges and disbursements of Advisors for any of the foregoing, incurred in connection with the enforcement or protection of its rights under the Loan Documents, including its rights under this Section 11.03(a), or in connection with the Loans made or Letters of Credit issued hereunder and the collection of the Obligations, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Obligations; and
          (iv) all Other Taxes in respect of the Loan Documents.
          (b) The Loan Parties agree, jointly and severally, to indemnify the Agents, each Lender, the Issuing Bank and the Swingline Lender, each Affiliate of any of the foregoing persons and each Related Person of each of the foregoing (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, all reasonable out-of-pocket costs and any and all losses, claims, damages, liabilities, fees, fines, penalties, actions, judgments, suits and related expenses, including reasonable Advisors fees, charges and disbursements (collectively, “Claims”), incurred by or asserted against any Indemnitee, directly or indirectly, arising out of, in any way connected with, or as a result of (i) the execution, delivery, performance, administration or enforcement of the Loan Documents or any agreement or instrument contemplated thereby or the performance by the parties thereto of their respective obligations thereunder, (ii) any actual or proposed use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim or threatened Environmental Claim related in any way to any Company, (v) any past, present or future non-compliance with, or violation of, Environmental Laws or Environmental Permits applicable to any Company, or any Company’s business, or any property presently or formerly owned, leased, or operated by any Company or their predecessors in interest, (vi) the environmental condition of any property owned, leased, or operated by any Company at any time, or the applicability of any Legal Requirements relating to such property, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of any Company, (vii) the imposition of any environmental Lien encumbering Real Property, (viii) the consummation of the Transactions and the other transactions contemplated hereby or (ix) any actual or prospective claim, action, suit, litigation, inquiry, investigation, or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or otherwise, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted directly from the gross negligence or willful misconduct of such Indemnitee.
          (c) The Loan Parties agree, jointly and severally, that, without the prior written consent of the Administrative Agent and any affected Lender, which consent(s) will not be unreasonably withheld, the Loan Parties will not enter into any settlement of a Claim in respect of the subject matter of clauses (i) through (ix) of Section 11.03(b) unless such settlement includes an explicit and unconditional release from the party bringing such Claim of all affected Indemnitees and does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitees.
          (d) The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans, Reimbursement Obligations and any other Obligations, the release of any Guarantor or of all or any portion of the Collateral, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agents, the Issuing Bank or any Lender. All amounts due under this Section 11.03 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.
          (e) To the extent that the Loan Parties fail to pay any amount required to be paid by them to the Agents, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section 11.03 in accordance with paragraph (g) of this Section 11.03, each Lender severally agrees to pay to the Agents, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that the unreimbursed Claim was incurred by or asserted against any of the Agents, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes of this paragraph, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposure, outstanding Term Loans and unused Commitments at the time.
          (f) To the fullest extent permitted by applicable Legal Requirements, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated thereby.
          (g) All amounts due under this Section 11.03 shall be payable not later than 10 days after demand therefor.
     Section 11.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Loan Parties may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender, and each Lender which consent may be withheld in their sole discretion (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void). Nothing in this Agreement or any other Loan Document, express or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants to the extent expressly provided in paragraph (e) of this Section 11.04 and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.
          (b) Any Lender shall have the right at any time to assign to one or more assignees (other than any Company or any Affiliate thereof or a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:
               (i) except in the case of (A) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, (B) any assignment made in connection with the syndication of the Commitment and Loans by the Arranger or (C) an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Term Loan Commitment or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 and the amount of the Revolving Commitment or Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000;
               (ii) each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement, except that this clause (ii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
               (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced by the Administrative Agent in its sole discretion); provided that such fee shall not be payable in the case of (A) an assignment by any Lender to an Approved Fund of such Lender, (B) any assignment made in connection with the primary syndication of the Commitments and Loans by the Arranger or (C) an assignment settled through the Administrative Agent;

               (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;
               (v) in the case of an assignment of all or a portion of a Revolving Commitment or any Revolving Lender’s obligations in respect of its LC Exposure or Swingline Exposure (except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund), the Issuing Bank and the Swingline Lender must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned);
               (vi) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned); and
               (vii) in the case of an assignment of all or a portion of a Revolving Commitment, a Revolving Loan or any Revolving Lender’s obligations in respect of its LC Exposure or Swingline Exposure (except in the case of (A) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or (B) any assignment made in connection with the syndication of the Commitment and Loans by the Arranger), Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned).
     Notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing (i) any consent of Borrower otherwise required under this paragraph shall not be required, and (ii) any consent of the Issuing Bank and the Swingline Lender required under this paragraph (b) may be withheld by such person in its sole discretion. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section 11.04, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement (provided that any liability of Borrower to such assignee under Section 2.12, 2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by Borrower in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 11.03).
          (c) The Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, the Issuing Bank, the Collateral Agent, the Swingline Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.
          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 11.04 and any written consent to such assignment required by paragraph (b) of this

Section 11.04, the Administrative Agent shall reasonably promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the requirements of this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 11.04.
          (e) Any Lender shall have the right at any time, without the consent of, or notice to Borrower, the Administrative Agent, the Issuing Bank, or the Swingline Lender or any other person to sell participations to any person (other than any Company or any Affiliate thereof or a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) is described in clauses (i), (ii) or (iii) of the proviso to Section 11.02(b) and (2) directly affects such Participant. Subject to paragraph (f) of this Section 11.04, each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.04. To the extent permitted by Legal Requirements, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees in writing to be subject to Section 2.14(c) as though it were a Lender. Each Lender shall, acting for this purpose as an agent of Borrower, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the amount and terms of its participations; provided that no Lender shall be required to disclose or share the information contained in such register with Borrower or any other person, except as required by applicable Legal Requirements.
          (f) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of Borrower (which consent shall not be unreasonably withheld or delayed). A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.15(e) as though it were a Lender.
          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank, and this Section 11.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Without limiting the foregoing, in the case of any Lender that is a fund that invests in bank loans or similar extensions of credit, such Lender may, without the consent of Borrower, the Issuing Bank, the Swingline Lender, the Administrative Agent or any other person, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this

Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.
          (h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and Borrower, the option to provide to Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof; provided further that nothing herein shall make the SPC a “Lender” for the purposes of this Agreement, obligate Borrower or any other Loan Party or the Administrative Agent to deal with such SPC directly, obligate Borrower or any other Loan Party in any manner to any greater extent than they were obligated to the Granting Lender, or increase costs or expenses of Borrower. The Loan Parties and the Administrative Agent shall be entitled to deal solely with, and obtain good discharge from, the Granting Lender and shall not be required to investigate or otherwise seek the consent or approval of any SPC, including for the approval of any amendment, waiver or other modification of any provision of any Loan Document. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 11.04(h), any SPC may (i) with notice to, but without the prior written consent of, Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
          (i) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Legal Requirement, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     Section 11.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the reports, certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Obligation or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Article X and Sections 2.12 to 2.15, 10.06, 11.03 and 11.08 to 11.10 shall survive and remain in full force and effect regardless of the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
     Section 11.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 11.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     Section 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their respective Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Legal Requirements, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Documents held by such Lender or the Issuing Bank, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
     Section 11.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
          (b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
          (c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than facsimile or email) in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.
     Section 11.10 Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to any Loan Document, the Transactions or the other transactions contemplated thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.10.
     Section 11.11 Headings; No Adverse Interpretation of Other Agreements. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. This Agreement may not be used to interpret any other loan or debt agreement or instrument of any Company or of any other person. Any such loan or debt agreement or instrument may not be used to interpret this Agreement or any other Loan Document.
     Section 11.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ and Approved Funds’ directors, officers, employees, agents, advisors and other representatives, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (b) to the extent requested by any regulatory authority or any quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Legal Requirements or by any subpoena or similar legal process or in connection with any pledge or assignment made pursuant to Section 11.04(g), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under the Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f)

subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Loan or Loan Party or (iv) any actual or prospective investor in an SPC, (g) with the consent of Borrower or (h) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section 11.12 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Borrower or any Subsidiary. In addition, the Agents, the Issuing Bank and the Lenders may disclose the existence of the Loan Documents and information about the Loan Documents to market data collectors, similar service providers to the financing community, and service providers to the Agents, the Issuing Bank and the Lenders. For the purposes of this Section 11.12, “Information” shall mean all information received from Borrower relating to Borrower or any of its Subsidiaries or its business that is clearly identified at the time of delivery as confidential, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Borrower. Any person required to maintain the confidentiality of Information as provided in this Section 11.12 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person accords to its own confidential information.
     Section 11.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Legal Requirements, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
     Section 11.14 Assignment and Acceptance. Each Lender to become a party to this Agreement (other than the Administrative Agent and any other Lender that is a signatory hereto) shall do so by delivering to the Administrative Agent an Assignment and Acceptance duly executed by such Lender, Borrower (if Borrower consent to such assignment is required hereunder) and the Administrative Agent.
     Section 11.15 Obligations Absolute. To the fullest extent permitted by applicable law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:
          (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;
          (b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;
          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

          (d) any exchange, release or non-perfection or loss of priority of any Liens on any or all of the Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;
          (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or
          (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.
     Section 11.16 Waiver of Defenses; Absence of Fiduciary Duties. (a) Each of the Loan Parties hereby waives any and all suretyship defenses available to it as a Guarantor arising out of the joint and several nature of its respective duties and obligations hereunder (including any defense contained in Article VII).
          (b) Each of the Loan Parties agrees that in connection with all aspects of the transactions contemplated hereby or by the other Loan Documents and any communications in connection therewith, the Loan Parties and their respective Affiliates, on the one hand, and each Lender, SPC and Agent, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of any Lender, SPC or any Agent or any of their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.
     Section 11.17 Patriot Act. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies the Loan Parties, which information includes the name, address and taxpayer identification number of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.
     Section 11.18 Judgment Currency. (a) The Loan Parties’ obligations hereunder and under the other Loan Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender or Issuing Bank of the full amount of Dollars expressed to be payable to the Administrative Agent or such Lender or Issuing Bank under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than Dollars (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in Dollars, the conversion shall be made at the Dollar Equivalent determined as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Loan Parties shall pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the Dollar Equivalent or any other rate of exchange for this Section 11.18, such amounts shall include any premium and costs payable in connection with the purchase of Dollars.
     Section 11.19 Assumption of Obligations under Loan Documents. Concurrently with the consummation of the Acquisition, the Target and of its Subsidiaries will (i) enter into such agreements as reasonably determined by the Administrative Agent to assume all of the Obligations and the other liabilities and obligations of Subsidiary Guarantors under this Agreement and the other Loan Documents, and (ii) agree that they are bound as Subsidiary Guarantors under this Agreement and the other Loan Documents, and, in the case of the Security Documents, as Pledgors, in each case, by all of the terms, covenants and conditions set forth in this Agreement and the other Loan Documents to the same extent as if the Target and such Subsidiary Guarantors had been Subsidiary Guarantors immediately prior to the consummation of the Acquisition.
     Section 11.20 Assumption of Obligations under Commitment Letter and Fee Letter. Each Loan Party hereby irrevocably agrees that it is jointly and severally liable with Borrower and each other Loan Party for any and all liabilities and obligations of Borrower relating to or arising out of any of its respective duties, responsibilities and obligations under the Commitment Letter and the Fee Letter.
     Section 11.21 LEGEND. THE TERM LOANS HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THESE LOANS MAY BE OBTAINED BY WRITING TO THE ADMINISTRATIVE AGENT AT THE ADDRESS SET FORTH IN SECTION 11.01.
(Signature Pages Follow)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or other authorized signatories as of the day and year first above written.

BIOSCRIP, INC., as Borrower
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

BIOSCRIP INFUSION SERVICES, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

CHRONIMED, LLC, as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

LOS FELIZ DRUGS, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

BIOSCRIP PHARMACY, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

BRADHURST SPECIALTY PHARMACY, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

BIOSCRIP PHARMACY (NY), INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

BIOSCRIP PBM SERVICES, LLC, as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

NATURAL LIVING INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

BIOSCRIP INFUSION SERVICES, LLC, as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

BIOSCRIP NURSING SERVICES, LLC, as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

BIOSCRIP INFUSION MANAGEMENT, LLC, as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

BIOSCRIP PHARMACY SERVICES, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

CHS HOLDINGS, INC. (FORMERLY CAMELOT ACQUISITION CORP.), as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

CRITICAL HOMECARE SOLUTIONS, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

APPLIED HEALTH CARE, LLC, as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

CEDAR CREEK HOME HEALTH CARE AGENCY, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

DEACONESS ENTERPRISES, LLC, as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

DEACONESS HOMECARE, LLC, as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

EAST GOSHEN PHARMACY, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

ELK VALLEY HEALTH SERVICES, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

ELK VALLEY HOME HEALTH CARE AGENCY, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

ELK VALLEY PROFESSIONAL AFFILIATES, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

GERICARE, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

INFUSION PARTNERS, LLC, as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

INFUSION PARTNERS OF BRUNSWICK, LLC, as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

INFUSION PARTNERS OF MELBOURNE, LLC, as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

INFUSION SOLUTIONS, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

KNOXVILLE HOME THERAPIES, LLC, as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

NATIONAL HEALTH INFUSION, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

NEW ENGLAND HOME THERAPIES, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

OPTION HEALTH, LTD., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

PROFESSIONAL HOME CARE SERVICES, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

REGIONAL AMBULATORY DIAGNOSTICS, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

SCOTT-WILSON, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

SOUTH MISSISSIPPI HOME HEALTH, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

SOUTH MISSISSIPPI HOME HEALTH, INC. – REGION I, as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

SOUTH MISSISSIPPI HOME HEALTH, INC. – REGION II, as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

SOUTH MISSISSIPPI HOME HEALTH, INC. – REGION III, as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

SPECIALTY PHARMA, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

WILCOX MEDICAL, INC., as a Subsidiary Guarantor
By:	/s/ Barry A. Posner
	Name:	Barry A. Posner
	Title:	Executive Vice President and General Counsel

JEFFERIES FINANCE LLC, as Administrative Agent, Collateral Agent, Arranger, and Book Manager
By:	/s/ E.J. Hess
	Name:	E.J. Hess
	Title:	Managing Director

COMPASS BANK, as Co-Documentation Agent and as a Lender
By:	/s/ Eric J. Paul
	Name:	Eric J. Paul
	Title:	Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Documentation Agent and as a Lender
By:	/s/ John Dale
	Name:	John Dale
	Title:	Duly Authorized Signature

ING CAPITAL LLC, as Syndication Agent and as a Lender
By:	/s/ Mike Garvin
	Name:	Mike Garvin
	Title:	Managing Director

HEALTHCARE FINANCE GROUP, LLC, as Collateral Manager
By:	/s/ John D. Calabro
	Name:	John D. Calabro
	Title:	Executive Vice President

HFG HEALTHCO-4 LLC, as Lender By: Master Healthco, LLC, a member
By:	/s/ John D. Calabro
	Name:	John D. Calabro
	Title:	Executive Vice President

JEFFERIES FINANCE CP FUNDING LLC, as Lender
By:	/s/ E.J. Hess
	Name:	E.J. Hess
	Title:	Managing Director

HEALTHCARE FINANCE GROUP, LLC, as Issuing Bank
By:	/s/ John D. Calabro
	Name:	John D. Calabro
	Title:	Executive Vice President

HFG HEALTHCO-4 LLC, as Swingline Lender By: Master Healthco, LLC, a member
By:	/s/ John D. Calabro
	Name:	John D. Calabro
	Title:	Executive Vice President

RAYMOND JAMES BANK, FSB, as a Lender
By:	/s/ Joseph A. Ciccolini
	Name:	Joseph A. Ciccolini
	Title:	Vice President — Senior Corporate Banker

Annex I
Amortization Table

Date	Term Loan Amount
June 30, 2010	$625,000

September 30, 2010	$625,000

December 31, 2010	$625,000

March 31, 2011	$625,000

June 30, 2011	$1,250,000

September 30, 2011	$1,250,000

December 31, 2011	$1,250,000

March 31, 2012	$1,250,000

June 30, 2012	$1,875,000

September 30, 2012	$1,875,000

December 31, 2012	$1,875,000

March 31, 2013	$1,875,000

June 30, 2013	$2,500,000

September 30, 2013	$2,500,000

December 31, 2013	$2,500,000

March 31, 2014	$2,500,000

June 30, 2014	$3,125,000

September 30, 2014	$3,125,000

December 31, 2014	$3,125,000

March 31, 2015	$65,625,000

Annex I-1

Annex II
Initial Lenders and Commitments

		Amount of
		Revolving	Amount of Term
Lender	Address for Notices	Commitment	Loan Commitment
Jefferies Finance CP Funding LLC	520 Madison Avenue New York, New York	$0	$42,000,000

HFG Healthco-4, LLC	199 Water Street New York, NY 10036	$31,000,000	$20,000,000

ING Capital LLC	200 Galleria Parkway, Suite 950 Atlanta, GA 30339	$7,500,000	$15,000,000

Compass Bank	1703 West 5th Street, Suite 500 Austin, TX 78703	$5,000,000	$10,000,000

General Electric Capital Corporation	500 West Monroe Street, 14th Floor Chicago, IL 60661	$4,000,000	$8,000,000

Raymond James Bank, FSB	P.O. Box 11628, St. Petersburg, FL 33733-1628	$2,500,000	$5,000,000

Annex II-1

Annex III
NET VALUE FACTORS
1.	Rebate Receivables: Initially 99%

2.	Receivables that are not Rebate Receivables:

PBM				Comm				BioScrip
Services	Mail Order	New Jersey	Roslyn	Pharm	Bronx	SF Mail	Burbank	Consolidated
95%	95%	95%	90%	92%	92%	95%	95%	94%

Annex III-1

Annex IV
ELIGIBILITY CRITERIA
PART 1 — ELIGIBLE RECEIVABLES
          The following shall constitute the eligibility criteria for acceptance of Receivables and Inventory for inclusion in the Borrowing Base (capitalized terms not otherwise defined in the Credit Agreement and used in this Annex IV shall have the meaning provided in the Collateral Management Agreement and, if not defined therein, in the Security Agreement):
          (a) The information provided by the Loan Parties with respect to each such Receivable is complete and correct and all documents, attestations and agreements relating thereto that have been delivered to the Collateral Manager are true and correct, and, other than with respect to Unbilled Receivables, the applicable Loan Party has billed the applicable Obligor and has delivered to such Obligor all requested supporting claim documents with respect to such Receivable and no amounts with respect to such Receivable have been paid as of the date and time of the inclusion of such Receivable in the Borrowing Base. All information set forth in the bill and supporting claim documents with respect to such Receivable is true, complete and correct; if additional information is requested by the Obligor, each Loan Party (or the applicable member thereof) has or will promptly provide the same, and if any error has been made with respect to such information, each Loan Party will promptly correct the same and, if necessary, rebill such Receivable.
          (b) Each such Receivable (i) is payable, in an amount not less than its Expected Net Value, by the Obligor identified by the applicable Loan Party as being obligated to do so, (ii) is based on an actual and bona fide rendition of services to the Obligor or sale of goods to an Obligor or a plan participant of the Obligor in the ordinary course of business, (iii) is denominated and payable only in U.S. dollars in the United States, and (iv) is an account receivable or general intangible within the meaning of the UCC of the state in which the applicable Loan Party has its principal place of business, or is a right to payment under a policy of insurance or proceeds thereof, and is not evidenced by any instrument or chattel paper. There is no payor other than the Obligor identified by the Loan Parties as the payor primarily liable on such Receivable.
          (c) Each such Receivable (i) is not the subject of any action, suit, proceeding or dispute (pending or threatened), setoff, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination by the Obligor (except for statutory rights of Governmental Entities that are not pending or threatened), (ii) is not past, or within 60 days of, the statutory limit for collection applicable to the Obligor or is not aged more than 180 days from its Last Service Date, (iii) in the case of a Receivable that is not a Rebate Receivable, was not billed to the Obligor on a date more than 30 days after the Last Service Date, and (iv) in the case of a Rebate Receivable, was not billed to the Obligor on a date more than 60 days after the end of the fiscal quarter in which such Rebate Receivable became due and payable.
          (d) Each such Receivable is not due from any Governmental Authority other than Medicare, Medicaid, TRICARE/CHAMPUS, Ryan White programs, 340B drug pricing programs, the State Children’s Health Insurance Program (Title XXI of the Social Security Act) or any similar state or federally funded program.
          (e) No Loan Party has any guaranty of, letter of credit providing credit support for, or collateral security for, such Receivable, other than any such guaranty, letter of credit or collateral

Annex IV-1

security as has been assigned to the Collateral Agent (for the benefit of the Secured Parties), and any such guaranty, letter of credit or collateral security is not subject to any Lien in favor of any other Person.
          (f) The Obligor with respect to each such Receivable is (i) not currently the subject of any bankruptcy, insolvency or receivership proceeding, nor is it unable to make payments on its obligations when due, (ii) located in the United States of America, (iii) one of the following: (x) a person which in the ordinary course of its business or activities agrees to pay for healthcare services received by individuals, including, without limitation, commercial insurance companies and non-profit insurance companies (such as Blue Cross and Blue Shield) issuing health, personal injury, worker’s compensation or other types of insurance, employers or unions which self-insure for employee or member health insurance, prepaid healthcare organizations, preferred provider organizations, health maintenance organizations, commercial hospitals, physician’s groups or any other similar person or (y) an individual, (iv) not an Affiliate of Borrower and (v) not the Obligor of any Receivable that was a Defaulted Receivable in the past 12 months.
          (g) The financing of such Receivables under the Loan Documents is made in good faith and without actual intent to hinder, delay or defraud present or future creditors of any of the Loan Parties.
          (h) The insurance policy, contract or other instrument obligating an Obligor to make payment with respect to such Receivable (i) does not contain any provision prohibiting the grant of a security interest in such payment obligation from the applicable Loan Party to the Collateral Agent (for the benefit of the Secured Parties) as provided in the Security Documents, (ii) has been duly authorized and, together with such Receivable, constitutes the legal, valid and binding obligation of the Obligor in accordance with its terms, (iii) together with such Receivable, does not contravene in any material respect any requirement of law applicable thereto, and (iv) was in full force and effect and applicable to the Obligor at the time the goods or services constituting the basis for such Receivable were sold or performed.
          (i) No consents by any third party to the assignment of such Receivable are required other than consents previously obtained in writing by the relevant Loan Party, a copy of each such consent having been provided to the Collateral Manager.
          (j) The inclusion of each such Receivable in the Borrowing Base would not increase the fraction expressed as a percentage where (i) the numerator is the sum of the then outstanding principal amount of Eligible Receivables for any Obligor (or group of Obligors) listed below included in the Borrowing Base, and (ii) the denominator is the Borrowing Base for all Eligible Receivables, above the corresponding maximum percentage listed below:

Annex IV-2

Maximum
Obligor	Percentage
Health Maintenance Organizations	100%

Managed Care Organizations	100%

Long-Term Care Facilities	20%

Employer Plans	50%

any single AAA rated Obligor	10%

any single AA rated Obligor	6%

any single A rated Obligor	4%

any single BBB rated Obligor	3%

any single unrated Obligor	3%
With respect to any Receivables that fail to satisfy the Eligibility Criteria set forth in this clause (j), such Receivables shall be deemed Eligible Receivables (provided they otherwise satisfy the Eligibility Criteria set forth in this Annex IV) until shall time that the Collateral Manager, in its sole discretion, determines that such Receivables (or any portion thereof) shall not be Eligible Receivables as a result of their failure to satisfy the Eligibility Criteria set forth in this clause (j).
          (k) Unless specifically verified and accepted by the Collateral Manager, no single Eligible Receivable that is not a Rebate Receivable has an Expected Net Value greater than $800,000.
          (l) For the 12-month period then most recently ended, the product obtained by multiplying (a) the quotient obtained by dividing (i) the average Receivables of the Loan Parties over the three month period ending on such date, by (ii) average revenue of the Loan Parties generated from Receivables over the three month period ending on such date, by (b) 365 day, is no more than 75 days.
          (m) No prior sale or assignment of security interest which is still in effect on the applicable date of the Borrowing Base Certificate has been made with respect to or granted in any such Receivable.
PART II — ELIGIBLE INVENTORY
          The following shall constitute the Eligibility Criteria for acceptance of Inventory for inclusion in the Borrowing Base
          All Inventory of the Loan Parties, valued at the lower cost or market in accordance with GAAP, but excluding any Inventory having any of the following characteristics:
          (a) Inventory that is in-transit; located at any warehouse, job site or located on any other premises that may be subject to the Lien of any person other than the Collateral Agent;
          (b) Inventory that is otherwise not subject to a duly perfected first priority Lien in the Collateral Agent’s favor;
          (c) Inventory that is subject to (x) a Lien in favor of any Person other than the Lender other than the ABDC Lien that is subject to the ABDC Intercreditor Agreement and (y) the Lien

Annex IV-3

of a supplier or similar creditor of any of the Loan Parties that is subject to a Supplier Intercreditor Agreement;
          (d) Inventory covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;
          (e) Supplies, packaging, parts or sample Inventory, or customer supplied parts or Inventory;
          (f) Work-in-process Inventory;
          (g) Inventory that is damaged, defective, obsolete, slow moving or not currently saleable in the normal course of the Borrower’s operations, or the amount of such Inventory that has been reduced by shrinkage;
          (h) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;
          (i) Inventory that is perishable or live or 30 days from expiration;
          (j) Inventory stored at locations outside the United States;
          (k) Inventory formulated by a Loan Party pursuant to a license unless the applicable licensor has agreed in writing to permit the Collateral Agent to exercise its rights and remedies against such Inventory; and
          (l) Inventory that is classified as controlled substances, C2 or other controlled substances or pharmaceuticals unless the applicable Loan Party (i) possesses a specialized license from the U.S. Drug Enforcement Agency or other federal, state or local authority to sell or dispose of same, or (ii) is not otherwise prohibited under applicable law from selling or otherwise disposing of same.
* * *

Annex IV-4

EXECUTION VERSION
EXHIBIT A
[Form of]
ASSIGNMENT AND ACCEPTANCE
     Reference is made to the credit agreement, dated as of March 25, 2010 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BioScrip, Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors, the Lenders, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”), as lead arranger, as book manager and as collateral agent for the Secured Parties, ING Capital LLC, as syndication agent, Compass Bank, as a co-documentation agent, General Electric Capital Corporation, a co-documentation agent, HFG Healthco-4, LLC, as swingline lender for the Lenders, and Healthcare Finance Group, LLC, collateral manager and as issuing bank for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     1.                      (the “Assignor”) hereby irrevocably sells and assigns, without recourse, to the Assignee, and the Assignee hereby irrevocably purchases and assumes, from the Assignor, without recourse to the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 11.04(c) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the Swingline Commitment, Revolving Commitment, Term Loan Commitment and the Swingline Loans, Revolving Loans, Term Loans and participations held by the Assignor in Letters of Credit which are outstanding on the Effective Date. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
     2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned hereby free and clear of any lien, encumbrance or other adverse claim created by the Assignor and that its Commitments, and the outstanding balances of its Loans, without giving effect to assignments thereof which have not become effective, are as set forth in this Assignment and Acceptance and (ii) it has all necessary power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) except as set forth in (a) above, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto.
     3. The Assignee (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance and (ii) it has all necessary power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and become a Lender under the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
     4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, in its sole discretion, be earlier than three Business Days after the date of such acceptance and recording by the Administrative Agent). This Assignment and Acceptance will be delivered to the Administrative Agent together with (a) if the Assignee is a Foreign Lender, the forms specified in Section 2.15(e) of the Credit Agreement, duly completed and executed by such Assignee; (b) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire, and (c) a processing and recordation fee of $3,500, if required under the Loan Documents.
     5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.]
     6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
     7. This Assignment and Acceptance shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

SCHEDULE 1
to
Assignment and Acceptance

Effective Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Percentage Assigned of Applicable Loan/Commitment:

Percentage Assigned of
applicable Loan/Commitment
(set forth, to at least 15 decimals,
as a percentage of the Loans and
the aggregate Commitments of
Loan/Commitment	Principal Amount Assigned	all Lenders thereunder)
Term Loans	$	%
Revolving Loans	$	%
Letters of Credit	$	%
Swingline Loans	$	%
[Signature Page Follows]

The terms set forth above are hereby agreed to: [ ] as Assignor
By:
Name:
Title:

as Assignee

By:
Name:
Title:

Accepted:* BIOSCRIP, INC.
By:
Name:
Title:

JEFFERIES FINANCE LLC, as Administrative Agent
By:
Name:
Title:

[ ], as [Swingline Lender/Issuing Bank]**
By:
Name:
Title:

*	To be completed to the extent consent of Borrower and/or Administrative Agent is required under Section 11.04(b) of the Credit Agreement.

**	To be completed to the extent consent of the Swingline Lender or Issuing Bank is required under Section 11.04(b) of the Credit Agreement.

EXHIBIT B-1
[Form of]
BORROWING REQUEST
Jefferies Finance LLC,
     as Administrative Agent for
     the Lenders referred to below
520 Madison Avenue
New York, New York 10022
Attention: Account Manager — BioScrip
Facsimile: (212) 284-3444

Re: BioScrip, Inc.	[Date]
Ladies and Gentlemen:
     Reference is made to the credit agreement, dated as of March 25, 2010 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BioScrip, Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors, the Lenders, Jefferies Finance LLC, as administrative agent, as lead arranger, as book manager and as collateral agent for the Secured Parties, ING Capital LLC, as syndication agent, Compass Bank, as a co-documentation agent, General Electric Capital Corporation, a co-documentation agent, HFG Healthco-4, LLC, as swingline lender for the Lenders, and Healthcare Finance Group, LLC, as collateral manager and as issuing bank for the Lenders. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Credit Agreement. Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and that in connection therewith sets forth below the terms on which such Borrowing is requested to be made:

B-1

(A)	Class of Borrowing:	[Revolving Borrowing]
[Term Borrowing]

(B)	Principal amount of Borrowing:[1]

(C)	Date of Borrowing
(which is a Business Day):

(D)	Type of Borrowing:	[ABR Borrowing] [Eurodollar Borrowing]

(E)	Interest Period and the last day thereof:[2]

(F)	Funds are requested to be disbursed
to Borrower’s account with:

Account No.

Borrower hereby represents and warrants that the conditions to lending specified in Sections 4.02(b)-(d) of the Credit Agreement are satisfied as of the date hereof.
[Signature Page Follows]

[1]	See Section 2.02(a) of the Credit Agreement for minimum borrowing amounts.

[2]	To be inserted if a Eurodollar Borrowing and shall be subject to the definition of “Interest Period” in the Credit Agreement.

B1-2

BIOSCRIP, INC.
By:
Name:
Title:

B1-3

EXHIBIT B-2
[Form of]
BORROWING BASE CERTIFICATE

B1-4

BIOSCRIP, INC.
BORROWING BASE
at 1/31/2010

	PBM Services	Mail Order	(ADIMA2)	Roslyn	Comm	Bronx	SF Mail	Burbank	Rebate	CHS	BioScrip Consolidated
			New Jersey		Pharm				Receivables
Gross Receivables As of xx/xx/xxxx
Additions to Gross Receivables
Manual AR
Rebate Receivable
Deductions to Gross Receivables
Ineligible AR
Offset — Shared Rebate Portion
Cash Basis account for PBM
Gross Eligible Receivables
Estimated Net Value Factor	95%	95%	95%	90%	92%	92%	95%	95%	99%	0%
Estimated Net Value
Additions to Estimated Net Value
Deduction to Estimated Net Value
Credit Balances
Month-end Cash intransit											0
Adjusted Net Value of Receivable
Advance Rate A/R	85%	85%	85%	85%	85%	85%	85%	85%	85%	0%	#IV/0!
Availability	#REF	$—	$—	$—	$—	$—	$—	$—	$—	$—
Additions to Availability
Inventory Availability per Appendix 1											0
Interim CHS availability
Deductions to Availability
Term Loan Exposure Outstandings											$100,000,000
Total Availability
Borrowing Base											$0
Revolving Commitment											$50,000,000
Borrowing Limit											$0
Other Reserves
Adjusted Borrowing Limit
Loan Activity											$0
Outstanding Loan Balance Prior Monthly
Revolving Advances Since Prior Report											—
Less Collections											—
Deposits											—
Total Interest, Fees, Charges & Expenses											—
Deposits in Transit											—
Revolving Advance Request This Report
Revolving Loan Balance This Report
Net Availability											$0

BIOSCRIP, INC.
The undersigned represents and warrants that the foregoing information is true, complete and correct and that the collateral reflected herein complies with and conforms to the Eligibility Criteria set forth in Annex IV to the Credit Agreement between the undersigned, Healthcare Finance Group, LLC, as Collateral Manager, and any supplements and amendments, if any, thereto (the “Agreement”). BioScrip, Inc. promises to pay to Healthcare Finance Group, LLC, as Collateral Manager, the new loan balances reflected above, plus interest, as set forth in the Agreement.

By:		Date:

Name:
Title:
Healthcare Finance Group, LLC, as Collateral Manager

By:

2

BIOSCRIP, INC.
Inventory Collateral Report
As of X/XX/XXX

I.	Inventory per perpetual report	$—

II.	Deductions:
	Shrinkage, Slow Moving, WIP, etc.	$—

	Controlled Substances (class 2)	$—

	Other	$—

III.	Net Eligible Inventory (I minus II)	$—

IV.	80% of Net Eligible Inventory	$—

V.	50% Of Net Orderly Liquidation Value of elig. Inventory	$—

VI.	Net Inventory Availability	$—

3

EXHIBIT C
[Form of]
COMPLIANCE CERTIFICATE
     This Compliance Certificate is delivered to you pursuant to Section 5.01(d) of the credit agreement, dated as of March 25, 2010 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BioScrip, Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors, the Lenders, Jefferies Finance LLC, as administrative agent, as lead arranger, as book manager and as collateral agent for the Secured Parties, ING Capital LLC, as syndication agent, Compass Bank, as a co-documentation agent, General Electric Capital Corporation, a co-documentation agent, HFG Healthco-4, LLC, as swingline lender for the Lenders, and Healthcare Finance Group, LLC, as collateral manager and as issuing bank for the Lenders. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Credit Agreement.
     1. I am the duly elected, qualified and acting [specify type of Financial Officer] of Borrower.
     2. I have reviewed and am familiar with the contents of this Certificate.
     3. I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or an Event of Default[, except as set forth below].
     4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 6.10 of the Credit Agreement.1
     5. [Attached hereto as Attachment 3 are the computations showing Borrower’s calculation of “Excess Cash Flow.”]2
     IN WITNESS WHEREOF, I execute this Certificate in my official capacity as the [Financial Officer] of Borrower, and not individually, this              day of                     , 20  .

By:
Name:
	Title:	[Financial Officer] of BioScrip, Inc.

[1]	This Attachment should only be included in a Compliance Certificate delivered pursuant to Section 5.01(a) or Section 5.01(b) of the Credit Agreement.

[2]	This Attachment should only be included in a Compliance Certificate delivered pursuant to Section 5.01(a) of the Credit Agreement.

ATTACHMENT 1
TO
COMPLIANCE CERTIFICATE
Financial Statements
     The information described herein is as of [                                        ], and pertains to the fiscal [month] [quarter] [year] ended [                    ].

ATTACHMENT 2
TO
COMPLIANCE CERTIFICATE
[Set forth financial covenant calculations]

ATTACHMENT 3
TO
COMPLIANCE CERTIFICATE
[Set forth calculation of Excess Cash Flow]

EXHIBIT D
[Form of]
INTERCOMPANY NOTE
INTERCOMPANY SUBORDINATED DEMAND PROMISSORY NOTE

Note Number:	Dated: , 20
     FOR VALUE RECEIVED, Borrower (as defined below), and each of its Subsidiaries (collectively, the “Group Members” and each, a “Group Member”) which is a party to this intercompany subordinated demand promissory note (this “Promissory Note”) as a Payor (as defined below) promises to pay to the order of such other Group Member that makes loans to such Group Member (each Group Member which borrows money pursuant to this Promissory Note is referred to herein as a “Payor” and each Group Member which makes loans and advances pursuant to this Promissory Note is referred to herein as a “Payee”), on demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other indebtedness now or hereafter owing by such Payor to such Payee as shown in the books and records of such Payee. The failure to show any such indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder. Unless otherwise defined herein, terms defined in the Credit Agreement (hereinafter defined) and used herein shall have the meanings given to them in that certain credit agreement, dated as of March 25, 2010 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BioScrip, Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors, the Lenders, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”), as lead arranger, as book manager and as collateral agent for the Secured Parties, ING Capital LLC, as syndication agent, Compass Bank, as a co-documentation agent, General Electric Capital Corporation, a co-documentation agent, HFG Healthco-4, LLC, as swingline lender for the Lenders, and Healthcare Finance Group, LLC, as issuing bank for the Lenders.
     The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon in writing from time to time by the relevant Payor and Payee. Each Payor and any endorser of this Promissory Note hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
     This Promissory Note has been pledged by (x) each Payee that is a Loan Party to the Collateral Agent, for the benefit of the Secured Parties, as security for such Payee’s Obligations, if any, under the Credit Agreement, the Security Agreement and the other Loan Documents to which such Payee is a party and (y) each Payee that is the Company or any Guarantor (as defined in the Senior Note Agreement) to the Trustee (under and as defined in the Senior Note Agreement) for the benefit of the Holders (as defined in the Senior Note Agreement). Each Payor acknowledges and agrees that (x) upon the occurrence and during the continuation of an Event of Default, the Collateral Agent and the other Secured Parties may exercise all the rights of the Payees that are Loan Parties under this Promissory Note in accordance with the terms and conditions of the Credit Agreement, the Security Agreement and the other Loan Documents and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor, and (y) upon the occurrence and during the continuation of an Event of Default (as defined in the Senior Note Agreement), the Trustee (as defined in the Senior Note Agreement) may exercise all rights of the Company or any Guarantor (as defined in the Senior Note Agreement) as Payees under this Promissory Note in accordance with the terms and conditions of the Senior Note Agreement and other

Senior Note Documents and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.
     Each Payee agrees that any and all claims of such Payee against any Payor that is a Loan Party or any endorser for the obligations of a Payor that is a Loan Party of this Promissory Note, or against any of their respective properties, shall be subordinate and subject in right of payment to (x) the Obligations until all of the Obligations have been performed and paid in full in immediately available funds, all Letters of Credit have been terminated or cash collateralized and the Commitments have been terminated; provided, that each such Payor may make payments to the applicable Payee so long as no Default or Event of Default shall have occurred and be continuing and (y) the Obligations (as defined in the Senior Note Agreement) until all of the Obligations (as defined in the Senior Note Agreement) have been performed and paid in full in immediately available funds; provided, that each such Payor may make payments to the applicable Payee so long as no Default or an Event of Default (each as defined in the Senior Note Agreement) shall have occurred and be continuing.
     Notwithstanding any right of any Payee to ask, demand, sue for, take or receive any payment from any Payor, all rights, Liens and security interests of such Payee, whether now or hereafter arising and howsoever existing, in any assets of any Payor (whether constituting part of the security or collateral given to the Collateral Agent or any Secured Party to secure payment of all or any part of the Obligations or otherwise) shall be and hereby are subordinated to the rights of (x) the Administrative Agent or any Secured Party in such assets and (y) the Trustee (as defined in the Senior Note Agreement) or any Holder (as defined in the Senior Note Agreement) in such assets. Except as expressly permitted by the Credit Agreement and the Senior Note Agreement, the Payees shall have no right to possession of any such asset or to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, unless and until all of (x) the Obligations shall have been performed and paid in full in immediately available funds, all Letters of Credit have been terminated or cash collateralized and the Commitments have been terminated and (y) the Obligations (as defined in the Senior Note Agreement) shall have been performed and paid in full in immediately available funds.
     This Promissory Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Promissory Note shall inure to the benefit of each Payee and their respective successors and assigns, including subsequent holders hereof. Notwithstanding anything to the contrary contained herein, in any other Loan Document or any Senior Note Document or in any other promissory note or other instrument, this Promissory Note (i) replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on or before the date hereof by any Payee to any other Group Member, and (ii) shall not be deemed replaced, superseded or in any way modified (x) by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by any Payee to any other Group Member or (y) prior to the payment in full of the Obligations, termination or cash collateralization of all Letters of Credit and the terminations of all Commitments.
     THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CHOICE OF LAW THAT WOULD APPLY THE LAW OF ANOTHER JURISDICTION.
     The terms and provisions of this Promissory Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable Legal Requirements by a Governmental Authority having jurisdiction, such determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Promissory Note in any jurisdiction.
     From time to time after the date hereof, additional Subsidiaries of Borrower may become parties (as Payor and/or Payee, as the case may be) hereto by executing a counterpart signature page to this Promissory Note (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Promissory Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other person becomes or fails to become or ceases to be a Payor or Payee hereunder.
     This Promissory Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Promissory Note by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Promissory Note.
[Signature Page Follows]

     IN WITNESS WHEREOF, each Payor and Payee has caused this Intercompany Subordinated Demand Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

[PAYEE/PAYOR], as a Payor and Payee
By:
Name:
Title:

ENDORSEMENT
     FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to                                                              all of its right, title and interest in and to the Intercompany Subordinated Demand Promissory Note, dated [                    ] (as amended, supplemented, replaced or otherwise modified from time to time, the “Promissory Note”), made by Borrower and each Subsidiary thereof or any other person that becomes a party thereto, and payable to the undersigned. This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.
     The initial undersigned shall be the Group Members (as defined in the Promissory Note) that are Loan Parties on the date of the Promissory Note. From time to time after the date thereof, additional Subsidiaries of the Group Members shall become parties to the Promissory Note (each, an “Additional Payee”) and, if such Subsidiaries are or will become Loan Parties, a signatory to this endorsement by executing a counterpart signature page to the Promissory Note and to this endorsement. Upon delivery of such counterpart signature page to the Payors, notice of which is hereby waived by the other Payees, each Additional Payee shall be a Payee and shall be as fully a Payee under the Promissory Note and a signatory to this endorsement as if such Additional Payee were an original Payee under the Promissory Note and an original signatory hereof. Each Payee expressly agrees that its obligations arising under the Promissory Note and hereunder shall not be affected or diminished by the addition or release of any other Payee under the Promissory Note or hereunder. This endorsement shall be fully effective as to any Payee that is or becomes a signatory hereto regardless of whether any other person becomes or fails to become or ceases to be a Payee under the Promissory Note or hereunder.
Dated:
[Signature Page Follows]

[PAYEES], as a Payee
By:
Name:
Title:

M-6

EXHIBIT E
[Form of]
INTEREST ELECTION REQUEST
[Date]
Jefferies Finance LLC,
      as Administrative Agent for
      the Lenders referred to below
520 Madison Avenue
New York, New York 10022
Attention: Account Manager – BioScrip
Telecopy: (212) 284-3444
Re: BioScrip, Inc.
Ladies and Gentlemen:
     Pursuant to Section 2.08 of that certain credit agreement, dated as of March 25, 2010 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BioScrip, Inc., a Delaware corporation, the Subsidiary Guarantors, the Lenders, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”), as lead arranger, as book manager and as collateral agent for the Secured Parties, ING Capital LLC, as syndication agent, Compass Bank, as a co-documentation agent, General Electric Capital Corporation, a co-documentation agent, HFG Healthco-4, as swingline lender for the Lenders, and Healthcare Finance Group, LLC, as collateral manager and as issuing bank for the Lenders. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Credit Agreement Borrower hereby gives the Administrative Agent notice that Borrower hereby requests:
     [Option A — Conversion of Eurodollar Borrowings to ABR Borrowings: to convert $                                         in principal amount of presently outstanding Eurodollar                                                              Borrowings1 with a final Interest Payment Date of                                                   ,                  to ABR Borrowings on                                      ,            (which is a Business Day).]
     [Option B — Conversion of ABR Borrowings to Eurodollar Borrowings: to convert $                                         in principal amount of presently outstanding ABR                                                   Borrowings2 to Eurodollar Borrowings on                                                     ,                           (which is a Business Day). The Interest Period for such Eurodollar Borrowings is                                          month[s].]
     [Option C — Continuation of Eurodollar Borrowings as Eurodollar Borrowings: to continue as Eurodollar Borrowings $                                         in presently outstanding Eurodollar                                              Borrowings3 with

[1]	Identify as Eurodollar Term Borrowings or Eurodollar Revolving Borrowings.

[2]	Identify as ABR Term Borrowings or ABR Revolving Borrowings.

[3]	Identify as Eurodollar Term Borrowings or Eurodollar Revolving Borrowings.

a final Interest Payment Date of                                                                   ,                            (which is a Business Day). The Interest Period for such Eurodollar Borrowings is                              month[s].]

Very truly yours,
BIOSCRIP, INC.
By:
Name:
Title

EXHIBIT F
[Form of]
LANDLORD ACCESS AGREEMENT
     THIS LANDLORD ACCESS AGREEMENT (this “Agreement”) is made and entered into as of                                         , by and between                                                                                   , having an office at                                                        (“Landlord”), Jefferies Finance LLC, as the Collateral Agent for the benefit of the lenders (the “Lenders”) party to the Credit Agreement (as hereinafter defined) (in such capacity, the “Collateral Agent”).
R E C I T A L S :
     A. Landlord is the record title holder and owner of the real property described in Schedule A attached hereto (the “Real Property”).
     B. Landlord has leased all or a portion of the Real Property (the “Leased Premises”) to [                                   ] (“Lessee”) pursuant to a certain lease agreement or agreements described in Schedule B attached hereto (collectively, and as amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”).
     C. BioScrip, Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors party thereto and the Collateral Agent, among others, have entered into a credit agreement, dated as of March 25, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms used and not otherwise defined herein that are defined in the Credit Agreement shall have the meanings assigned to such terms therein), pursuant to which the Lenders have agreed to make certain loans to Borrower (collectively, the “Loans”).
     D. [The Lessee is a Subsidiary of Borrower.] [Borrower is a Subsidiary of the Lessee.]1
     E. [The Lessee has, pursuant to the Credit Agreement, guaranteed the obligations of Borrower under the Credit Agreement and the other Loan Documents.]2
     F. As security for the payment and performance of Lessee’s Obligations under the Credit Agreement and the other Loan Documents, the Collateral Agent has or will acquire a security interest in and lien upon all of Lessee’s personal property, inventory, accounts, goods, machinery, equipment, furniture and fixtures, other than any building fixtures, including, without limitation, HVAC systems (together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, collectively, the “Personal Property”) for the benefit of the Secured Parties.
     G. The Collateral Agent has requested that Landlord execute this Agreement as a condition precedent to the making of the Loans under the Credit Agreement.

[1]	Include if Borrower is not the Lessee.

[2]	Include if Borrower is not the Lessee.

A G R E E M E N T :
     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents, warrants and agrees in favor of the Collateral Agent, as follows:
     1. Landlord certifies that (i) Landlord is the landlord under the Lease described in Schedule B attached hereto, (ii) the Lease is in full force and effect and has not been amended, modified or supplemented except as set forth in Schedule B hereto and (iii) Landlord has sent no notice of default to Lessee under the Lease respecting a default which has not been cured by Lessee.
     2. Landlord agrees that it will provide the Collateral Agent (via overnight mail at Lessee’s cost and expense) with written notice of any default by Lessee under the Lease resulting in termination of the Lease (a “Default Notice”) at the same time as it sends such notice to the Lessee. The Collateral Agent shall have at least 10 days following receipt of such Default Notice to cure such default, but the Collateral Agent shall not be under any obligation to cure any default by Lessee under the Lease. No action by the Collateral Agent pursuant to this Agreement shall be deemed to be an assumption by the Collateral Agent of any obligation under the Lease, and, except as provided in Sections 3, 5 and 6 below, the Collateral Agent shall not have any obligation to Landlord.
     3. Landlord agrees that the Personal Property is and will remain personal property and not fixtures even though it may be affixed to or placed on the Leased Premises. Landlord further agrees that the Collateral Agent has the right to remove the Personal Property from the Leased Premises at any time in accordance with the terms of the Loan Documents; provided that the Collateral Agent shall use its commercially reasonable efforts to notify Landlord first and shall repair any damage arising from such removal. Landlord further agrees that it will not hinder the Collateral Agent’s actions in removing Personal Property from the Leased Premises or the Collateral Agent’s actions in otherwise enforcing its security interest in the Personal Property. The Collateral Agent shall not be liable for any diminution in value of the Leased Premises caused by the absence of Personal Property actually removed or by the need to replace the Personal Property after such removal. Landlord acknowledges that the Collateral Agent shall have no obligation to remove the Personal Property from the Leased Premises.
     4. Landlord acknowledges and agrees that Lessee’s granting of a security interest in the Personal Property in favor of the Collateral Agent (for the benefit of the Secured Parties) shall not constitute a default under the Lease nor permit Landlord to terminate the Lease or re-enter or repossess the Leased Premises or otherwise be the basis for the exercise of any remedy by Landlord and Landlord hereby expressly consents to the granting of such security interest and agrees that such security interest shall be superior to any lien of the Landlord (statutory or otherwise) in the Personal Property.
     5. Upon a termination of the Lease, Landlord will permit the Collateral Agent and its representatives and invitees to occupy and remain on the Leased Premises; provided that (a) such period of occupation (the “Disposition Period”) shall not exceed 180 days following receipt by the Collateral Agent of a Default Notice or, if the Lease has expired by its own terms (absent a default thereunder), up to 60 days following the Collateral Agent’s receipt of written notice of such expiration, (b) for the actual period of occupancy by the Collateral Agent, the Applicable Collateral Agent will pay to Landlord the basic rent due under the Lease pro rated on a per diem basis determined on a 30-day month, and shall provide and retain liability and property insurance coverage, electricity and heat to the extent required by the Lease and (c) such amounts paid by the Collateral Agent to Landlord shall exclude any rent adjustments, indemnity payments or similar amounts for which the Lessee remains liable under the Lease for default, holdover status or other similar charges. If any injunction or stay is issued that prohibits the

Collateral Agent from removing the Personal Property, the commencement of the applicable Disposition Period will be deferred until such injunction or stay is lifted or removed.
     6. During any Disposition Period, (a) the Collateral Agent and its representatives and invitees may inspect, repossess, remove and otherwise deal with the Personal Property, and the Collateral Agent may advertise and conduct public auctions or private sales of the Personal Property at the Leased Premises, in each case without interference by Landlord or liability of the Collateral Agent or any Lender to Landlord and (b) the Collateral Agent shall make the Leased Premises available for inspection by Landlord and prospective tenants and shall cooperate in Landlord’s reasonable efforts to re-lease the Leased Premises. If the Collateral Agent conducts a public auction or private sale of the Personal Property at the Leased Premises, the Collateral Agent shall use reasonable efforts to notify Landlord first and to hold such auction or sale in a manner which would not unduly disrupt Landlord’s or any other tenant’s use of the Leased Premises.
     7. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Landlord (including, without limitation, any successor owner of the Real Property) and the Collateral Agent for the benefits of the Secured Parties. Landlord will disclose the terms and conditions of this Agreement to any purchaser or successor to Landlord’s interest in the Leased Premises.
     8. All notices to any party hereto under this Agreement shall be in writing and sent to such party at its respective address set forth above (or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 8) by certified mail, postage prepaid, return receipt requested or by overnight delivery service.
     9. The provisions of this Agreement shall continue in effect until Landlord shall have received the Collateral Agent’s written certification that the Loans have been paid in full and all of Borrower’s other Obligations under the Credit Agreement and the other Loan Documents have been satisfied (exclusive of indemnification obligations which survive this termination of the Loan Documents).
     10. THE INTERPRETATION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.
     11. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single agreement.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Landlord and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

as Landlord

By:
Name:
Title:

JEFFERIES FINANCE LLC, as Collateral Agent
By:
Name:
Title:

Schedule A
To
Landlord Access Agreement
Description of Real Property

Schedule B
To
Landlord Access Agreement
Description of Lease

Location/ Property
Lessor	Lessee	Dated	Modification	Address

EXHIBIT G
[Form of]
LC REQUEST
[Date]
Jefferies Finance LLC,
      as Administrative Agent for
      the Lenders referred to below
520 Madison Avenue
New York, New York 10022
Attention: Account Manager – BioScrip
[                                        ]
Re: BioScrip, Inc.
Ladies and Gentlemen:
     The undersigned, BioScrip, Inc., a Delaware corporation (“Borrower”), hereby makes reference to that certain credit agreement, dated as of March 25, 2010 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BioScrip, Inc., a Delaware corporation, the Subsidiary Guarantors, the Lenders, Jefferies Finance LLC, as administrative agent, as lead arranger, as book manager and as collateral agent for the Secured Parties, ING Capital LLC, as syndication agent, Compass Bank, as a co-documentation agent, General Electric Capital Corporation, a co-documentation agent, HFG Healthco-4, LLC, as swingline lender for the Lenders, and Healthcare Finance Group, LLC, as collateral manager and as issuing bank for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. Borrower hereby gives notice, pursuant to Section 2.18(b) of the Credit Agreement, that Borrower hereby requests the issuance of a Letter of Credit under the Credit Agreement, and in connection therewith sets forth below the information relating to such issuance (the “Proposed Issuance”):
(i)	The requested date of the Proposed Issuance: (which is a Business Day)

(ii)	The face amount of the proposed Letter of Credit: $

(iii)	The requested expiration date of such Letter of Credit:

(iv)	The Proposed Issuance is requested for the account of [Borrower] [Subsidiary] (provided that Borrower shall remain jointly and severally liable as co-applicant).

(v)	The name and address of the beneficiary of such requested Letter of Credit is:

(vi)	Any documents to be presented by such beneficiary in connection with any drawing hereunder, including any certificate(s), application or form of such requested Letter of Credit, are attached hereto as Attachment 1 or described therein.
          In connection with a request for an amendment, renewal or extension of any outstanding Letter of Credit, Borrower sets forth the information below relating to such proposed amendment, renewal or extension:
(i)	A copy of the outstanding Letter of Credit requested to be amended, renewed or extended is attached hereto as Attachment 2.

(ii)	The proposed date of amendment, renewal or extension thereof: (which shall be a Business Day)

(iii)	The nature of the proposed amendment, renewal or extension:

          The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the Proposed Issuance or on the date that any amendment, renewal or extension of an outstanding Letter of Credit becomes effective hereunder:
          (A) the representations and warranties contained in each Loan Document are true and correct in all material respects on and as of the date of the Proposed Issuance, before and after giving effect to the Proposed Issuance requested hereby, as though made on and as of such date, other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date of the Proposed Issuance;
          (B) no event has occurred and is continuing, or would result from the Proposed Issuance requested hereby, that constitutes a Default or an Event of Default; and
          (C) the LC Exposure does not exceed the LC Commitment and the aggregate amount of Revolving Exposures do not exceed the total Revolving Commitments.
[Signature Page Follows]

Very truly yours,
BIOSCRIP, INC.
By:
Name:
Title:

ATTACHMENT 1
TO
LC REQUEST
[Documents required by Issuing Bank]

ATTACHMENT 2
TO
LC REQUEST
[Outstanding Letter of Credit]

EXHIBIT H-1
[Form of]
TERM NOTE

$[ ]	New York, New York
[ ]
     FOR VALUE RECEIVED, the undersigned, BioScrip, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of [                                        ] or its registered assigns (the “Lender”) on the Term Loan Maturity Date (as defined in the Credit Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount of [                    ] DOLLARS or, if less, the aggregate unpaid principal amount of all Term Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement. Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the rates, and on the dates, specified in Section 2.06 of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein.
     The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.
     This Note is one of the Notes referred to in credit agreement, dated as of March 25, 2010 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BioScrip, Inc., a Delaware corporation, the Subsidiary Guarantors, the Lenders, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”), as lead arranger, as book manager and as collateral agent for the Secured Parties, ING Capital LLC, as syndication agent, HFG Healthco-4, LLC, as swingline lender for the Lenders, and Healthcare Finance Group, LLC, as collateral manager and as issuing bank for the Lenders. This Note is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.
     This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.
     Upon the occurrence and during the continuation of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.
     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

H-1-1

     THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.
     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

BIOSCRIP, INC. as Borrower
By:
Name:
Title:

H-1-2

EXHIBIT H-2
[Form of]
REVOLVING NOTE

$[ ]	New York, New York
[ ]
     FOR VALUE RECEIVED, the undersigned, BioScrip, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of [                                        ] or its registered assigns (the “Lender”) on the Revolving Maturity Date (as defined in the Credit Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) [                    ] DOLLARS and (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement referred to below. Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the rates, and on the dates, specified in Section 2.06 of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein.
     The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Revolving Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.
     This Note is one of the Notes referred to in the credit agreement, dated as of March 25, 2010 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BioScrip, Inc., a Delaware corporation, the Subsidiary Guarantors, the Lenders, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”), as lead arranger, as book manager and as collateral agent for the Secured Parties, ING Capital LLC, as syndication agent, HFG Healthco-4, LLC, as swingline lender for the Lenders, and Healthcare Finance Group, LLC, as collateral manager and issuing bank for the Lenders. This Note is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.
     This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.
     Upon the occurrence and during the continuation of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.
     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

H-2-1

     THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.
     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

BIOSCRIP, INC. as Borrower
By:
Name:
Title:

H-2-2

EXHIBIT H-3
[Form of]
SWINGLINE NOTE

$[ ]	New York, New York
[ ]
     FOR VALUE RECEIVED, the undersigned, BioScrip, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of [                                        ] or its registered assigns (the “Lender”) on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) [                    ] DOLLARS and (b) the aggregate unpaid principal amount of all Swingline Loans made by Lender to the undersigned pursuant to Section 2.17 of the Credit Agreement referred to below. Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates and on the dates specified in Section 2.06 of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein.
     The holder of this Note may endorse and attach a schedule to reflect the date, the amount of each Swingline Loan and the date and amount of each payment or prepayment of principal thereof; provided that the failure of the Lender to make such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.
     This Note is one of the Notes referred to in the credit agreement, dated as of March 25, 2010 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BioScrip, Inc., a Delaware corporation, the Subsidiary Guarantors, the Lenders, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”), as lead arranger, as book manager and as collateral agent for the Secured Parties, ING Capital LLC, as syndication agent, Compass Bank, as a co-documentation agent, General Electric Capital Corporation, a co-documentation agent, HFG Healthco-4, LLC, as swingline lender for the Lenders, and Healthcare Finance Group, LLC, as collateral manager and as issuing bank for the Lenders. This Note is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.
     This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.
     Upon the occurrence and during the continuation of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.
     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

H-3-1

     THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.
     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

BIOSCRIP, INC., as Borrower
By:
Name:
Title:

H-3-2

EXHIBIT I-1
PERFECTION CERTIFICATE
     Reference is hereby made to (i) that certain Security Agreement, dated as of March 25, 2010 (the “Security Agreement”), among BioScrip, Inc., a Delaware corporation (“Borrower”), the subsidiary guarantors party thereto (collectively, the “Subsidiary Guarantors”) and Jefferies Finance LLC, as collateral agent for the benefit of the Secured Parties (in such capacity, the “Collateral Agent”), and (ii) that certain credit agreement, dated as of March 25, 2010 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Subsidiary Guarantors, the Lenders the Collateral Agent, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”), as lead arranger and as book manager, ING Capital LLC, as syndication agent, Compass Bank, as a co-documentation agent, General Electric Capital Corporation, a co-documentation agent, HFG Healtco-4, LLC, as swingline lender for the Lenders, and Healthcare Finance Group, LLC, as collateral manager and as issuing bank for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     The undersigned hereby certify to the Administrative Agent and each of the Secured Parties as follows:
     12. Names. (a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a) hereto. Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) hereto and (ii) a registered organization except to the extent disclosed in Schedule 1(a) hereto. Also set forth in Schedule 1(a) hereto is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.
     (b) Schedule 1(b) hereto sets forth any other corporate or organizational names each Company has had in the past five years, together with the date of any relevant change.
     (c) Schedule 1(c) hereto sets forth a list of all other names (including trade names or similar appellations) used by each Company, or any other business or organization to which any Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time during the past five years and the date hereof. Schedule 1(c) hereto also sets forth the information required by Section 1 hereto for any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time during the past five years and the date hereof. Except as set forth in Schedule 1(c) hereto, no Company has changed its jurisdiction of organization at any time during the past four months.
     13. Current Locations. (a) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.
     (b) Schedule 2(b) hereto sets forth all locations where each Company maintains any books or records relating to any Collateral.
     (c) Schedule 2(c) hereto sets forth all the other places of business of each Company.

I-1-1

     (d) Schedule 2(d) hereto sets forth all locations not identified on Schedule 2(c) hereto where each Company maintains any of the Collateral consisting of inventory or equipment (whether or not in the possession of any Company) except to the extent that the fair market value, individually or in the aggregate, of inventory and equipment at all locations not identified on Schedule 2(c) or Schedule 2(d) hereto does not exceed $100,000.
     (e) Schedule 2(e) hereto sets forth the names and addresses of all persons or entities other than each Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment, except to the extent that the fair market value, individually or in the aggregate (with respect to a particular third party), of instruments, chattel paper, inventory or equipment not identified on Schedule 2(e) hereto does not exceed $100,000.
     14. [Reserved]
     15. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 4 hereto, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.
     16. File Search Reports. Schedule 5 hereto is a true and accurate summary of file search reports from (i) the Uniform Commercial Code filing offices (x) in each jurisdiction identified on Schedule 1(a) or Schedule 2 with respect to each legal name set forth on Schedule 1(a) and Schedule 1(b) and (y) in each jurisdiction described in Schedule 1(c) hereto or Schedule 4 hereto relating to any of the transactions described in Schedule (1)(c) hereto or Schedule 4 hereto with respect to each legal name of the person or entity from which each Company purchased or otherwise acquired any of the Collateral and (ii) each filing officer in each real estate recording office identified on Schedule 8 hereto with respect to real estate on which Collateral consisting of fixtures is or is to be located. A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports has been delivered to the Collateral Agent.
     17. UCC Filings. The financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 6 hereto relating to the Security Agreement or the applicable Mortgage, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 7 hereto.
     18. Schedule of Filings. Schedule 7 hereto sets forth (i) the appropriate filing offices for the financing statements attached hereto as Schedule 6 and (ii) the appropriate filing offices for the filings described in Schedule 14(c) hereto and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Security Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Security Documents.
     19. Real Property. Schedule 8 hereto sets forth all real property owned or leased by each Company.
     20. Termination Statements. Attached hereto as Schedule 9(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 9(b) hereto with respect to each Lien described therein.

I-1-2

     21. No Change. The undersigned knows of no anticipated change in any of the circumstances or with respect to any of the matters contemplated in Sections 1 through 9 and Sections 11 through 18 of this Perfection Certificate except as set forth on Schedule 10 hereto.
     22. Stock Ownership and Other Equity Interests. Schedule 11 hereto sets forth (i) all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests of each Company and the record and beneficial owners of such stock, partnership interests, membership interests or other Equity Interests, and (ii) each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made except to the extent such equity investment is held in a Securities Account set forth on Schedule 16 hereto.
     23. Instruments and Tangible Chattel Paper. Schedule 12 hereto sets forth all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof, including all intercompany notes between or among any two or more Companies, except to the extent that the amount, individually or in the aggregate, of the items not identified on Schedule 12 hereto does not exceed $100,000.
     24. Advances. Schedule 13 hereto sets forth (i) the principal balance (on a Company-by-Company basis) of all advances made by any Company to any other Company as of the date hereof (other than those identified on Schedule 12), which advances will be on and after the date hereof evidenced by the Intercompany Note pledged to the Collateral Agent under the Security Agreement, and (ii) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to any Company as of the date hereof.
     25. Intellectual Property. (a) Patents. Schedule 14(a) hereto sets forth all of each Company’s Patents issued from, and Patent applications pending in, the United States Patent and Trademark Office (“USPTO”); Patent Licenses recorded in the USPTO; all other Patents issued from, or Patent applications pending in, all patent-granting authorities; all other Patent Licenses, recorded or unrecorded; and including, with respect to each of the foregoing Patents and Patent applications, the name of the owner and the number of each such Patent or Patent application. For purposes of this Section 14(a), the term Patent shall have the meaning given to such term in the Security Agreement.
     (b) Trademarks. Schedule 14(b) hereto sets forth all of each Company’s Trademarks registered with, and Trademark applications pending in, the USPTO; Trademark Licenses recorded in the USPTO; all other Trademarks registered with, or Trademark applications pending in, an authority other than the USPTO; all unregistered Trademarks; all other Trademark Licenses, recorded or unrecorded; and including, with respect to each of the foregoing registered Trademarks and Trademark applications, the name of the owner and the number of each such registered Trademark or Trademark application. For purposes of this Section 14(b), the term Trademark shall have the meaning given to such term in the Security Agreement.
     (c) Copyrights. Schedule 14(c) hereto sets forth all of each Company’s Copyrights registered with, and Copyright applications pending in, the United States Copyright Office (“USCO”); Copyright Licenses recorded in the USCO; and all other registered or unregistered Copyrights, pending Copyright applications, and recorded or unrecorded Copyright Licenses, including, with respect to each registered Copyright and Copyright application, the name of the owner and the number of each such registered Copyright or Copyright application. For purposes of this Section 14(c), the term Copyright shall have the meaning given to such term in the Security Agreement.

I-1-3

     (d) Attached hereto as Schedule 14(d) in proper form for filing with the USPTO, United States Copyright Office and any other administrative body, domestic or foreign, with which a filing is required to be made, are (together with the financing statements attached as Schedule 6 hereto) the filings necessary to preserve, protect and perfect the security interests in the intellectual property set forth on Schedule 14(a) hereto, Schedule 14(b) hereto, and Schedule 14(c) hereto, including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement, as applicable. For purposes of this Section 14(d), the terms Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement shall have the meanings given to them in the Security Agreement.
     26. Commercial Tort Claims. Schedule 15 hereto sets forth all Commercial Tort Claims (as defined in the Security Agreement) held by each Company, including a brief description thereof, which have a value reasonably believed by the Companies to be, individually or in the aggregate, in excess of $25,000.
     27. Deposit Accounts, Securities Accounts and Commodity Accounts. Schedule 16(a) hereto sets forth all Deposit Accounts (as defined in the Security Agreement) maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account, except to the extent that the amount individually or in the aggregate, of the funds held in all such accounts not identified on Schedule 16(a) hereto does not exceed $100,000. Schedule 16(b) hereto sets forth all Lockbox Accounts (as defined in the Security Agreement) maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account. Schedule 16(c) hereto sets forth all Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account, except to the extent that the fair market value and/or amount, as the case may be, individually or in the aggregate, of the financial assets and/or commodity contracts, as the case may be, held in all such accounts not identified on Schedule 16(c) hereto does not exceed $100,000.
     28. Letter-of-Credit Rights. Schedule 17 hereto sets forth all Letters of Credit issued in favor of each Company, as beneficiary thereunder, except to the extent that the face amount, individually or in the aggregate, of all Letters of Credit not identified on Schedule 17 hereto does not exceed $100,000.
     29. Motor Vehicles. Schedule 18 hereto sets forth all motor vehicles (covered by certificates of title or ownership) valued, individually or in the aggregate, at over $1,500,000 and owned by each Company, and the owner and approximate value of such motor vehicles.
     Each Company hereby authorizes the Collateral Agent to file financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interests granted or to be granted to the Collateral Agent under the Security Agreement. Such financing statements may describe the collateral in the same manner as described in the Security Agreement or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Collateral Agent, including, without limitation, describing such property as “all assets” or “all personal property.”
Dated: [                    ]

I-1-4

[The remainder of this page has been intentionally left blank]

I-1-5

     IN WITNESS WHEREOF, each of the undersigned executes this Perfection Certificate as of the date first above written.

BIOSCRIP, INC.
By:
Name:
Title:

BIOSCRIP INFUSION SERVICES, INC.
By:
Name:
Title:

CHRONIMED LLC
By:
Name:
Title:

LOS FELIZ INC.
By:
Name:
Title:

BIOSCRIP PHARMACY, INC.
By:
Name:
Title:

BRADHURST SPECIALTY PHARMACY, INC.
By:
Name:
Title:

I-1-6

BIOSCRIP PHARMACY (NY), INC.
By:
Name:
Title:

BIOSCRIP PBM SERVICES, LLC
By:
Name:
Title:

NATURAL LIVING INC.
By:
Name:
Title:

BIOSCRIP INFUSION SERVICES, LLC
By:
Name:
Title:

BIOSCRIP NURSING SERVICES, LLC
By:
Name:
Title:

BIOSCRIP INFUSION MANAGEMENT, LLC
By:
Name:
Title:

I-1-7

BIOSCRIP PHARMACY SERVICES, INC.
By:
Name:
Title:

I-1-8

Schedule 1(a)
to
Perfection Certificate
Legal Names, Etc.

Federal Taxpayer
		Registered Organization	Organizational	Identification
Legal Name	Type of Entity	(Yes/No)	Number*	Number	State of Formation

*	If none, so state.

I-1-9

Schedule 1(b)
to
Perfection Certificate

Prior Organizational Names

Company	Prior Name	Date of Change

I-1-10

Schedule 1(c)
to
Perfection Certificate
Other Names; Changes in Corporate Identity

List of All Other
	Corporate Name		Date of	State of	Names Used During
Company	of Entity	Action	Action	Formation	Past Five Years

[Add Information required by Section 1 to the extent required by Section 1(c) of the Perfection Certificate]

I-1-11

Schedule 2(a)
to
Perfection Certificate
Chief Executive Offices

Company	Address	County	State

I-1-12

Schedule 2(b)
to
Perfection Certificate
Location of Books and Records

Company	Address	County	State

I-1-13

Schedule 2(c)
to
Perfection Certificate
Other Places of Business

Company	Address	County	State

I-1-14

Schedule 2(d)
to
Perfection Certificate
Additional Locations of Equipment and Inventory

Company	Address	County	State

I-1-15

Schedule 2(e)
to
Perfection Certificate
Locations of Collateral in Possession of Persons Other Than Companies

Name of Entity in
Possession of
	Collateral/Capacity	Address/Location of
Company	of such Entity	Collateral	County	State

I-1-16

Schedule 4
to
Perfection Certificate
Transactions Other Than in the Ordinary Course of Business

Description of Transaction
Company	Including Parties Thereto	Date of Transaction

I-1-17

Schedule 5
to
Perfection Certificate
File Search Reports

Company	Search Report Dated	Prepared by	Jurisdiction

I-1-18

Schedule 6
to
Perfection Certificate
Copy of Financing Statements to Be Filed

I-1-19

Schedule 7
to
Perfection Certificate
Filings/Filing Offices

Applicable Security
Type of Filings*	Entity	Document‡‡‡	Jurisdictions

*	UCC1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

‡‡‡	Mortgage, Security Agreement or other.

I-1-20

Schedule 8
to
Perfection Certificate
Real Property

		Owned or	Landlord/Owner if	Description of
Entity of Record	Location Address	Leased	Leased	Lease Documents

I-1-21

Schedule 9(a)
to
Perfection Certificate
     Attached hereto is a true copy of each termination statement filing duly acknowledged or otherwise identified by the filing officer.

I-1-22

Schedule 9(b)
to
Perfection Certificate
Termination Statement Filings

				UCC1 File	UCC1 File
Debtor	Jurisdiction	Secured Party	Type of Collateral	Date	Number

I-1-23

Schedule 10
to
Perfection Certificate
Changes from Circumstances Described in Perfection Certificate

I-1-24

Schedule 11
to
Perfection Certificate
Stock Ownership and Other Equity Interests
Company:

Current Legal
Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

I-1-25

Schedule 12
to
Perfection Certificate
Instruments and Tangible Chattel Paper
1. Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

2. Chattel Paper:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

I-1-26

Schedule 13
to
Perfection Certificate
Advances

Description and Date of
Description and Date of			Unpaid Intercompany
Advance	From	To	Transfer of Goods	From	To

I-1-27

Schedule 14(a)
to
Perfection Certificate
Patents and Patent Licenses
UNITED STATES PATENTS:
Issued Patents:

OWNER	PATENT NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

Licenses:

PATENT/
APPLICATION
LICENSEE	LICENSOR	NUMBER	DESCRIPTION

I-1-28

Schedule 14(a) (continued)
to
Perfection Certificate
OTHER PATENTS:
Issued Patents:

OWNER	PATENT NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

APPLICATION
OWNER	NUMBER	COUNTRY/STATE	DESCRIPTION

Licenses:

PATENT/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	DESCRIPTION

I-1-29

Schedule 14(b)
to
Perfection Certificate
Trademarks and Trademark Licenses
UNITED STATES TRADEMARKS:
Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	NUMBER	TRADEMARK

I-1-30

Schedule 14(b) (continued)
to
Perfection Certificate
OTHER TRADEMARKS:
Registrations:

REGISTRATION
OWNER	NUMBER	COUNTRY/STATE	TRADEMARK

Applications:

APPLICATION
OWNER	NUMBER	COUNTRY/STATE	TRADEMARK

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	TRADEMARK

I-1-31

Schedule 14(c)
to
Perfection Certificate
Copyrights and Copyright Licenses
UNITED STATES COPYRIGHTS
Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	NUMBER	DESCRIPTION

I-1-32

Schedule 14(c) (continued)
to
Perfection Certificate
OTHER COPYRIGHTS
Registrations:

OWNER	COUNTRY STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	DESCRIPTION

I-1-33

Schedule 14(d)
to
Perfection Certificate
Intellectual Property Filings

I-1-34

Schedule 15
to
Perfection Certificate
Commercial Tort Claims

I-1-35

Schedule 16(a)
to
Perfection Certificate
Deposit Accounts (Other Than Lockbox Accounts)

Owner	Bank	Account Numbers

I-1-36

Schedule 16(b)
to
Perfection Certificate
Lockbox Accounts

Owner	Bank	Account Numbers

I-1-37

Schedule 16(c)
to
Perfection Certificate
Securities Accounts and Commodity Accounts

Owner	Type of Account	Intermediary	Account Numbers

I-1-38

Schedule 17
to
Perfection Certificate
Letter of Credit Rights

I-1-39

Schedule 18
to
Perfection Certificate
Motor Vehicles

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EXHIBIT I-2
PERFECTION CERTIFICATE SUPPLEMENT
     Reference is hereby made to (i) that certain Security Agreement, dated as of March [___], 2010 (the “Security Agreement”), among BioScrip, Inc., a Delaware corporation (“Borrower”), the subsidiary guarantors party thereto (collectively, the “Subsidiary Guarantors”) and Jefferies Finance LLC, as collateral agent for the benefit of the Secured Parties (in such capacity, the “Collateral Agent”), and (ii) that certain credit agreement, dated as of March [___], 2010 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Subsidiary Guarantors, the Lenders the Collateral Agent, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”), as lead arranger, as book manager and as syndication agent, Jefferies Finance LLC, as swingline lender for the Lenders, and [                    ], as issuing bank for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This Perfection Certificate Supplement is delivered pursuant to Section 5.14(b) of the Credit Agreement.
     The undersigned1 hereby certify to the Administrative Agent and each of the Secured Parties that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the “Prior Perfection Certificate”), other than as follows:
     1. Names. (a) Except as listed on Schedule 1(a) hereto, (i) Schedule 1(a) to the Prior Perfection Certificate sets forth the exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document; (ii) each Company is (x) the type of entity disclosed next to its name in Schedule 1(a) to the Prior Perfection Certificate and (y) a registered organization except to the extent disclosed in Schedule 1(a) to the Prior Perfection Certificate; and (z) Schedule 1(a) to the Prior Perfection Certificate sets forth the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the state of formation of each Company.
     (b) Except as listed on Schedule 1(b) hereto, Schedule 1(b) to the Prior Perfection Certificate sets forth any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.
     2. Current Locations. (a) Except as listed on Schedule 2(a) hereto, the chief executive office of each Company is located at the address set forth in Schedule 2(a) to the Prior Perfection Certificate.
     (b) Except as listed on Schedule 2(b) hereto, Schedule 2(b) to the Prior Perfection Certificate sets forth all locations where each Company maintains any books or records relating to any Collateral.
     (c) Except as listed on Schedule 2(c) hereto, Schedule 2(c) to the Prior Perfection Certificate sets forth all the other places of business of each Company.
     (d) Except as listed on Schedule 2(d) hereto, Schedule 2(d) to the Prior Perfection Certificate sets forth all other locations not identified on Schedule 2(c) hereto or Schedule 2(c) to the Prior

[1]	Insert appropriate officers of the Companies.

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Perfection Certificate where each Company maintains any of the Collateral consisting of inventory or equipment (whether or not in the possession of any Company) except to the extent that the fair market value, individually or in the aggregate, of inventory and equipment at all locations not identified on Schedule 2(c) or Schedule 2(d) hereto and on Schedule 2(c) thereto or Schedule 2(d) thereto does not exceed $100,000.
     (e) Except as listed on Schedule 2(e) hereto, Schedule 2(e) to the Prior Perfection Certificate sets forth the names and addresses of all persons or entities other than each Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment, except to the extent that the value, individually or in the aggregate (with respect to a particular third party), of instruments, chattel paper, inventory and equipment not identified on Schedule 2(e) hereto and Schedule 2(e) thereto does not exceed $100,000.
     3. [Reserved]
     4. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 4 hereto and on Schedule 4 to the Prior Perfection Certificate, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.
     5. File Search Reports. Except as listed on Schedule 5 hereto, Schedule 5 to the Prior Perfection Certificate is a true and accurate summary of file search reports from (i) the Uniform Commercial Code filing offices (x) in each jurisdiction identified on Schedule 1(a) or Schedule 2 hereto and thereto with respect to each legal name set forth on Schedule 1(a) and Schedule 1(b) hereto and thereto and (y) in each jurisdiction described in Schedule 1(c) thereto, or Schedule 4 hereto or Schedule 4 thereto relating to any of the transactions described in Schedule (1)(c) thereto or Schedule 4 hereto or Schedule 4 thereto with respect to each legal name of the person or entity from which each Company purchased or otherwise acquired any of the Collateral and (ii) each filing officer in each real estate recording office identified on Schedule 8 hereto or Schedule 8 thereto with respect to real estate on which Collateral consisting of fixtures is or is to be located. Except as listed on Schedule 5 hereto, Schedule 5 to the Prior Perfection Certificate is a true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports.
     6. UCC Filings. Except as set listed on Schedule 6 hereto, the financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, relating to the Security Agreement or the applicable Mortgage, are set forth in Schedule 6 to the Prior Perfection Certificate, and are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereto and Schedule 6 thereto.
     7. Schedule of Filings. Except as listed on Schedule 7 hereto, Schedule 7 to the Prior Perfection Certificate sets forth (i) the appropriate filing offices for the financing statements attached thereto as Schedule 5 and hereto as Schedule 5, (ii) the appropriate filing offices for the filings described in Schedule 13(e) thereto and Schedule 13(e) hereto and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Security Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Security Documents.

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     8. Real Property. Except as listed on Schedule 8 hereto, Schedule 8 to the Prior Perfection Certificate sets forth all real property owned or leased by each Company.
     9. Termination Statements. Except as listed on Schedule 9(a) hereto, Schedule 9(a) to the Prior Perfection Certificate sets forth the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 9(b) hereto and Schedule 9(b) thereto with respect to each Lien described therein.
     10. No Change. The undersigned knows of no anticipated change in any of the circumstances or with respect to any of the matters contemplated in Sections 1 through 9 and Sections 11 through 18 hereto except as set forth on Schedule 10 hereto.
     11. Stock Ownership and other Equity Interests. Except as listed on Schedule 11 hereto, Schedule 11 to the Prior Perfection Certificate sets forth (i) all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests of each Company and the record and beneficial owners of such stock, partnership interests, membership interests or other Equity Interests and (ii) each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made, except to the extent such equity investment is held in a Securities Account set forth on Schedule 16(b) hereto or on Schedule 16(b) to the Prior Perfection Certificate.
     12. Instruments and Tangible Chattel Paper. Except as listed on Schedule 12 hereto, Schedule 12 to the Prior Perfection Certificate sets forth all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof, including all intercompany notes between or among any two or more Companies, except to the extent that the amount, individually or in the aggregate, of the items not identified on Schedule 12 hereto and Schedule 12 thereto does not exceed $100,000.
     13. Advances. Except as listed on Schedule 13 hereto, Schedule 13 to the Prior Perfection Certificate sets forth (i) the principal balance (on a Company-by-Company basis) of all advances made by any Company to any other Company as of the date hereof (other than those identified on Schedule 12 hereto or Schedule 12 thereto), which advances will be on and after the date hereof evidenced by the Intercompany Note pledged to the Collateral Agent under the Security Agreement and (ii) all unpaid intercompany transfers of goods sold and delivered by or to any Company as of the date hereof.
     14. Intellectual Property. (a) Patents. Except as listed on Schedule 14(a) hereto, Schedule 14(a) to the Prior Perfection Certificate sets forth all of each Company’s Patents issued from, and Patent Applications pending in, the United States Patent and Trademark Office (“USPTO”); Patent Licenses recorded in the USPTO; all other Patents issued from, or Patent Applications pending in, all patent-granting authorities; all other Patent Licenses, recorded or unrecorded; and including, with respect to each of the foregoing Patents and Patent Applications, the name of the owner and the number of each such Patent or Patent Application. For purposes of this Section 14(a), the terms Patent, Patent Application, and Patent License shall have the meanings given to them in the Security Agreement.
     (b) Trademarks. Except as listed on Schedule 14(b) hereto, Schedule 14(b) to the Prior Perfection Certificate sets forth all of each Company’s Trademarks registered with, and Trademark Applications pending in, the USPTO; Trademark Licenses recorded in the USPTO; all other Trademarks registered with, or Trademark Applications pending in, an authority other than the USPTO; all unregistered Trademarks; all other Trademark Licenses, recorded or unrecorded; and including, with

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respect to each of the foregoing registered Trademarks and Trademark Applications, the name of the owner and the number of each such registered Trademark or Trademark Application. For purposes of this Section 14(b), the terms Trademark, Trademark Application, and Trademark License shall have the meanings given to them in the Security Agreement.
     (c) Copyrights. Except as listed on Schedule 14(c) hereto, Schedule 14(c) to the Prior Perfection Certificate sets forth all of each Company’s Copyrights registered with, and Copyright Applications pending in, the United States Copyright Office (“USCO”); Copyright Licenses recorded in the USCO; and all other registered or unregistered Copyrights, pending Copyright Applications, and recorded or unrecorded Copyright Licenses, including, with respect to each registered Copyright and Copyright Application, the name of the owner and the number of each such registered Copyright or Copyright Application. For purposes of this Section 14(c), the terms Copyright, Copyright Application, and Copyright License shall have the meanings given to them in the Security Agreement.
     (d) Except as listed on Schedule 14(d) hereto, attached to the Prior Perfection Certificate as Schedule 14(c) in proper form for filing with the USPTO and the USCO are (together with the financing statements attached as Schedule 6 hereto and Schedule 6 thereto) the filings necessary to preserve, protect and perfect the security interests in the Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyright Licenses set forth on Schedules 14(a), (b) and (c) hereto and Schedules 14(a), (b) and (c) thereto, including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable. For purposes of this Section 14(d), the terms Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights, Copyright Licenses, Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement shall have the meanings given to them in the Security Agreement.
     15. Commercial Tort Claims. Except as listed on Schedule 15 hereto, Schedule 15 to the Prior Perfection Certificate sets forth all Commercial Tort Claims (as defined in the Security Agreement) held by each Company, including a brief description thereof, which have a value reasonably believed by the Companies to be, individually or in the aggregate, in excess of $25,000.
     16. Deposit Accounts, Securities Accounts and Commodity Accounts. Except as listed on Schedule 16(a) hereto, Schedule 16(a) to the Prior Perfection Certificate sets forth all Deposit Accounts (as defined in the Security Agreement) maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account, except to the extent that the amount of the funds, individually or in the aggregate (with respect to any Financial Institution), held in all such accounts not identified on Schedule 16(a) hereto and Schedule 16(a) thereto does not exceed $100,000. Except as listed on Schedule 16(b) hereto, Schedule 16(b) to the Prior Perfection Certificate sets forth all Lockbox Accounts (as defined in the Security Agreement) maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account. Except as listed on Schedule 16(c) hereto, Schedule 16(c) to the Prior Perfection Certificate sets forth all Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account, except to the extent that the fair market value and/or amount, as the case may be, individually or in the aggregate, of the financial assets and/or commodity contracts, as the case may be, held in all such accounts not identified on Schedule 16(c) hereto and Schedule 16(c) to the Prior Perfection Certificate does not exceed $100,000.
     17. Letter-of-Credit Rights. Except as listed on Schedule 17 hereto, Schedule 17 to the Perfection Certificate sets forth all Letters of Credit issued in favor of each Company, as beneficiary

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thereunder, except to the extent that the face amount, individually or in the aggregate, of all Letters of Credit not identified on Schedule 17 hereto does not exceed $100,000.
     18. Motor Vehicles. Except as listed on Schedule 18 hereto, Schedule 18 to the Prior Perfection Certificate sets forth all motor vehicles (covered by certificates of title or ownership) valued at over $1,500,000 and owned by each Company, and the owner and approximate value of such motor vehicles.
     Each Company hereby authorizes the Collateral Agent to file financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interests granted or to be granted to the Collateral Agent under the Security Agreement. Such financing statements may describe the collateral in the same manner as described in the Security Agreement or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Collateral Agent, including, without limitation, describing such property as “all assets” or “all personal property.”
Dated: [                    ]
[The remainder of this page has been intentionally left blank]

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     IN WITNESS WHEREOF, each of the undersigned executes this Perfection Certificate Supplement as of the date first above written.

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

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Schedule 1(a)
To
Perfection Certificate Supplement
Legal Names, Etc.

Federal Taxpayer
		Registered Organization	Organizational	Identification
Legal Name	Type of Entity	(Yes/No)	Number*	Number	State of Formation

*	If none, so state.

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Schedule 1(b)
To
Perfection Certificate Supplement
Prior Organizational Names

Company	Prior Name	Date of Change

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Schedule 2(a)
To
Perfection Certificate Supplement
Chief Executive Offices

Company	Address	County	State

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Schedule 2(b)
To
Perfection Certificate Supplement
Location of Books and Records

Company	Address	County	State

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Schedule 2(c)
To
Perfection Certificate Supplement
Other Places of Business

Company	Address	County	State

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Schedule 2(d)
To
Perfection Certificate Supplement
Additional Locations of Equipment and Inventory

Company	Address	County	State

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Schedule 2(e)
To
Perfection Certificate Supplement
Locations of Collateral in Possession of Persons Other Than Companies

Name of Entity in
Possession of
	Collateral/Capacity	Address/Location of
Company	of such Entity	Collateral	County	State

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Schedule 4
To
Perfection Certificate Supplement
Transactions Other Than in the Ordinary Course of Business

Description of Transaction
Company	Including Parties Thereto	Date of Transaction

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Schedule 5
To
Perfection Certificate Supplement
File Search Reports

Company	Search Report Dated	Prepared by	Jurisdiction

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Schedule 6
To
Perfection Certificate Supplement
Copy of Financing Statements To Be Filed

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Schedule 7
To
Perfection Certificate Supplement
Filings/Filing Offices

Applicable Security
Type of Filings*	Entity	Document††††	Jurisdictions

*	UCC1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

††††	Mortgage, Security Agreement or other.

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Schedule 8
To
Perfection Certificate Supplement
Real Property

		Owned or	Landlord/Owner if	Description of
Entity of Record	Location Address	Leased	Leased	Lease Documents

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Schedule 9(a)
To
Perfection Certificate Supplement
     Attached hereto is a true copy of each termination statement filing duly acknowledged or otherwise identified by the filing officer.

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Schedule 9(b)
To
Perfection Certificate Supplement
Termination Statement Filings

				UCC1 File	UCC1 File
Debtor	Jurisdiction	Secured Party	Type of Collateral	Date	Number

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Schedule 10
To
Perfection Certificate Supplement
Changes from Circumstances Described in Prior Perfection Certificate

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Schedule 11
To
Perfection Certificate Supplement
Stock Ownership and Other Equity Interests
Company:

Current Legal
Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

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Schedule 12
To
Perfection Certificate Supplement
Instruments and Tangible Chattel Paper
1.	Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

2.	Chattel Paper:

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Schedule 13
To
Perfection Certificate Supplement
Advances

Description and Date of
Description and Date of			Unpaid Intercompany
Advance	From	To	Transfer of Goods	From	To

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Schedule 14(a)
To
Perfection Certificate Supplement
Patents and Patent Licenses
UNITED STATES PATENTS:
Issued Patents:

OWNER	PATENT NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

Licenses:

PATENT/
APPLICATION
LICENSEE	LICENSOR	NUMBER	DESCRIPTION

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Schedule 14(a) (continued)
To
Perfection Certificate Supplement
OTHER PATENTS:
Issued Patents:

OWNER	PATENT NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	DESCRIPTION

Licenses:

PATENT/ APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	DESCRIPTION

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Schedule 14(b)
To
Perfection Certificate Supplement
Trademarks and Trademark Licenses
UNITED STATES TRADEMARKS:
Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	NUMBER	TRADEMARK

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Schedule 14(b) (continued)
To
Perfection Certificate Supplement
OTHER TRADEMARKS:
Registrations:

REGISTRATION
OWNER	NUMBER	COUNTRY/STATE	TRADEMARK

Applications:

APPLICATION
OWNER	NUMBER	COUNTRY/STATE	TRADEMARK

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	TRADEMARK

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Schedule 14(c)
To
Perfection Certificate Supplement
Copyrights and Copyright Licenses
UNITED STATES COPYRIGHTS
Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	NUMBER	DESCRIPTION

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Schedule 14(c) (continued)
To
Perfection Certificate Supplement
OTHER COPYRIGHTS
Registrations:

OWNER	COUNTRY STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	DESCRIPTION

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Schedule 14(d)
To
Perfection Certificate Supplement
Intellectual Property Filings

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Schedule 15
To
Perfection Certificate Supplement
Commercial Tort Claims

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Schedule 16(a)
To
Perfection Certificate Supplement
Deposit Accounts (Other Than Lockbox Accounts)

OWNER	BANK	ACCOUNT NUMBERS

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Schedule 16(b)
To
Perfection Certificate Supplement
Lockbox Accounts

OWNER	BANK	ACCOUNT NUMBERS

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Schedule 16(c)
To
Perfection Certificate Supplement
Securities Accounts and Commodity Accounts

OWNER	TYPE OF ACCOUNT	INTERMEDIARY	ACCOUNT NUMBERS

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Schedule 17
To
Perfection Certificate Supplement
Letter of Credit Rights

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Schedule 18
To
Perfection Certificate Supplement
Motor Vehicles

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EXHIBIT J
[Form of Security Agreement — see Exhibit 10.2 to this Current Report on Form 8-K]

J-1

EXHIBIT K
[Form of]
NON-BANK CERTIFICATE
     Reference is made to the credit agreement, dated as of March 25, 2010 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BioScrip, Inc., a Delaware corporation, the Subsidiary Guarantors, the Lenders, Jefferies Finance LLC, as administrative agent, as lead arranger, as book manager and as collateral agent for the Secured Parties, ING Capital LLC, as syndication agent, Compass Bank, as a co-documentation agent, General Electric Capital Corporation, a co-documentation agent, HFG Healthco-4, LLC, as swingline lender for the Lenders, and Healthcare Finance Group, LLC, as collateral manager and issuing bank for the Lenders. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Credit Agreement.
     Pursuant to Section 2.15(e) of the Credit Agreement, the undersigned is not a bank (as such term is used in Section 881(c)(3)(A), of the Internal Revenue Code of 1986, as amended).

[NAME OF LENDER]
By:
Name:
Title:

[ADDRESS]
Dated:                                         , 20___

K-1

EXHIBIT L
[Form of]
SOLVENCY CERTIFICATE
     Reference is made to that certain credit agreement, dated as of March 25, 2010 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BioScrip, Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors, the Lenders, Jefferies Finance LLC, as administrative agent, as lead arranger, as book manager and as collateral agent for the Secured Parties, ING Capital LLC, as syndication agent, Compass Bank, as a co-documentation agent, General Electric Capital Corporation, a co-documentation agent, HFG Healthco-4, LLC, as swingline lender for the Lenders, and Healthcare Finance Group, LLC, as collateral manager and as issuing bank for the Lenders. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Credit Agreement. The undersigned, [                    ], Chief Financial Officer of Borrower, Inc., a Delaware corporation (“Borrower”), solely in my capacity as Chief Financial Officer of Borrower and not in individual capacity, does hereby certify pursuant to Section 4.01(h) of the Credit Agreement, as follows:
     Both immediately before and immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Credit Extension and after giving effect to the application of the proceeds of each Credit Extension on the Closing Date:
(a)	The fair value of the properties of each Loan Party will exceed its debts and liabilities, subordinated, contingent or otherwise;

(b)	The present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

(c)	Each Loan Party will be able to generally pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured;

(d)	Each Loan Party will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed, contemplated or about to be conducted following the Closing Date;

(e)	For purposes of this Certificate, the amount of contingent liabilities has been computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability and takes into account contractual and common law rights of contribution among the Guarantors, including the rights of contribution set forth in Section 7.10 of the Credit Agreement;

(f)	No Loan Party intends, in consummating the transactions contemplated by the Credit Agreement, to hinder, delay, or defraud either present or future creditors or any other person to which any Loan Party is, or will become on or after the date hereof, indebted;

(g)	The Administrative Agent has previously received the financial statements described in Sections 3.04(a), 3.04(b) and 4.01(e) of the Credit Agreement (the “Financial

Statements”), which the undersigned believes present fairly and accurately, the financial condition and results of operations and cash flows of the Acquired Business as of the dates and for the periods to which they relate;
(h)	In reaching the conclusions set forth in this Certificate, the undersigned has considered, among other things:
(i)	the Financial Statements;

(ii)	the values of each Loan Party’s real property, equipment, inventory, accounts receivable, joint venture interests and all other property of each Loan Party, real and personal, tangible and intangible;

(iii)	the experience of management of each Loan Party in acquiring and disposing of their assets;

(iv)	all indebtedness of each Loan Party known to the undersigned, including, among other things, any claims arising out of pending or threatened litigation against each Loan Party;

(v)	historical and anticipated changes in the sales volume of each Loan Party;

(vi)	the customary terms of trade payables of each Loan Party;

(vii)	the amount of the credit extended by and to customers of each Loan Party; and

(viii)	the level of capital customarily maintained by each Loan Party and other entities engaged in the same or similar businesses as the business of each Loan Party; and
(i)	In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by each Loan Party after consummation of the Transactions.
     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     The undersigned understands that the Lenders are relying on the truth and accuracy of contents of this Certificate in connection with each Credit Extension made to Borrower pursuant to the Credit Agreement.
[Signature Page Follows]

BIOSCRIP, INC.
By:
Name:
	Title:	Chief Financial Officer

EXHIBIT M
[Form of]
SUPPLIER INTERCREDITOR AGREEMENT
     This INTERCREDITOR AGREEMENT, dated as of [                    ] (this “Agreement”), is between Jefferies Finance LLC, as agent for the First Priority Secured Parties (as defined below) (in such capacity, the “First Priority Agent”), and [                    ], a [Delaware] corporation (“Supplier”).
PRELIMINARY STATEMENT
     Reference is made to (a) the credit agreement, dated as of March 25, 2010 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “First Priority Debt Agreement”), among BioScrip, Inc., a Delaware corporation (the “Company”), the lenders from time to time party thereto (the “First Priority Creditors”), the subsidiary guarantors of the Company from time to time party thereto, Jefferies Finance LLC, as lead arranger, as book manager, as administrative agent for the First Priority Creditors and as collateral agent for the First Priority Secured Parties, ING Capital LLC, as syndication agent, Compass Bank, as a co-documentation agent, General Electric Capital Corporation, a co-documentation agent, Healthcare Finance Group, LLC, as collateral manager and issuing bank for the First Priority Creditors, and HFG Healthco-4, LLC, as swingline lender for the First Priority Creditors, (b) the security agreement, dated as of March 25, 2010 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “First Priority Security Agreement”), among the Company, the subsidiaries of the Company from time to time party thereto, and the First Priority Agent, (c) the other Loan Documents as defined, and referred to, in the First Priority Debt Agreement, and (d) [insert description of supplier agreements] (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Prime Vendor Agreement”), between by Supplier and the Company and certain subsidiaries of the Company.
RECITALS
     A. Pursuant to the Prime Vendor Agreement, the Grantors (as hereinafter defined) granted Supplier a lien in all of their existing and future inventory and accounts and proceeds thereof (including insurance proceeds).
     B. The First Priority Creditors have agreed to make loans and other extensions of credit to the Company pursuant to the First Priority Debt Agreement (in an aggregate committed principal amount, as of the Closing Date, of $150,000,000, subject to the terms and conditions contained therein and in the other Loan Documents) on the condition, among others, that the First Priority Claims (such term and each other capitalized term used but not defined in the preliminary statement or these recitals having the meaning given it in Article I) shall be secured by first priority Liens on, and security interests in, substantially all of the assets of the Company (including the Collateral), and that the priority of the Liens securing the First Priority Claims be senior and prior to the Liens securing the Second Priority Claims.
     C. Supplier has agreed to the subordination of Liens securing the Company’s obligations under the Second Priority Financing Documents to the Liens securing the First Priority Claims, upon the terms and subject to the conditions set forth in this Agreement.
     D. The First Priority Debt Agreement requires, among other things, that the First Priority

Collateral Agent and Supplier set forth in this Agreement, among other things, their respective rights, obligations and remedies with respect to the Collateral.
     Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
          SECTION 1.01. Certain Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall, except to the extent the context otherwise requires, have the meanings set forth in the First Priority Debt Agreement (as in effect on the date hereof) or the First Priority Security Agreement (as in effect on the date hereof), as applicable.
          SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
     “Agreement” shall have the meaning assigned to such term in the preamble hereto.
     “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.
     “Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.
     “Collateral” shall mean, collectively, all Second Priority Collateral that is (or purports to be or, pursuant to the terms hereof or any of the First Priority Debt Documents, is required to be) part of the First Priority Collateral.
     “Company” shall have the meaning assigned to such term in the preliminary statement to this Agreement.
     “Debt Documents” shall mean the First Priority Debt Documents and the Second Priority Financing Documents.
     “DIP Financing” shall have the meaning assigned to such term in Section 5.01(a).
     “DIP Financing Liens” shall have the meaning assigned to such term in Section 5.01(a).
     “Discharge of First Priority Claims” shall mean, subject to Sections 6.01 and 6.02, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First Priority Debt Documents to the extent constituting First Priority Claims, (b) payment in full in cash of all other First Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) cancellation of or the entry into collateralization arrangements satisfactory to the First Priority Agent and the Issuing Bank with respect to all Letters of Credit issued and outstanding under the First Priority Debt Agreement, and (d) the termination or expiration of all commitments to lend and all obligations to issue or extend Letters of Credit under the First Priority Debt Agreement; provided, further, that, with respect to each First Priority Creditor’s First Priority

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Claims, the acceptance by such First Priority (in its absolute discretion) of non-cash consideration in exchange for its First Priority Claims (or applicable specified portion thereof), coupled with a written acknowledgment of discharge in form and substance satisfactory to such First Priority Creditor, shall also constitute, subject to Section 6.02, a Discharge of First Priority Claims only with respect to such exchanged First Priority Claims relating to such First Priority Creditor.
     “Discharge of Second Priority Claims” shall mean, subject to Section 6.02, payment in full in cash of all Indebtedness outstanding under the Second Priority Financing Documents to the extent constituting Second Priority Claims and the termination of all Second Priority Financing Documents.
     “Disposition” shall mean any sale, lease, exchange, transfer or other disposition. “Dispose” shall have a correlative meaning.
     “First Priority Agent” shall have the meaning assigned to such term in the preamble to this Agreement.
     “First Priority Claims” shall mean (i) the due and punctual payment of (A) the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) on the loans and other advances outstanding under the First Priority Debt Agreement, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by the Company under the First Priority Debt Agreement in respect of any Letter of Credit, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (C) all other monetary obligations of the Company to any of the First Priority Secured Parties under the First Priority Debt Agreement and each of the other First Priority Debt Documents, including fees (including any early termination or prepayment fees), costs, expenses (including fees and expenses of counsel) and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), (ii) the due and punctual performance of all other obligations of the Company under or pursuant to the First Priority Debt Agreement and each of the other First Priority Debt Documents, and (iii) the due and punctual payment and performance of all the obligations of each other Grantor under or pursuant to the First Priority Debt Agreement and each of the other First Priority Debt Documents.
     “First Priority Collateral” shall mean, collectively, all “Collateral”, as defined in each of the First Priority Debt Agreement and/or in any other First Priority Debt Document, including all property of any Grantor now or at any time hereafter subject to Liens securing any First Priority Claims.
     “First Priority Creditors” shall have the meaning assigned to such term in the preliminary statement of this Agreement.
     “First Priority Debt Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.
     “First Priority Debt Documents” shall mean the “Loan Documents” as defined in the First Priority Debt Agreement.

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     “First Priority Liens” shall mean all Liens on the First Priority Collateral securing the First Priority Claims, whether created under the First Priority Security Documents or acquired by possession, statute (including any judgment lien), operation of law, subrogation or otherwise.
     “First Priority Secured Parties” shall mean, at any time, (a) the First Priority Creditors, (b) the First Priority Agent, (d) the Issuing Bank, (e) each other Person to whom any of the First Priority Claims is owed (including any Affiliate of a First Priority Creditor to whom any First Priority Claims of the type described in clause (b) of the definition thereof is owed) and (f) the successors and assigns of each of the foregoing.
     “First Priority Security Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.
     “First Priority Security Documents” shall mean the First Priority Debt Agreement, the First Priority Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted by any Grantor to secure any First Priority Claims or under which rights or remedies with respect to any such Lien are governed.
     “Grantors” shall mean the Company and each of its Subsidiaries that shall have created or purported to create any First Priority Lien or Second Priority Lien on all or any part of its assets to secure any First Priority Claims or any Second Priority Claims, and each other Person that shall have created or purported to create any First Priority Lien or Second Priority Lien on all or any part of its assets to secure any First Priority Claims or any Second Priority Claims.
     “Guarantors” shall mean, collectively, each Grantor that has guaranteed, or that may from time to time hereafter guarantee, the First Priority Claims or the Second Priority Claims, whether by executing and delivering the First Priority Debt Agreement, the First Priority Security Agreement, the Second Priority Financing Agreement and a supplement thereto or otherwise.
     “Indebtedness” shall mean and includes all obligations that constitute “Indebtedness” as defined in the First Priority Debt Agreement.
     “Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor, (c) any voluntary or involuntary winding-up or liquidation of any Grantor, or (d) a general assignment for the benefit of creditors by any Grantor.
     “Issuing Bank” shall mean the “Issuing Lender” as defined in the First Priority Debt Agreement.
     “Letter of Credit” shall mean a “Letter of Credit” as defined in the First Priority Debt Agreement.
     “Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third Person with respect to such securities.

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     “Liquidation Sale” shall mean a so-called bulk sale, liquidation sale or “going out of business sale” conducted either by any Secured Party or a Grantor in respect to all or a substantial portion of such Grantor’s Collateral following the occurrence and during the continuance of a Default or an Event of Default under, and as defined in, either the First Priority Debt Documents or Second Priority Financing Documents.
     “New First Priority Agent” shall have the meaning assigned to such term in Section 6.01.
     “New First Priority Claims” shall have the meaning assigned to such term in Section 6.01.
     “New First Priority Debt Documents” shall have the meaning assigned to such term in Section 6.01.
     “Pledged or Controlled Collateral” shall have the meaning assigned to such term in Section 6.04.
     “Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, restructure (including by the amendment and restatement of any instrument or agreement evidencing such Indebtedness) or replace or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
     “Refinancing Notice” shall have the meaning assigned to such term in Section 6.01.
     “Release” shall have the meaning assigned to such term in Section 3.04.
     “Second Priority Financing Documents” shall mean the Prime Vendor Agreement and any other agreement, instrument, certificate or other document pursuant to which any Grantor grants (or purports to grant) a security interest in or a Lien on any property of any Grantor now or at any time hereafter.
     “Second Priority Claims” shall mean all Indebtedness of the Grantors under the Second Priority Financing Documents.
     “Second Priority Collateral” shall mean, collectively, all “Collateral”, as defined in the Prime Vendor Agreement, including all property of any Grantor now or at any time hereafter subject to Liens securing any Second Priority Claims; provided, that as of the date hereof, the “Second Priority Collateral” shall, exclusively, be comprised of all assets of Grantors described in Recital A of this Agreement, wherever located, now owned or hereafter acquired or arising.
     “Second Priority Creditors” shall mean [Supplier], [___] and its successors and assigns.
     “Second Priority Liens” shall mean all Liens on the Second Priority Collateral securing the Second Priority Claims created under the Second Priority Financing Documents or acquired by assignment, and shall not include any judgment Liens acquired through the exercise by Supplier of any rights or remedies as an unsecured creditor (except to the extent, and only to the extent, that such judgment Liens relate to, or are applicable to, the Second Priority Collateral).

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     “Second Priority Permitted Actions” shall have the meaning assigned to such term in Section 3.01(a).
     “Second Priority Secured Parties” shall mean, at any time, (a) the Second Priority Creditors, (b) each other Subsidiary or Affiliate of any Second Priority Creditor to whom any of the Second Priority Claims (including indemnification obligations) is owed and (c) the successor and assigns of each of the foregoing.
     “Secured Parties” shall mean, as the context may require, the First Priority Secured Parties and/or the Second Priority Secured Parties.
     “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.
          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (b) any reference herein (i) to any Person shall be construed to include such Person’s successors and assigns and (ii) to the Company or any other Grantor shall be construed to include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor, as the case may be, in any Insolvency or Liquidation Proceeding or Liquidation Sale, (c) the word “remedies” shall be construed to refer to all remedies (whether at law, equity or otherwise, including under contract (including netting, set-off or similar remedies), statute or regulation or otherwise, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
ARTICLE II
Lien Priorities
          SECTION 2.01. Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection of any Second Priority Lien and any First Priority Lien, and notwithstanding any provision of the UCC or any other applicable law or the provisions of any First Priority Debt Agreement, First Priority Security Agreement or Second Priority Financing Agreement or any other circumstance whatsoever, the parties hereby agree that so long as the Discharge of First Priority Claims has not occurred, (i) any First Priority Lien (to the extent perfected) on any Collateral now or hereafter held by or for the benefit of any First Priority Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens on any Collateral, and (ii) any Second Priority Lien on any Collateral now or hereafter held by or for the benefit of any Second Priority Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens (to the extent perfected) on any Collateral, and the First Priority Liens (to the

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extent perfected) on any Collateral shall be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens on any Collateral for all purposes, whether or not any First Priority Liens on any Collateral are subordinated in any respect to any other Lien held by any Person (other than the Second Priority Secured Parties) securing any other obligation of the Company, any other Grantor or any other Person; provided, however, for the avoidance of doubt, nothing herein contained shall be deemed a subordination in right of payment of the Second Priority Claims to the First Priority Claims.
          SECTION 2.02. Prohibition on Contesting Liens. Supplier, for itself and on behalf of the other Second Priority Secured Parties, hereby agrees that it will not, and hereby waives any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any First Priority Lien. First Priority Agent, for itself and on behalf of the other First Priority Secured Parties, hereby agrees that it will not, and hereby waives any right to, contest, or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding) the priority (subject to the terms hereof governing relative priorities) validity or enforceability of any Second Priority Lien.
          SECTION 2.03. Common Collateral. The parties hereto acknowledge and agree that it is their intention that the Second Priority Collateral be included within the First Priority Collateral and that, without limiting the foregoing, no portion of the Second Priority Collateral shall not be a part of the First Priority Collateral. In furtherance of the foregoing, the parties hereto agree to cooperate in good faith in order to determine, upon any reasonable request by the First Priority Agent or Supplier, the specific assets included in the First Priority Collateral and the Second Priority Collateral, the steps taken to perfect the First Priority Liens and the Second Priority Liens thereon and the identity of the respective parties obligated under the First Priority Debt Documents and the Second Priority Financing Documents in respect of the First Priority Claims and the Second Priority Claims, respectively and, to the extent that any portion of the Second Priority Collateral is not included within the First Priority Collateral at any time, without limiting any other right or remedy available to the First Priority Agent or the other First Priority Secured Parties, Supplier, for itself and on behalf of the other Second Priority Secured Parties, agrees that any amounts received by or distributed to any Second Priority Secured Party pursuant to or as a result of any Lien in such Second Priority Collateral shall be subject to Section 4.02. In addition, in furtherance of the foregoing, without the prior written consent of the First Security Priority Agent, no Second Priority Financing Document may be amended, supplemented or otherwise modified, or entered into, to the extent such amendment, supplement or modification, or the terms of such new Second Priority Financing Document, would (i) contravene the provisions of this Agreement or (ii) increase, expand or otherwise add to the Second Priority Collateral.
ARTICLE III
Enforcement of Rights; Matters Relating to Collateral
          SECTION 3.01. Exercise of Rights and Remedies. (a) So long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding or Liquidation Sale has been commenced, the First Priority Agent and the other First Priority Secured Parties shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or

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proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding or Liquidation Sale), in each case, without any consultation with or the consent of any Second Priority Secured Party except as required pursuant to applicable law; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, the Second Priority Secured Parties may file a proof of claim or statement of interest with respect to the Second Priority Claims; (ii) the Second Priority Secured Parties may take any action to preserve or protect the validity and enforceability of the Second Priority Liens, provided that no such action is, or could reasonably be expected to be, (A) materially adverse to the First Priority Liens or the rights of the First Priority Secured Parties as secured creditors or any other First Priority Secured Party to exercise remedies as secured creditors in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of Second Priority Liens provided in Section 3.04; (iii) the Second Priority Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Secured Parties, including any claims secured by the Collateral or otherwise make any agreements or file any motions pertaining to the Second Priority Claims, in each case, to the extent not inconsistent with the terms of this Agreement; (iv) the Second Priority Secured Parties may exercise rights and remedies as unsecured creditors, as provided in Section 3.03(a); and (v) subject to Section 3.02(a), the Second Priority Agent and the other Second Priority Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Collateral after the termination of the Standstill Period (the actions described in this proviso being referred to herein as the “Second Priority Permitted Actions”). Except for the Second Priority Permitted Actions, unless and until the Discharge of First Priority Claims has occurred, the sole right of the Second Priority Secured Parties with respect to the Collateral shall be to receive the proceeds of the Collateral, if any, remaining after the Discharge of First Priority Claims has occurred and in accordance with the Second Priority Financing Documents and applicable law.
          (b) In exercising rights and remedies with respect to the Collateral, subject to applicable law (including all provisions of the UCC applicable thereto), the First Priority Agent and the other First Priority Secured Parties may enforce the provisions of the First Priority Debt Documents and exercise remedies thereunder, all in such order, without notice (except as required by applicable law (including all provisions of the UCC applicable thereto)) to any Second Priority Secured Creditor and in such manner as they may determine in their sole discretion (provided that, without limiting the foregoing, the First Priority Agent shall use its commercially reasonable efforts to provide Supplier with subsequent notice thereof). Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under and in accordance with the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law.
          (c) In exercising rights and remedies with respect to the Collateral, the Second Priority Secured Parties may enforce the provisions of the Second Priority Financing Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion, in each case, to the extent that such enforcement or exercise is not otherwise prohibited by clauses (a) through (c) of this Section 3.01. Such exercise and enforcement shall, in each case, to the extent that such enforcement or exercise is not otherwise prohibited by clauses (a) through (c) of this Section 3.01, include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform

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Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. Supplier agrees to provide at least 5 Business Days’ prior written notice to the First Priority Agent of its intention to foreclose upon or Dispose of any Collateral; provided, however, that the failure to give any such notice shall not in any way limit its ability to foreclose upon or Dispose of any Collateral to the extent that such foreclosure is not otherwise prohibited by clauses (a) through (d) of this Section 3.01.
          SECTION 3.02. No Interference. Supplier, for itself and on behalf of the other Second Priority Secured Parties, agrees that, whether or not any Insolvency or Liquidation Proceeding or Liquidation Sale has been commenced, the Second Priority Secured Parties:
          (a) except for Second Priority Permitted Actions, will not, so long as the Discharge of First Priority Claims has not occurred, (A) enforce or exercise, or seek to enforce or exercise, any rights or remedies with respect to any Collateral (including the enforcement of any right under any account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which any Second Priority Secured Party is a party) or (B) commence or join with any Person (other than the First Priority Agent) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any foreclosure action); provided, however, that none of the Second Priority Secured Parties may enforce or exercise any or all such rights and remedies, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, after a period of 90 days has elapsed (which period shall be tolled during any period in which the First Priority Agent shall not be entitled to enforce or exercise any rights or remedies with respect to any Collateral as a result of (x) any injunction issued by a court of competent jurisdiction or (y) the automatic stay or any other stay in any Insolvency or Liquidation Proceeding) since the date on which Supplier has delivered to the First Priority Agent written notice of an uncured default under the Prime Vending Agreement (the “Standstill Period”); provided further, however, that (1) notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall Supplier or any other Second Priority Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the First Priority Agent or any other First Priority Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to any Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Priority Agent by the First Priority Agent) and (2) after the expiration of the Standstill Period, so long as neither the First Priority Agent nor the First Priority Secured Parties have commenced any action to enforce their Lien on any material portion of the Collateral, in the event that and for so long as the Second Priority Secured Parties (or Supplier on their behalf) have commenced any actions to enforce their Lien with respect to any Collateral to the extent permitted hereunder and are diligently pursuing such actions, neither the First Priority Secured Parties nor the First Priority Agent shall take any action of a similar nature with respect to such Collateral; provided that all other provisions of this Agreement (including the turnover provisions of Article IV) are complied with;
          (b) will not contest, protest or object to any foreclosure action or proceeding brought by the First Priority Agent or any other First Priority Secured Party, or any other enforcement or exercise by any First Priority Secured Party of any rights or remedies relating to the Collateral under the First Priority Debt Documents or an Insolvency or Liquidation

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Proceeding or in connection with a Liquidation Sale or otherwise, so long as Second Priority Liens attach to the proceeds thereof subject to the relative priorities set forth in Section 2.01(a), and will not contest, protest or object to the forbearance by the First Priority Agent or any other First Priority Secured Party from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to the Collateral.
In furtherance of the foregoing, Supplier, for itself and on behalf of the other Second Priority Secured Parties, agrees that, whether or not any Insolvency or Liquidation Proceeding or Liquidation Sale has been commenced, the Second Priority Secured Parties will not, except for Second Priority Permitted Actions, (w) take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or enforcement of any remedy with respect to any Collateral or in connection with any insurance policy award under a policy of insurance relating to any Collateral or any condemnation award (or deed in lieu of condemnation) relating to any Collateral, (x) take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies under the First Priority Debt Documents, including any Disposition of any Collateral, whether by foreclosure or otherwise and (y) object to the manner in which the First Priority Agent or any other First Priority Secured Party may seek to enforce or collect the First Priority Claims or the First Priority Liens, regardless of whether any action or failure to act by or on behalf of the First Priority Agent or any other First Priority Secured Party is, or could be, adverse to the interests of the Second Priority Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law, and (z) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any First Priority Claim or any First Priority Security Document, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.
          SECTION 3.03. Rights as Unsecured Creditors. The Second Priority Secured Parties may, in accordance with the terms of the Second Priority Financing Documents and applicable law, enforce rights and exercise remedies against any Grantor as unsecured creditors; provided that no such action is otherwise inconsistent with the terms of this Agreement. Without limiting the generality of the foregoing sentence, the Second Priority Secured Parties shall be entitled to prosecute litigation against any Grantor or any other Person liable in respect of the Second Priority Claims but shall be prohibited from taking any action to enforce any judgment relating to, or applicable to, any of the Second Priority Collateral until the Discharge of the First Priority Claims. Nothing in this Agreement shall prohibit the receipt by any Second Priority Secured Party of the required payments of any amounts due under the Second Priority Financing Documents so long as such receipt is not the direct or indirect result of the enforcement of Second Priority Liens or exercise in contravention of this Agreement by any Second Priority Secured Party of rights or remedies as a secured creditor against Collateral or enforcement in contravention of this Agreement of any Second Priority Lien against Collateral (including any judgment lien resulting from the exercise of remedies available to an unsecured creditor to the extent relating to, or applicable to, any of the Second Priority Collateral).
          SECTION 3.04. Automatic Release of Second Priority Liens. If, in connection with (i) any Disposition of any Collateral permitted under the terms of the First Priority Debt Documents or (ii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any Disposition of Collateral, the First Priority Agent, for

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itself and on behalf of the other First Priority Secured Parties, (x) releases any of the First Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the First Priority Claims (in each case, a “Release”), other than any such Release granted following (and not as a condition to) the Discharge of First Priority Claims, then the Second Priority Liens on such Collateral (to the extent, and only to the extent, subject to the release pursuant to preceding clause (x)), and the obligations of such Guarantor under its guarantee of the Second Priority Claims (to the extent, and only to the extent, to the release of the applicable Guarantor pursuant to preceding clause (y)), shall be automatically, unconditionally and simultaneously released (subject to the receipt by the First Priority Agent of any applicable cash proceeds of any such Disposition or sums realized in enforcement or exercise of any rights or remedies with respect to the Second Priority Collateral and the application thereof in accordance with the terms of this Agreement), and Supplier shall, for itself and on behalf of the other Second Priority Secured Parties, promptly execute and deliver to the First Priority Agent, the relevant Grantor or such Guarantor such termination statements, releases and other documents as the First Priority Agent or the relevant Grantor or Guarantor may reasonably request and provide to effectively confirm such Release. For the avoidance of doubt, all proceeds of any Disposition of Collateral or other enforcement or exercise of any rights or remedies with respect to the Collateral received by any Secured Party shall be subject the to application of proceeds requirements of Section 4.01 and, until application in accordance therewith, each Secured Party agrees, subject to applicable law, to hold the same in express trust for such Secured Party (or Secured Parties) as are entitled thereto in accordance with the terms hereof. Until the Discharge of First Priority Claims occurs, any Supplier, for itself and on behalf of any other Second Priority Secured Party, hereby appoints the First Priority Agent, and any officer or agent of the First Priority Agent, with full power of substitution, as the attorney-in-fact of each Second Priority Secured Party for the purpose of carrying out the provisions of this Section 3.04 and taking any action and executing any instrument that the First Priority Agent may deem necessary or advisable to accomplish the purposes of this Section 3.04 (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest.
          SECTION 3.05. Insurance and Condemnation Awards. So long as the Discharge of First Priority Claims has not occurred, the First Priority Agent and the other First Priority Secured Parties shall have the exclusive right, subject to the rights of the Grantors under the First Priority Debt Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral, provided that all the other provisions of this Agreement are complied with in regard thereto. All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (a) first, prior to the Discharge of First Priority Claims and subject to the rights of the Grantors under the First Priority Debt Documents, be paid to the First Priority Agent for the benefit of First Priority Secured Parties pursuant to the terms of the First Priority Debt Documents, (b) second, after the Discharge of First Priority Claims and subject to the rights of the Grantors under the Second Priority Financing Documents, be paid to the Second Priority Secured Parties pursuant to the terms of the Second Priority Financing Documents, and (c) third, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Priority Claims has occurred, if any Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall transfer and pay over such proceeds to the First Priority Agent in accordance with Section 4.02.
          SECTION 3.06. Notification of Release of Collateral. Each of the First Priority Agent and Supplier shall give the other prompt written notice of the Disposition by it of,

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and Release by it of the Lien on, any Collateral. Such notice shall describe in reasonable detail the subject Collateral, the parties involved in such Disposition or Release, the place, time manner and method thereof, and the consideration, if any, received therefor; provided, however, that the failure to give any such notice shall not in and of itself in any way impair the effectiveness of any such Disposition or Release.
ARTICLE IV
Payments
          SECTION 4.01. Application of Proceeds. Any Collateral or proceeds thereof received by any Secured Party in connection with any Disposition of, or collection on, such Collateral upon the enforcement or exercise of any right or remedy shall be applied as follows:
     first, to the payment in full of the First Priority Claims and the costs and reasonable out-of-pocket expenses of the First Priority Agent in connection with such enforcement or exercise, and second, after all such costs and expenses have been paid in full and the Discharge of First Priority Claims has occurred, to the payment of the Second Priority Claims.
After all such costs and expenses have been paid in full, the Discharge of First Priority Claims has occurred and the Discharge of Second Priority Claims has occurred, any surplus Collateral or proceeds then remaining shall be returned to the applicable Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
          SECTION 4.02. Payment Over. So long as the Discharge of First Priority Claims has not occurred, any Collateral or any proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.03) received by any Second Priority Secured Party in connection with any Disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy with respect to the Collateral, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and forthwith transferred or paid over to the First Priority Agent for the benefit of the First Priority Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Priority Claims occurs, Supplier, for itself and on behalf of each other Second Priority Secured Party, hereby appoints the First Priority Agent, and any officer or agent of the First Priority Agent, with full power of substitution, the attorney-in-fact of each Second Priority Secured Party for the purpose of carrying out the provisions of this Section 4.02 and taking any action and executing any instrument that the First Priority Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02, which appointment is irrevocable and coupled with an interest. Nothing herein contained shall be deemed to prohibit any Second Priority Secured Party from receiving and retaining the purchase price paid to such Second Priority Secured Party in the ordinary course of business for Goods sold to any Grantor in the ordinary course of business.

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ARTICLE V
Insolvency or Liquidation Proceedings
          SECTION 5.01. Bankruptcy Finance and Section 363 Matters. (a) In furtherance of this Agreement, until the Discharge of First Priority Claims has occurred, the Supplier, on behalf of itself and each of the Second Priority Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Second Priority Secured Parties: (i) will not oppose or object to the use of any Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, unless the First Priority Secured Parties, or a representative authorized by the First Priority Secured Parties, shall oppose or object to such use of cash collateral; (ii) (A) will not oppose or object to any post-petition financing provided to any Grantor, whether provided by the First Priority Secured Parties or any other Person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), or the Liens securing any DIP Financing (“DIP Financing Liens”), unless the First Priority Secured Parties, or a representative authorized by the First Priority Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, (B) to the extent that (x) such DIP Financing Liens are senior to, or rank pari passu with, the First Priority Liens on the Collateral, and/or (y) the First Priority Claims are included as obligations under such DIP Financing or are repaid with proceeds of the DIP Financing, the Second Priority Secured Parties will subordinate the Second Priority Liens on the Collateral to the First Priority Liens on the Collateral, if applicable, and the DIP Financing Liens (including if the First Priority Claims are (x) included as obligations under such DIP Financing and/or (y) are repaid with proceeds of the DIP Financing) on the terms of this Agreement; and (C) will not propose or support any DIP Financing to any Grantor; (iii) not propose, vote in favor of, or otherwise support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement; (iv) except to the extent permitted by paragraph (b) of this Section 5.01, in connection with the use of cash collateral as described in clause (i) above or a DIP Financing, will not request adequate protection with respect to any Collateral or any other relief in connection with such use of cash collateral, DIP Financing or DIP Financing Liens; and (v) will not oppose or object to any Disposition of any Collateral free and clear of the Second Priority Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, if the First Priority Secured Parties, or a representative authorized by the First Priority Secured Parties, shall consent to such Disposition.
          (b) The Second Secured Parties agree that they shall not, and shall not support any other Person in contesting, (i) any request by the First Priority Agent or any other First Priority Secured Party for adequate protection in respect of any First Priority Claims or (ii) any objection, based on a claim of a lack of adequate protection with respect of any First Priority Claims, by the First Priority Agent or any other First Priority Secured Party to any motion, relief, action or proceeding.
          SECTION 5.02. Additional Bankruptcy Matters. The Second Priority Secured Parties agree that, so long as the Discharge of First Priority Claims has not occurred, no Second Priority Secured Party shall, without the prior written consent of the First Priority Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Collateral, any proceeds thereof or any Second Priority Lien on the Collateral. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive

13

restructuring plan, on account of the First Priority Claims and the Second Priority Claims, then, to the extent the debt obligations distributed on account of the First Priority Claims and on account of the Second Priority Claims are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations. In addition, Supplier, for itself and on behalf of the other Second Priority Secured Parties, (x) agrees that no Second Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Agent or any other First Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Priority Claims consisting of post-petition interest, fees or expenses to the extent of the value of the First Priority Liens (it being understood and agreed that such value shall be determined without regard to the existence of the Second Priority Liens on the Collateral), (y) waives any claim any Second Priority Secured Party may hereafter have against any First Priority Secured Party arising out of (a) the election by any First Priority Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency or Liquidation Proceeding and (z) agrees that, without the written consent of First Priority Agent, it will not seek to vote with the First Priority Agent (or any other First Priority Secured Party) as a single class in connection with any plan of reorganization in any Insolvency or Liquidation Proceeding. In addition, other than with respect to the Second Priority Permitted Actions, nothing contained herein shall prohibit or in any way limit the First Priority Agent or any other First Priority Secured Party from opposing, challenging or objecting to, in any Insolvency or Liquidation Proceeding or otherwise, any action taken, or any claim made, by any Second Priority Secured Party with respect to the Collateral, including any request by any Second Priority Secured Party for adequate protection or any exercise by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Financing Documents with respect to the Collateral or otherwise with respect to the Collateral.
ARTICLE VI
Other Agreements
          SECTION 6.01. Effect of Refinancing of Indebtedness under First Priority Debt Documents. If, substantially contemporaneously with the Discharge of First Priority Claims, the Grantors Refinance Indebtedness outstanding under the First Priority Debt Documents and provided that the Company or the First Priority Agent gives to Supplier or any of the other Second Priority Secured Parties written notice (the “Refinancing Notice”) electing the application of the provisions of this Section 6.01 to such Refinancing Indebtedness, then (i) such Discharge of First Priority Claims shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) such Refinancing Indebtedness and all other obligations under the documents evidencing such Indebtedness (provided that the aggregate principal committed amount thereof shall not exceed $150,000,000) (the “New First Priority Claims”) shall automatically be treated as First Priority Claims for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the Debt Agreement and the other documents evidencing such Refinancing Indebtedness (the “New First Priority Debt Documents”) shall automatically be treated as the First Priority Debt Agreement and the First Priority Debt Documents and, in the case of New First Priority Debt Documents that are security documents pursuant to which any Grantor has granted a Lien to secure any New First Priority Claim, as the First Priority Security Documents for all purposes of this Agreement, (iv) the collateral agent under the New First Priority Debt Documents (the “New First Priority Agent”) shall be deemed to be the First Priority Agent for all purposes of this Agreement and (v)

14

the lenders and other creditors under the New First Priority Debt Documents shall be deemed to be the First Priority Creditors for all purposes of this Agreement. Upon receipt of a Refinancing Notice, which notice shall include the identity of the New First Priority Agent, the Second Priority Secured Parties shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New First Priority Agent may reasonably request in order to provide to the New First Priority Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The Company shall cause the agreement, document or instrument pursuant to which the New First Priority Agent is appointed to provide that the New First Priority Agent agrees to be bound by the terms of this Agreement.
          SECTION 6.02. Reinstatement. If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the First Priority Claims previously made shall be rescinded for any reason whatsoever, then the First Priority Claims shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties provided for herein.
          SECTION 6.03. Authorization of First Priority Collateral Agent and Supplier. By accepting the benefits of this Agreement and the other First Priority Security Documents, each First Priority Secured Party hereby authorizes the First Priority Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith. By accepting the benefits of this Agreement and the other Second Priority Financing Documents, each Second Priority Secured Party authorizes Supplier to enter into this agreement and to act on its behalf as agent hereunder and in connection therewith.
          SECTION 6.04. Bailment for Perfection of Certain Security Interests. The First Priority Agent agrees that if it shall at any time hold a First Priority Lien on any Collateral that can be perfected or the priority of which can be enhanced by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the First Priority Agent, or of agents or bailees of the First Priority Agent (such Collateral being referred to herein as the “Pledged or Controlled Collateral”), the First Priority Agent shall, solely for the purpose of perfecting the Second Priority Liens granted under the Second Priority Financing Documents and subject to the terms and conditions of this Section 6.04, also (i) hold and/or maintain control of such Pledged or Controlled Collateral as gratuitous bailee for and representative (as defined in Section 1-201(35) of the Uniform Commercial Code as in effect in the State of New York) of, or as agent for, the Second Priority Secured Parties, (ii) with respect to any securities accounts included in the Collateral, have “control” (within the meaning of Section 8-106(d)(3) of the UCC) of such securities accounts on behalf of the Second Priority Secured Parties and (iii) with respect to any deposit accounts included in the Collateral, act as agent for the Second Priority Secured Parties and any assignee. So long as the Discharge of First Priority Claims has not occurred, the First Priority Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other First Priority Debt Documents as if the Second Priority Liens did not exist. The obligations and responsibilities of the First Priority Agent to the Second Priority Secured Parties under this Section 6.04 shall be limited solely to holding or controlling the Pledged or Controlled Collateral as gratuitous bailee and representative (as defined in Section 1-201(35) of the Uniform Commercial Code as in effect in the State of New York) in accordance with this Section 6.04. Without limiting the foregoing, the First

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Priority Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors. The First Priority Agent acting pursuant to this Section 6.04 shall not, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship in respect of any other First Priority Secured Party or any Second Priority Secured Party. Upon the Discharge of First Priority Claims, the First Priority Agent shall transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty, (i) if the Second Priority Claims are outstanding at such time, to the Second Priority Secured Parties, if no Second Priority Claims are outstanding at such time, to the applicable Grantor, in each case so as to allow such Person to obtain possession and control of such Pledged or Controlled Collateral. In connection with any transfer under clause (i) of the immediately preceding sentence, the First Priority Agent agrees, at the expense of the Grantors, to take all actions in its power as shall be reasonably requested by the Second Priority Secured Parties to obtain a first priority security interest in the Pledged or Controlled Collateral.
          SECTION 6.05. Further Assurances. Each of the First Priority Agent, for itself and on behalf of the other First Priority Secured Parties and the Second Priority Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Priority Agent or the Second Priority Secured Parties may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.
ARTICLE VII
Representations and Warranties
          SECTION 7.01. Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:
          (a) such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.
          (b) this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.
          (c) the execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority (except as contemplated hereby) and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any governmental authority or any provision of any indenture, agreement or other instrument applicable to or binding upon such party.
          SECTION 7.02. Representations and Warranties of Each of the First Priority Agent and Supplier. Each of the First Priority Agent and Supplier represents and warrants to the other parties hereto that it has been duly authorized in writing by the First Priority Secured Parties or Second Priority Secured Parties, as the case may be, to enter into this Agreement.

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ARTICLE VIII
No Reliance; No Liability; Obligations Absolute
          SECTION 8.01. No Reliance; Information. The First Priority Secured Parties and the Second Priority Secured Parties shall have no duty to disclose to any Second Priority Secured Party or to any First Priority Secured Party, respectively, any information relating to the Company or any of the Grantors, or any other circumstance bearing upon the risk of nonpayment of any of the First Priority Claims or the Second Priority Claims, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any First Priority Secured Party or any Second Priority Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to,respectively, any Second Priority Secured Party or any First Priority Secured Party, it shall be under no obligation (i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.
          SECTION 8.02. No Warranties or Liability. (a) The First Priority Agent, for itself and on behalf of the other First Priority Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VII, no Second Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Priority Financing Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Supplier, for itself and on behalf of the other Second Priority Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VII, neither the First Priority Agent nor any other First Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Priority Debt Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.
          (b) The Second Priority Secured Parties shall have no express or implied duty to the First Priority Agent or any other First Priority Secured Party, and the First Priority Agent and the other First Priority Secured Parties shall have no express or implied duty to the Second Priority Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any First Priority Debt Document and any Second Priority Financing Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.
          (c) Supplier, for itself and on behalf of the other Second Priority Secured Parties, agrees that no First Priority Secured Party shall have any liability to the Second Priority Secured Parties and hereby waive any claim against any First Priority Secured Party, arising out of any and all actions which the First Priority Agent or the other First Priority Secured Parties may take or permit or omit to take with respect to (i) the First Priority Debt Documents (other than this Agreement), (ii) the collection of the First Priority Claims or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral.

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ARTICLE IX
Miscellaneous
          SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing in the English language (or accompanied by a certified translation) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
          if to the First Priority Agent:
Jefferies Finance LLC
520 Madison Avenue
New York, New York 10022
Attention: General Counsel – Investment Banking
Facsimile No.: (212) 284-3444
with a copy to:
Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Attention: Joshua W. Thompson
Facsimile No.: (212) 969-2900
if to Supplier or any of the Second Priority Secured Parties;
[                                        ]
[                                        ]
[                                        ]
Attention: [                                        ]
Facsimile No.: [                                        ]
with a copy to:
[                                        ]
[                                        ]
[                                        ]
Attention: [                                        ]
Facsimile No.: [                                        ]
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to between the Company and any Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person. In addition, Supplier agrees to use diligent efforts to provide

18

any notices of default or acceleration or similar notices which they give to any Grantor under any Second Priority Financing Documents.
          SECTION 9.02. Conflicts. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS AGREEMENT AND THE PROVISIONS OF THE OTHER DEBT DOCUMENTS, THE PROVISIONS OF THIS AGREEMENT SHALL CONTROL.
          SECTION 9.03. Effectiveness; Survival; Termination. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Supplier, for itself and on behalf of the other Second Priority Secured Parties, hereby waive any and all rights the Second Priority Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement. This Agreement shall terminate and be of no further force and effect, (i) subject to compliance with its obligations to take certain actions upon Discharge of the Second Priority Claims pursuant to Article V and Section 3.01(d), with respect to the Second Priority Secured Parties and the Second Priority Claims, upon the later of (1) the date upon which the obligations under the Second Priority Financing Documents terminate if there are no other Second Priority Claims outstanding on such date and (2) if there are other Second Priority Claims outstanding on such date, the date upon which such Second Priority Claims terminate, subject to the rights of the Second Priority Claims and Supplier under Section 6.01 and (ii) subject to Section 6.01 and compliance with its obligations to take certain actions upon Discharge of the First Priority Claims pursuant to Article V, with respect to the First Priority Agent, the First Priority Secured Parties and the First Priority Claims, the date of Discharge of First Priority Claims, subject to the rights of the First Priority Secured Parties under Section 6.01. In addition, for the avoidance of doubt, the Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the First Priority Agent and the other First Priority Secured Parties and the Second Priority Secured Parties shall remain in full force and effect irrespective of: (a) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Claims, it being specifically acknowledged that a portion of the First Priority Claims consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed (provided that the aggregate principal committed amount thereof shall not exceed $150,000,000); (b) any change in the time, place or manner of payment of, or any other term of, all or any portion of the First Priority Claims; (c) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Debt Document (provided that the aggregate principal committed amount thereof shall not exceed $150,000,000); (d) the securing of any First Priority Claims or Second Priority Claims with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any First Priority Claims or Second Priority Claims; (e) the commencement of any Insolvency or Liquidation Proceeding or Liquidation Sale in respect of the Company or any other Grantor; or (f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Priority Claims or this Agreement, or any of the Second Priority Secured Parties in respect of this Agreement ..

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          SECTION 9.04. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 9.05. Amendments; Waivers . (a) No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.05, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the First Priority Agent and Supplier.
          SECTION 9.06. Postponement of Subrogation. The Second Priority Secured Parties agrees that no payment or distribution to any First Priority Secured Party pursuant to the provisions of this Agreement shall entitle any Second Priority Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of First Priority Claims shall have occurred. Following the Discharge of First Priority Claims, each First Priority Secured Party agrees to execute such documents, agreements, and instruments as any Second Priority Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the First Priority Claims resulting from payments or distributions to such First Priority Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such First Priority Secured Party are paid by such Person upon request for payment thereof.
          SECTION 9.07. Applicable Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
          (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any Supreme Court for New York County, New York or in The United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action

20

or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York court or in any such Federal court. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 9.08. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.08.
          SECTION 9.09. Parties in Interest. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Priority Secured Parties and Second Priority Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.
          SECTION 9.10. Specific Performance. Each of the First Priority Agent and Supplier may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Parties.
          SECTION 9.11. Headings. Article and Section headings used herein and the Table of Contents hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 9.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

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          SECTION 9.13. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Priority Secured Parties, on the one hand, and the Second Priority Secured Parties, on the other hand. None of the Company, any other Grantor, any Guarantor or any other creditor thereof shall have any rights or obligations, except as expressly provided in this Agreement hereunder and none of the Company, any other Grantor or any Guarantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor or any Guarantor, which are absolute and unconditional, to pay the First Priority Claims and the Second Priority Claims as and when the same shall become due and payable in accordance with their terms.
[Remainder of this page intentionally left blank]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JEFFERIES FINANCE LLC, as First Priority Agent
By:
Name:
Title:

[INSERT NAME OF SUPPLIER], for itself and on behalf of the Second Priority Secured Parties
By:
Name:
Title:

M-1

ACKNOWLEDGMENT
The Company and each of the Company’s undersigned Subsidiaries each hereby acknowledge that they have received a copy of the foregoing Agreement and consent thereto, agree to recognize all rights granted thereby to the First Priority Agent and the Second Priority Secured Parties and to Supplier and the Second Priority Secured Parties, and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein. The Company and each of the Company’s undersigned Subsidiaries each further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under the foregoing Agreement.
ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

BIOSCRIP, INC.
By:
Name:
Title:

BIOSCRIP INFUSION SERVICES, INC.
By:
Name:
Title:

CHRONIMED, LLC
By:
Name:
Title:

LOS FELIZ DRUGS INC.
By:
Name:
Title:

BIOSCRIP PHARMACY, INC.
By:
Name:
Title:

BRADHURST SPECIALTY PHARMACY, INC.
By:
Name:
Title:

BIOSCRIP PHARMACY (NY), INC.
By:
Name:
Title:

BIOSCRIP PBM SERVICES, LLC
By:
Name:
Title:

NATURAL LIVING INC.
By:
Name:
Title:

BIOSCRIP INFUSION SERVICES, LLC
By:
Name:
Title:

BIOSCRIP NURSING SERVICES, LLC
By:
Name:
Title:

BIOSCRIP INFUSION MANAGEMENT, LLC
By:
Name:
Title:

BIOSCRIP PHARMACY SERVICES, INC.
By:
Name:
Title:

CRITICAL HOMECARE SOLUTIONS HOLDINGS, INC.,
By:
Name:
Title:

CRITICAL HOMECARE SOLUTIONS, INC.
By:
Name:
Title:

APPLIED HEALTH CARE, LLC
By:
Name:
Title:

CEDAR CREEK HOME HEALTH CARE AGENCY, INC.
By:
Name:
Title:

DEACONESS ENTERPRISES, LLC
By:
Name:
Title:

DEACONESS HOMECARE, LLC
By:
Name:
Title:

EAST GOSHEN PHARMACY, INC.
By:
Name:
Title:

ELK VALLEY HEALTH SERVICES, INC.
By:
Name:
Title:

ELK VALLEY HOME HEALTH CARE AGENCY, INC.
By:
Name:
Title:

ELK VALLEY PROFESSIONAL AFFILIATES, INC.
By:
Name:
Title:

GERICARE, INC.
By:
Name:
Title:

INFUSION PARTNERS, LLC
By:
Name:
Title:

INFUSION PARTNERS OF BRUNSWICK, LLC
By:
Name:
Title:

INFUSION PARTNERS OF MELBOURNE, LLC
By:
Name:
Title:

INFUSION SOLUTIONS, INC.
By:
Name:
Title:

KNOXVILLE HOME THERAPIES, LLC
By:
Name:
Title:

NATIONAL HEALTH INFUSION, INC.
By:
Name:
Title:

NEW ENGLAND HOME THERAPIES, INC.
By:
Name:
Title:

OPTION HEALTH, LTD.
By:
Name:
Title:

PROFESSIONAL HOMECARE SERVICES, INC.
By:
Name:
Title:

REGIONAL AMBULATORY DIAGNOSTICS, INC.
By:
Name:
Title:

SCOTT-WILSON, INC.
By:
Name:
Title:

SOUTH MISSISSIPPI HOME HEALTH, INC.
By:
Name:
Title:

SOUTH MISSISSIPPI HOME HEALTH, INC. – REGION I
By:
Name:
Title:

SOUTH MISSISSIPPI HOME HEALTH, INC. – REGION II
By:
Name:
Title:

SOUTH MISSISSIPPI HOME HEALTH, INC. – REGION III
By:
Name:
Title:

SPECIALTY PHARMA, INC.
By:
Name:
Title:

WILCOX MEDICAL, INC.
By:
Name:
Title:

[UPDATE LIST OF SUBSIDIARY GUARANTORS]

EXHIBIT N
[Form of]
COLLATERAL MANAGEMENT AGREEMENT

COLLATERAL MANAGEMENT AGREEMENT
By
BIOSCRIP, INC.,
as Borrower,
and
THE LOAN PARTIES PARTY HERETO
and
HEALTHCARE FINANCE GROUP LLC
as Collateral Manager
and
JEFFERIES FINANCE LLC,
as Administrative Agent and Collateral Agent,
Dated as of March 25, 2010

N-1

i

EXHIBITS

Exhibit I Definitions
Exhibit II Receivable Information
Exhibit III Form of Notice to Governmental Entities
Exhibit IV Form of Notice to Non-Governmental Entities
Exhibit V Servicing Responsibilities
Exhibit VI Interface with Collateral Manager
Exhibit VII Form of Joinder Agreement

SCHEDULES

Schedule I Addresses for Notices
Schedule II Credit and Collection Policy
Schedule III Lockbox Information

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     COLLATERAL MANAGEMENT AGREEMENT, dated as of March _, 2010 (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Collateral Management Agreement”), among BIOSCRIP INC., a Delaware corporation (the “Borrower”), the other Loan Parties from time to time party hereto by execution of this Agreement or otherwise by execution of a Joinder Agreement, JEFFERIES FINANCE LLC (“Jefferies”), in its capacity as administrative agent and collateral agent for the Secured Parties (in such capacities, the “Agent”), and HEALTHCARE FINANCE GROUP LLC, as collateral manager for the Secured Parties (in such capacity, the “Collateral Manager”).
R E C I T A L S:
     A. Borrower, the subsidiary guarantors party thereto, the Agent and the lending institutions and other entities party thereto (the “Lenders”) have entered into that certain credit agreement, dated as of March 25, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement or, if not defined therein, in the Security Agreement.
     B. The Guarantors have, pursuant to the Credit Agreement, unconditionally guaranteed the Secured Obligations.
     C. Borrower and the other Loan Parties will receive substantial benefits from the execution, delivery and performance of the Secured Obligations under the Credit Agreement and the other Loan Documents and are, therefore, willing to enter into this Agreement.
     D. This Agreement is given by each Loan Party in favor of the Collateral Agent and Collateral Manager for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations and each of the Collateral Agent and the Collateral Manager agrees to act, on the terms and conditions set forth herein and in the other Loan Documents, for the benefit of the Secured Parties.
     E. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and a condition to the Issuing Bank issuing Letters of Credit under the Credit Agreement that the Borrower, each other Loan Party, the Collateral Manager and the Agent execute and deliver the applicable Loan Documents, including this Agreement.
     Accordingly, the Borrower, each other Loan Party, the Agent and the Collateral Manager each agrees as follows:
ARTICLE I.
COLLATERAL MANAGER FEES, INDEMNITIES AND AUTHORIZATIONS
     Section 1.01 Collateral Tracking Fee. The Borrower shall pay to the Collateral Manager on the first Business Day of each calendar month a monthly collateral monitoring fee in the amount of $20,000.
     Section 1.02 Indemnities. Each of the Loan Parties hereby agrees to indemnify and hold harmless the Collateral Manager and its respective Affiliates (together with their respective directors, officers, agents, representatives, shareholders, lenders, counsel and employees, each an “Indemnified Party”), from and against any and all losses, claims, damages, costs, expenses (including reasonable counsel fees and disbursements) and liabilities which are actually incurred by such Indemnified Party arising out of this Collateral Management Agreement, or the financings contemplated under the Loan Documents, the Collateral (including, without limitation, the use thereof by any of such Persons or any other Person, the exercise by the Collateral Manager of rights and remedies or any power of attorney hereunder, and any action or inaction of the Collateral Manager hereunder and in accordance with any Loan Document), the use of proceeds of any financial accommodations provided hereunder, any investigation, litigation or other proceeding (brought or threatened) relating thereto, or the role of any such Person or Persons in connection with the foregoing, whether or not any Indemnified Party is named as a party to any legal action or proceeding (“Claims”). No Loan Party will be responsible to any Indemnified Party hereunder for any Claims to the extent that a court having jurisdiction shall have determined by a final nonappealable judgment that any such Claim shall have arisen out of or resulted directly and principally from (i)(1) actions taken or omitted to be taken by such Indemnified Party by reason of the bad faith, willful misconduct or gross negligence of any Indemnified Party, or (2) in violation of any law or regulation applicable to such Indemnified Party (except to the extent that such violation is attributable to any breach of any representation, warranty or agreement by or on behalf of the Loan Parties or any of their designees, in each case, as determined by a final nonappealable decision of a court of competent jurisdiction), or (ii) a successful claim by any Loan Party against such Indemnified Party (“Excluded Claims”). The Indemnified Party shall give the Borrower prompt written notice of any Claim setting forth a description of those elements of the Claim of which such Indemnified Party has knowledge. The Collateral Manager, as an Indemnified Party, shall be permitted hereunder to select counsel to defend such Claim with the consent of the Borrower, such consent not to be unreasonably withheld, at the expense of the Borrower and, if such Indemnified Party shall decide to do so, then all such Indemnified Parties shall select the same counsel to defend such Indemnified Parties with respect to such Claim; provided, however, that if any such Indemnified Party shall in its reasonable opinion consider that the retention of one joint counsel as aforesaid shall result in a conflict of interest, such Indemnified Party may, at the expense of the Borrower, select its own counsel to defend such Indemnified Party with respect to such Claim. The Indemnified Parties and the Borrower and their respective counsel shall cooperate with each other in all reasonable respects in any investigation, trial and defense of any such Claim and any appeal arising therefrom.
     Section 1.03 Telephonic Notice. Without in any way limiting the Borrower’s obligation to confirm in writing any telephonic notice, the Collateral Manager may act without liability upon the basis of telephonic notice believed by the Collateral Manager in good faith to be from an Authorized Representative of the Borrower prior to receipt of written confirmation.
ARTICLE II.
GENERAL PAYMENT MECHANICS; GOVERNMENTAL ENTITIES PAYMENT
MECHANICS; MISDIRECTED PAYMENTS
     Section 2.01 General Payment Mechanics. (a) On or prior to the Closing Date, each of the Borrower, each Subsidiary Guarantor, the Administrative Agent, the Collateral Manager (for the benefit of the Secured Parties) and each Lockbox Bank shall have entered into the Depositary

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Agreements and shall have caused the Lockbox Banks to establish the Lender Lockboxes and the Lender Lockbox Accounts.
          (b) Each Loan Party shall prepare, execute and deliver to each non-Governmental Entity who is or is proposed to be a payor of Receivables and that has not previously received such Notice or is not sending payments to a Lender Lockbox or Lender Lockbox Account in the manner required hereunder, with copies to the Collateral Manager, on or prior to the Closing Date, a Notice to Obligors addressed to each such non-Governmental Entity, which Notice to Obligors shall state that all present and future Receivables owing to such Loan Party are subject to a Lien in favor of the Collateral Agent (for the benefit of the Secured Parties) and that all checks from such non-Governmental Entity on account of Receivables shall be sent to a Lender Lockbox and all wire transfers from such non-Governmental Entity on account of Receivables shall be wired directly into a Lender Lockbox Account.
          (c) Each Loan Party covenants and agrees that, on and after the Closing Date, all invoices (and, if provided by a Loan Party, return envelopes) to be sent to non-Governmental Entities shall set forth only the address of a Lender Lockbox as a return address for payment of Receivables, and only a Lender Lockbox Account with respect to wire transfers for payment of Receivables. Each Loan Party hereby further covenants and agrees to instruct and notify each of the members of its accounting and collections staff to provide identical information in communications with non-Governmental Entities with respect to Collections.
     Section 2.02 Governmental Entities Payment Mechanics. (a) On or prior to the Closing Date, Date, each Loan Party, the Administrative Agent, the Collateral Manager (for the benefit of the Secured Parties) and each Lockbox Bank shall have entered into the Depositary Agreements, and Loan Party shall have caused the Lockbox Banks to establish the Borrower Lockboxes and the Borrower Lockbox Accounts. Each Loan Party shall prepare, execute and deliver to each Governmental Entity or its fiscal intermediary who is or is proposed to be an Obligor of Receivables and that has not previously received such Notice or is not sending payments to a Borrower Lockboxes or a Borrower Lockbox Account in the manner required hereunder, with copies to the Collateral Manager, on or prior to the Closing Date, Notices to Governmental Entities, which Notices to Governmental Entities shall provide that all checks from Governmental Entities on account of Receivables shall be sent to a Borrower Lockbox and all wire transfers on account of Receivables shall be wired directly into a Borrower Lockbox Account.
          (b) Each Loan Party covenants and agrees that, on and after the Closing Date, all invoices to be sent to Governmental Entities (and, if provided by a Loan Party, return envelopes) shall set forth only the address of a Borrower Lockbox as a return address for payment of Receivables, and only a Borrower Lockbox Account with respect to wire transfers for payment of Receivables. Each Loan Party further covenants and agrees to instruct and notify each of the members of its accounting and collections staff to provide identical information in communications with Governmental Entities with respect to Collections.
          (c) Each Loan Party shall maintain its Borrower Lockbox Accounts exclusively for the receipt of payments on account of Receivables from Governmental Entities.

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Each Loan Party shall take all actions necessary to ensure that no payments from any Person other than a Governmental Entity shall be deposited in the Borrower Lockbox Accounts.
     Section 2.03 Misdirected Payments; EOB’s. (a) In the event that any Loan Party receives a Misdirected Payment in the form of a check, such Loan Party shall immediately send such Misdirected Payment, in the form received by such Loan Party, by overnight delivery service to the appropriate Lender Lockbox or Borrower Lockbox, as the case may be, together with the envelope in which such payment was received. In the event a Loan Party receives a Misdirected Payment in the form of cash or wire transfer, such Loan Party shall immediately wire transfer the amount of such Misdirected Payment directly to a Lender Lockbox Account. All Misdirected Payments shall be sent promptly upon receipt thereof, and in no event later than the close of business, on the first Business Day after receipt thereof.
          (b) Each Loan Party hereby agrees and consents to the Agent and/or the Collateral Manager taking such actions, solely during the continuation of an Event of Default, as are reasonably necessary to ensure that future payments from the Obligor of a Misdirected Payment shall be made in accordance with the Notice previously delivered to such Obligor, including, without limitation, to the maximum extent permitted by law, (i) the Agent, the Collateral Manager, their respective assigns or designees executing on such Loan Party’s behalf and delivering to such Obligor a new Notice, and (ii) Agent, the Collateral Manager, their respective assigns or designees contacting such Obligor by telephone to confirm the instructions previously set forth in the Notice to such Obligor. At any time, upon the Collateral Manager’s request, a Borrower shall promptly (and in any event, within two Business Days from such request) take such similar actions as the Collateral Manager may request.
     Section 2.04 No Rights of Withdrawal. No member of the Loan Parties shall have any rights of direction or withdrawal with respect to amounts held in the Lender Lockbox Accounts.
ARTICLE III.
COLLECTION AND DISTRIBUTION
     Section 3.01 Collections on the Receivables. The Collateral Agent and Collateral Manager (in each case, for the benefit of the Secured Parties) shall be entitled with respect to all Receivables, (i) to receive and to hold as collateral all Receivables and all Collections on Receivables in accordance with the terms of the Depositary Agreements, and (ii) to have and to exercise any and all rights to collect, record, track and, during the continuance of an Event of Default, take all actions to obtain Collections with respect to all Receivables.
     Section 3.02 Distribution of Funds. On each date of any Credit Extension (including the initial Credit Extension) (each such date, a “Funding Date”), and provided, that (i) no Event of Default has occurred and is then continuing and the Final Maturity Date has not occurred, and (ii) the Collateral Manager shall have received all Receivable Information for the period since the immediately prior Funding Date, the Collateral Agent and Collateral Manager shall distribute any and all Collections received in the Collection Account prior to 12:00 p.m. (New York City time) on the immediately prior Funding Date as follows: first, to the Administrative Agent for distribution to the applicable Secured Parties, an amount in cash equal to the amount, if any, of fees or interest that is due and payable and has not otherwise been paid in full by the Borrower

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and the other Loan Parties under the Loan Documents, until such amount has been paid in full; second, to the Administrative Agent for distribution to the applicable Lenders, an amount in cash equal to the Borrowing Base Deficiency, if any, until such amount is paid in full, in accordance with Section 2.10(b) of the Credit Agreement; third, to the Administrative Agent for distribution, on a pro rata basis, (x) to the applicable Lenders, an amount in cash equal to the payment, if any, of principal on the Loans due and payable on such Funding Date, (y) to the Issuing Bank, any reimbursements due on Section 2.18(e), and (z) to the Swingline Lender, any amounts due in repayment of the Swingline Loan pursuant to Section 2.04(b)(iii), until such amount has been paid in full; fourth, to the Administrative Agent for distribution to the applicable Secured Parties, an amount in cash equal to the payment of any other Obligations due and payable on such Funding Date, if any, until such amount has been paid in full, and fifth, to the Borrower on behalf of the Borrower and Subsidiary Guarantors, all remaining amounts of Collections, as requested.
     Section 3.03 Distribution of Funds at the Maturity Date or Upon an Event of Default. At the Final Maturity Date or upon the occurrence and during the continuance of an Event of Default, subject to the rights and remedies of the Agent and Collateral Manager pursuant to Section 4.02 hereof, the Collateral Agent and Collateral Manager (for the benefit of the Secured Parties) shall distribute any and all Collections in accordance with the Credit Agreement.
     Section 3.04 Allocation of Servicing Responsibilities. (a) Tracking of Collections and other transactions pertaining to the Receivables shall be administered by the Collateral Manager (for the benefit of Secured Parties) in a manner consistent with the terms of this Collateral Management Agreement. The responsibilities of the Loan Parties to the Collateral Manager have been set forth in Exhibit V attached hereto. The Loan Parties shall cooperate fully with the Collateral Manager in establishing and maintaining the Transmission of the Receivable Information, including, without limitation, the matters described in Exhibit V, and shall provide promptly to the Collateral Manager such other information necessary or desirable for the administration of Collections on the Receivables as may be reasonably requested from time to time.
          (b) The Borrower hereby agrees to perform the administration and servicing obligations set forth in Exhibit V hereto with respect to its Receivables (the “Servicing Responsibilities”). The Collateral Manager may, at any time following the occurrence of an Event of Default (and shall, without requirement of notice to any party, upon an Event of Default resulting from the events described in paragraphs (g) or (h) of Section 8.01 of the Credit Agreement) appoint another Person, for the benefit of the Secured Parties, to succeed the Borrower in the performance of the Servicing Responsibilities (which replacement shall be effectuated through the outplacement to a third-party collection firm obligated to use commercially reasonable efforts to maximize collections in accordance with the provisions of Article 9 of the UCC).
     Section 3.05 Distributions to the Loan Parties Generally. Distributions to the Loan Parties on each Business Day shall be deposited in the Borrower Account.
     Section 3.06 Collateral Manager. The Collateral Manager has been appointed as Collateral Manager pursuant to the Credit Agreement and this Agreement. The actions of the

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Collateral Manager hereunder are subject to the provisions of the Credit Agreement and the other Loan Documents. The Collateral Manager shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action, in accordance with this Agreement and the Credit Agreement, for the benefit of the Secured Parties. The Collateral Manager may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith, excepting therefrom, however, their gross negligence or willful misconduct. Without limiting the foregoing, the Collateral Manager shall be deemed an agent of the Collateral Agent for the purposes of giving effect to the Security Documents (including this Agreement) and the other Loan Documents and the Collateral Agent shall not be liable for the negligence or misconduct of the Collateral Manager.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES; COVENANTS;
REMEDIES
     Section 4.01 Representations and Warranties; Covenants. Each Loan Party makes on the Closing Date and on each subsequent Funding Date, the representations and warranties set forth in Exhibit III hereto, and hereby agrees to perform and observe the covenants set forth in Exhibit IV hereto.
     Section 4.02 Remedies; Right of Set-Off. Each Loan Party hereby irrevocably authorizes and instructs the Agent and the Collateral Manager to set-off the full amount of any Obligations due and payable against (i) any Collections, or (ii) the principal amount of any Loans requested on or after such due date. No further notification, act or consent of any nature whatsoever is required prior to the right of the Agent or the Collateral Manager to exercise such right of set-off; provided, however, the Collateral Manager shall promptly notify the Borrower (with a copy to the Agent): (1) a set-off pursuant to this Section 4.02 occurred, (2) the amount of such set-off and (3) a description of the Obligations that was due and payable.
     Section 4.03 Attorney-in-Fact. Each Loan Party hereby irrevocably designates and appoints the Collateral Manager (for the benefit of the Secured Parties), to the extent permitted by applicable law and regulation, as each Loan Party’s attorneys-in-fact, which irrevocable power of attorney is coupled with an interest, with authority, upon the continuance of an Event of Default (and to the extent not prohibited under applicable law and regulations) to (i) endorse or sign such Loan Party’s name to financing statements, remittances, invoices, assignments, checks, drafts, or other instruments or documents in respect of the Collateral, including the Receivables, (ii) notify Obligors to make payments on the Receivables directly to the Agent or Collateral Manager, and (iii) bring suit in such Loan Party’s name and settle or compromise such Receivables as the Collateral Manager may, in its discretion, deem appropriate.
ARTICLE V.
MISCELLANEOUS
     Section 5.01 Amendments, etc. No amendment, supplement, modification or waiver of any provision of this Collateral Management Agreement or consent to any departure therefrom by a party hereto shall be effective unless in a writing signed by the Agent, the Collateral

6

Manager and the Borrower and then such amendment, supplement, modification waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent or the Collateral Manager to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
     Section 5.02 Notices, etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which may include facsimile and email communication) and shall be faxed or delivered or sent by email, (i) to the Collateral Manager at its address set forth under its name on Schedule I hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto, (ii) to the Agent at its address set forth at the address set forth in Section 11.01 of the Credit Agreement or at such other address as shall be designated by such party in a Written Notice to the other parties hereto, and (iii) to the Borrower on behalf of itself and any other member of the Loan Parties (and each Loan Party hereby agrees that notices to or for their benefit may be delivered to the Borrower and such delivery to the Borrower shall be deemed received by such Loan Party) at the address set forth in Section 11.01 of the Credit Agreement or at such other address as shall be designated by such party in a Written Notice to the other parties hereto. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
     Section 5.03 Assignability. This Collateral Management Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.
     Section 5.04 Further Assurances. Each Loan Party shall, at its cost and expense, upon the reasonable request of the Collateral Manager, duly execute and deliver, or cause to be duly executed and delivered, to the Collateral Manager such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Collateral Manager to carry out more effectively the provisions and purposes of this Collateral Management Agreement.
     Section 5.05 Costs and Expenses; Collection Costs. (a) Each of the Loan Parties, jointly and severally, agrees to pay (i) on the Closing Date and (ii) with respect to costs and expenses incurred thereafter, within seven days of invoicing therefor and after reasonable verification by the Borrower of such costs and expenses, which shall in no event exceed such seven-day period, all reasonable costs and expenses in connection with the preparation, execution and delivery of this Collateral Management Agreement and any waiver, modification, supplement or amendment hereto, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Collateral Manager and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Collateral Manager and its Affiliates in connection with the waiver, supplement, modification, amendment and enforcement of this Collateral Management Agreement.
          (b) Each of the Loan Parties, jointly and severally, further agree to pay on the Closing Date (and with respect to costs and expenses incurred following the Closing Date, within

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seven days of invoicing therefor) (i) all reasonable costs and expenses incurred by the Collateral Manager in connection with (x) semi-annual audits of the Receivables, (y) all audits conducted in connection with any material change in the Receivables or a change in the Credit and Collection Policy (z) and all audits conducted during the continuance of an Event of Default, (ii) all reasonable costs and expenses incurred by the Collateral Manager to accommodate any significant coding or data system changes necessitated by the Loan Parties that would affect the transmission or interpretation of data received through the interface, and (iii) all reasonable costs and expenses incurred by the Collateral Manager for additional time and material expenses of the Collateral Manager resulting from a lack of either cooperation or responsiveness of any Loan Party to agreed-upon protocol and schedules with the Collateral Manager; provided, that the Borrower has been informed of the alleged lack of cooperation or responsiveness and has been provided the opportunity to correct such problems.
          (c) In the event that the Agent or the Collateral Manager shall retain an attorney or attorneys to collect, enforce, protect, maintain, preserve or foreclose its interests with respect to this Collateral Management Agreement, any other Documents, any Obligations, any Receivable or the Lien on any Collateral or any other security for the Obligations or under any instrument or document delivered pursuant to this Collateral Management Agreement, or in connection with any Obligations, the Loan Parties shall jointly and severally pay all of the reasonable costs and expenses of such collection, enforcement, protection, maintenance, preservation or foreclosure, including reasonable attorneys’ fees, which amounts shall be part of the Obligations, and the Agent and the Collateral Manager may take judgment for all such amounts. The attorneys’ fees arising from such services, including those of any appellate proceedings, and all reasonable out-of-pocket expenses, charges, costs and other fees incurred by such counsel in any way or with respect to or arising out of or in connection with or relating to any of the events or actions described in this Section 5.05 shall be payable by the Loan Parties, on an a joint and several basis, to the Agent and/or the Collateral Manager, as the case may be, on demand (with interest accruing from the eighth day following the date of such demand, and shall be additional obligations under this Collateral Management Agreement). Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants’ fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services; provided that, as between the Agent and the Collateral Manager, the Collateral Manager agrees that it will only take legal action in the enforcement of this Collateral Management Agreement at the direction of the Agent.
     Section 5.06 Term. (a) This Collateral Management Agreement shall remain in full force and effect during the term (including any renewal term) of the Credit Agreement.
          (b) The termination of this Collateral Management Agreement shall not affect any rights of the Agent or Collateral Manager or any obligations of the Loan Parties arising on or prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all Obligations incurred on or prior to such termination has been paid and performed in full.

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     Section 5.07 Joint and Several Liability. Each Loan Party agrees that (i) they shall be jointly and severally liable for the obligations, duties and covenants of each other under this Collateral Management Agreement and the acts and omissions of each other, and (ii) they jointly and severally makes each representation and warranty for itself and each other under this Collateral Management Agreement. Notwithstanding the foregoing, if, in any action to enforce the Obligations against any Loan Party or any proceeding to allow or adjudicate a claim hereunder, a court of competent jurisdiction determines that enforcement of the joint and several obligations of the Loan Parties against a Borrower for the full amount of the Obligations is not lawful under, or would be subject to avoidance under Section 548 of the United States Bankruptcy Code or any applicable provision of Federal or state law, the liability of such Loan Party hereunder shall be limited to the maximum amount lawful and not subject to avoidance under such law.
     Section 5.08 Entire Agreement; Severability. (a) This Collateral Management Agreement, including all exhibits and schedules hereto and the documents referred to herein, embody the entire agreement and understanding of the parties concerning the subject matter contained herein.
          (b) If any provision of this Collateral Management Agreement shall be declared invalid or unenforceable, the parties hereto agree that the remaining provisions of this Collateral Management Agreement shall continue in full force and effect.
     Section 5.09 GOVERNING LAW. THIS COLLATERAL MANAGEMENT AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, OR REMEDIES RELATED THERETO, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
     Section 5.10 WAIVER OF JURY TRIAL, JURISDICTION AND VENUE. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER RELATED TO THIS COLLATERAL MANAGEMENT AGREEMENT, AND HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS COLLATERAL MANAGEMENT AGREEMENT. IN ANY SUCH LITIGATION, EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE PARTIES HERETO AT THEIR ADDRESSES SET FORTH ON THE SIGNATURE PAGE HEREOF.

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     Section 5.11 Execution in Counterparts. This Collateral Management Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
     Section 5.12 Survival of Termination. All indemnities contained herein shall survive the termination hereof unless otherwise provided.
     Section 5.13 Joinder of Additional Loan Parties. The Borrower shall cause each Subsidiary Guarantor which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the Credit Agreement and the other Loan Documents, to execute and deliver to the Collateral Agent a Joinder Agreement within five Business Days after the date on which it was acquired or created, and become a Restricted Subsidiary and, in each case, upon such execution and delivery, such Subsidiary shall constitute a “Loan Party” for all purposes hereunder with the same force and effect as if originally named as a Loan Party herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement or any other Loan Document.
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10

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or other authorized signatories as of the day and year first above written.

BIOSCRIP, INC., as Borrower
By:
Name:
Title:

BIOSCRIP INFUSION SERVICES, INC., as a Subsidiary Guarantor
By:
Name:
Title:

CHRONIMED LLC, as a Subsidiary Guarantor
By:
Name:
Title:

LOS FELIZ DRUGS INC., as a Subsidiary Guarantor
By:
Name:
Title:

BIOSCRIP PHARMACY, INC., as a Subsidiary Guarantor
By:
Name:
Title:

BRADHURST SPECIALTY PHARMACY, INC., as a Subsidiary Guarantor

By:
Name:
Title:

BIOSCRIP PHARMACY (NY), INC., as a Subsidiary Guarantor

By:
Name:
Title:

BIOSCRIP PBM SERVICES, LLC, as a Subsidiary Guarantor

By:
Name:
Title:

NATURAL LIVING INC., as a Subsidiary Guarantor

By:
Name:
Title:

BIOSCRIP INFUSION SERVICES, LLC, as a Subsidiary Guarantor

By:
Name:
Title:

BIOSCRIP NURSING SERVICES, LLC, as a Subsidiary Guarantor

By:
Name:
Title:

BIOSCRIP INFUSION MANAGEMENT, LLC, as a Subsidiary Guarantor

By:
Name:
Title:

BIOSCRIP PHARMACY SERVICES, INC., as a Subsidiary Guarantor

By:
Name:
Title:

CRITICAL HOMECARE SOLUTIONS HOLDINGS, INC., as a Subsidiary Guarantor

By:
Name:
Title:

CRITICAL HOMECARE SOLUTIONS, INC., as a Subsidiary Guarantor

By:
Name:
Title:

APPLIED HEALTH CARE, LLC, as a Subsidiary Guarantor

By:
Name:
Title:

CEDAR CREEK HOME HEALTH CARE AGENCY, INC., as a Subsidiary Guarantor

By:
Name:
Title:

DEACONESS ENTERPRISES, LLC, as a Subsidiary Guarantor

By:
Name:
Title:

DEACONESS HOMECARE, LLC, as a Subsidiary Guarantor

By:
Name:
Title:

EAST GOSHEN PHARMACY, INC., as a Subsidiary Guarantor

By:
Name:
Title:

ELK VALLEY HEALTH SERVICES, INC., as a Subsidiary Guarantor

By:
Name:
Title:

ELK VALLEY HOME HEALTH CARE AGENCY, INC., as a Subsidiary Guarantor

By:
Name:
Title:

ELK VALLEY PROFESSIONAL AFFILIATES, INC., as a Subsidiary Guarantor

By:
Name:
Title:

GERICARE, INC., as a Subsidiary Guarantor

By:
Name:
Title:

INFUSION PARTNERS, LLC, as a Subsidiary Guarantor

By:
Name:
Title:

INFUSION PARTNERS OF BRUNSWICK, LLC, as a Subsidiary Guarantor

By:
Name:
Title:

INFUSION PARTNERS OF MELBOURNE, LLC, as a Subsidiary Guarantor

By:
Name:
Title:

INFUSION SOLUTIONS, INC., as a Subsidiary Guarantor

By:
Name:
Title:

KNOXVILLE HOME THERAPIES, LLC, as a Subsidiary Guarantor

By:
Name:
Title:

NATIONAL HEALTH INFUSION, INC., as a Subsidiary Guarantor

By:
Name:
Title:

NEW ENGLAND HOME THERAPIES, INC., as a Subsidiary Guarantor

By:
Name:
Title:

OPTION HEALTH, LTD., as a Subsidiary Guarantor

By:
Name:
Title:

PROFESSIONAL HOMECARE SERVICES, INC., as a Subsidiary Guarantor

By:
Name:
Title:

REGIONAL AMBULATORY DIAGNOSTICS, INC., as a Subsidiary Guarantor

By:
Name:
Title:

SCOTT-WILSON, INC., as a Subsidiary Guarantor

By:
Name:
Title:

SOUTH MISSISSIPPI HOME HEALTH, INC., as a Subsidiary Guarantor

By:
Name:
Title:

SOUTH MISSISSIPPI HOME HEALTH, INC. — REGION I, as a Subsidiary Guarantor

By:
Name:
Title:

SOUTH MISSISSIPPI HOME HEALTH, INC. — REGION II, as a Subsidiary Guarantor

By:
Name:
Title:

SOUTH MISSISSIPPI HOME HEALTH, INC. — REGION III, as a Subsidiary Guarantor

By:
Name:
Title:

SPECIALTY PHARMA, INC., as a Subsidiary Guarantor
By:
Name:
Title:

WILCOX MEDICAL, INC., as a Subsidiary Guarantor
By:
Name:
Title:

JEFFERIES FINANCE LLC, as Agent
By:
Name:
Title:

HEALTHCARE FINANCE GROUP, LLC, as Collateral Manager
By:
Name:
Title:

EXHIBIT I
to Collateral Management Agreement
DEFINITIONS
     As used in this Collateral Management Agreement (including its Exhibits and Schedules), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     “Borrower Account” shall mean initially account # 000009069730 at Bank of America, N.A., ABA # 011500010, or, thereafter, such other bank account designated by the Borrower by Written Notice to the Collateral Manager from time to time.
     “Borrower Lockbox” shall mean the lockboxes set forth on Schedule III hereto to receive checks with respect to Receivables payable by Governmental Entities.
     “Borrower Lockbox Account” shall mean the accounts set forth on Schedule III hereto in the name of each applicable Loan Party (or Loan Parties) and associated with the Borrower Lockbox established and controlled by each applicable Loan Party (or Loan Parties) to deposit Collections from Governmental Entities, including Collections received in the Borrower Lockbox and Collections received by wire transfer directly from Governmental Entities, all as more fully set forth in the Depositary Agreement.
     “Collection Account” shall mean the Collateral Manager’s account maintained at The Bank of New York, ABA # 021000018, GLA 111565, For Further Credit to Account #205779, Ref: HEALTHCO-4/LCHI, Attn: Scott Tepper, or such other bank account designated by the Collateral Manager from time to time.
     “Collections” shall mean all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Receivables and Inventory deposited in or transferred to the Collection Account, including, without limitation, all cash proceeds thereof.
     “Credit and Collection Policy” shall mean those receivables credit and collection policies and practices of the Loan Parties in effect on the date of this Collateral Management Agreement and attached as Schedule II hereto.
     “Depositary Agreements” shall mean those certain Depositary Account Agreements, dated the date hereof, among the relevant members of the Loan Parties, the Collateral Agent, the Collateral Manager, and each Lockbox Bank, in a form reasonably acceptable to the Collateral Manager, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.
     “Governmental Entity” shall mean the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Payments from Governmental Entities shall be deemed to include payments governed under the Social Security

Exhibit I-1

Act (42 U.S.C. §§ 1395 et seq.), including payments under Medicare, Medicaid and TRICARE/CHAMPUS, and payments administered or regulated by CMS.
     “Indemnified Party” has the meaning set forth in Section 1.02.
     “Joinder Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit VII.
     “Lender Lockbox” shall mean the lockboxes located at the address set forth on Schedule III to receive checks with respect to Receivables payable by Insurers.
     “Lender Lockbox Account” shall mean the accounts at the Lockbox Bank as set forth on Schedule III as associated with the Lender Lockbox and established by the relevant members of the Loan Parties to deposit Collections, including Collections received in the Lender Lockbox and Collections received by wire transfer directly from Insurers, all as more fully set forth in the Depositary Agreement.
     “Lockbox” shall mean either the Borrower Lockbox or the Lender Lockbox, as the context requires.
     “Lockbox Account” shall mean either the Borrower Lockbox Account or the Lender Lockbox Account, each associated with the respective Lockbox to deposit Collections, including Collections received by wire transfer directly, all as more fully set forth in the Depositary Agreement.
     “Lockbox Banks” shall mean each of [Bank of America, N.A. and UMB Bank] as lockbox bank under the applicable Depositary Agreement.
     “Notice to Governmental Entities” shall mean a notice letter on a Borrower’s corporate letterhead in substantially the form attached hereto as Exhibit III.
     “Notice to non-Governmental Entities” shall mean a notice letter on a Borrower’s corporate letterhead in substantially the form attached hereto as Exhibit IV.
     “Notice to Obligors” shall mean either a Notice to Governmental Entities or a Notice to non-Governmental Entities, as the context requires.
     “Obligor” shall mean each Person who is responsible for the payment of all or any portion of a Receivable.
     “Servicing Responsibilities” has the meaning set forth in Section 3.04 hereto.
     “Transmission” shall mean, upon establishment of computer interface between the Borrower and the Collateral Manager in accordance with the specifications established by the Collateral Manager, the transmission of Receivable Information through computer interface to the Collateral Manager in a manner satisfactory to the Collateral Manager.

Exhibit I-2

     EXHIBIT II
to Collateral Management Agreement
RECEIVABLE INFORMATION
     The following information shall, as appropriate, be provided by each Loan Party to the Collateral Manager with respect to each Receivable, together with such other information and in such form as may reasonably be requested from time to time by the Collateral Manager and as, in accordance with applicable law, may be disclosed or released to the Collateral Manager (the “Receivable Information”):
(i)	Cash Receipts Report — Cash receipt transaction data containing:
–	Transaction date

–	Transaction number

–	Customer number

–	Cash receipt amount
(ii)	Invoices Report — Invoice transaction data containing:
–	Transaction date

–	Transaction number

–	Customer number

–	Invoice amount
(iii)	Adjustments Report — Adjustment transaction data containing:
–	Transaction date

–	Transaction number

–	Customer number

–	Amount of adjustment

Exhibit II-1

EXHIBIT III
to Collateral Management Agreement
FORM OF NOTICE TO GOVERNMENTAL ENTITIES
[Letterhead of the applicable Loan Party]
[Date]
[Name and Address
of Governmental Entity]
Re: Change of Account and Address [for Medicare Supplier No.]
To Whom it May Concern:
Please be advised that we have opened a new bank account at [Bank of America, N.A.] [UMB Bank][specified other financial institution] and a post-office box with respect to such bank account. Accordingly, effective immediately and until further notice, we hereby request that:
(1) All wire transfers be made directly into our account at:
[                    ]
(2) All remittance advices and other forms of payment, including checks, be made to our post office box located at:
[                    ]
As provided in the Medicare Carriers Manual § 3060.11, the undersigned hereby certifies that this payment arrangement will continue in effect only so long as the following requirements are met:
a) [Bank of America, N.A.] [UMB Bank][specified other financial institution] does not provide financing to the undersigned nor acts on behalf of another party in connection with the provision of such financing; and
b) The undersigned has sole control of the account, and [Bank of America, N.A.] [UMB Bank][specified other financial institution] is subject only to the instructions of the undersigned (or its agents) regarding the account.
Thank you for your cooperation in this matter.

Exhibit III-1

EXHIBIT IV
to Collateral Management Agreement
FORM OF NOTICE TO NON-GOVERNMENTAL ENTITIES
[Letterhead of the Applicable Loan Party]
[Date]
[Name and Address
of Obligor]
Re: Change of Account and Address
To Whom it May Concern:
We are pleased to announce that we have entered into a new long-term financing arrangements that will allow us to continue to provide you with new and innovative services and products. As part of this arrangement, we will be granting a security interest all of our existing and future receivables payable by you to us as collateral to our lenders. Accordingly, you are hereby directed to make:
(1) All wire transfers directly to the following account:
[                    ]
(2) All remittance advices and other forms of payment, including checks, to the following address:
[                    ]
[Please note that this is the same remittance name, address and account to which you currently send payment.]
The foregoing directions shall apply to all existing receivables payable to us and (until further written notice) to all receivables arising in the future and may not be revoked except by a writing executed by us and Healthcare Finance Group LLC, as collateral manager under our new financing facility.
Please acknowledge your receipt of this notice by signing the enclosed copy of this letter and returning it in the enclosed envelope.
Thank you for your cooperation in this matter.

Exhibit IV-1

EXHIBIT V
to Collateral Management Agreement
SERVICING RESPONSIBILITIES
     The Borrower on behalf of each Loan Party shall be responsible for the following administration and servicing obligations (the “Servicing Responsibilities”) which shall be performed by the Borrower until such time as a successor servicer shall be designated and shall accept appointment pursuant to Section 3.04(b) of this Collateral Management Agreement:
     (a) Servicing Standards and Activities. The Borrower agrees to administer and service its Receivables (i) within the parameters of services set forth in paragraph (b) of this Exhibit V, as such parameters may be modified by mutual written agreement of the Collateral Manager and the Borrower, (ii) in compliance at all times with applicable law and with this Collateral Management Agreements, covenants, objectives, policies and procedures set forth in this Collateral Management Agreement, and (iii) in accordance with industry standards for servicing healthcare receivables unless such standards conflict with the procedures set forth in paragraph (b) of this Exhibit V in which case the provisions of paragraph (b) shall control. The Borrower shall establish and maintain electronic data processing services for monitoring, administering and collecting the Receivables in accordance with the foregoing standards and shall, within three Business Days of the deposit of any checks, other forms of cash deposits, or other written matter into a Lockbox, post such information to its electronic data processing services.
     (b) Parameters of Primary Servicing. The Servicing Responsibilities shall be performed within the following parameters:
     (i) Subject to the review and authority of the Collateral Manager and the Agent and except as otherwise provided herein, the Borrower shall have full power and authority to take all actions that it may deem necessary or desirable, consistent in all material respects with its existing policies and procedures with respect to the administration and servicing of accounts receivable, in connection with the administration and servicing of its Receivables. Without limiting the generality of the foregoing, the Borrower shall, in the performance of its servicing obligations hereunder, act in accordance with all legal requirements and subject to the terms and conditions of this Collateral Management Agreement.
     (ii) During the continuance of an Event of Default, at the Collateral Manager’s request or the Agent’s request, all enforcement and collection proceedings with respect to the Receivables shall, unless prohibited by applicable law, be instituted and prosecuted in the name of the Collateral Agent.
     (iii) No Borrower shall change in any material respect its existing policies and procedures with respect to the administration and servicing of accounts receivable (including, without limitation, the amount and timing of write-offs) without the prior written consent of the Collateral Manager (with contemporaneous written notice thereof (in reasonable detail) to the Agent).

Exhibit V-1

     (iv) The Borrower will be responsible for monitoring and collecting the Receivables, including, without limitation, contacting Obligors that have not made payment on their respective Receivables within the customary time period for such Obligor, and resubmitting any claim rejected by an Obligor due to incomplete information.
     (v) If the Borrower determines that a payment with respect to a Receivable has been received directly by a pharmacy or any other Person, the Borrower shall promptly advise the Collateral Manager, and the Collateral Manager shall be entitled to presume that the reason such payment was made to such pharmacy or other Person was because of a breach of representation or warranty in this Collateral Management Agreement with respect to such Receivable (such as, by way of example, the forms related to such Receivable not being properly completed so as to provide for direct payment by the Obligor to the applicable Borrower), unless such Borrower shall demonstrate that such is not the case. In the case of any such Receivable which is determined not to be a Denied Receivable, the Borrower shall promptly demand that such pharmacy or other Person remit and return such funds. If such funds are not promptly received by the applicable Borrower, the Borrower shall take all reasonable steps to obtain such funds.
     (vi) Notwithstanding anything to the contrary contained herein, no Borrower may amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Receivable in any material respect without the prior consent of the Collateral Manager.
     (c) Termination of Servicing Responsibilities; Cooperation. Upon the occurrence of an Event of Default the Collateral Manager or Collateral Agent or the Agent may, by written notice, terminate the performance of the Servicing Responsibilities by the Borrower, in which event such Borrower shall immediately transfer to a successor servicer designated by the Collateral Manager or the Agent, as the case may be, all records, computer access and other information as shall be necessary or desirable, in the reasonable judgment of such successor servicer, to perform such responsibilities. The Borrower shall otherwise cooperate fully with such successor servicer.

Exhibit V-2

EXHIBIT VI
to Collateral Management Agreement
INTERFACE WITH COLLATERAL MANAGER
     1. The Collateral Manager will convey appropriate data requirements and instructions to the Borrower to establish a computer interface between each Loan Party’s systems and the Collateral Manager’s receivables monitoring system. The interface will permit the Collateral Manager to receive electronically teach Loan Party’s accounts receivable data, including the Receivable Information, billing data and collection and other transaction data relating to the Receivables.
     2. The Loan Parties shall give the Collateral Manager at least ten Business Days’ notice of any coding changes or electronic data processing system modifications made by such Borrower which could affect the Collateral Manager’s processing or interpretation of data received through the interface.
     3. The Collateral Manager shall have no responsibility to return to the Loan Parties any information which the Collateral Manager receives pursuant to the computer interface.
     4. The Borrower, on behalf of the Loan Parties, will prepare weekly accounts receivable data files of all transaction types for such Borrower’s sites that are included in the program. The weekly cutoff will occur at a predetermined time each week, and the weekly cutoff date for all of the sites must occur at exactly the same time. The cutoff date that will be selected will be at the end of business for a specific day of the week, or in other words, at the end of such Borrower’s transaction posting process for that day. The Borrower will temporarily maintain a copy of the accounts data files in the event that the data is degraded or corrupted during transmission, and needs to be re-transmitted.
     5. The Collateral Manager will be responsible for the management of the hardware, communications and software used in the program.
     6. The Collateral Manager’s data center will receive the Receivable files, and immediately confirm that the files have been passed without degradation or corruption of data by balancing the detailed items to the control totals that accompany the files. Any problems in this process will be immediately reported to the Borrower so that the Receivable file can be re-transmitted, if necessary.
     7. Once the receipt of the Receivable data has been confirmed, the Collateral Manager will perform certain tests and edits to ensure that each Receivable meets the specified eligibility criteria. Compliance with concentration limits will be verified and the Collateral Manager will notify the Collateral Manager that the Eligible Receivables have been determined.
     8. Each Loan Party’s sites will continue to post daily transactions to their respective Receivable files. Each Loan Party’s Receivable files for each of the eligible sites will include all transactions posted through that day. The Borrower will create a transaction report and a Receivable file for each of the eligible sites. The transaction report will contain all transactions posted to the respective site Receivable file for the specified period (and will indicate the

Exhibit VI-1

respective site and the number of items and total dollars on each transaction report for control purposes). The Receivable file will contain balances that reflect the transactions posted on the Loan Parties’s systems through the end of business of the specified period.
     9. The Borrower will transmit the billing, transaction, and the most current Receivable data files to the Collateral Manager’s data center according to the established schedule. The Borrower should, again, maintain the backup of each of these files in the event that a re-transmission is necessary.
     10. The Collateral Manager’s data center will confirm that the files have been received intact, and will immediately communicate any problems to the Borrower in order to initiate a re-transmission. The Collateral Manager will then post the transaction files to the accounts receivable for accounts that the Collateral Manager is maintaining, and consequently update the affected balances. Upon completion of the posting process, the Collateral Manager will generate summary reports of the posting process that the Collateral Manager will use to complete various funding activities. The Collateral Manager summary reports will reference the Loan Parties’s transaction codes and activity to codes that are common to the funding program.
     11. The Collateral Manager will then compare the updated accounts balances on the Collateral Manager’s system to the corresponding account balances reflected on the Receivable file. The Collateral Manager expects that the balances for the funded Receivables will be congruent, and any discrepancies will be immediately examined and resolved through the cooperative effort of the Collateral Manager and the Loan Parties. The Collateral Manager shall produce discrepancy reports (e.g., “Funding Only” or “Out of Balance” reports) and the Borrower shall respond promptly to such reports.
     12. Once the reconciliation process has been completed and any discrepancies between the Collateral Manager and the Loan Parties’s Receivable files resolved through the discrepancy report process described in paragraph 9 above, the Collateral Manager will then process the Receivable file and advise the Collateral Manager. The Collateral Manager will then proceed through exactly the same process described in paragraph 6 above.

Exhibit VI-2

EXHIBIT VII
to Collateral Management Agreement
[Form of]
JOINDER AGREEMENT
[Name of New Loan Party]
[Address of New Loan Party]
[Date]

Ladies and Gentlemen:
     Reference is made to that certain Collateral Management Agreement, dated as of March 25, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Management Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Management Agreement), made by BioScrip, Inc., a Delaware corporation, the other Loan Parties party thereto, JEFFERIES FINANCE LLC, as collateral agent and administrative agent (in such capacities and together with any successors in such capacity, the “Agent”) and HEALTHCARE FINANCE GROUP LLC, as collateral manager for the Secured Parties (in such capacity, the “Collateral Manager”).
     This joinder agreement supplements the Collateral Management Agreement and is delivered by the undersigned, [                    ] (the “New Loan Party”), pursuant to Section 5.13 of the Collateral Management Agreement. The New Loan Party hereby agrees to be bound as a Guarantor and as a Pledgor by all of the terms, covenants and conditions set forth in the Collateral Management Agreement to the same extent that it would have been bound if it had been a signatory to the Collateral Management Agreement on the execution date of the Collateral Management Agreement. The New Loan Party hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Loan Parties contained in the Collateral Management Agreement .
     Annexed hereto are supplements to each of the Schedules to the Collateral Management Agreement, as applicable, with respect to the New Loan Party. Such supplements shall be deemed to be part of the Collateral Management Agreement.
     This joinder agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.
     THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CHOICE OF LAW THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.

     IN WITNESS WHEREOF, the New Loan Party has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW LOAN PARTY]

By:
Name:
Title:

AGREED TO AND ACCEPTED:
JEFFERIES FINANCE LLC,
     as Collateral Agent

By:
Name:
Title:
HEALTHCARE FINANCE GROUP, LLC,
as Collateral Manager

By:
Name:
Title:
[Schedules to be attached]